Filed Pursuant to Rule 424(b)(3)
Registration No. 333-196916

BRYN MAWR BANK CORPORATION	CONTINENTAL BANK HOLDINGS, INC.

Proxy Statement and Prospectus of Bryn Mawr Bank Corporation	Proxy Statement of Continental Bank Holdings, Inc.

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Shareholders:

On May 5, 2014, Continental Bank Holdings, Inc. (which we refer to herein as “CBH”) and Bryn Mawr Bank Corporation (which we refer to herein as “BMBC”) agreed to a strategic business combination in which CBH will be merged into BMBC. If the merger is completed, CBH shareholders will have the right to receive 0.45 of a share of BMBC common stock for each share of CBH common stock and CBH preferred stock held immediately prior to the merger, subject to adjustment as provided for in the Agreement and Plan of Merger dated as of May 5, 2014 that CBH entered into with BMBC (which we refer to herein as the “merger agreement”). Taking into account all CBH common and preferred stock to be exchanged for BMBC common stock in the merger, and assuming the exercise of all stock options and warrants to purchase CBH common stock outstanding as of the date of this joint proxy statement/prospectus, up to 4,061,219 shares of BMBC common stock may be issued in connection with the merger.

Both BMBC and CBH are holding special meetings of shareholders in order to consider and vote upon the merger agreement and related matters, and ask shareholders to vote in favor of the merger agreement and the transactions contemplated thereby, including the merger, at their applicable special meeting. BMBC’s special meeting will also include a proposal to approve and adopt the Bryn Mawr Bank Corporation Retainer Stock Plan for Outside Directors.

The special meeting of CBH’s shareholders will be held at the Whitemarsh Valley Country Club, 815 Thomas Road, Lafayette Hill, Pennsylvania 19444 on Tuesday, September 16, 2014 at 9:00 a.m. local time.

The special meeting of BMBC’s shareholders will be held at the 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010 on Tuesday, September 23, 2014 at 9:30 a.m. local time.

At each special meeting, shareholders will be asked to approve and adopt the merger agreement, and the transactions contemplated thereby, including the merger. In the merger, CBH will merge into BMBC and thereafter Continental Bank, a Pennsylvania-chartered savings bank and wholly owned subsidiary of CBH, will be merged into The Bryn Mawr Trust Company, a Pennsylvania-chartered commercial bank and wholly owned subsidiary of BMBC. Shareholders will also be asked to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the merger agreement and the transactions contemplated thereby, including the merger. At BMBC’s special meeting, shareholders will also be asked to approve and adopt the Bryn Mawr Bank Corporation Retainer Stock Plan for Outside Directors, including the approval of the issuance of all BMBC common stock issued to directors as part of their retainer fees since January 1, 2012.

The market value of the merger consideration will fluctuate with the market price of BMBC common stock. The following table shows the closing sale prices of BMBC common stock as reported on the NASDAQ Stock Market, on May 2, 2014, the trading day on which the per share merger consideration was calculated, and on August 4, 2014, the last practicable trading day before the distribution of this joint proxy statement/prospectus. This table also shows the book value per share of CBH common stock as of such dates and the implied value of the per share merger consideration proposed for each share of CBH common stock, which we calculated by multiplying the closing price of BMBC common stock on those dates by the per share stock consideration of 0.45, assuming no adjustment to such consideration pursuant to the merger agreement.

	BMBC Common Stock (NASDAQ: BMTC)	CBH Common Stock (Book Value Per Share)		Implied Value of One Share of CBH Common Stock
At May 2, 2014	$27.46	$7.24	(1)	$12.36	(2)
At August 4, 2014	29.05	7.24	(1)	13.07	(3)

(1)	March 31, 2014 book value per share.
(2)	$12.36 excludes $0.15 per share special dividend which would increase the implied value to $12.51.
(3)	$13.07 excludes $0.15 per share special dividend which would increase the implied value to $13.22.

The market price of BMBC common stock and the book value of CBH common stock may fluctuate between now and the closing of the merger. We urge you to obtain current market quotations. BMBC common stock trades on the NASDAQ Stock Market under the symbol “BMTC.”

The boards of directors of BMBC and CBH each approved the merger agreement and the transactions contemplated thereby, including the merger, and recommend that shareholders vote “FOR” approval of the merger agreement and the transactions contemplated thereby, including the merger, and “FOR” the approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the merger agreement and the transactions contemplated thereby, including the merger. Failure by a shareholder to vote, or failure to instruct a broker how to vote any shares held for a shareholder in “street name,” will have no effect on the approval of the merger agreement and the transactions contemplated thereby, and no effect on the adjournment of the special meeting.

To complete the merger, the merger agreement and the transactions contemplated thereby must be approved by the affirmative vote of a majority of the votes cast by all BMBC shareholders entitled to vote, in person or by proxy, at the BMBC special meeting, and a majority of the votes cast by all CBH shareholders entitled to vote, in person or by proxy, at the CBH special meeting. Your vote is very important. Whether or not you plan to attend your company’s special meeting, your board of directors urges you to vote by completing, signing, dating and returning the enclosed proxy card as soon as possible in the enclosed postage-paid envelope, by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. This will not prevent you from voting in person at the special meeting, but will assure that your vote is counted if you are unable to attend. If you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder in order to vote in person at the special meeting.

This joint proxy statement/prospectus provides you with detailed information about the merger. In addition to being a proxy statement of BMBC and CBH, this joint proxy statement/prospectus is also the prospectus of BMBC for the shares of BMBC common stock that will be issued in connection with the merger. We encourage you to read the entire document carefully. Please pay particular attention to “Risk Factors” beginning on page 27 for a discussion of the risks related to the merger and owning BMBC common stock after the merger. You can also obtain information about BMBC from documents that it has filed with the Securities and Exchange Commission.

Sincerely,

Frederick C. Peters, II Chairman and Chief Executive Officer Bryn Mawr Bank Corporation	W. Kirk Wycoff Chairman of the Board Continental Bank Holdings, Inc.

Neither the Securities and Exchange Commission nor any state securities commission or bank regulatory agency has approved or disapproved the securities to be issued in the merger or determined if this joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either BMBC or CBH, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This joint proxy statement/prospectus is dated August 7, 2014 and will be first mailed or otherwise delivered to BMBC and CBH shareholders on August 7, 2014.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

OF BRYN MAWR BANK CORPORATION

TO BE HELD ON SEPTEMBER 23, 2014

Dear BMBC shareholder:

You are cordially invited to attend the special meeting of the shareholders of Bryn Mawr Bank Corporation, a Pennsylvania corporation (“BMBC”), on September 23, 2014 at 9:30 a.m. local time at the office of Bryn Mawr Bank Corporation, 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010, for the purpose of considering and voting upon the following matters:

1.	To approve and adopt the Agreement and Plan of Merger dated as of May 5, 2014 that BMBC has entered into with Continental Bank Holdings, Inc. (“CBH”), which we refer to herein as the “merger agreement.” Pursuant to the merger agreement, CBH will merge into BMBC, and thereafter Continental Bank, a Pennsylvania-chartered savings bank and wholly owned subsidiary of CBH, will be merged into The Bryn Mawr Trust Company, a Pennsylvania-chartered commercial bank and wholly owned subsidiary of BMBC, as more fully described in the attached joint proxy statement/prospectus, and the transactions contemplated by the merger agreement, including the merger;

2.	To approve and adopt the Bryn Mawr Bank Corporation Retainer Stock Plan for Outside Directors, including the approval of the issuance of all BMBC common stock issued to directors as part of their retainer fees since January 1, 2012; and

3.	To adjourn the special meeting, if necessary, to solicit additional proxies in favor of the merger agreement and the transactions contemplated thereby, including the merger.

We have fixed 12:01 a.m. on August 5, 2014 as the record date for determining those BMBC shareholders entitled to notice of and to vote at the special meeting and any adjournments or postponements of the special meeting. Only BMBC shareholders of record at 12:01 a.m. on that date are entitled to vote at the special meeting and any adjournments or postponements of the special meeting.

Please vote as soon as possible. To complete the merger, the merger agreement and the transactions contemplated thereby, and to approve and adopt the Retainer Stock Plan for Outside Directors, each respective proposal must be approved by the affirmative vote of a majority of the votes cast by all BMBC shareholders entitled to vote at the special meeting. Whether or not you intend to attend the special meeting, please vote as promptly as possible by signing and returning the enclosed proxy card in the postage-paid envelope provided, by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. If your shares are held in the name of a broker, bank or other fiduciary, please follow the instructions on the voting instruction card provided by such person. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy card. If you wish to attend the special meeting and vote in person and your shares are held in the name of a broker, trust, bank or other nominee, you must bring with you a proxy or letter from the broker, trustee, bank or nominee to confirm your beneficial ownership of the shares.

We encourage you to read the attached joint proxy statement/prospectus carefully. If you have any questions or need assistance voting your shares, please call our Corporate Secretary, Geoffrey L. Halberstadt, at (610) 581-4873.

BMBC’s board of directors has approved the merger agreement and the transactions contemplated thereby, including the merger, and recommends that BMBC shareholders vote “FOR” approval of the merger agreement and the transactions contemplated thereby, including the merger, “FOR” approval and adoption of the Bryn Mawr Bank Corporation Retainer Stock Plan for Outside Directors, and “FOR” the approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the merger agreement and the transactions contemplated thereby, including the merger.

By Order of the Board of Directors

Geoffrey L. Halberstadt, Corporate Secretary

Bryn Mawr, Pennsylvania

August 7, 2014

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

OF CONTINENTAL BANK HOLDINGS, INC.

TO BE HELD ON SEPTEMBER 16, 2014

Dear CBH shareholder:

You are cordially invited to attend the special meeting of the shareholders of Continental Bank Holdings, Inc., a Pennsylvania corporation (“CBH”), on Tuesday, September 16, 2014 at 9:00 a.m. local time at the Whitemarsh Valley Country Club, 815 Thomas Road, Lafayette Hill, Pennsylvnia 19444, for the purpose of considering and voting upon the following matters:

1.	To approve and adopt the Agreement and Plan of Merger dated as of May 5, 2014 that CBH has entered into with Bryn Mawr Bank Corporation, a Pennsylvania corporation (“BMBC”), which we refer to herein as the “merger agreement.” Pursuant to the merger agreement, CBH will merge into BMBC, and thereafter Continental Bank, a Pennsylvania-chartered savings bank and wholly owned subsidiary of CBH, will be merged into The Bryn Mawr Trust Company, a Pennsylvania-chartered commercial bank and wholly owned subsidiary of BMBC, as more fully described in the attached joint proxy statement/prospectus, and the transactions contemplated by the merger agreement, including the merger; and

2.	To adjourn the special meeting, if necessary, to solicit additional proxies in favor of the merger agreement and the transactions contemplated thereby, including the merger.

We have fixed the close of business on August 4, 2014 as the record date for determining those CBH shareholders entitled to notice of and to vote at the special meeting and any adjournments or postponements of the special meeting. Only CBH shareholders of record at the close of business on that date are entitled to vote at the special meeting and any adjournments or postponements of the special meeting.

Please vote as soon as possible. To complete the merger, the merger agreement and the transactions contemplated thereby must be approved by the affirmative vote of a majority of the votes cast by all CBH shareholders entitled to vote at the special meeting. Whether or not you intend to attend the special meeting, please vote as promptly as possible by signing and returning the enclosed proxy card in the postage-paid envelope provided, by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. If your shares are held in the name of a broker, bank or other fiduciary, please follow the instructions on the voting instruction card provided by such person. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy card. If you wish to attend the special meeting and vote in person and your shares are held in the name of a broker, trust, bank or other nominee, you must bring with you a proxy or letter from the broker, trustee, bank or nominee to confirm your beneficial ownership of the shares.

We encourage you to read the attached joint proxy statement/prospectus carefully. If you have any questions or need assistance voting your shares, please call our Corporate Secretary, Dolores M. Lare, at (610) 684-4299.

CBH’s board of directors has approved the merger agreement and the transactions contemplated thereby, including the merger, and recommends that CBH shareholders vote “FOR” approval of the merger agreement and the transactions contemplated thereby, including the merger, and “FOR” the approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the merger agreement and the transactions contemplated thereby, including the merger.

By Order of the Board of Directors

Dolores M. Lare

Chief Operating Officer and Corporate Secretary

Plymouth Meeting, Pennsylvania

August 7, 2014

ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates by reference important business and financial information about BMBC from other documents that are not included in or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain those documents incorporated by reference into this joint proxy statement/prospectus by accessing the Securities and Exchange Commission’s website maintained at http://www.sec.gov or by requesting copies in writing or by telephone from BMBC:

Bryn Mawr Bank Corporation

Attention: Geoffrey L. Halberstadt, Corporate Secretary

801 Lancaster Avenue

Bryn Mawr, Pennsylvania 19010

(610) 581-4873

You will not be charged for any of these documents that you request. If you would like to request documents from BMBC, you must do so no later than 5 business days before the date of your special meeting to ensure timely delivery. This means that BMBC shareholders requesting documents must do so by September 16, 2014, in order to receive them before BMBC’s special meeting. Additionally, CBH shareholders requesting documents must do so by September 9, 2014, in order to receive them before CBH’s special meeting. BMBC’s internet address is http://www.bmtc.com and CBH’s internet address is http://www.thecontinentalbank.com. The information on our internet sites is not a part of this joint proxy statement/prospectus.

See “Where You Can Find More Information” on page 136.

ABOUT THIS DOCUMENT

This document, which forms part of a registration statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) by BMBC (File No. 333-196916), constitutes a prospectus of BMBC under Section 5 of the Securities Act of 1933, as amended, which we refer to as the Securities Act, with respect to the BMBC common stock to be issued to CBH shareholders as required by the merger agreement. This document also constitutes a proxy statement of each of BMBC and CBH. It also constitutes a notice of meeting with respect to the special meetings of each of BMBC’s and CBH’s shareholders at which BMBC and CBH shareholders will be asked to vote upon a proposal to approve and adopt the merger agreement and the transactions contemplated thereby.

You should rely only on the information contained in or incorporated by reference into, this document. We have not authorized anyone to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated August 5, 2014. You should not assume that the information contained in, or incorporated by reference into, this document is accurate as of any date other than that date. Neither the mailing of this document to BMBC and CBH shareholders nor the issuance by BMBC of its shares in connection with the merger will create any implication to the contrary.

This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in this document regarding CBH has been provided by CBH and information contained in this document regarding BMBC has been provided by BMBC.

i

QUESTIONS AND ANSWERS ABOUT THE MERGER AND SPECIAL MEETINGS

The questions and answers below highlight only selected information from this joint proxy statement/prospectus. They do not contain all of the information that may be important to you. You should read carefully the entire document and the additional documents incorporated by reference into this joint proxy statement/prospectus to fully understand the merger agreement and the transactions contemplated thereby, including the merger, and the voting procedures for the special meetings. We generally refer to Bryn Mawr Bank Corporation as “BMBC,” Continental Bank Holdings, Inc. as “CBH,” Continental Bank, a wholly owned subsidiary of CBH, as “CB,” and The Bryn Mawr Trust Company, a wholly owned subsidiary of BMBC, as “BMT” throughout this joint proxy statement/prospectus.

Q:	What is the proposed transaction for which I am being asked to vote?

A:	Each of BMBC’s and CBH’s shareholders are being asked to approve and adopt the Agreement and Plan of Merger (the “merger agreement”), dated as of May 5, 2014, between BMBC and CBH, and the transactions contemplated thereby, including the merger of CBH into BMBC, with BMBC surviving, which we refer to as the “merger” within this joint proxy statement/prospectus.

The merger agreement is attached to this joint proxy statement/prospectus as Annex A and incorporated by reference herein.

BMBC’s shareholders are also being asked to approve and adopt the Bryn Mawr Bank Corporation Retainer Stock Plan for Outside Directors, which we refer to as the “Retainer Plan,” including the approval of the issuance of all BMBC common stock issued to directors as part of their retainer fees since January 1, 2012, which is the effective date of the plan. The purpose of Retainer Plan is to provide competitive compensation for board service and strengthen the commonality of interest between directors and shareholders by allowing BMBC to pay all or a portion of each outside director’s compensation for services as a director in the form of BMBC common stock.

The Retainer Plan is attached to this joint proxy statement/prospectus as Annex E and incorporated by reference herein.

Q:	What do I need to do now?

A:	After you have carefully read this joint proxy statement/prospectus and have decided how you wish to vote your shares, please vote your shares promptly. If you hold common stock in your name as a shareholder of record, please vote by completing, signing, dating and returning the enclosed proxy card as soon as possible in the enclosed postage-paid envelope, by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. If you hold your stock in “street name” through a bank or broker, you must direct your bank or broker to vote in accordance with the instructions you have received from your bank or broker. Submitting your proxy card, or directing your bank or broker to vote your shares will ensure that your shares are represented and voted at the special meeting.

Q:	If I am a CBH shareholder, should I send my CBH stock certificates with my proxy card?

A:	No. Please DO NOT send your CBH stock certificates with your proxy card. After the merger, BMBC, through its agent, will send you instructions for exchanging your CBH stock certificates for the merger consideration. The shares of BMBC common stock CBH shareholders receive in the merger will be issued in book-entry form unless you request that they be issued in certificated form.

Q:	Why is my vote important?

A:

If you do not vote by proxy or vote in person at the special meeting, it will be more difficult to obtain the necessary quorums to hold the special meetings. The merger agreement and the transactions contemplated thereby must be approved by the affirmative vote of a majority of the votes cast, in person or by proxy, by all BMBC shareholders entitled to vote at the BMBC special meeting, and the affirmative vote of a majority of the votes cast, in person or by proxy, by all CBH shareholders entitled to vote at the CBH special meeting.

Q:	Does BMBC’s board of directors recommend that BMBC shareholders adopt the merger agreement and approve and adopt the Retainer Plan?

A:	Yes. BMBC’s board of directors has approved and determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are in the best interests of BMBC’s shareholders. BMBC’s board of directors recommends that BMBC’s shareholders vote “FOR” the adoption of the merger agreement at the BMBC special meeting. See “The Merger—BMBC’s Reasons for the Merger” beginning on page 58 of this joint proxy statement/prospectus for a more detailed discussion regarding the information and factors considered by BMBC’s board in approving the merger.

Additionally, BMBC’s board of directors has approved and determined that the Bryn Mawr Bank Corporation Retainer Stock Plan for Outside Directors, which we refer to as the “Retainer Plan,” including the issuance of all BMBC common stock issued to directors as part of their retainer fees since January 1, 2012, is in the best interests of BMBC’s shareholders and recommends that BMBC shareholders vote “FOR” the approval and adoption of the Retainer Plan at the BMBC special meeting.

Q:	Does CBH’s board of directors recommend that CBH shareholders adopt the merger agreement?

A:	Yes. CBH’s board of directors has approved and determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are in the best interests of CBH’s shareholders. CBH’s board of directors unanimously recommends that CBH’s shareholders vote “FOR” the adoption of the merger agreement at the CBH special meeting. See “The Merger—CBH’s Reasons for the Merger” beginning on page 46 of this joint proxy statement/prospectus for a more detailed discussion regarding the information and factors considered by CBH’s board in approving the merger.

Q:	If my shares of common stock are held in street name by my broker, will my broker automatically vote my shares for me?

A:	No. Your broker cannot vote your shares without instructions from you. You should instruct your broker as to how to vote your shares, following the directions your broker provides to you. Please check the voting form used by your broker.

Q:	If I hold my shares in street name, what if I fail to instruct my broker?

A:	If you do not provide your broker with instructions and your broker submits an unvoted proxy, referred to as a broker non-vote, the broker non-vote will be counted toward the presence of a quorum at the special meeting, but it will have no effect on the approval of the merger agreement and the transactions contemplated thereby. With respect to the proposal to adjourn the special meeting if necessary or appropriate to solicit additional proxies, an abstention will have no effect on the approval of the adjournment proposal.

Q:	Can I attend the special meeting and vote my shares in person?

A:

BMBC—Yes. All BMBC shareholders, including BMBC shareholders of record and BMBC shareholders who hold their shares through banks, brokers, nominees or any other holder of record, may attend the BMBC special meeting. Holders of record of BMBC common stock can vote in person at the BMBC special meeting. If you are not a BMBC shareholder of record, you must obtain a proxy, executed in your favor, from the record holder of your shares of common stock, such as a broker, bank or other nominee, to be able to vote in person at the BMBC special meeting. If you plan to attend the BMBC special meeting, you must hold your shares of common stock in your own name or have a letter from the record holder of your shares of common stock confirming your ownership and you must bring a form of personal photo identification with you in order to be admitted.

CBH—Yes. All CBH shareholders, including CBH shareholders of record and CBH shareholders who hold their shares through banks, brokers, nominees or any other holder of record, may attend the CBH special meeting. Holders of record of CBH common stock can vote in person at the CBH special meeting. If you are not a CBH shareholder of record, you must obtain a proxy, executed in your favor, from the record holder of your shares of common stock, such as a broker, bank or other nominee, to be able to vote in person at the CBH special meeting. If you plan to attend the CBH special meeting, you must hold your shares of common stock in your own name or have a letter from the record holder of your shares of common stock confirming your ownership and you must bring a form of personal photo identification with you in order to be admitted.

Q:	Can I change my vote?

A:	BMBC—Yes. A BMBC shareholder who has given a proxy may revoke it at any time before its exercise at the BMBC special meeting by (i) giving written notice of revocation to BMBC’s Corporate Secretary, (ii) properly submitting to BMBC a duly executed proxy bearing a later date, or (iii) attending the BMBC special meeting and voting in person. Any BMBC shareholder entitled to vote in person at the BMBC special meeting may vote in person regardless of whether a proxy has been previously given, and such vote will revoke any previous proxy, but the mere presence (without notifying the Corporate Secretary) of a BMBC shareholder at the BMBC special meeting will not constitute revocation of a previously given proxy.

All written notices of revocation and other communications with respect to revocation of BMBC proxies should be addressed to BMBC as follows: Geoffrey L. Halberstadt, Corporate Secretary, 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010.

CBH—Yes. A CBH shareholder who has given a proxy may revoke it at any time before its exercise at the CBH special meeting by (i) giving written notice of revocation to CBH’s Corporate Secretary, (ii) properly submitting to CBH a duly executed proxy bearing a later date, or (iii) attending the CBH special meeting and voting in person. Any CBH shareholder entitled to vote in person at the CBH special meeting may vote in person regardless of whether a proxy has been previously given, and such vote will revoke any previous proxy, but the mere presence (without notifying the Corporate Secretary) of a CBH shareholder at the CBH special meeting will not constitute revocation of a previously given proxy.

All written notices of revocation and other communications with respect to revocation of CBH proxies should be addressed to CBH as follows: Dolores M. Lare, Corporate Secretary, Continental Bank Holdings, Inc., 620 W. Germantown Pk., Ste. 350, Plymouth Meeting, Pennsylvania 19462.

Q:	Will BMBC and CBH be required to submit the merger agreement to their shareholders?

A:	Yes. Under the terms of the merger agreement, unless the merger agreement is terminated before the special meetings, BMBC and CBH are required to submit the merger agreement to their respective shareholders. The merger agreement is attached to this joint proxy statement/prospectus as Annex A.

Q:	When do you expect to complete the merger?

A:	We expect to complete the merger in December 2014. However, we cannot assure you when or if the merger will occur. Among other things, we cannot complete the merger until we obtain the approval of both BMBC and CBH shareholders at the special meetings and until we obtain certain regulatory approvals.

Q:	Whom should I call with questions about the special meeting or the merger?

A:	BMBC shareholders can contact Geoffrey L. Halberstadt, Corporate Secretary of BMBC at (610) 581-4873, with any questions about the BMBC special meeting or the merger and related transactions. CBH shareholders can contact Dolores M. Lare, the Corporate Secretary of CBH, at (610) 684-4299 with any questions about the CBH special meeting or the merger and related transactions.

SUMMARY

This summary highlights selected information from this joint proxy statement/prospectus. It may not contain all the information that is important to you. We urge you to read carefully this entire document, including the annexes, and the other documents we refer you to for a more complete understanding of the merger between BMBC and CBH. In addition, we incorporate by reference into this joint proxy statement/prospectus important business and financial information about BMBC. You may obtain the information incorporated by reference into this joint proxy statement/prospectus without charge by following the instructions in the section entitled “Where You Can Find More Information” on page 136. Each item in this summary includes a page reference directing you to a more complete description of that item.

The Parties to the Merger (Page 103)

Bryn Mawr Bank Corporation

801 Lancaster Avenue

Bryn Mawr, Pennsylvania 19010

(610) 525-1700

Bryn Mawr Bank Corporation (“BMBC”) is a Pennsylvania corporation incorporated in 1986 and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. BMBC is engaged in the business of commercial and retail banking through its wholly owned subsidiary, The Bryn Mawr Trust Company (“BMT”), which is a Pennsylvania-chartered bank. BMT provides basic banking services, including the acceptance of demand, time and savings deposits and the origination of commercial, real estate and consumer loans and other extensions of credit, as well as a full range of wealth management services, including trust administration and other related fiduciary services, custody services, investment management and advisory services, employee benefit account and IRA administration, estate settlement, tax services, financial planning and brokerage services.

As of March 31, 2014, BMBC and its subsidiaries had consolidated total assets of $2.1 billion, deposits of $1.6 billion and shareholders’ equity of $235 million. As of March 31, 2014, BMBC and its subsidiaries had four hundred and fifteen (415) full time equivalent staff.

Continental Bank Holdings, Inc.

620 W. Germantown Pk., Ste. 350

Plymouth Meeting, PA 19462

(610) 684-4200

Continental Bank Holdings, Inc. (“CBH”) is a Pennsylvania corporation incorporated in 2004 and is registered as a savings and loan holding company under the Home Owners’ Loan Act, as amended. CBH provides various banking and financial products and services through its wholly owned subsidiary, Continental Bank (“CB”), which is a Pennsylvania-chartered savings bank that commenced operations in September 2005. CB conducts its business as a community bank providing a full array of commercial and retail banking services and products to individuals and businesses located in the Delaware Valley region of Pennsylvania. CB operates nine full-service banking offices and one limited-service office located in Montgomery, Philadelphia and Chester Counties, Pennsylvania.

As of March 31, 2014, CBH and its subsidiaries had consolidated total assets of $674.7 million, deposits of $469.1 million and shareholders’ equity of $61.3 million. As of March 31, 2014, CBH and its subsidiaries had ninety-two (92) full-time and four (4) part-time employees.

We Propose a Merger of CBH and BMBC (Page 44)

We propose that CBH merge into BMBC, with BMBC as the surviving corporation. Upon completion of the merger, the separate existence of CBH will terminate and CBH common stock will no longer be outstanding. Immediately following the merger, CBH’s wholly owned direct bank subsidiary, CB, will merge into BMT. We currently expect to complete these mergers in December 2014. The merger agreement is attached to this joint proxy statement/prospectus as Annex A and incorporated by reference herein.

In the Merger, CBH Shareholders Will Have a Right to Receive 0.45 of a Share of BMBC Common Stock per Share of CBH Common Stock or CBH Preferred Stock, Subject to Adjustment (Page 83)

Under the terms of the merger agreement, CBH shareholders will have a right to receive 0.45 of a share of BMBC common stock for each share of CBH common stock or CBH preferred stock held immediately prior to the merger, subject to adjustment as provided for in the merger agreement. As of July 18, 2014, CBH had outstanding 6,531,450 shares of common stock, 20,000 shares of common stock underlying restricted stock awards, and two series of preferred stock: Series A preferred stock, which by its terms will convert to 734,787 shares of CBH common stock as of the close of business on November 30, 2014 (which will be prior to the closing of the merger), and Series B preferred stock. At July 18, 2014, there were 6,062 shares of Series A preferred stock and 1,204,797 shares of Series B preferred stock outstanding. The exchange ratio of 0.45 of a share of BMBC common stock to be received by CBH shareholders in the merger is subject to a proportionate adjustment in the event that BMBC common stock is subject to a stock split, stock dividend, recapitalization, reclassification, or similar transaction.

BMBC will not issue any fractional shares of BMBC common stock in the merger. CBH shareholders who would otherwise be entitled to a fractional share of BMBC common stock will instead receive an amount in cash (rounded to the nearest cent), determined by multiplying (1) the fraction of a share (after taking into account all shares of CBH common stock or CBH preferred stock held by such holder at the Effective Time and rounded to the nearest thousandth when expressed in decimal form) of BMBC common stock to which such holder would otherwise have been entitled to receive, and (2) the average of the daily closing sales prices of a share of BMBC common stock as reported on the Nasdaq for the five consecutive trading days immediately preceding the fifth day prior to the closing date. For purposes of determining any fractional share interest, all shares of CBH common stock or CBH preferred stock owned by a CBH shareholder shall be combined so as to calculate the maximum number of whole shares of BMBC common stock issuable to such CBH shareholder.

What Holders of CBH Stock Options and Warrants to Purchase Common Stock Will Receive (Page 84)

As of July 18, 2014, there were 470,900 options to purchase CBH common stock, and 62,995 warrants to purchase CBH common stock outstanding. Under the terms of the merger agreement, upon completion of the merger, the outstanding and unexercised stock options and warrants to acquire CBH common stock, except for Other CBH Warrants (as such term is defined in the merger agreement), will fully vest and be converted automatically into stock options to acquire BMBC common stock adjusted to reflect the exchange ratio generally as follows:

•	the number of shares of BMBC common stock subject to the converted CBH stock option or warrant to purchase CBH common stock will equal: (1) the number of shares of CBH common stock subject to the CBH stock options or warrants immediately prior to the completion of the merger, multiplied by (2) the exchange ratio of 0.45, rounded down to the nearest whole share and subject to adjustment as provided for in the merger agreement; and

•	the exercise price per share of the converted CBH stock option or warrant will equal: (1) the exercise price per share of the CBH stock option immediately prior to the completion of the merger, divided by (2) the option exchange ratio of 0.45, rounded up to the nearest whole cent and subject to adjustment as provided for in the merger agreement.

Holders of CBH stock options and warrants to purchase CBH common stock should discuss with their tax advisors the tax implications of each course of action available to them.

What Holders of Other CBH Warrants to Purchase Series B Preferred Stock Will Receive (Page 84)

At the effective time of the merger, each warrant outstanding to purchase a share of CBH Series B preferred stock, which the merger agreement defines as “Other CBH Warrants,” will be cancelled and each holder will be entitled to receive only a cash payment from BMBC with respect to the warrant equal to $2.94 for each share of CBH Series B preferred stock covered by such warrant. At July 18, 2014, there were 450,000 warrants to purchase CBH Series B preferred stock outstanding.

The Merger Is Intended to Be Tax-Free to CBH Shareholders as to the Shares of BMBC Common Stock They Receive (Page 97)

The merger is intended to be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (which we refer to as the “Internal Revenue Code”), and it is a condition to the respective obligations of BMBC and CBH to complete the merger that each of BMBC and CBH receives a legal opinion to that effect. Accordingly, it is anticipated that CBH shareholders will not recognize gain or loss for U.S. federal income tax purposes upon the exchange of shares of CBH common stock for shares of BMBC common stock, except with respect to cash received in lieu of fractional shares and except for CBH shareholders who exercise their dissenters’ rights with respect to the merger. Holders of CBH warrants and stock options should discuss with their tax advisors the tax results of each course of action available to them.

Tax matters are very complicated, and the tax consequences of the merger to a particular shareholder will depend in part on such shareholder’s circumstances. Accordingly, you should consult your tax advisor for a full understanding of the tax consequences of the merger to you, including the applicability and effect of federal, state, local and foreign income and other tax consequences. For more information, please see the section entitled “United States Federal Income Tax Consequences of the Merger” beginning on page 97.

Comparative Market Prices of Securities (Page 101)

BMBC common stock is listed on the NASDAQ Stock Market (“NASDAQ”), under the symbol “BMTC.” CBH common stock is not listed on any securities exchange or quoted by any quotation system. The following table presents the closing prices of BMBC common stock on May 2, 2014, the trading day preceding the date that the proposed transaction was publicly announced, and on August 4, 2014, the last practicable date before our printing of this joint proxy statement/prospectus, as well as the book value per share of CBH common stock on those dates. This table also shows the implied value of the per share merger consideration proposed for each share of CBH common and preferred stock, which we calculated by multiplying the closing price of BMBC common stock on those dates by the per share merger consideration of 0.45, assuming no adjustment.

	BMBC Common Stock (NASDAQ: BMTC)	CBH Common Stock (Book Value Per Share)		Implied Value of One Share of CBH Common or Preferred Stock
At May 2, 2014	$27.46	$7.24	(1)	$12.36	(2)
At August 4, 2014	29.05	7.24	(1)	13.07	(3)

(1)	March 31, 2014 book value per share.
(2)	$12.36 does not include $0.15 per share special dividend which would increase the implied value to $12.51.
(3)	$13.07 excludes $0.15 per share special dividend which would increase the implied value to $13.22.

For each share of CBH common stock or CBH Series B preferred stock, CBH shareholders will receive 0.45 of a share of BMBC common stock, subject to adjustment. The market value of BMBC common stock and the book value of CBH common stock may fluctuate prior to the merger. CBH shareholders should obtain current stock price quotations for BMBC common stock. You can get these quotations from the Internet or by calling your broker.

Dividends (Page 101)

Pursuant to the merger agreement, immediately prior to the merger, CBH will pay a special cash dividend of $1.251 million in the aggregate to holders of CBH common stock and CBH preferred stock. CBH may also declare dividends in accordance with the terms of the CBH Series A preferred stock, and wholly owned CBH subsidiaries may pay dividends to CBH consistent with past practice. Otherwise, CBH and its subsidiaries may not declare or pay any dividend prior to the completion of the merger. BMBC has historically paid a dividend each quarter, the most recent of which was $0.18 per share, paid June 1, 2014. The payment, timing and amount of dividends by BMBC or CBH on their common stock in the future, either before or after the merger is completed, are subject to the determination of the respective BMBC and CBH boards of directors and depend, with respect to BMBC, on cash requirements, the financial condition and earnings of BMBC and CBH, legal and regulatory considerations and other factors.

Comparative Historical and Unaudited Pro Forma Per Share Data

Presented below for CBH and BMBC are comparative historical and unaudited pro forma equivalent per share financial data as of and for the year ended December 31, 2013, and as of and for the three months ended March 31, 2014. The information presented below should be read together with the historical consolidated financial statements of CBH and BMBC, including the related notes. The CBH financial statements are included in this joint proxy statement/prospectus, and the BMBC financial statements have been filed with the SEC and are incorporated by reference into this joint proxy statement/prospectus.

The unaudited pro forma information gives effect to the merger as if the merger had been effective on December 31, 2013 or March 31, 2014 in the case of the book value data, and as if the merger had been effective as of January 1, 2013 or January 1, 2014 in the case of the earnings per share and the cash dividends data. The unaudited pro forma data combines the historical results of CBH into BMBC’s consolidated statement of net income. While certain adjustments were made for the estimated impact of fair value adjustments and other acquisition-related activity, they are not indicative of what could have occurred had the acquisition taken place on January 1, 2013 or January 1, 2014.

The unaudited pro forma adjustments are based upon available information and certain assumptions that CBH and BMBC management believe are reasonable. The unaudited pro forma data, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the impact of factors that may result as a consequence of the merger, excluding estimated merger integration costs, or consider any potential impacts of current market conditions or the merger on revenues, expense efficiencies or asset dispositions, among other factors, nor the impact of possible business model changes. As a result, unaudited pro forma data are presented for illustrative purposes only and do not represent an attempt to predict or suggest future results. Upon completion of the merger, the operating results of CBH will be reflected in the consolidated financial statements of BMBC on a prospective basis.

CBH Historical
As of or for The Period Ended	Book Value Per Share	Tangible Book Value	Cash Dividends Declared Per Share	Basic Earnings Per Common Share	Diluted Earnings Per Common Share
Quarter ended March 31, 2014	$7.24	$7.24	—	$0.06	$0.06
Year ended December 31, 2013	$7.05	$7.05	—	$0.30	$0.30

BMBC Historical
As of or for The Period Ended	Book Value Per Share	Tangible Book Value	Cash Dividends Declared Per Share	Basic Earnings Per Common Share	Diluted Earnings Per Common Share
Quarter ended March 31, 2014	$17.24	$13.47	$0.18	$0.50	$0.49
Year ended December 31, 2013	$16.84	$13.01	$0.69	$1.84	$1.80

Pro-Forma CBH and BMBC
As of or for The Period Ended	Book Value Per Share	Tangible Book Value	Cash Dividends Declared Per Share	Basic Earnings Per Common Share	Diluted Earnings Per Common Share
Quarter ended March 31, 2014	$19.34	$13.59	$0.14	$0.43	$0.43
Year ended December 31, 2013	$19.00	$13.12	$0.53	$1.58	$1.55

The Merger Will Be Accounted for as a “Business Combination” (Page 96)

The merger will be treated as a “business combination” using the acquisition method of accounting with BMBC treated as the acquirer under United States Generally Accepted Accounting Principles, or GAAP.

Special meeting of BMBC Shareholders (Page 40)

BMBC plans to hold its special meeting of BMBC shareholders on Tuesday, September 23, 2014, at 9:30 a.m., local time, at BMBC’s office located at 801 Lancaster Avenue, Bryn Mawr, PA 19010. At the special meeting, BMBC shareholders will be asked to approve and adopt the merger agreement and the transactions contemplated thereby, to adjourn the special meeting, if necessary, to solicit additional proxies in favor of the merger agreement, and to transact such other business as may properly come before the special meeting and any adjournments or postponements thereof.

BMBC shareholders can vote at the BMBC special meeting of shareholders if they owned BMBC common stock at 12:01 a.m. on August 5, 2014. As of that date, there were approximately 13,728,436 shares of BMBC common stock outstanding and entitled to vote, approximately 578,378 of which, or 4.21%, were owned beneficially or of record by directors and executive officers of BMBC and their affiliates. BMBC shareholders can cast one vote for each share of BMBC common stock owned on that date.

As of the record date, CBH, its subsidiaries, and its directors and officers and their affiliates held              shares of BMBC common stock (other than shares held as fiduciary, custodian or agent).

Special meeting of CBH Shareholders (Page 42)

CBH plans to hold its special meeting of CBH shareholders on Tuesday, September 16, 2014, at 9:00 a.m., local time, at the Whitemarsh Valley Country Club, 815 Thomas Road, Lafayette Hill, Pennsylvania 19444. At the special meeting, CBH shareholders will be asked to approve and adopt the merger agreement and the transactions contemplated thereby, to adjourn the special meeting, if necessary, to solicit additional proxies in favor of the merger agreement, and to transact such other business as may properly come before the special meeting and any adjournments or postponements thereof.

CBH shareholders can vote at the CBH special meeting of shareholders if they owned CBH common stock at the close of business on August 4, 2014. As of that date, there were 6,531,450 shares of CBH common stock outstanding and entitled to vote, approximately 2,458,708 of which, or 37.6%, were owned beneficially or of record by directors and executive officers of CBH and their affiliates. You can cast one vote for each share of CBH common stock that you owned on that date. Holders of CBH preferred stock have no rights to vote on the matters to be considered at the CBH special meeting, although the holders of CBH Series B preferred stock previously have consented to the exchange of their shares of Series B preferred stock for BMBC common stock on the terms provided by the merger agreement.

The directors of CBH have entered into voting agreements with BMBC pursuant to which they have agreed, solely in their capacity as CBH shareholders, to vote all of their shares of CBH common stock in favor of approval and adoption of the merger agreement and the transactions contemplated thereby. As of the record date,

CBH directors were entitled to vote an aggregate of approximately 2,346,394 shares of CBH common stock, representing approximately 35.9% of the CBH common stock outstanding on that date. As of the record date, BMBC, its subsidiaries, and its directors and officers and their affiliates held no shares of CBH common stock (other than shares held as fiduciary, custodian or agent).

CBH’s Board of Directors Recommends That CBH Shareholders Vote “FOR” Approval of the Merger Agreement and the Transactions Contemplated Thereby, Including the Merger (Page 46)

CBH’s board of directors has approved the merger agreement and the transactions contemplated thereby, including the merger, and recommends that CBH shareholders vote “FOR” approval of the merger agreement and the transactions contemplated thereby, including the merger, and “FOR” the approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the merger agreement and the transactions contemplated thereby, including the merger.

For more information concerning the background of the merger, the recommendation of CBH’s board of directors and the reasons for the merger and the recommendation, please see the discussions under “The Merger—Background of the Merger” and “The Merger—CBH’s Reasons for the Merger; Recommendation of CBH’s Board of Directors,” commencing on page 44 and page 46, respectively.

Sandler O’Neill + Partners, L.P. Has Provided an Opinion to CBH’s Board of Directors Regarding the Merger Consideration (Page 49)

Sandler O’Neill + Partners, L.P. (“Sandler O’Neill”) delivered its opinion to CBH’s board of directors that, based upon and subject to the assumptions, limitations, qualifications and conditions set forth in its written opinion, as of April 30, 2014, the merger consideration to be paid by BMBC to CBH shareholders was fair to the holders of CBH’s common stock from a financial point of view.

The full text of the written opinion of Sandler O’Neill, dated May 5, 2014, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B.

Sandler O’Neill’s written opinion is addressed to the board of directors, is directed only to the merger consideration to be paid in the merger, and does not constitute a recommendation as to how any holder of CBH’s common stock should vote with respect to the merger or any other matter.

For further information, please see the discussion under the caption “The Merger—Opinion of CBH’s Financial Advisor,” commencing on page 49.

BMBC’s Board of Directors Recommends That BMBC Shareholders Vote “FOR” Approval of the Merger Agreement and the Transactions Contemplated Thereby, Including the Merger (Page 58)

BMBC’s board of directors has approved the merger agreement and the transactions contemplated thereby, including the merger, and recommends that BMBC shareholders vote “FOR” approval of the merger agreement and the transactions contemplated thereby, including the merger, and “FOR” the approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the merger agreement and the transactions contemplated thereby, including the merger.

For more information concerning the background of the merger, the recommendation of BMBC’s board of directors and the reasons for the merger and the recommendation, please see the discussions under “The Merger—Background of the Merger” and “The Merger—BMBC’s Reasons for the Merger; Recommendation of BMBC’s Board of Directors,” commencing on page 44 and page 58, respectively.

Opinion of BMBC’s Financial Advisor (Page 61)

Keefe, Bruyette & Woods, Inc. (“KBW”), BMBC’s financial advisor, delivered its opinion, dated May 5, 2014, to BMBC’s board of directors to the effect that, as of the date of the opinion and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by KBW as set forth in such opinion, the exchange ratio of 0.45 of a share of BMBC common stock for each share of CBH common stock and CBH preferred stock in the proposed merger was fair to BMBC from a financial point of view.

The full text of the written opinion of KBW, dated May 5, 2014, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. KBW’s opinion was for the information of, and directed to, BMBC’s board of directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The KBW opinion is not a recommendation as to how any holder of BMBC’s common stock should vote with respect to the merger or any other matter. For further information, please see the discussion under the caption “The Merger—Opinion of BMBC’s Financial Advisor,” commencing on page 61.

CBH’s Directors and Executive Officers May Have Interests in the Merger that Differ From Your Interests (Page 75)

In considering the information contained in this joint proxy statement/prospectus, you should be aware that CBH’s and CB’s executive officers and directors have financial interests in the merger that may be different from, or in addition to, the interests of CBH shareholders. In particular:

•	W. Kirk Wycoff will receive a $200,000 lump sum cash payment upon completion of the merger in exchange for his entry into a non-competition and non-solicitation agreement, as well as accelerated vesting of 20,000 shares of CBH restricted stock, with such payment and benefit aggregating $470,540;

•	The following executive officers will receive lump sum cash payments and continuation of insurance benefits if their employment is terminated concurrently with or within 12 months following completion of the merger, plus accelerated vesting of outstanding CBH stock options upon completion of the merger, with such payments and benefits having the following estimated aggregate values: H. Wayne Griest, $746,584; Dolores M. Lare, $503,286; Stephanie A. Austin, $224,334; Robert J. Bifolco, $235,779; Don DeMaio, $231,596; and Eric J. Morgan, $217,968;

•	CBH’s and CB’s executive officers and directors hold shares of common stock (including restricted stock) and preferred stock, and CBH stock options and warrants to purchase CBH common stock which will convert to options to purchase BMBC common stock upon the merger, which collectively total approximately 45.3% of CBH common stock on a fully diluted basis (assuming exercise of stock options and warrants and conversion of preferred stock);

•	One of CBH’s and CB’s directors holds CBH warrants to purchase CBH Series B preferred stock which will be paid out in cash upon the merger;

•	BMBC paid twelve current officers of CB an aggregate of $260,000 in exchange for their entry into non-solicitation agreements with CBH, which will be assigned by operation of law to BMBC upon effectiveness of the merger;

•	Certain officers or employees who are believed to be essential to the management and operation of CBH will receive retention or severance payments at the close of the merger, with the aggregate amount of such payments to not exceed $465,000;

•	BMBC agreed to continue to indemnify the current directors and officers of CBH and its subsidiaries pursuant to the terms of the merger agreement, and to provide such persons with continued director’s and officer’s liability insurance;

•	BMBC agreed to appoint two directors of CBH to be selected by BMBC from a list of candidates provided by CBH to the boards of directors of BMBC and BMT; and

•	BMBC agreed to take certain actions with respect to CBH’s compensation and benefit plans and its and CB’s employees who become employees of BMBC or its subsidiaries.

Amounts set forth above which relate to the value of unvested restricted stock or stock options are based upon the closing stock price of the BMBC common stock of $30.06 per share on July 30, 2014. The above additional interests of CB’s executive officers and directors may create potential conflicts of interest and cause these persons to view the proposed transaction differently than you may view it as a shareholder.

Each of BMBC’s and CBH’s board of directors was aware of these interests and took them into account in its decision to declare advisable the merger agreement and the transactions contemplated thereby, including the merger. For information concerning these interests, please see the discussion under the caption “The Merger—Interests of CBH’s Directors and Executive Officers in the Merger,” commencing on page 75.

CBH Shareholders Have Dissenters’ Rights in the Merger (Page D-1)

Under the Pennsylvania Business Corporation Law, record holders of CBH shares may dissent from the merger and, upon complying with the requirements of Pennsylvania law, receive cash in the amount of the fair value of their shares instead of shares of BMBC common stock specified in the merger agreement. To exercise their dissenters’ rights, CBH shareholders must follow exactly the procedures specified under Pennsylvania law.

Under Pennsylvania law, if you wish to dissent you must:

•	Send a written notice to Continental Bank Holdings, Inc., 620 W. Germantown Pike, Suite 350, Plymouth Meeting, PA 19462-2219, Attention: Corporate Secretary, indicating your intention to demand payment of the fair value of your shares if the merger is consummated, prior to the vote of shareholders on the merger at the CBH special meeting;

•	Make no change in your beneficial ownership of stock from the date you give notice through the day of completion of the merger; and

•	Refrain from voting your shares to approve and adopt the merger (a failure to vote against the merger, however, will not constitute a waiver of dissenters’ rights).

These procedures are summarized in more detail in this joint proxy statement/prospectus. In addition, the text of the applicable provisions of Pennsylvania law is included as Annex D to this document. Failure to strictly comply with these provisions may result in the loss of dissenters’ rights. For a more complete discussion of dissenters’ rights, please refer to the section entitled “Pennsylvania Law on Dissenters’ Rights” beginning on page D-1.

BMBC and CBH Have Agreed When and How CBH Can Consider Third-Party Acquisition Proposals (Page 91)

BMBC and CBH have agreed that CBH will not solicit or encourage proposals from third parties regarding certain acquisitions of CBH, its shares, or its businesses, or engage in related discussions, negotiations or agreements. However, CBH may (1) provide information in response to a request from a person who makes an unsolicited acquisition proposal, subject to such person entering into a confidentiality agreement that is no less favorable to CBH than its confidentiality agreement with BMBC, and (2) engage or participate in discussions or negotiations with a person who makes such an unsolicited acquisition proposal; if, but only if, (A) CBH has received a bona fide unsolicited written acquisition proposal that did not result from a breach of the merger agreement, (B) prior to taking any such action, CBH’s board of directors determines, in good faith, after consultation with its outside legal and financial advisors, that the acquisition proposal constitutes a superior proposal compared to the transactions contemplated by the merger agreement, (C) CBH has provided BMBC with at least two (2) business days prior notice of such determination, (D) prior to furnishing or affording access to any information or data with respect to CBH or any of its subsidiaries or otherwise relating to the unsolicited acquisition proposal, CBH receives a confidentiality agreement with terms no less favorable to CBH than those contained in the confidentiality agreement between BMBC and CBH, and (E) the board of directors of CBH determines in good faith, after consultation with and having considered the advice of its outside legal counsel, that the failure to take any such actions would be reasonably likely to violate its fiduciary duties under applicable laws.

Additionally, prior to the approval of the merger agreement by CBH’s shareholders, upon the determination by CBH’s board of directors that an unsolicited acquisition proposal constitutes a superior proposal compared to the transactions contemplated by the merger agreement, the board of directors of CBH may change its recommendation in favor of the merger agreement (but not terminate the merger agreement) if, prior to changing its recommendation, (1) CBH’s board of directors determines, in good faith, after consultation with its outside legal and financial advisors, that failure to change its recommendation would be reasonably likely to be inconsistent with its fiduciary duties to CBH’s shareholders, (2) CBH provides BMBC with notice that CBH’s board of directors intends to or may change its recommendation and provides an opportunity for BMBC to make an improved proposal, and (3) CBH’s board of directors determines, in good faith, after consultation with its outside legal and financial advisors, that the acquisition proposal constitutes a superior proposal compared to any such improved proposal by BMBC.

Unless the merger agreement is terminated before the CBH special meeting, CBH is required to submit the merger agreement to its shareholders.

Merger Requires the Approval of Holders of a Majority of Votes Cast by holders of common stock of each of BMBC and CBH (Page 91)

The merger agreement and the transactions contemplated thereby must be approved by the affirmative vote of a majority of the votes cast by all BMBC shareholders entitled to vote at the BMBC special meeting and a majority of the votes cast by all CBH shareholders entitled to vote at the CBH special meeting.

BMBC’s board of directors has fixed 12:01 a.m. on August 5, 2014 as the record date for determining the BMBC shareholders entitled to receive notice of and to vote at the special meeting. As of that date, BMBC directors and executive officers and their affiliates beneficially owned approximately 578,378, or 4.21%, of the shares entitled to vote at the BMBC special meeting. BMBC is calling its special meeting of the BMBC shareholders to consider and vote on the proposal to approve and adopt the merger agreement and the transactions contemplated thereby, including the merger.

CBH’s board of directors has fixed the close of business on August 4, 2014 as the record date for determining the CBH shareholders entitled to receive notice of and to vote at the special meeting. As of that date, CBH directors and executive officers and their affiliates beneficially owned approximately 2,458,708, or 37.6%, of the shares entitled to vote at the CBH special meeting. The directors of CBH have entered into voting agreements with BMBC pursuant to which they have agreed, solely in their capacity as CBH shareholders, to vote all of their shares of CBH common stock in favor of approval and adoption of the merger agreement and the transactions contemplated thereby. As of that date, approximately 2,346,394, or 35.9%, of the shares of CBH were subject to the voting agreements. CBH is calling its special meeting of the CBH shareholders to consider and vote on the proposal to approve and adopt the merger agreement and the transactions contemplated thereby, including the merger.

Conditions That Must Be Satisfied or Waived for the Merger to Occur (Page 94)

Currently, we expect to complete the merger in December 2014. As more fully described in this joint proxy statement/prospectus and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others:

•	approval by the requisite vote of BMBC and CBH shareholders;

•	the receipt of all regulatory consents and approvals required in connection with the merger of CBH into BMBC and the merger of CB into BMT, which we refer to as the bank merger, without conditions (excluding standard conditions that are normally imposed in bank merger transactions) that would, in the good faith reasonable judgment of the board of directors of BMBC, materially and adversely affect the business operations, financial condition, property or assets of the combined enterprise of CBH, CB and BMBC or materially impair the value of CBH or CB to BMBC;

•	the receipt by each of BMBC and CBH of a legal opinion with respect to certain United States federal income tax consequences of the merger;

•	the absence of any law, statute, rule, regulation, order, decree, injunction or other order by any court or other governmental entity, which enjoins or prohibits completion of the transactions contemplated by the merger agreement;

•	the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part with respect to the BMBC common stock to be issued in the merger under the Securities Act and the absence of any stop order or proceedings initiated or threatened by the SEC or any applicable state securities commissioner for that purpose;

•	the authorization for listing on the NASDAQ of the shares of BMBC common stock to be issued in the merger;

•	the audit of CB’s small business administration (SBA) loan portfolio and environmental testing as more fully described in the discussion of the merger agreement;

•	the truth and correctness of the representations and warranties of each other party in the merger agreement, subject to the materiality standards provided in the merger agreement;

•	the payment by CBH of a special cash dividend of $1.251 million in the aggregate to holders of CBH common stock and CBH preferred stock; and

•	the performance by each party in all material respects of their obligations under the merger agreement and the receipt by each party of certificates from the other party to that effect.

We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Termination of the Merger Agreement (Page 95)

The merger agreement can be terminated at any time prior to completion by mutual consent, if authorized by each of the BMBC and CBH boards of directors, or by either party in the following circumstances:

•	if the other party breaches the merger agreement in a way that would entitle the party seeking to terminate the agreement not to consummate the merger, unless the breach is capable of being cured by December 31, 2014, and is cured within 30 days of notice of the breach;

•	if the merger has not been completed by December 31, 2014, unless the failure to complete the merger by that date is due to the breach of the merger agreement by the party seeking to terminate the merger agreement;

•	if either BMBC’s or CBH’s shareholders fail to approve and adopt the merger agreement and the transactions contemplated thereby at the special meeting; or

•	if there is any final, non-appealable order permanently enjoining or prohibiting the completion of the merger or any consent, registration, approval, permit or authorization is denied such that the regulatory approval condition to the merger cannot be satisfied as of the closing date.

In addition, BMBC may terminate the merger agreement if CBH’s board of directors (1) submits the merger agreement to shareholders without a recommendation for approval, or otherwise withdraws or modifies its recommendation in any manner adverse to BMBC, (2) enters into an acquisition agreement with respect to an acquisition proposal determined to be a superior proposal compared to the transactions contemplated by the merger agreement, or (3) terminates the merger agreement. BMBC may also terminate the merger agreement if CBH fails to substantially comply with its obligations with respect to acquisition proposals.

CBH may terminate the merger agreement if (1) CBH has received an acquisition proposal determined to be a superior proposal compared to the transactions contemplated by the merger agreement, and CBH’s board of directors has made a determination, in accordance with the merger agreement, to accept such superior proposal, or (2) the average closing price of BMBC common stock is less than $21.97 and BMBC’s common stock underperforms the Nasdaq Bank Index by more than 20% during the five day period beginning on the later of the date of receipt of CBH shareholder approval of the merger agreement and the transactions contemplated thereby, or the date of receipt of all necessary regulatory approvals in connection with the merger, unless BMBC elects to make a compensating adjustment to the exchange ratio.

If the merger agreement is terminated, it will become void, and there will be no liability on the part of BMBC or CBH, except that (1) in the event of willful breach of the merger agreement, the breaching party will remain liable for any damages, costs and expenses, including without limitation, reasonable attorneys’ fees incurred by the non-breaching party in connection with the enforcement of its rights under the merger agreement, and (2) designated provisions of the merger agreement, including the payment of fees and expenses and the confidential treatment of information, will survive the termination.

Termination Fee (Page 96)

CBH will pay BMBC a $4.5 million termination fee plus all costs and expenses incurred by BMBC in connection with the merger, including attorneys, accountants and financial advisors fees, if:

•	an acquisition proposal has been made or proposed to CBH and (1) BMBC terminates the merger agreement either because (A) CBH’s board of directors withdraws or changes its recommendation in any manner adverse to BMBC or (B) CBH enters into an acquisition agreement with respect to a superior proposal, or (2) CBH terminates the merger agreement because its board of directors has made a determination, in accordance with the merger agreement, to accept a superior proposal; or

•	CBH enters into a definitive agreement relating to an acquisition proposal within twelve (12) months after the occurrence of any of the following: (1) the termination of the merger agreement by BMBC due to CBH’s willful breach, subject to the materiality standards provided in the merger agreement, of its representations, warranties, covenants or agreements under the merger agreement, or (2) the failure of CBH’s shareholders to approve and adopt the merger agreement after the public disclosure or public awareness of an acquisition proposal.

Regulatory Approvals Required for the Merger (Page 73)

Each of BMBC and CBH has agreed to use all reasonable efforts to obtain all regulatory approvals required to complete the transactions contemplated by the merger agreement, including the merger and the bank merger. These approvals include approval from the Board of Governors of the Federal Reserve System and the

Pennsylvania Department of Banking and Securities as well as various other regulatory authorities. BMBC and CBH have completed, or will complete, the filing of applications and notifications to obtain the required regulatory approvals. As of July 31, 2014, the Federal Reserve Board conditionally approved the application that includes the merger agreement. Although we do not know of any reason why we cannot obtain the remainder of the regulatory approvals in a timely manner, or meet the conditions imposed in the Federal Reserve Board approval, we cannot be certain when or if we will obtain or meet them.

The Rights of CBH Shareholders Following the Merger Will Be Different (Page 128)

The rights of BMBC shareholders are governed by Pennsylvania law and by BMBC’s amended and restated articles of incorporation and amended and restated bylaws. The rights of CBH shareholders are governed by Pennsylvania law, and by CBH’s articles of incorporation and bylaws. Upon the completion of the merger, the rights of CBH shareholders will be governed by Pennsylvania law, BMBC’s amended and restated articles of incorporation and amended and restated bylaws.

RECENT BMBC DEVELOPMENTS

On July 24, 2014, BMBC reported its unaudited preliminary consolidated financial results as of and for the quarter and six months ended June 30, 2014. BMBC’s second quarter results, as reported, included the following items:

•	Net income of $7.6 million for the three months ended June 30, 2014 which was a $1.4 million, or 21.6%, increase from $6.3 million for the same period in 2013.

•	Net interest income for the three months ended June 30, 2014 was $19.4 million, an increase of $1.5 million, or 8.5%, from $17.9 million for the same period in 2013.

•	The tax-equivalent net interest margin of 4.03% for the three months ended June 30, 2014 was a five basis point increase from 3.98% for the same period in 2013.

•	Non-interest income for the three months ended June 30, 2014 decreased $186,000 as compared to the same period in 2013.

•	Non-interest expense for the three months ended June 30, 2014 increased $102,000, to $20.6 million, as compared to $20.5 million for the same period in 2013.

•	For the three months ended June 30, 2014, BMBC released $100,000 from its allowance for loan and lease losses, as compared to a $1.0 million provision for loan and lease losses for the same period in 2013.

•	Total portfolio loans and leases of $1.62 billion as of June 30, 2014 which was a $68.4 million, or 4.4%, increase from December 31, 2013.

•	The allowance for loan and lease losses as of June 30, 2014 was $15.5 million, or 0.96% of portfolio loans as compared to $15.5 million, or 1.00% of portfolio loans and leases, as of December 31, 2013.

•	Total assets as of June 30, 2014 were $2.13 billion, an increase of $69.6 million from December 31, 2013.

•	Deposits of $1.62 billion, as of June 30, 2014, which was a $28.6 million increase from December 31, 2013.

•	The capital ratios for BMT and BMBC at June 30, 2014 were at levels above the regulatory minimum to be considered “well capitalized.”

The foregoing is only a summary and is not intended to be a comprehensive statement of BMBC’s second quarter results. Additional details about BMBC’s second quarter results can be found in BMBC’s Current Report on Form 8-K filed with the SEC on July 24, 2014, and will be contained in BMBC’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 when it is filed with the SEC.

SELECTED FINANCIAL AND OTHER DATA OF BMBC

The following summary presents Selected Consolidated Financial Data of BMBC as of and for the periods indicated. The financial data as of and for the years ended December 31, 2013, 2012, 2011, 2010 and 2009 has been derived from BMBC’s audited financial statements. The financial data as of and for the three months ended March 31, 2014 and 2013 has been derived from BMBC’s unaudited consolidated financial statements. The information at March 31, 2014 and for the three months ended March 31, 2014 and 2013 is unaudited and reflects only normal recurring adjustments that are, in the opinion of BMBC’s management, necessary for a fair presentation of the result for the interim periods presented. The results of operations for the three months ended March 31, 2014 are not necessarily indicative of the results to be achieved by BMBC for all of 2014 or for any other period.

Earnings	As of or for the Three Months Ended March 31,		As of or for the Years Ended December 31,
(dollars in thousands, except per share data)	2014	2013	2013	2012	2011	2010	2009*
Interest income	$20,161	$18,855	$78,417	$73,323	$74,562	$64,897	$56,892
Interest expense	1,438	1,446	5,427	8,588	11,661	12,646	16,099

Net interest income	18,723	17,409	72,990	64,735	62,901	52,251	40,793
Provision for loan and lease losses	750	804	3,575	4,003	6,088	9,854	6,884

Net interest income after provision for loan and lease losses	17,973	16,605	69,415	60,732	56,813	42,397	33,909
Non-interest income	11,139	11,790	48,355	46,386	34,059	29,299	28,470
Non-interest expense	18,899	20,235	80,740	74,901	61,729	58,206	46,542

Income before income taxes	10,213	8,160	37,030	32,217	29,143	13,490	15,837
Income taxes	3,524	2,840	12,586	11,070	9,541	4,444	5,500

Net Income	$6,689	$5,320	$24,444	$21,147	$19,602	$9,046	$10,337

Per Share Data
Weighted-average shares outstanding	13,485,213	13,205,538	13,311,215	13,090,110	12,659,824	10,680,377	8,732,004
Dilutive potential common shares	304,828	230,413	260,395	151,736	82,313	12,312	16,719

Adjusted weighted-average shares	13,790,041	13,435,951	13,571,610	13,241,846	12,742,137	10,692,689	8,748,723
Earnings per common share:
Basic	$0.50	$0.40	$1.84	$1.62	$1.55	$0.85	$1.18
Diluted	$0.49	$0.40	$1.80	$1.60	$1.54	$0.85	$1.18
Dividends declared	$0.18	$0.17	$0.69	$0.64	$0.60	$0.56	$0.56
Dividends declared per share to net income per basic common share	36.0%	42.5%	37.5%	39.5%	38.7%	65.9%	47.5%
Shares outstanding at period end	13,656,979	13,500,413	13,650,354	13,412,690	13,106,353	12,181,247	8,866,420
Book value per share	$17.24	15.57	$16.84	$15.18	$14.07	$13.14	$11.72
Tangible book value per share	13.47	11.55	$13.02	$11.08	$10.81	$11.11	$10.40

Earnings	As of or for the Three Months Ended March 31,		As of or for the Year Ended December 31,
(dollars in thousands, except per share data)	2014	2013	2013	2012	2011	2010	2009*
Profitability Ratios
Tax-equivalent net interest margin	4.02%	3.85%	3.98%	3.85%	3.96%	3.79%	3.70%
Return on average assets	1.32%	1.08%	1.23%	1.15%	1.13%	0.61%	0.88%
Return on average equity	11.71%	10.56%	11.53%	10.91%	11.10%	6.72%	10.55%
Non-interest expense to net-interest income and non-interest income	63.3%	69.3%	66.5%	67.4%	63.7%	71.4%	67.2%
Non-interest income to net-interest income and non-interest income	37.3%	40.4%	39.9%	41.7%	35.1%	35.9%	41.1%
Average equity to average total assets	11.27%	10.23%	10.63%	10.58%	10.19%	9.02%	8.30%
Financial Condition
Total assets	$2,059,816	$2,030,163	$2,061,665	$2,035,885	$1,773,373	$1,730,388	$1,238,821
Total liabilities	1,824,339	1,819,995	1,831,767	1,832,321	1,588,994	1,570,350	1,134,885
Total shareholders’ equity	235,477	210,168	229,898	203,564	184,379	160,038	103,936
Interest-earning assets	1,902,534	1,874,973	1,905,398	1,879,412	1,629,607	1,600,125	1,164,617
Portfolio loans and leases	1,565,830	1,405,239	1,547,185	1,398,456	1,295,392	1,196,717	885,739
Investment securities	276,116	329,967	289,245	318,061	275,258	320,047	208,224
Goodwill	32,843	32,897	32,843	32,897	24,689	17,659	6,301
Intangible assets	18,728	21,337	19,365	21,998	18,014	7,064	5,421
Deposits	1,579,595	1,610,654	1,591,347	1,634,682	1,382,369	1,341,432	937,887
Borrowings	225,379	186,998	216,535	170,718	183,158	204,724	169,388
Wealth assets under management, administration, supervision and brokerage	7,361,977	6,987,974	7,268,273	6,663,212	4,831,631	3,412,890	2,871,143
Capital Ratios
Ratio of tangible common equity to tangible assets	9.23%	7.98%	8.92%	7.60%	8.19%	7.93%	7.51%
Tier 1 capital to risk weighted assets	11.71%	11.33%	11.57%	11.02%	11.16%	11.21%	9.41%
Total regulatory capital to risk weighted assets	12.69%	12.32%	12.55%	12.02%	13.74%	13.62%	12.53%
Asset quality
Allowance as a percentage of portfolio loans and leases	1.01%	1.03%	1.00%	1.03%	0.98%	0.86%	1.18%
Non-performing loans and leases as a percentage of portfolio loans and leases	0.65%	0.91%	0.68%	1.06%	1.11%	0.79%	0.78%

*	In 2012, the BMBC identified an immaterial accounting error which is discussed in Note 1B in the Notes to Consolidated Financial Statements found in BMBC’s Annual Report on Form 10-K for the year ended December 31, 2013 which is incorporated by reference into this joint proxy statement/prospectus. Amounts for 2009 have not been adjusted to reflect the immaterial effect of the correction of this error. Information related to accounting changes may be found under the caption “New Accounting Pronouncements” at Note 1-W in the Notes to Consolidated Financial Statements found in BMBC’s Annual Report on Form 10-K for the year ended December 31, 2013 which is incorporated by reference into this joint proxy statement/prospectus.

SELECTED FINANCIAL AND OTHER DATA OF CBH

The following summary presents Selected Consolidated Financial Data of CBH as of and for the periods indicated. The financial data as of and for the years ended December 31, 2013 and 2012 has been derived from CBH’s audited financial statements included in this joint proxy statement/prospectus beginning at page F-1. The information at December 31, 2011, 2010 and 2009 is derived from CBH’s audited financial statements which are not included in this joint proxy statement/prospectus. The financial data as of and for the three months ended March 31, 2014 and 2013 has been derived from CBH’s unaudited consolidated financial statements. The information at March 31, 2014 and for the three months ended March 31, 2014 and 2013 is unaudited and reflects only normal recurring adjustments that are, in the opinion of CBH’s management, necessary for a fair presentation of the result for the interim periods presented. The results of operations for the three months ended March 31, 2014 are not necessarily indicative of the results to be achieved by CBH for all of 2014 or for any other period.

(dollars in thousands)	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Earnings:
Interest income	$5,692	$5,060	$21,484	$19,959	$21,290	$23,488	$24,427
Interest expense	736	834	3,259	3,999	4,867	6,465	9,671

Net interest income	4,956	4,226	18,225	15,960	16,423	17,023	14,756
Provision for loan losses	369	375	1,650	2,649	3,823	4,168	2,225

Net interest income after provision for loan losses	4,587	3,851	16,575	13,311	12,600	12,855	12,531
Non-interest income	815	3,691	9,002	10,285	10,289	8,365	2,126
Non-interest expenses	4,704	6,785	22,096	21,492	20,947	19,989	13,937

Income before income tax	698	757	3,481	2,104	1,942	1,231	720
Income tax expense	156	205	908	768	740	470	264

Net income	$542	$552	$2,573	$1,336	$1,202	$761	$456

	At March 31, 2014	At December 31,
		2013	2012	2011	2010	2009
Financial Condition:
Total assets	$674,676	$658,627	$604,721	$531,595	$515,061	$492,152
Total liabilities	613,385	598,955	540,366	484,498	470,705	447,510
Total shareholders’ equity	61,291	59,672	64,355	47,097	44,356	44,642
Cash and cash due from banks	29,513	19,518	55,093	73,954	61,349	55,412
Securities available for sale	192,396	199,191	199,281	136,744	101,316	72,923
Securities held to maturity	19,751	19,791	—	—	—	12,557
Portfolio loans, net	392,630	379,297	300,931	281,111	310,141	317,794
Deposits	469,070	460,404	431,325	399,412	405,738	401,816
Borrowings	142,175	132,621	95,518	77,894	61,712	43,384

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined balance sheet as of March 31, 2014, and the unaudited pro forma combined statements of income for the three months ended March 31, 2014, and for the year ended December 31, 2013, have been prepared to reflect the merger of CBH into BMBC as if the merger had occurred on March 31, 2014, with respect to the balance sheet, and as of January 1, 2013 and January 1, 2014, with respect to each of the statements of income, in each case giving effect to the pro forma adjustments described in the accompanying notes. Based on the assumptions indicated in the accompanying notes, both of the pro forma income statements for the three month and twelve month periods include similar adjustments related to income and expense. These pro forma income statements should therefore be viewed as distinct and stand-alone pro formas.

The pro forma adjustments are based on estimates made for the purpose of preparing these pro forma financial statements. The actual adjustments to the accounts of BMBC will be made based on the underlying historical financial data at the time the transaction is consummated. BMBC’s management believes that the estimates used in these pro forma financial statements are reasonable under the circumstances. However, circumstances including changes in interest rates or changes in the general economics could cause actual fair values at the time the transaction is consummated to be significantly different than the fair values used in these pro forma financial statements. BMBC intends to engage a valuation specialist to assist in the process of developing fair values as of the transaction closing date for financial reporting purposes.

The unaudited pro forma combined financial information has been prepared based on the acquisition method of accounting assuming 3,807,240 BMBC common shares will be issued to CBH shareholders. This assumes that no vested options to purchase shares of CBH common stock are exercised and that there is no adjustment in the per share merger consideration. For a discussion of the acquisition method of accounting, see “Accounting Treatment” at page 96 of this joint proxy statement/prospectus.

The unaudited pro forma combined balance sheet as of March 31, 2014 is not necessarily indicative of the combined financial position had the merger been effective at that date. The unaudited pro forma combined balance sheet as of March 31, 2014 excludes actual tax effected integration expenses of $269 thousand incurred by CBH and BMBC related to this transaction in the first quarter of 2014. The unaudited pro forma combined statements of income are not necessarily indicative of the results of operations that would have occurred had the merger been effective at the beginning of the periods indicated, or of the future results of operations of BMBC. These pro forma combined financial statements should be read in conjunction with the historical financial statements and the related notes incorporated elsewhere in this joint proxy statement/prospectus.

These pro forma combined financial statements do not include the effects of any potential cost savings which management believes will result from operating the CBH banking business as branches and combining certain operating procedures or the estimated integration costs that will be incurred over an extended time period beginning in January 2014 through 2015. This information also does not reflect the benefits of the expected cost savings and expense efficiencies, opportunities to earn additional revenue, potential impacts of current market conditions on revenues, or asset dispositions, among other factors, and includes various preliminary estimates and may not necessarily be indicative of the financial position or results of operations that would have occurred if the merger had been consummated on the date or at the beginning of the period indicated or which may be attained in the future.

The unaudited pro forma combined financial information has been prepared based on a closing sale price of BMBC common stock of $27.46 on May 2, 2014, as reported on the NASDAQ Stock Market. The closing sale price of BMBC’s common stock on the NASDAQ Stock Market on June 17, 2014 was $28.74. An increase in BMBC’s common stock price of $1.00 per share would increase the merger transaction value consideration by approximately $3.8 million (3,807,240 shares times $1.00) with a corresponding increase in goodwill. Alternatively, a $1.00 decrease in BMBC’s common stock price would decrease the transaction value by $3.8 million with a corresponding decrease in goodwill. The market price of BMBC common stock will fluctuate between now and the closing of the merger. The actual BMBC common stock price on the closing date of the merger will serve as the basis for the transaction value and the amount of goodwill that will be recorded in the final statements of BMBC.

UNAUDITED PRO FORMA BALANCE SHEET

	BMBC March 31, 2014	CBH March 31, 2014		Adjustments March 31, 2014		Pro Forma March 31, 2014
(dollars in thousands)
Assets
Cash and cash equivalents	73,944	30,557		(2,354	)(1)	102,147
Investment securities, at fair value	272,599	192,396				464,995
Investment securities, HTM	—	19,751		(1,500	)(2)	18,251
Investment securities, trading	3,517	—		—		3,517
Loans held for sale	1,340	160		—		1,500
Portfolio loans and leases	1,565,830	397,766		(8,100	)(3)	1,955,496
Less: Allowance for loan and lease losses	(15,770)	(5,136)		5,136	(4)	(15,770)

Net portfolio loans and leases	1,550,060	392,630		(2,964)		1,939,726
Premises and equipment, net	32,473	9,416		—		41,889
Accrued interest receivable	5,687	2,253		—		7,940
Deferred income taxes	7,517	4,054		2,122	(5)	13,693
Loan servicing rights	4,734	545		—		5,279
Bank owned life insurance	20,301	11,778		—		32,079
Federal Home Loan Bank stock	11,911	6,262		—		18,173
Goodwill	32,843	—		44,452	(6)	77,295
Intangible assets	18,728	—		4,300	(7)	23,028
Other assets	24,162	4,874		—		29,036

Total assets	$2,059,816	$674,676		$44,056		$2,778,548

Liabilities
Deposits:
Non-interest-bearing	$404,340	$84,973		$—		$489,313
Interest-bearing	1,175,255	384,097		1,300	(8)	1,560,652

Total deposits	1,579,595	469,070		1,300		2,049,965

Short-term borrowings	10,739	117,263		—		128,002
FHLB advances and other borrowings	214,640	24,912		300	(9)	239,852
Other liabilities	19,365	2,140		1,505	(5)	23,010

Total liabilities	1,824,339	613,385		3,105		2,440,829

Shareholders’ equity
Common stock	16,607	652		3,155	(10)	20,414
Preferred stock; Series A and Series B	—	121		(121	)(10)	—
Paid-in capital in excess of par value	96,207	67,118		32,299	(10)	195,624
Accumulated other comprehensive(loss) net of tax benefit	(4,601)	(3,288)		3,288	(10)	(4,601)
Retained earnings (accumulated deficit)	158,175	(3,312)		2,330	(10)	157,193
Less: Common stock in treasury at cost	(30,911)	—		—		(30,911)

Total shareholders’ equity	235,477	61,291		40,951		337,719

Total liabilities and shareholders’ equity	$2,059,816	$674,676		$44,056		$2,778,548

Book value per share	$17.24	$7.24		$—		$19.34
Tangible book value per share.	$13.47	$7.24		$—		$13.59
Common shares outstanding	13,656,979	8,460,534	(11)	(4,653,294	)(12)	17,464,219

The accompanying notes are an integral part of these pro forma financial statements.

(1)	Adjustments reflect a $1.251 million special dividend paid to CBH shareholders and $1.323 million payment for CBH series B warrants, both of which would be paid immediately prior to the merger and an adjustment for the addition of the merger cost that are being recouped.
(2)	The purchase accounting adjustment on held to maturity (“HTM”) investment securities reduces the value of HTM investments carried at historic cost on CBH’s books to their fair value. The $1.5 million adjustment will be accreted into interest income over the estimated life of these investments.

(3)	The $8.1 million purchase accounting adjustment reduces the carrying value of acquired loans to their fair market value. The $8.1 million adjustment is approximately 2.04% of CBH portfolio loans. This pro forma assumes that this adjustment is all credit and liquidity related as the estimated interest rate mark on the CBH loan portfolio is $0 as its yield approximates market. However, it is anticipated that approximately 75% of the $8.1 million loan mark will be amortized through the income statement over the estimated life of the portfolio, as an adjustment to the yield.
(4)	In accordance with current purchase accounting guidance, CBH’s $5.136 million allowance for loan losses which is equal to 1.29% of portfolio loans, has been reversed.
(5)	The $2.1 million increase in deferred tax assets and the $1.505 million increase in other liabilities represents the deferred tax assets/ liabilities associated with the fair value adjustments related to the acquired assets and liabilities, excluding goodwill.
(6)	The $44.5 million purchase accounting adjustment represents the difference between the fair value of all assets and liabilities acquired and the implied purchase of approximately $109 million. The implied purchase price in this pro forma is based on BMBC’s share price of $27.46 on May 2nd, 2014 along with other amounts including those mentioned in note (1) above.
(7)	The $4.3 million adjustment is the estimated fair value of CBH’s core deposit base, primarily non-interest bearing checking accounts and lower rate savings accounts, and is amortized through the income statement over the estimated life of these deposit relationships.
(8)	The $1.3 million purchase accounting adjustment on interest bearing deposits, primarily certificates of deposit, adjusts their carrying value to estimated fair value. This adjustment will be amortized through the income statement as a reduction of interest expense over the estimated life of these deposit relationships.
(9)	The $300 thousand purchase accounting adjustment on long term FHLB advances and other borrowed funds brings their carrying value to their estimated fair value. This adjustment will be amortized through the income statement as a reduction of interest expense over the estimated life of the FHLB advances.
(10)	These pro forma adjustments represents the net impact of the issuance of BMBC common stock in connection with the merger, the elimination of CBH’s stockholder equity, and the cash out of the series B warrants of $1.323 million and a special dividend of $1.251 million. This Adjustment assumes the issuance of 3,807,240 shares of BMBC common stock valued at $104.5 million using the May 2nd, 2014 BMBC share price of $27.46. See note (11) and note (12) for additional information relating to the calculation of the number of BMBC shares issued to CBH.
(11)	The 8,460,534 common shares outstanding equals the sum of the 6,520,950 shares of common stock outstanding as of March 31, 2014 and, the fully converted common stock equivalent of 734,787 shares of series A and 1,204,797 shares of series B preferred stock using the May 2, 2014 implied offer price of $12.36. (BMBC share price as of May 2, 2014 of $27.46 times the exchange ratio of 0.4500.)
(12)	The adjustment of 4,653,294 shares outstanding is the product of the 8,460,534 shares of common stock outstanding as computed in note (11) and the reciprocal of the exchange ratio of 0.55 (1-0.4500). The net effect reflects the 3,807,240 BMBC shares of common stock to be issued to CBH shareholders at closing.

UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

	Three Months Ended March 31, 2014
	BMBC	CBH(1)		Adjustment(1)		Pro Forma

(dollars in thousands, except per share data)
Interest Income:
Interest and fees on loans and leases	$19,042	$4,303	(1)	217	(2)	$23,562
Interest on cash and cash equivalents	37	9		—		46
Interest on investment securities:	1,082	1,380		338	(2)	2,800

Total interest income	20,161	5,692		555		26,408

Interest expense on:
Deposits	689	555		325	(2)	1,569
Short-term borrowings	3	40		—		43
FHLB advances and other borrowings	746	141		25	(2)	912

Total interest expense	1,438	736		350		2,524

Net interest income	18,723	4,956		205		23,884
Provision for loan and lease losses	750	369		—		1,119

Net interest income after provision for loan and lease losses	17,973	4,587		205		22,765

	Three Months Ended March 31, 2014
	BMBC	CBH(1)		Adjustment(1)		Pro Forma
(dollars in thousands, except per share data)
Non-interest income:
Fees for wealth management services	8,913	—		—		8,913
Service charges on deposits	601	309		—		910
Loan servicing and other fees	446	—		—		446
Net gain on sale of loans	324	542		—		866

Other-than-temporary impairment losses on securities	—	(515)		—		(515)
Portion Recognized in other comprehensive income before taxes	—	346		—		346

Net impairment loss on investment securities	—	(169)		—		(169)
Net (loss) gain on sale of investment securities available for sale	(4)	18		—		14
Bank owned life insurance (“BOLI”) income	81	99		—		180
Other operating income	778	16		—		794

Total non-interest income	11,139	815		—	(5)	11,954

Non-interest expenses:
Salaries and Benefits	10,419	2,041		—		12,460
Occupancy and bank premises	1,933	807		—		2,740
Furniture, fixtures, and equipment	983	193		—		1,176
Advertising	339	57		—		396
Amortization of mortgage servicing rights	115	—		—		115
Net (recovery) impairment of mortgage servicing rights	(8)	—		—		(8)
Amortization of intangible assets	637	—		188	(3)	825
FDIC insurance	271	68		—		339
Due diligence and merger-related expenses	264	160		(414	)(4)	10
Early extinguishment of debt-costs and premiums	—	—		—		—
Professional fees	593	332		—		925
Other operating expenses	3,353	1,046		—		4,399

Total non-interest expenses	18,899	4,704		(226	)(5)	23,377

Income (loss) before income taxes	10,213	698		430		11,341
Income tax expense	3,524	156		151	(6)	3,831

Net income (loss)	$6,689	$542		$280		$7,511

Basic earnings per common share	$0.50	$0.06		—		$0.43
Weighted-average basic shares outstanding	13,485,213	8,460,534	(7)	(4,653,294	)(8)	17,292,453
Diluted earnings per common share	$0.49	$0.06				$0.43
Weighted-average diluted shares outstanding	13,790,041	8,626,333	(9)	(4,744,483	)(9)	17,671,891

The accompanying notes are an integral part of these pro forma financial statements.

(1)	Assumes the merger with CBH was completed at the beginning of the period presented or January 1, 2014.
(2)	These pro forma acquisition adjustments reflect the amortization/accretion for the three months ended March 31, 2014 of acquisition date fair value adjustments related to loans, investment securities, deposits, and borrowings utilizing the straight line method over the estimated lives of the related assets or liabilities, which are 7, 5, 1 and 3 years, respectively.

(3)	Represents amortization of the $4.3 million core deposit intangible on a declining balance method over 10 years.
(4)	Represents elimination of the actual CBH merger transaction integration expenses, primarily professional, legal, personnel, and conversion related expenditures incurred in the 1st quarter of 2014 by CBH of $160 thousand and BMBC of $254 thousand. Total estimated merger integration expenses of $11.699 million are not included in the pro forma income statement. These merger integration expenses will be incurred over an extended time period lasting from January 1, 2014 through 2015.
(5)	Non-interest income does not include any revenue enhancements that might occur as a result of the merger and non-interest expenses do not reflect anticipated cost savings.
(6)	Reflects the tax impact of the pro forma acquisition adjustments at BMBC’s statutory income tax rate of 35%.
(7)	The 8,460,534 CBH weighted-average basic shares equals the sum of 6,520,950 weighted average CBH common shares outstanding, and the fully converted common stock equivalents of the Series A and Series B preferred stock of 734,787 and 1,204,797 respectively, using the May 2, 2014 implied offer price of $12.36 which is equal to the product of BMBC share price as of May 2, 2014 of $27.46 and the exchange ratio of 0.4500.
(8)	The adjustment of 4,653,294 shares is equal to the product of 8,460,534 shares to be converted into BMBC common stock times the reciprocal of the exchange ratio of 0.55 (1-0.45). The net change reflects the 3,807,240 BMBC common stock to be issued to CBH shareholders.
(9)	Dilutive Shares outstanding represents the dilutive effects of common stock options and common stock warrants using the treasury method that are being rolled over. The total incremental dilutive shares used in the calculation of dilutive earnings per share are 74,610 shares of BMBC common stock. (165,799 CHB shares of common stock equivalents times the exchange ratio of 0.450)

UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

	Year Ended December 31, 2013
	BMBC	CBH(1)		Adjustments(1)		Pro Forma
(dollars in thousands, except per share data)
Interest Income:
Interest and fees on loans and leases	$73,941	$16,236	(1)	869	(2)	$91,046
Interest on cash and cash equivalents	158	35		—		193
Interest on investment securities:	4,318	5,213		1,350	(2)	10,881

Total interest income	78,417	21,484		2,219		102,120

Interest expense on:
Deposits	2,758	2,636		1,300	(2)	6,694
Short-term borrowings	25	160		—		185
FHLB advances and other borrowings	2,644	463		100	(2)	3,207
Subordinated debentures	—	—		—		—
Junior subordinated debentures	—	—		—		—

Total interest expense	5,427	3,259		1,400		10,086

Net interest income	72,990	18,225		819		92,034
Provision for loan and lease losses	3,575	1,650		—		5,225

Net interest income after provision for loan and lease losses	69,415	16,575		819		86,809

Non-interest income:
Fees for wealth management services	35,184	—		—		35,184
Service charges on deposits	2,445	1,282		—		3,727
Loan servicing and other fees	1,845	—		—		1,845
Net gain on sale of residential mortgage loans	4,117	6,636		—		10,753

	Year Ended December 31, 2013
	BMBC	CBH(1)		Adjustments(1)		Pro Forma
Net (loss) gain on sale of investment securities available for sale	(8)	482		—		474
Net loss on sale of other real estate owned (“OREO”)	(300)	—		—		(300)
Bank owned life insurance (“BOLI”) income	358	381		—		739
Other operating income	4,714	221		—		4,935

Total non-interest income	48,355	9,002		—		57,357
Non-interest expenses:
Salaries and Benefits	45,178	10,525		—		55,703
Net gain on curtailment of nonqualified pension plan	(690)	—		—		(690)
Occupancy and bank premises	6,862	2,698		—		9,560
Furniture, fixtures, and equipment	3,977	982		—		4,959
Advertising	1,526	469		—		1,995
Amortization of mortgage servicing rights	740	—		—		740
Net impairment of mortgage servicing rights	3	—		—		3
Amortization of intangible assets	2,633	—		753	(3)	3,386
FDIC insurance	1,063	823		—		1,886
Due diligence and merger-related expenses	1,885	—		—	(4)	1,885
Early extinguishment of debt-costs and premiums	347	432		—		779
Professional fees	2,456	1,157		—		3,613
Other operating expenses	14,760	5,010		—		19,770

Total non-interest expenses	80,740	22,096		753	(5)	103,589
Income before income taxes	37,030	3,481		66		40,577
Income tax expense	12,586	908		23	(6)	13,517

Net income	$24,444	$2,573		$43		$27,060

Basic earnings per common share	$1.84	$0.30		—		$1.58
Weighted-average basic shares outstanding	13,311,215	8,459,184	(7)	(4,652,551	)(8)	17,117,848
Diluted earnings per common share	$1.80	$0.30		—		$1.55
Weighted-average diluted shares outstanding	13,571,610	8,630,406	(9)	(4,746,723	)(9)	17,455,293

The accompanying notes are an integral part of these pro forma financial statements.

(1)	Assumes the merger with CBH was completed at the beginning of the period presented or January 1, 2013.
(2)	These pro forma acquisition adjustments reflect the amortization/accretion for the twelve months ended December 31, 2013 of acquisition date fair value adjustments related to loans, investment securities, deposits, and borrowings utilizing the straight line method over the estimated lives of the related assets or liabilities which are 7, 5, 1 and 3 years, respectively.
(3)	Represents amortization of $4.3 million core deposit intangible on a declining balance method over 10 years.
(4)	Represents the estimated merger integration expenses, primarily professional, legal, personnel, and conversion related expenditures. No CBH related integration expenses were incurred in 2013. Total estimated merger integration expense of $11.699 million are not included in this pro forma income statement. These merger integration expenses will be incurred over an extended time period by both CBH and BMBC lasting from January 1, 2014 through 2015.
(5)	Non-interest income does not include any revenue enhancements that might occur as a result of the merger and non-interest expenses do not reflect anticipated cost savings.
(6)	Reflects the tax impact of the pro forma acquisition adjustments at BMBC’s statutory income tax rate of 35%.

(7)	The 8,459,184 CBH weighted-average basic shares outstanding equals the sum of 6,519,600 weighted average CBH shares of common stock outstanding, and the fully converted common stock equivalents of the Series A and Series B preferred stock of 734,787 and 1,204,797 respectively, using the May 2, 2014 implied offer price of $12.36 which is equal to the product of BMBC share price as of May 2, 2014 of $27.46 and the exchange ratio of 0.4500.
(8)	The adjustment of 4,652,524 common shares outstanding is reflective of the 8,459,184 CBH shares of common stock to be converted by the reciprocal of the exchange ratio 0.55 or (1-0.4500). The net change reflects 3,806,633 BMBC shares of common stock to be issued to CBH shareholders.
(9)	Dilutive Shares outstanding represents the dilutive effects of common stock options and common stock warrants using the treasury method that are being rolled over. The total incremental dilutive shares used in the calculation of dilutive earnings per share are 77,050 shares of common stock. (171,222 CHB shares of common stock equivalents times the exchange ratio of 0.450)

RISK FACTORS

In addition to general investment risks and the other information contained in or incorporated by reference into this joint proxy statement/prospectus, including the matters addressed under the heading “Cautionary Statement Regarding Forward-Looking Statements” commencing on page 32 and the matters discussed under the caption “Risk Factors” in BMBC’s Annual Report on Form 10-K for the year ended December 31, 2013 as updated by subsequently filed Forms 10-Q, you should carefully consider the following risk factors in deciding how to vote on the merger agreement and the transactions contemplated thereby, including the merger.

Risk Factors Related to the Merger

Because the market price of BMBC common stock will fluctuate, CBH shareholders cannot be sure of the exact market value of the merger consideration they will receive.

Upon completion of the merger, each share of CBH common stock and CBH Series B preferred stock will be converted into the right to receive 0.45 of a share of BMBC common stock for each share of CBH stock, subject to adjustment pursuant to the terms of the merger agreement. The market value of the BMBC common stock constituting a portion of the merger consideration may vary from the closing price of BMBC common stock on the date we announced the merger, on the date that this joint proxy statement/prospectus was mailed to BMBC and CBH shareholders, on the dates of the special meetings of the BMBC and CBH shareholders and on the date we complete the merger and thereafter. Any change in the market price of BMBC common stock prior to completion of the merger will affect the market value of the merger consideration that CBH shareholders will receive in connection with completion of the merger. Accordingly, at the time of the special meetings, BMBC and CBH shareholders will not know or be able to calculate the market value of the BMBC common stock constituting a portion of the merger consideration CBH shareholders would receive upon completion of the merger. Neither BMBC nor CBH is permitted to terminate the merger agreement or re-solicit the vote of BMBC or CBH shareholders solely because of changes in the market prices of either company’s stock. CBH can terminate the merger agreement due to the decrease of BMBC’s common stock price only in very limited circumstances where the average closing price of BMBC common stock drops below $21.97 during a specified five day period prior to closing, and BMBC’s common stock underperforms the Nasdaq Bank Index by more than 20% during the same period, and only if BMBC does not make a compensating adjustment to the exchange ratio. There will be no adjustment to the exchange ratio for changes in the market price of either shares of BMBC common stock or shares of CBH common stock, barring a voluntary adjustment by BMBC in the event of the above-described decrease in BMBC’s stock price. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations. Many of these factors are beyond our control. You should obtain current market quotations for shares of BMBC common stock.

CBH will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees and customers may have an adverse effect on CBH and consequently on BMBC. These uncertainties may impair CBH’s ability to attract, retain and motivate key personnel until the merger is consummated, and could cause customers and others that deal with CBH to seek to change existing business relationships with CBH. Retention of certain employees may be challenging during the pendency of the merger, as certain employees may experience uncertainty about their future roles with BMBC. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with BMBC, BMBC’s business following the merger could be harmed. In addition, the merger agreement restricts CBH from making certain acquisitions and taking other specified actions until the merger occurs without the consent of BMBC. These restrictions may prevent CBH from pursuing attractive business opportunities that may arise prior to the completion of the merger. Please see the section entitled “The Agreement and Plan of Merger—Covenants and Agreements” commencing on page 87 of this joint proxy statement/prospectus for a description of the restrictive covenants to which CBH is subject.

The opinions obtained from BMBC’s and CBH’s respective financial advisors do not reflect changes in circumstances between signing the merger agreement and completion of the merger.

Neither BMBC nor CBH has obtained an updated opinion as of the date of this joint proxy statement/prospectus from its respective financial advisor. Changes in the operations and prospects of CBH or BMBC, general market and economic conditions and other factors that may be beyond the control of CBH or BMBC may significantly alter the value of CBH or the prices of shares of BMBC common stock or CBH common stock by the time the merger is completed. Neither financial advisor’s opinion speaks as of the time the merger will be completed or as of any date other than the date of such opinion. Each of BMBC’s and CBH’s board of directors’ recommendation that BMBC and CBH shareholders vote “FOR” approval of the merger agreement and the transactions contemplated thereby, including the merger, however, is as of the date of this joint proxy statement/prospectus. For a description of the opinions of BMBC’s and CBH’s respective financial advisors, please refer to “The Merger—Opinion of BMBC’s Financial Advisor,” and “The Merger—Opinion of CBH’s Financial Advisor,” commencing on pages 61 and 49, respectively. For a description of the other factors considered by BMBC’s and CBH’s board of directors in determining to declare the merger and the other transactions contemplated by the merger agreement to be advisable, please refer to “The Merger—Background of the Merger,” “The Merger—CBH’s Reasons for the Merger; Recommendation of CBH’s Board of Directors,” and “The Merger—BMBC’s Reasons for the Merger; Recommendation of BMBC’s Board of Directors,” commencing on pages 45, 46, and 58, respectively.

Combining the two companies may be more difficult, costly or time-consuming than we expect.

BMBC and CBH have operated and, until the completion of the merger, will continue to operate, independently. The difficulties of combining the operations of the two companies include: integrating personnel with diverse business backgrounds; combining different corporate cultures; and retaining key employees. It is possible that the integration process could result in the loss of key employees or disruption of each company’s ongoing business or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with customers and employees or to achieve the anticipated benefits of the merger. The integration of the two companies will require the experience and expertise of certain key employees of CBH who are expected to be retained by BMBC. BMBC may not be successful in retaining these employees for the time period necessary to successfully integrate CBH’s operations with those of BMBC.

As with any merger of banking institutions, there also may be business disruptions that cause us to lose customers or cause customers to take their deposits out of our banks. The success of the combined company following the merger may depend in large part on the ability to integrate the two businesses, business models and cultures. Additionally, BMBC may not be able to successfully achieve the level of cost savings, revenue enhancements, and other synergies that it expects, and may not be able to capitalize upon the existing customer relationships of CBH to the extent anticipated, or it may take longer, or be more difficult or expensive than expected to achieve these goals. If we are not able to integrate our operations successfully and in a timely manner, the expected benefits of the merger may not be realized, and this could have an adverse effect on BMBC’s business, results of operation and stock price.

Regulatory approvals may not be received, may take longer than expected or impose conditions that are not presently anticipated.

Before the transactions contemplated by the merger agreement, including the merger and the bank merger, may be completed, various approvals or consents must be obtained from the Federal Reserve Board, the Pennsylvania Department of Banking and Securities, and various bank regulatory and other authorities. These governmental entities, including the Federal Reserve Board and the Pennsylvania Department of Banking and Securities, may impose conditions on the completion of the merger or the bank merger or require changes to the terms of the merger agreement. Although BMBC and CBH do not currently expect that any conditions or changes will be imposed that would delay the completion of the transactions contemplated by the merger agreement, there can be no assurance that they will not be, and such conditions or changes could have the effect of imposing additional costs on or limiting the revenues of BMBC, any of which might have a material adverse effect on BMBC following the merger.

While the Federal Reserve Board has conditionally approved the application that includes the merger agreement, there can be no assurance as to whether the other necessary regulatory approvals will be received, the timing of those approvals, and whether any non-standard and/or non-customary conditions will be imposed.

The merger agreement limits CBH’s ability to pursue alternatives to the merger.

The merger agreement contains provisions that limit CBH’s ability to discuss competing third-party proposals to acquire all or a significant part of CBH. These provisions, which include payment of a $4.5 million termination fee plus payment of BMBC expenses in connection with the merger under certain circumstances, might discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of CBH from considering or proposing that acquisition even if it were prepared to pay consideration with a higher per share market price than that proposed in the merger, or might result in a potential competing acquiror proposing to pay a lower per share price to acquire CBH than it might otherwise have proposed to pay.

If the merger is not consummated by December 31, 2014, either BMBC or CBH may choose not to proceed with the merger.

Either BMBC or CBH may terminate the merger agreement if the merger has not been completed by December 31, 2014, unless the failure of the merger to be completed has resulted from the material failure of the party seeking to terminate the merger agreement to perform its obligations.

Termination of the merger agreement could negatively impact CBH.

If the merger agreement is terminated, there may be various consequences. For example, CBH’s businesses may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger, or the market price of CBH common stock could decline to the extent that the current market price reflects a market assumption that the merger will be completed. CBH also could be subject to litigation related to any failure to complete the merger. If the merger agreement is terminated and CBH’s board of directors seeks another merger or business combination, CBH shareholders cannot be certain that CBH will be able to find a party willing to pay an equivalent or more attractive price than the price BMBC has agreed to pay in the merger. Furthermore, CBH will be required to pay a termination fee of $4.5 million plus BMBC expenses in connection with the merger if the merger agreement is terminated in certain instances. See “The Agreement and Plan of Merger—Termination of the Merger Agreement” and “The Agreement and Plan of Merger—Termination Fee.”

Some of the directors and executive officers of CBH may have interests and arrangements that may have influenced their decisions to support or recommend that you approve and adopt the merger.

The interests of some of the directors and executive officers of CBH may be different from those of CBH shareholders, and directors and officers of CBH may be participants in arrangements that are different from, or in addition to, those of CBH shareholders. In particular, CBH’s and CB’s executive officers and directors each hold CBH stock options and warrants to purchase CBH common stock which will convert to options to purchase BMBC common stock upon the merger, certain of CBH’s and CB’s directors hold CBH warrants to purchase CBH Series B preferred stock which will be paid out in cash upon the merger, certain executive officers will receive retention and severance payments in connection with the merger, W. Kirk Wycoff will receive a $200,000 lump sum cash payment upon completion of the merger in exchange for his entry into a non-competition and non-solicitation agreement, and the following executive officers will receive lump sum cash payments if their employment is terminated concurrently with or within 12 months following completion of the merger in the following amounts, plus continuation of insurance benefits: H. Wayne Griest, $633,333; Dolores

M. Lare, $443,200; Stephanie A. Austin, $171,320; Robert J. Bifolco, $185,000; Don DeMaio, $175,000; and Eric J. Morgan, $155,950. Further, in contemplation of the consummation of the merger, BMBC paid twelve current officers of CB an aggregate of $260,000 in exchange for their entry into non-solicitation agreements with CBH, which will be assigned by operation of law to BMBC upon effectiveness of the merger. BMBC also agreed to continue to indemnify the current directors and officers of CBH and its subsidiaries pursuant to the terms of the merger agreement, to provide such persons with continued director’s and officer’s liability insurance, and to appoint two directors of CBH to be selected by BMBC from a list of candidates provided by CBH to the boards of directors of BMBC and BMT. Additionally, the directors of CBH have entered into voting agreements with BMBC pursuant to which they have agreed, solely in their capacity as CBH shareholders, to vote all of their shares of CBH common stock in favor of approval and adoption of the merger agreement and the transactions contemplated thereby. A more detailed discussion of these interests is contained in the section of this joint proxy statement/prospectus entitled “The Merger—Interests of CBH’s Directors and Executive Officers in the Merger” beginning on page 75.

The shares of BMBC common stock to be received by CBH shareholders as a result of the merger will have different rights from the shares of CBH common stock currently held by them.

The rights associated with CBH common stock are different from the rights associated with BMBC common stock. See the section of this joint proxy statement/prospectus entitled “Comparison of BMBC and CBH Shareholder Rights” commencing on page 128.

The market price of BMBC common stock after the merger may be affected by factors different from those affecting CBH common stock or BMBC common stock currently.

The businesses of BMBC and CBH differ in some respects and, accordingly, the results of operations of the combined company and the market price of BMBC’s shares of common stock after the merger may be affected by factors different from those currently affecting the independent results of operations of each of BMBC or CBH. For a discussion of the businesses of BMBC and CBH and of certain factors to consider in connection with their respective businesses, with respect to BMCB, see the documents incorporated by reference into this joint proxy statement/prospectus and referred to under “Where You Can Find More Information” on page 136, and with respect to CBH, see “Information About BMBC and CBH – CBH” beginning on page 103, and CBH’s financial statements beginning at page F-1.

We may fail to realize the cost savings estimated for the merger.

BMBC expects to achieve cost savings from the merger when the two companies have been fully integrated. While BMBC continues to be comfortable with these expectations as of the date of this joint proxy statement/prospectus, it is possible that the estimates of the potential cost savings could turn out to be incorrect. The cost savings estimates also assume our ability to combine the businesses of BMBC and CBH in a manner that permits those cost savings to be realized. If the estimates are incorrect, integration is delayed, or BMBC is not able to combine successfully the two companies, the anticipated cost savings may not be fully realized or realized at all, or may take longer to realize than expected.

CBH shareholders will have a reduced ownership and voting interest after the merger and will exercise less influence over management.

CBH’s shareholders currently have the right to vote in the election of the board of directors of CBH and on other matters affecting CBH. Upon the completion of the merger, each CBH shareholder that receives shares of BMBC common stock will become a shareholder of BMBC with a percentage ownership of the combined organization that is much smaller than the shareholder’s percentage ownership of CBH. The former shareholders of CBH as a group will receive shares in the merger constituting approximately 22% of the outstanding shares of BMBC common stock immediately after the merger. Because of this, CBH’s shareholders may have less influence on the management and policies of BMBC than they now have on the management and policies of CBH.

The merger may fail to qualify as a tax-free reorganization under the Internal Revenue Code.

The merger of CBH into BMBC has been structured to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code. The closing of the merger is conditioned upon the receipt by each of BMBC and CBH of an opinion of its respective tax advisor, each dated as of the effective date of the merger, substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in that opinion (including factual representations contained in certificates of officers of CBH and BMBC) which are consistent with the state of facts existing as of the effective date of the merger, the merger constitutes a reorganization under Section 368(a) of the Internal Revenue Code. The tax opinions to be delivered in connection with the merger are not binding on the Internal Revenue Service (“IRS”) or the courts, and neither CBH nor BMBC intends to request a ruling from the IRS with respect to the United States federal income tax consequences of the merger. If the merger fails to qualify as a tax-free reorganization, a CBH shareholder would likely recognize gain or loss on each share of CBH exchanged for BMBC stock in the amount of the difference between the shareholder’s basis in the CBH shares and the fair market value of the BMBC common stock and cash received by the CBH shareholder in exchange. For a more detailed discussion of the federal income tax consequences of the transaction, see “United States Federal Income Tax Consequences of the Merger” on page 97.

Risk Factors Related to the Operations of CBH on a Stand-Alone Basis

If the merger with BMBC is not completed, CBH will continue to face certain risk factors related to its on-going operations.

In the event that the proposed merger with BMBC is not completed, CBH will continue its operations as an independent entity and, as such, would continue to face certain risks in its on-going operations, as described below. Even if the merger is completed as expected in December 2014, CBH will face these risks on an independent basis until the time of the merger.

If the merger is not completed, CBH will have incurred substantial expenses without realizing the expected benefits of the merger.

CBH has incurred substantial expenses in connection with the merger. The completion of the merger depends on the satisfaction of specified conditions and the receipt of regulatory approvals and the approval of CBH’s shareholders. CBH cannot guarantee that these conditions will be met. If the merger is not completed, these expenses could have a material adverse impact on CBH’s financial condition and results of operations on a stand-alone basis.

If the merger is not completed, CBH may have to revise its business strategy.

During the past several months, management of CBH has been focused on, and has devoted significant resources to, the merger. This focus is continuing, and CBH has not been able to pursue certain business opportunities which may have been beneficial to CBH on a stand-alone basis. Under the merger agreement, CBH is subject to restrictions on the conduct of its business before completing the merger, which may adversely affect its ability to execute certain of its business strategies if the merger is terminated. If the merger is not completed, CBH will have to revisit its business strategy in an effort to determine what changes may be required in order for CBH to operate on an independent, stand-alone basis. CBH may need to consider raising additional capital in order to continue as an independent entity if the merger is not completed. No assurance can be given as to whether CBH would be able to successfully raise capital in such circumstances or, if so, under what terms.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this report and the documents incorporated by reference herein may constitute forward-looking statements for the purposes of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended, and may involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the BMBC and CBH to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements with respect to BMBC’s and CBH’s financial goals, business plans, business prospects, credit quality, credit risk, reserve adequacy, liquidity, origination and sale of residential mortgage loans, mortgage servicing rights, the effect of changes in accounting standards, and market and pricing trends. The words “may”, “would”, “could”, “will”, “likely”, “expect,” “anticipate,” “intend”, “estimate”, “plan”, “forecast”, “project” and “believe” and similar expressions are intended to identify such forward-looking statements. BMBC’s and CBH’s actual results may differ materially from the results anticipated by the forward-looking statements due to a variety of factors, including without limitation:

•	the businesses of BMBC and CBH will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected;

•	material differences in the actual financial results of merger and acquisition activities compared with expectations, such as with respect to the full realization of anticipated cost savings and revenue enhancements within the expected time frame, including as to the merger;

•	revenues following the merger may be lower than expected;

•	deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected;

•	the ability to obtain governmental approvals required for the transactions contemplated by the merger agreement, including the merger and the bank merger, on the proposed terms and schedule;

•	the failure of CBH’s or BMBC’s shareholders to approve and adopt the merger agreement and the transactions contemplated thereby;

•	local, regional, national and international economic conditions and the impact they may have on BMBC and CBH and their customers and BMBC’s and CBH’s assessment of that impact;

•	BMBC’s and CBH’s respective needs for capital;

•	lower demand for BMBC’s and CBH’s products and services and lower revenues and earnings could result from an economic recession;

•	lower earnings could result from other-than-temporary impairment charges related to BMBC’s and CBH’s investment securities portfolios or other assets;

•	changes in monetary or fiscal policy, or existing statutes, regulatory guidance, legislation or judicial decisions that adversely affect our business, including changes in federal income tax or other tax regulations;

•	changes in the level of non-performing assets and charge-offs;

•	changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;

•	other changes in accounting requirements or interpretations;

•	the accuracy of assumptions underlying the establishment of provisions for loan and lease losses and estimates in the value of collateral, and various financial assets and liabilities;

•	inflation, securities market and monetary fluctuations;

•	changes in the securities markets with respect to the market values of financial assets and the stability of particular securities markets;

•	changes in interest rates, spreads on interest-earning assets and interest-bearing liabilities, and interest rate sensitivity;

•	changes in the value of loan collateral and securities;

•	prepayment speeds, loan originations and credit losses;

•	sources of liquidity and financial resources in the amounts, at the times and on the terms required to support BMBC’s and CBH’s or the combined company’s future businesses;

•	legislation or other governmental action affecting the financial services industry as a whole, BMBC, CBH and/or BMBC’s or CBH’s subsidiaries individually or collectively, including changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which BMBC and CBH must comply;

•	results of examinations by the Federal Reserve Board and/or the Office of the Comptroller of the Currency, including the possibility that such regulator may, among other things, require BMBC or CBH to increase its allowance for loan losses or to write down assets;

•	BMBC’s and CBH’s common stock outstanding and BMBC’s common stock price volatility;

•	fair value of and number of stock-based compensation awards to be issued in future periods;

•	BMBC’s and CBH’s success in continuing to generate new business in their respective existing markets, as well as their success in identifying and penetrating targeted markets and generating a profit in those markets in a reasonable time;

•	BMBC’s ability to continue to generate investment results for customers and the ability to continue to develop investment products in a manner that meets customers’ needs;

•	changes in consumer and business spending, borrowing and savings habits and demand for financial services in the relevant market areas;

•	rapid technological developments and changes;

•	the effects of competition from other commercial banks, thrifts, mortgage companies, finance companies, credit unions, securities brokerage firms, insurance companies, money-market and mutual funds and other institutions operating in BMBC’s and CBH’s market areas and elsewhere including institutions operating locally, regionally, nationally and internationally together with such competitors offering banking products and services by mail, telephone, computer and the internet;

•	BMBC’s and CBH’s ability to continue to introduce competitive new products and services on a timely, cost-effective basis and the mix of those products and services;

•	containing costs and expenses;

•	protection and validity of intellectual property rights;

•	reliance on large customers;

•	technological, implementation and cost/financial risks in contracts;

•	the outcome of pending and future litigation and governmental proceedings;

•	any extraordinary event (such as acts of terrorism and the U.S. Government’s response to those events);

•	ability to retain key employees and members of senior management;

•	the ability of key third-party providers to perform their obligations to BMBC, BMT, CBH and CB; and

•	success in managing the risks involved in the foregoing.

Additional factors that could cause BMBC’s results to differ materially from those described in the forward-looking statements can be found in BMBC’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information” on page 136 for a description of where you can find this information. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to BMBC or CBH or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to within this joint proxy statement/prospectus. Forward-looking statements speak only as of the date on which such statements are made. BMBC and CBH undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this joint proxy statement/prospectus or incorporated documents might not occur and you should not put undue reliance on any forward-looking statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF

BMBC AND CBH

The following table lists the beneficial ownership of shares of BMBC common stock as of July 31, 2014 (except as otherwise indicated), for each of our directors, certain executive officers and the persons known to us who may be beneficial owners of more than 5% of our common stock. The table also shows the total number of shares owned by the directors and executive officers as a group.

Name	Common Stock(1)		Exercisable Stock Options(2)	Percent of Outstanding Stock Before Giving Effect to the Merger	Percent of Outstanding Giving Effect to the Merger
Current Directors(3)
Andrea F. Gilbert	11,647		17,580	*	*
Donald S. Guthrie	79,984		—	*	*
Wendell F. Holland	8,852		10,580	*	*
Scott M. Jenkins	5,063		13,205	*	*
Jerry L. Johnson	3,210		—	*	*
David Lees	20,821		10,580	*	*
Lynn B. McKee	1,227		—	*	*
Britton H. Murdoch	19,278		9,366	*	*
Named Executive Officers(3)
Frederick C. Peters II	51,744	(4)	108,400	1.17%	*
J. Duncan Smith	9,898	(5)	11,300	*	*
Alison E. Gers	13,167	(6)	54,200	*	*
Joseph G. Keefer	10,695	(7)	39,200	*	*
Francis J. Leto	22,299		21,464	*	*
All Directors and Executive Officers as a Group (14 persons)	263,913		314,465	4.21%	3.25%

5% Owners

Fulton Financial Corporation One Penn Square Lancaster, PA 17602	970,062	(8)	—	7.07%	5.45%

Ameriprise Financial, Inc. as parent of Columbia Management Investment Advisers, LLC 145 Ameriprise Financial Center Minneapolis, MN 55474	946,412	(9)	—	6.89%	5.32%

Champlain Investment Partners, LLC 180 Battery Street Burlington, VT 05401	886,235	(9)	—	6.46%	4.98%

BlackRock Inc. 40 East 52nd Street New York, NY 10022	947,865	(9)	—	6.90%	5.33%

*	Less than one percent.
(1)

Certain of our directors have elected to defer their fees and stock awards through our Deferred Payment Plans for Directors. Among other options, under these plans a director may elect to earn a yield on the deferred compensation based on changes in the price of our common stock (including dividends). Making this election creates phantom stock. Deferred fees which would otherwise be paid in the form of shares of our common stock are automatically converted to phantom stock units under the plans for at least one year. A share of phantom stock is economically equivalent to one share of common stock, but the directors do not have the present right to receive an actual share of stock or to vote the phantom stock unit. At such time as a director is entitled to receive a distribution of his account balance under the plan, he can elect to receive a distribution either in cash or shares of stock, as he directs. The below chart shows the number of shares of phantom stock outstanding for our directors as of July 31, 2014. Taking the number of shares of phantom stock held by directors into account together with the total security ownership of such persons as represented in the beneficial ownership table above, the directors hold the economic equivalent of 4.42% of BMBC’s stock (including exercisable stock options) before giving effect to the merger, and 3.41% of BMBC’s stock after giving effect to the merger.

Name	Phantom Stock Held
Scott M. Jenkins	20,677
David E. Lees	6,556
Wendell Holland	986

For additional information, see the section entitled “DIRECTOR COMPENSATION—Directors’ Deferred Payment Plans” at page 19 of BMBC’s most recent proxy statement, and “NONQUALIFIED DEFERRED COMPENSATION—Deferred Bonus Plan for Executives” at page 44 thereof.

(2)	Stock ownership information includes shares that the individual has the right to acquire within sixty days of July 31, 2014. Each executive officer holds sole investment power over shares held for such executive officer in our 401(k) Plan. Unless otherwise indicated, each person has sole voting and investment power over the shares listed. There are no pledged shares.
(3)	The address for our directors and named executive officers is c/o Bryn Mawr Bank Corporation, 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010-3396.
(4)	Includes 3,571 shares held for Mr. Peters in the 401(k) Plan, determined as of July 31, 2014.
(5)	Includes 3,993 shares held for Mr. Smith in the 401(k) Plan, determined as of July 31, 2014.
(6)	Includes 7,872 shares held for Ms. Gers in the 401(k) Plan, determined as of July 31, 2014.
(7)	Includes 9,695 shares held for Mr. Keefer in the 401(k) Plan, determined as of July 31, 2014.
(8)	Share total as of October 31, 2012, as reported on Schedule 13G by such shareholder.
(9)	Share total as of December 31, 2013 as reported on Schedule 13G by such shareholder.

The following table sets forth information as to the CBH common stock beneficially owned, as of August 4, 2014, the record date for shares eligible to vote at the CBH special meeting, by (i) the only persons or entities, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), who or which was known to CBH to be the beneficial owner of more than 5% of the issued and outstanding CBH common stock, (ii) each director of CBH, (iii) certain executive officers of CBH, and (iv) all directors and executive officers of CBH as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership as of August 4, 2014(1)(2)		Percent of Common Stock
Castle Creek Capital Partners IV, LP 6051 El Tordo P.O. Box 1329 Rancho Sante Fe, CA 92067	651,173	(3)	9.9%

Directors:
Michael J. Clement	57,268	(4)	*
William J. Cunningham	330,427		5.0
William O. Daggett, Jr.	256,445	(5)	3.9
H. Wayne Griest	79,108	(6)	1.2
Boris Gutin	651,173	(7)	9.9
G. Daniel Jones	63,912		*
A. John May, III	26,775		*
Kevin J. Silverang	61,549	(8)	*
John M. Surgent	408,570		6.2
Charles J. Tornetta	251,592	(9)	3.8
W. Kirk Wycoff	558,478	(10)	8.4

Certain executive officers:
Dolores M. Lare	81,134	(11)	*
Robert J. Bifolco	40,500		*

Directors and executive officers of the Company as a group (16 persons)	3,004,024		42.5%

*	Amounts to less than 1.0% of the issued and outstanding CBH common stock.
(1)

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”) under the Exchange Act, a person or entity is considered to beneficially own shares of CBH common stock if the person or entity has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a person has sole voting power and sole investment power with respect to the indicated shares. Under applicable regulations, a person is deemed to have beneficial ownership of any shares of CBH common stock which may be acquired within 60 days of the CBH record date pursuant to the exercise of outstanding stock options or warrants or the conversion of shares of convertible preferred stock to CBH common stock. Shares of CBH common stock which are subject to exercisable stock options, warrants or convertible preferred stock are deemed to be outstanding for the purpose of computing the percentage of outstanding CBH common stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of CBH common stock owned by any other person or group.

(2)	The indicated shares include shares of CBH Series A Preferred Stock which, as of the CBH record date, are convertible into shares of CBH common stock as follows:

	Shares of CBH Series A Preferred Stock	Convertible into Shares of CBH common stock
Michael Clement	125	15,151
William J. Cunningham	200	24,242
William O. Daggett, Jr.	250	30,303
H. Wayne Griest	45	5,454
G. Daniel Jones	112	13,575
A. John May, III	13	1,575
Kevin J. Silverang	112	13,575
John M. Surgent	350	42,424
Charles J. Tornetta	350	42,424
W. Kirk Wycoff	250	30,303
Dolores M. Lare	25	3,030
All directors and executive officers as a group	1,847	223,874

The indicated shares include stock options which are exercisable within 60 days of the CBH record date as follows:

Number of Stock Options
Michael Clement	6,075
William O. Daggett, Jr.	6,075
H. Wayne Griest	42,950
G. Daniel Jones	6,075
Kevin J. Silverang	4,500
John M. Surgent	6,075
Charles J. Tornetta	6,075
W. Kirk Wycoff	78,600
Dolores M. Lare	44,650
Robert J. Bifolco	27,900
All directors and executive officers as a group	297,675

The indicated shares include warrants issued to the organizers of Continental Bank which are exercisable within 60 days of the CBH record date as follows:

Number of CBH Warrants
Michael Clement	315
William J. Cunningham	6,300
William O. Daggett, Jr.	4,725
H. Wayne Griest	236
G. Daniel Jones	788
John M. Surgent	3,969
Charles J. Tornetta	3,150
W. Kirk Wycoff	3,969
Dolores M. Lare	315
All directors and executive officers as a group	23,767

(3)

Castle Creek Capital Partners IV, LP’s (“Castle Creek”) sole general partner is Castle Creek Capital IV, LLC. Castle Creek Capital IV LLC has voting and dispositive power and may be deemed to beneficially own these shares. Does not include 991,684 shares of CBH Series B Preferred Stock held by Castle Creek. Shares of CBH Series B Preferred Stock are convertible into an equal number of shares of CBH common stock in connection with certain transfers of such shares of CBH Series B Preferred Stock, subject to certain restrictions based on the beneficial ownership of the holder of the shares of CBH Series B Preferred Stock. Castle Creek does not currently have the right to convert shares of CBH Series B Preferred Stock to shares of CBH common stock. Castle Creek and its affiliates are subject to a passivity agreement with the Board of Governors of the Federal Reserve System.
(4)	Includes 35,727 shares of CBH common stock held jointly by Mr. Clement and his wife. In addition, the CBH Series A Preferred Stock discussed in footnote 2 is held jointly by Mr. Clement and his wife.
(5)	Includes 126,000 shares held by an employee pension plan for the benefit of Mr. Daggett. In addition, the shares of CBH Series A Preferred Stock beneficially owned by Mr. Daggett as discussed in footnote 2 are held in the employee benefit plan for the benefit of Mr. Daggett.
(6)	Includes 14,718 shares of CBH common stock held in a trust for the benefit of Mr. Griest. In addition, the shares of CBH Series A Preferred Stock and Warrants beneficially owned by Mr. Griest as discussed in footnote 2 are held in the trust for the benefit of Mr. Griest.
(7)	The indicated shares of CBH shares of common stock are held by Greenhill Capital Partners (Cayman) III, LP, Greenhill Capital Partners (Employee) III, LP, Greenhill Capital Partners (GHL) III, LP and Greenhill Capital Partners III, LP, which are affiliates of GCP Capital of which Mr. Gutin serves as a managing director. Does not include 213,113 shares of CBH Series B Preferred Stock held by GCP Capital. Shares of CBH Series B Preferred Stock are convertible into an equal number of shares of CBH common stock in connection with certain transfers of such shares of CBH Series B Preferred Stock, subject to certain restrictions based on the beneficial ownership of the holder of the shares of CBH Series B Preferred Stock. GCP Capital does not currently have the right to convert shares of CBH Series B Preferred Stock to shares of CBH common stock. GCP Capital and its affiliates are subject to a passivity agreement with the Board of Governors of the Federal Reserve System.
(8)	Includes 62 shares of CBH common stock held jointly by Mr. Silverang and his wife. Also includes 50 shares of CBH Series A Preferred Stock beneficially owned by Mr. Silverang as discussed in footnote 2 which are held in Mr. Silverang’s individual retirement account (“IRA”).
(9)	The indicated shares of CBH common stock are held in various family trusts for the benefit of Mr. Tornetta or his family members.
(10)	Includes 200 shares of CBH Series A Preferred Stock beneficially owned by Mr. Wycoff as discussed in footnote 2 which are held in Mr. Wycoff’s IRA.
(11)	Includes 17,389 shares of CBH common stock held jointly by Ms. Lare and her husband. In addition, the CBH Series A Preferred Stock discussed in footnote 2 is held jointly by Ms. Lare and her husband.

BMBC SPECIAL MEETING

This section contains information from BMBC for BMBC shareholders about the special meeting BMBC has called for its shareholders to consider and approve and adopt the merger agreement and the transactions contemplated thereby. We are mailing this joint proxy statement/prospectus to each BMBC shareholder, on August 7, 2014. Together with this joint proxy statement/prospectus, we are also sending to you a notice of the special meeting of BMBC shareholders and a form of proxy card that BMBC’s board of directors is soliciting for use at the special meeting and at any adjournments or postponements of the special meeting. The BMBC special meeting will be held on Tuesday, September 23, 2014, at 9:30 a.m. local time, at BMBC’s office located at 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010.

Matters to Be Considered at BMBC Special Meeting

The only matters to be considered at the BMBC special meeting is the approval of the merger agreement and the transactions contemplated thereby, and the proposal to adjourn the special meeting if necessary. BMBC could use any adjournment or postponement of the special meeting for the purpose, among others, of allowing more time to solicit votes in favor of the merger agreement.

Recommendation of BMBC’s Board of Directors

BMBC’s board of directors has approved the merger agreement and the transactions contemplated thereby, including the merger, and recommends that BMBC shareholders vote “FOR” approval of the merger agreement and the transactions contemplated thereby, including the merger, and “FOR” the approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the merger agreement and the transactions contemplated thereby, including the merger.

Record Date of BMBC Special Meeting

BMBC’s board of directors has fixed 12:01 a.m. on August 5, 2014 as the record date for determining the BMBC shareholders entitled to receive notice of and to vote at the special meeting. Only BMBC shareholders of record as of the record date are entitled to vote at the special meeting. As of the record date, 13,728,436 shares of BMBC common stock were issued and outstanding and held by approximately 605 record holders. BMBC shareholders are entitled to one vote on each matter considered and voted on at the special meeting for each share of BMBC common stock held of record at 12:01 a.m. on the record date. The presence, in person or by properly executed proxy, of the holders of a majority of the shares of BMBC common stock entitled to vote at the special meeting is necessary to constitute a quorum at the special meeting. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted as shares present. Abstentions and broker non-votes will have no effect on approval of the merger agreement and the transactions contemplated thereby, including the merger.

Action Required

The merger agreement and the transactions contemplated thereby must be approved by the affirmative vote of a majority of the votes cast by all BMBC shareholders entitled to vote at the special meeting. As of the record date, BMBC directors beneficially held approximately 578,378 shares (or 4.21% of the outstanding shares) of BMBC common stock entitled to vote at the special meeting.

As of the record date, CBH and its subsidiaries held no shares of BMBC common stock and its directors and executive officers or their affiliates held no shares of BMBC common stock.

Solicitation of Proxies for BMBC Special Meeting

This joint proxy statement/prospectus and the accompanying proxy are first being mailed to BMBC shareholders on August 7, 2014. BMBC expects to engage Georgeson, a professional proxy solicitation firm

(the “proxy solicitor”), to assist in the solicitation of proxies for the BMBC special meeting, for a fee of approximately ten thousand dollars ($10,000). The expense of soliciting proxies for BMBC’s special meeting will be paid by BMBC. BMBC’s directors, officers and employees may also solicit proxies personally, by telephone, by e-mail and by facsimile. Such directors, officers and employees will not receive any additional compensation for such solicitation activities.

It is important that any shares of BMBC common stock you hold be represented at the BMBC special meeting. After you review this joint proxy statement/prospectus, we ask that all holders of BMBC common stock take the time to vote prior to the BMBC special meeting by completing, signing, dating and returning the enclosed proxy card as soon as possible in the enclosed postage-paid envelope, by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. If you attend the BMBC special meeting and wish to vote in person, your proxy may be revoked at that time. Additional methods of revoking a proxy are described below.

Voting at BMBC’s Special Meeting

Signing and returning the enclosed proxy will not affect a BMBC shareholder’s right to attend the BMBC special meeting and vote in person. Any BMBC shareholder giving a proxy may revoke it at any time before it is exercised by (i) filing with the Corporate Secretary of BMBC written notice of such revocation, (ii) submitting a duly executed proxy bearing a later date, or (iii) appearing at the BMBC special meeting and giving the Corporate Secretary notice of your intention to vote in person. For all matters, each share of BMBC common stock is entitled to one vote on each matter submitted to a vote at the BMBC special meeting.

If you appropriately mark, sign and return the enclosed proxy in time to be voted at the BMBC special meeting, the shares represented by the proxy will be voted in accordance with your instructions marked on the proxy. Signed proxies from BMBC shareholders not marked to the contrary will be voted “FOR” approval and adoption of the Agreement and Plan of Merger and the transactions contemplated thereby, and “FOR” the proposal to adjourn the BMBC special meeting, if necessary, to another time and/or place for the purpose of soliciting additional proxies or otherwise.

Revocation of Proxies for BMBC’s Special Meeting

A BMBC shareholder who has given a proxy may revoke it at any time before its exercise at the special meeting by (i) giving written notice of revocation to BMBC’s Corporate Secretary, (ii) properly submitting to BMBC a duly executed proxy bearing a later date, or (iii) attending the BMBC special meeting and voting in person (note that the mere presence, without notifying the Corporate Secretary, of a BMBC shareholder at the special meeting will not constitute revocation of a previously given proxy). All written notices of revocation and other communications with respect to revocation of proxies should be addressed to BMBC as follows: Geoffrey L. Halberstadt, Corporate Secretary, Bryn Mawr Bank Corporation, 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010.

CBH SPECIAL MEETING

This section contains information from CBH for CBH shareholders about the special meeting CBH has called for its shareholders to consider and approve and adopt the merger agreement and the transactions contemplated thereby. We are mailing this joint proxy statement/prospectus to each CBH shareholder, on August 7, 2014. Together with this joint proxy statement/prospectus, we are also sending to you a notice of the special meeting of CBH shareholders and a form of proxy card that CBH’s board of directors is soliciting for use at the special meeting and at any adjournments or postponements of the special meeting. The CBH special meeting will be held on Tuesday, September 16, 2014, at 9:00 a.m. local time, at the Whitemarsh Valley Country Club, 815 Thomas Road, Lafayette Hill, Pennsylvania 19444.

This joint proxy statement/prospectus is also being furnished by BMBC to CBH shareholders as a prospectus in connection with the issuance of shares of BMBC common stock upon completion of the merger.

Matters to Be Considered at CBH’s Special Meeting

The only matters to be considered at the CBH special meeting is the approval of the merger agreement and the transactions contemplated thereby, and the proposal to adjourn the special meeting if necessary. CBH could use any adjournment or postponement of the special meeting for the purpose, among others, of allowing more time to solicit votes in favor of the merger agreement.

Recommendation of CBH’s Board of Directors

CBH’s board of directors has approved the merger agreement and the transactions contemplated thereby, including the merger, and recommends that CBH shareholders vote “FOR” approval of the merger agreement and the transactions contemplated thereby, including the merger, and “FOR” the approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in favor of the merger agreement and the transactions contemplated thereby, including the merger.

Record Date of at CBH’s Special Meeting

CBH’s board of directors has fixed the close of business on August 4, 2014 as the record date for determining the CBH shareholders entitled to receive notice of and to vote at the special meeting. Only holders of record of CBH common stock as of the record date are entitled to vote at the special meeting. As of the record date, 6,531,450 shares of CBH common stock were issued and outstanding and held by approximately 199 record holders. CBH shareholders are entitled to one vote on each matter considered and voted on at the special meeting for each share of CBH common stock held of record at the close of business on the record date. Holders of CBH preferred stock have no rights to vote on the matters to be considered at the CBH special meeting, although the holders of CBH Series B preferred stock previously have consented to the exchange of their shares of Series B preferred stock for BMBC common stock on the terms provided by the merger agreement. The presence, in person or by properly executed proxy, of the holders of a majority of the shares of CBH common stock entitled to vote at the special meeting is necessary to constitute a quorum at the special meeting. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted as shares present. Abstentions and broker non-votes will have no effect on approval of the merger agreement and the transactions contemplated thereby, including the merger.

Action Required

The merger agreement and the transactions contemplated thereby must be approved by the affirmative vote of a majority of the votes cast by all CBH shareholders entitled to vote at the CBH special meeting.

As of the record date, CBH directors beneficially held approximately 2,346,394 shares (or 35.9% of the outstanding shares) of CBH common stock entitled to vote at the special meeting. The directors of CBH have entered into voting agreements with BMBC pursuant to which they have agreed, solely in their capacity as CBH shareholders, to vote all of their shares of CBH common stock in favor of approval and adoption of the merger agreement and the transactions contemplated thereby. See “The Merger—Interests of CBH’s Directors and Executive Officers in the Merger—Voting Agreements.”

As of the record date, BMBC and its subsidiaries held no shares of CBH common stock and its directors and executive officers or their affiliates held no shares of CBH common stock.

Solicitation of Proxies for CBH Special Meeting

This joint proxy statement/prospectus and the accompanying proxy are first being mailed to CBH shareholders on August 7, 2014. The expense of soliciting proxies for CBH’s special meeting will be paid by CBH. It is expected that the solicitation of proxies will be primarily by mail. CBH’s directors, officers and employees may also solicit proxies personally, by telephone, by e-mail and by facsimile. Such directors, officers and employees will not receive any additional compensation for such solicitation activities.

It is important that any shares of CBH common stock you hold be represented at the CBH special meeting. After you review this joint proxy statement/prospectus, we ask that all holders of CBH common stock take the time to vote prior to the CBH special meeting by completing the enclosed proxy card and then returning it in the enclosed return envelope. CBH shareholders also may vote via the or by calling the toll-free telephone number as described in the instructions included in your proxy card. If you attend the CBH special meeting and wish to vote in person, your proxy may be revoked at that time. Additional methods of revoking a proxy are described below.

Voting at CBH’s Special Meeting

Signing and returning the enclosed proxy will not affect a CBH shareholder’s right to attend the CBH special meeting and vote in person. Any CBH shareholder giving a proxy may revoke it at any time before it is exercised by (i) filing with the Corporate Secretary of CBH written notice of such revocation, (ii) submitting a duly executed proxy bearing a later date, or (iii) appearing at the CBH special meeting and giving the Corporate Secretary notice of your intention to vote in person. For all matters, each share of CBH common stock is entitled to one vote on each matter submitted to a vote at the CBH special meeting.

If you appropriately mark, sign and return the enclosed proxy in time to be voted at the CBH special meeting, the shares represented by the proxy will be voted in accordance with your instructions marked on the proxy. Signed proxies from CBH shareholders not marked to the contrary will be voted “FOR” approval and adoption of the Agreement and Plan of Merger and the transactions contemplated thereby, and “FOR” the proposal to adjourn the CBH special meeting, if necessary, to another time and/or place for the purpose of soliciting additional proxies or otherwise.

Revocation of Proxies for CBH Special Meeting

A CBH shareholder who has given a proxy may revoke it at any time before its exercise at the special meeting by (i) giving written notice of revocation to CBH’s Corporate Secretary, (ii) properly submitting to CBH a duly executed proxy bearing a later date, or (iii) attending the CBH special meeting and voting in person (note that the mere presence, without notifying the Corporate Secretary, of a CBH shareholder at the special meeting will not constitute revocation of a previously given proxy). All written notices of revocation and other communications with respect to revocation of proxies should be addressed to CBH as follows: Corporate Secretary, Continental Bank Holdings, Inc., 620 W. Germantown Pike, Suite 350, Plymouth Meeting, Pennsylvania 19462-2219.

THE MERGER

Terms of the Merger

Each of the BMBC board of directors and CBH board of directors has approved and adopted the merger agreement, which provides for the merger of CBH into BMBC, with BMBC being the surviving corporation in the merger. Each share of CBH common stock, $0.10 par value per share, issued and outstanding immediately prior to the completion of the merger, except for specified shares of CBH common stock held by CBH or BMBC, will be converted into the right to receive 0.45 of a share of BMBC common stock, subject to adjustment pursuant to the terms of the merger agreement.

BMBC and CBH shareholders are being asked to approve and adopt the merger agreement and the transactions contemplated thereby.

Background of the Merger

Over the past few years, the board of directors and executive officers of CBH have periodically discussed and reviewed CBH’s business, performance and prospects, including its strategic alternatives. In the context of such reviews, the strategic alternatives considered by the CBH board have included, among other things, continuing its on-going operations as an independent institution, acquiring other depository institutions, opening new branch offices or buying other financial services firms engaged in complementary lines of business and entering into a merger or acquisition transaction with a similarly sized or larger institution. The CBH board also periodically reviewed the competitive environment, which it sees as very difficult, in its market area as well as merger and acquisition activity in the financial services industry in general and in Pennsylvania in particular.

The CBH board of directors and management have also been aware in recent years of changes in the financial services industry and the regulatory environment as well as the competitive challenges facing a financial institution such as CBH. These challenges have included increasing government regulations, increasing expense burdens and commitments for technology and training, an interest rate environment which has resulted in a significant compression in the interest rate spread and margin, a deep and long recession followed by a slow economic recovery, and increasing competition in the delivery of financial products and services combined with increased customer expectations for the availability of sophisticated financial products and services from financial institutions. The most concerning of these factors has been the significant regulatory burden for smaller community banks and the probability of an extended period of low interest rates.

The managements and directorate of CBH and BMBC have long-standing business relationships. Periodically, members of management or directors of CBH and BMBC would meet socially or otherwise to discuss the state of financial services industry, the regulatory environment and business prospects. On December 5, 2013, the chairman of the board of directors of CBH, Kirk Wycoff, met with BMBC’s lead director, Britt Murdoch, Chairman and Chief Executive Officer, Ted Peters, and then-Executive Vice President and General Counsel, Frank Leto, all of whom are BMBC directors. During the meeting, among other topics, a possible business combination of CBH with and into BMBC was discussed. The discussion in early December 2013 was general in nature and touched on topics such as the potential operating synergies that might be achieved, expense reductions from the combined operations and CBH’s operations, including its management and its lending platform. As a result of the meeting, a meeting was held on December 23, 3013 by Mr. Wycoff, accompanied by two outside CBH directors, with Messrs. Murdoch, Peters and Leto to discuss further BMBC’s potential interest in engaging in a transaction with CBH. The potential benefits from a market perspective of the transaction were discussed including the fact that a merger would provide BMBC with the opportunity to expand its wealth management business to the northwestern and eastern areas of Montgomery County, Pennsylvania. The credit culture and CBH’s operations were also discussed, including the benefits of the combined entity having the ability to pursue larger loans due to the substantially larger capital base of the combined institution compared to CBH. BMBC expressed an interest in having further discussions and requested certain financial information regarding CBH. As a result, on December 23, 2013, BMBC entered into a confidentiality agreement with CBH. In view of the possibility that a transaction might ensue, the Executive Committee of the CBH board of directors authorized Mr. Wycoff to negotiate the retention of a financial advisor to assist the board of directors in fulfilling its duties. CBH retained Sandler O’Neill to serve as its financial advisor.

The Executive Committee of the board of CBH met on January 3, 2014, authorizing Mr. Wycoff to have further discussions with BMBC. As a result, Mr. Wycoff and Mr. Murdoch met and further discussed the possible economic terms under which CBH might consider engaging in a business combination with BMBC. On January 6, 2014, BMBC provided a preliminary indication of interest to CBH which was subject to, among other things, BMBC conducting a due diligence review of CBH. CBH and BMBC each agreed that they would exchange financial information for presentation to and discussion by CBH and BMBC. On January 13, 2014, Mr. Wycoff accompanied by a representative of Sandler O’Neill, met with Messrs. Peters and Leto, who were accompanied by a representative of KBW, BMBC’s financial advisor in connection with a possible transaction, to discuss the financial information exchanged by CBH and BMBC. Extensive discussions of the financial information ensued. On January 16, 2014, a revised indication of interest was provided by BMBC to CBH. The revised indication of interest was reviewed and discussed by the CBH Executive Committee which determined that the indication of interest should be presented to the CBH full board at its regularly scheduled meeting on January 21, 2014. At the CBH board meeting on January 21, 2014, the revised indication of interest was extensively discussed by the CBH board. Sandler O’Neill presented its analysis of the proposed merger consideration. The indication of interest set forth a specific price and proposed merger consideration that would consist of 80%-90% stock and 10%-20% cash. The indication of interest was conditioned on CBH agreeing to provide a 60-day period during which CBH would not hold discussions with any other entity regarding a possible merger or acquisition with CBH. The CBH board of directors determined to proceed with discussions with BMBC and authorized CBH’s President and Chief Executive Officer, H. Wayne Griest, to execute the indication of interest and to notify BMBC that it was invited to conduct in-depth due diligence of CBH. From late January through early February 2014, BMBC conducted extensive on-site due diligence of CBH, and continued to refine and conduct additional due diligence thereafter. During the end of January and the first week of February 2014, CBH conducted on-site due diligence of BMBC.

On January 28, 2014, BMBC presented CBH with a draft of the proposed merger agreement. Over the next several weeks, CBH, BMBC and their respective financial and legal advisors negotiated the terms of the merger and the merger agreement. During the negotiations, BMBC proposed to establish the composition of the merger consideration as 90% stock and 10% cash. The terms of the proposed merger were set forth in a revised indication of interest provided by BMBC dated February 27, 2014. However, such revised indication of interest reflected a lower effective exchange ratio as well as other changes to the proposed terms of the merger. During the next three weeks, CBH and BMBC and their respective advisors continued to negotiate the terms of the merger and the merger agreement but were not able to fully resolve all matters subject to discussion. On March 20, 2014, CBH proposed to BMBC, among other things, further adjustments to the economic terms of the proposed transaction. Later that day, BMBC advised CBH that it was ceasing further negotiations and was going to pursue other opportunities available to it in the market.

On March 27, 2014, BMBC provided CBH a revised indication of interest that provided for, among other things, a change in the form of the merger consideration to all stock and an increased exchange ratio with various price adjustment mechanisms as well as an additional basis for termination tied to the level of CBH’s future loan production. Further negotiations ensued which resulted in a revised indication of interest dated April 4, 2014 being provided by BMBC. The April 4th revised indication of interest did not include the previously proposed price adjustment mechanisms but still included the proposed additional termination provision. The April 4th revised indication letter also included a reduction in the exchange ratio to 0.45. The board of directors of CBH on April 15, 2014 determined that it would only be willing to continue negotiations in an effort to resolve the remaining issues, including the level of the exchange ratio, if BMBC agreed to the removal of the proposed additional termination provision based on future performance.

Negotiations continued during the reminder of April 2014 as CBH and BMBC worked to resolve the various open issues. At the end of April 2014, BMBC agreed that as part of the proposed merger, CBH would be permitted to pay a special $1.251 million cash dividend to its shareholders immediately prior to consummation of the merger in conjunction with a corresponding reduction in the cash out value of the Series B warrants. In addition, during the week of April 27 through May 4, 2014, all other remaining matters, including the elimination of the additional proposed termination provision, were resolved and the final terms of merger agreement and the related documents were negotiated by CBH and BMBC and their respective legal advisors.

On April 30, 2014, CBH’s board of directors held a special meeting to review the merger proposal as set forth in the definitive merger agreement and related documents negotiated by CBH and BMBC and their respective advisors. The CBH board received presentations regarding the merger from its financial advisor, Sandler O’Neill, and the merger agreement from its legal counsel, Silver, Freedman, Taff & Tiernan LLP. Management of CBH also summarized its earlier presentation to the board on the results of the due diligence conducted on BMBC. Representatives of Silver, Freedman, Taff & Tiernan LLP and Sandler O’Neill responded to questions from CBH’s board. At the meeting, Sandler O’Neill provided its oral opinion that, based upon and subject to the assumptions, limitations, qualifications and conditions set forth in its written opinion, as of the date of the meeting, the merger consideration to be paid to the holders of CBH common stock, including as a part thereof, the special cash dividend, was fair to the holders of CBH common stock from a financial point of view. The exchange ratio and the amount of the special dividend was determined through negotiation between CBH and BMBC and the decision to enter into the merger agreement was solely that of the CBH board. After careful and deliberate consideration of this information as well as the interests of CBH’s shareholders, customers, employees and communities served by CBH, CBH’s board of directors unanimously (i) determined that the merger agreement and the transactions contemplated thereby were advisable and fair to and in the best interests of CBH, (ii) approved and adopted the merger agreement and approved the merger and the other transactions contemplated thereby and (iii) subject to the board’s fiduciary duties, recommended the approval and adoption of the merger agreement and the transactions contemplated thereby by CBH’s shareholders.

At each of the BMBC board of directors, executive committee and risk management committee meetings held in January, February, March and April of 2014, the transaction was discussed and management was authorized to continue the negotiation process with respect to the merger and the merger agreement. On April 30, 2014, BMBC’s board of directors held a special meeting to review the merger proposal as set forth in the definitive merger agreement and related documents negotiated by CBH and BMBC and their respective financial and legal advisors. The BMBC board received management presentations regarding assessments on cost savings, CBH’s loan portfolio, enterprise risk management and key risks, operational impact of the transaction, qualitative integration matters and the impact of the transaction on BMBC’s other projects and initiatives. Also at this meeting, KBW reviewed with the BMBC board of directors the financial aspects of the proposed merger and advised the BMBC board that, assuming no material changes in the proposed merger or KBW’s financial analysis, KBW would be in a position to deliver, in connection with the execution of the merger agreement, a written opinion to the effect that, as of the date of such opinion, the exchange ratio in the proposed merger was fair to BMBC from a financial point of view. A copy of KBW’s written opinion, dated May 5, 2014, is attached as Annex C, and a summary of the opinion is included below in “Opinion of BMBC’s Financial Advisor.” After careful and deliberate consideration of the presentations received as well as the interests of BMBC and of its constituencies, BMBC’s board of directors determined that the merger agreement and the transactions contemplated thereby were in the best interests of BMBC, approved and adopted the merger agreement, subject to the final negotiation by management of certain terms of the merger agreement and finalization of the disclosure schedules, and approved the merger and the other transactions contemplated thereby.

On May 5, 2014, CBH and BMBC executed the merger agreement and the related voting agreements and non-solicitation agreements, and the transaction was publicly announced before the opening of the market.

CBH’s Reasons for the Merger; Recommendation of CBH’s Board of Directors

After careful consideration, CBH’s board of directors determined that it was advisable and in the best interests of CBH and its shareholders for CBH to enter into the merger agreement with BMBC. Accordingly, CBH’s board unanimously recommends that CBH’s shareholders vote “FOR” the approval and adoption of the merger agreement.

The board of directors of CBH has considered the terms and provisions of the merger agreement and concluded that they are fair to the shareholders of CBH and that the merger is in the best interests of CBH and its shareholders.

The board of directors of CBH believes that the merger will provide the resulting institution with additional resources necessary to compete more effectively in the greater Philadelphia market. In addition, the CBH board of directors believes that the customers and communities served by CBH will benefit from the resulting institution’s enhanced abilities to meet their banking needs.

In reaching its decision to approve the merger agreement, the CBH board of directors consulted with management, as well as with CBH’s financial and legal advisors, and considered a variety of factors, including the following:

•	The consideration being offered to CBH’s shareholders in relation to the market value, book value per share, earnings per share and projected earnings per share of CBH;

•	The results that could be expected to be obtained by CBH if it continued to operate independently and the potential future value of CBH stock compared to the value of the merger consideration offered by BMBC and the potential future trading value of the BMBC common stock;

•	The current and prospective environment in which CBH operates, including national, regional and local economic conditions, the competitive environment for financial institutions, the increased regulatory burdens on financial institutions, and the uncertainties in the regulatory climate going forward;

•	The lack of any trading market for CBH stock;

•	The form of merger consideration offered by BMBC, including the opportunity for CBH shareholders to receive shares of BMBC common stock on a tax-free basis for their shares of CBH stock;

•	That the merger agreement provides for payment to CBH shareholders of a special cash dividend of $1.251 million in the aggregate immediately prior to the effective time of the merger;

•	The fact that the merger agreement provides that CBH may terminate the merger agreement if the average closing price of BMBC common stock is less than $21.97 and BMBC’s common stock underperforms the Nasdaq Bank index by more than 20% during the five day period beginning on the later of the date of receipt of CBH shareholder approval of the merger agreement and the transactions contemplated thereby, or the date of the receipt of all necessary regulatory approvals in connection with the merger, unless BMBC elects to make a compensating adjustment to the exchange ratio;

•	The scale, scope, strength and diversity of operations, product lines and delivery systems that could be achieved by combining CBH with BMBC;

•	The complementary geographic locations of the CBH and BMBC branch networks in southeastern Pennsylvania;

•	The results that could be expected to be obtained by CBH if it continued to operate independently, and the likely benefits to shareholders of continued independent operations, as compared to the value of the consideration to be received by CBH’s shareholders as a result of the merger;

•	BMBC’s asset size and capital position, which would give the resulting institution over $2.7 billion in assets;

•	The earnings prospects of the combined company;

•	The additional products offered by BMBC to its customers, particularly trust and wealth management services, and the ability of the resulting institution to provide comprehensive financial services to its customers;

•	CBH’s and BMBC’s shared community banking philosophies; and

•	The presentation by Sandler O’Neill, CBH’s financial advisor, as to the fairness of the merger consideration, from a financial point of view, to CBH’s shareholders. In this regard, CBH’s board of directors has received from Sandler O’Neill a written opinion that, as of April 30, 2014, the merger consideration was fair to CBH’s shareholders from a financial point of view. The opinion is attached as Annex B to this joint proxy statement/prospectus. For a summary of the presentation of Sandler, O’Neill, see “Opinion of CBH’s Financial Advisor” below.

Other factors considered by CBH’s board of directors included:

•	The terms and conditions of the merger agreement, including the parties’ respective representations, warranties, covenants, and other agreements, the conditions to closing, a provision which permits CBH’s board of directors, in the exercise of its fiduciary duties, under certain conditions, to furnish information to, or engage in negotiations with, a third party which has submitted an unsolicited proposal to acquire CBH and a provision providing for CBH’s payment of a termination fee to BMBC if the merger agreement is terminated under certain circumstances and the effect such termination fee could have on a third party’s decision to propose a merger or similar transaction to CBH at a higher price than that contemplated by the merger with BMBC;

•	The reports of CBH’s management and the financial presentation by Sandler O’Neill to CBH’s board of directors concerning the operations, financial condition and prospects of BMBC and the expected financial impact of the merger on the combined company, including pro forma assets, earnings, deposits and capital ratios;

•	The proposed board arrangements of the combined company, including the inclusion of two of CBH’s directors on BMBC’s board;

•	The likelihood of successful integration and the successful operation of the combined company;

•	The likelihood that the regulatory approvals needed to complete the transaction will be obtained;

•	The potential cost-saving opportunities;

•	The effects of the merger on CBH’s employees, including the prospects for continued employment and the severance and other benefits agreed to be provided to CBH employees; and

•	The review by the CBH board of directors with its legal and financial advisors of the structure of the merger and the financial and other terms of the merger, including the condition that the merger must qualify as a transaction that will permit CBH’s shareholders to receive BMBC shares in exchange for their CBH shares on a tax-free basis for federal income tax purposes.

In the course of its deliberation, the CBH board of directors also considered a variety of risks and other countervailing factors, including:

•	The fact that the exchange ratio is fixed, and the value of the consideration to be received by the CBH’s shareholders is subject to fluctuation;

•	The risks and costs to CBH if the merger does not close, including:

•	the diversion of management and employee attention, potential employee attrition and the effect on customers and business relationships; and

•	the potential adverse impact on the value of CBH’s common stock if the merger agreement was terminated;

•	The restrictions that the merger agreement imposes on actively soliciting competing bids, and the fact that CBH would be obligated to pay a $4.5 million termination fee to BMBC under certain circumstances; and

•	The fact that CBH will no longer exist as an independent, stand-alone company.

The CBH board of directors also considered the potential risks associated with the merger in connection with its deliberation of the proposed transaction, including the challenges of integrating CBH’s businesses, operations and employees with those of BMBC, the need to obtain approval by shareholders of both CBH and BMBC as well as regulatory approvals in order to complete the transaction, and the risks associated with the operations of the combined company including the ability to achieve the anticipated cost savings. CBH’s board also considered that the fixed exchange ratio, by its nature, would not adjust upwards to compensate for declines, or downwards to compensate for increases, in BMBC’s stock price prior to completion of the merger. The board also considered the structural protections included in the merger agreement such as the ability of CBH to terminate the merger agreement in the event of any change or development affecting BMBC which has, or is reasonably likely to have, a material adverse effect on BMBC and which is not cured within 30 days after notice or cannot be cured prior to consummation of the merger.

The foregoing discussion of the information and factors considered by CBH’s board of directors is not exhaustive, but includes all material factors considered by CBH’s board. In view of the wide variety of factors considered by the CBH board of directors in connection with its evaluation of the merger and the complexity of these matters, the CBH board of directors did not consider it practical to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. CBH’s board of directors evaluated the factors described above, including asking questions of CBH’s management and CBH’s legal and financial advisors. In considering the factors described above, individual members of CBH’s board of directors may have given different weights to different factors. The CBH board of directors relied on the experience and expertise of its financial advisors for quantitative analysis of the financial terms of the merger. See “Opinion of CBH’s Financial Advisor” below. It should also be noted that this explanation of the reasoning of CBH’s board of directors and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements” on page 32.

After evaluating these factors and consulting with our legal counsel and financial advisors, the CBH board of directors determined that the merger agreement was advisable and in the best interests of CBH’s shareholders. Accordingly, the CBH board of directors has unanimously adopted the merger agreement and approved the merger. The CBH board of directors unanimously recommends that CBH shareholders vote “FOR” approval and adoption of the merger agreement.

THE BOARD OF DIRECTORS OF CBH HAS DETERMINED THAT THE PROPOSED MERGER IS ADVISABLE AND IN THE BEST INTERESTS OF CBH AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT.

Opinion of CBH’s Financial Advisor

By letter dated January 21, 2014, the board of directors of CBH retained Sandler O’Neill & Partners, L.P., or Sandler O’Neill, to provide a fairness opinion in connection with a possible business combination transaction. Sandler O’Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O’Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. The board of directors selected Sandler O’Neill to provide a fairness opinion in connection with a possible business combination based on its qualifications, expertise, reputation and experience in mergers and acquisitions involving financial institutions.

At the April 30, 2014 meeting of the board of directors, Sandler O’Neill delivered to the board of directors its oral opinion, which was subsequently confirmed in writing on May 5, 2014, that, as of April 30, 2014, the merger consideration was fair to the holders of CBH common stock from a financial point of view. The full text of Sandler O’Neill’s opinion is attached as Annex B to this joint proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Holders of CBH common stock are urged to read the entire opinion carefully in connection with their consideration of the proposed merger.

Sandler O’Neill’s opinion speaks only as of the date of the opinion. The opinion was directed to the board of directors and is directed only to the fairness of the merger consideration to the holders of CBH common stock from a financial point of view. It does not address the underlying business decision of CBH to engage in the merger or any other aspect of the merger and is not a recommendation to any holder of CBH common stock as to how such holder of CBH common stock should vote at the special meeting with respect to the merger or any other matter. Sandler O’Neill did not express any opinion as to the fairness of the amount or nature of the compensation to be received in connection with the merger by CBH’s officers, directors, or employees, or any class of such persons, relative to the merger consideration to be received in the merger by any other shareholders of CBH.

In connection with rendering its opinion on April 30, 2014, Sandler O’Neill reviewed and considered, among other things:

•	The merger agreement;

•	Certain financial statements and other historical financial information of CBH provided by management of CBH that Sandler O’Neill deemed relevant;

•	Certain publicly available financial statements and other historical financial information of BMBC that Sandler O’Neill deemed relevant;

•	Certain internal financial information and other data relating to the business and financial prospects of CBH that were provided to Sandler O’Neill by and discussed with the management of CBH for the years ending December 31, 2014 through December 31, 2018 and not publicly available, including financial forecasts and estimates prepared by the management of CBH (the “CBH Forecasts”);

•	Publicly available median analyst earnings estimates for BMBC for the years ending December 31, 2014 through December 31, 2015, and a consensus long-term earnings growth rate for the years thereafter as discussed with management of BMBC;

•	The pro forma financial impact of the merger on BMBC, based on assumptions relating to transaction expenses, purchase accounting adjustments, cost savings and other synergies as prepared by and reviewed with senior management of BMBC;

•	A comparison of certain financial and other information for CBH and BMBC including relevant stock trading information, with similar publicly available information for certain other commercial banks similar to each of CBH and BMBC, the securities of which are publicly traded;

•	The financial terms and structures of certain recent business combinations involving other similar and related party transactions in the commercial banking industry, to the extent publicly available;

•	The current market environment generally and the financial services environment in particular; and

•	Such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O’Neill considered relevant.

Sandler O’Neill also discussed with certain members of the senior management of CBH the business, financial condition, results of operations and prospects of CBH and held similar discussions with the senior management of BMBC regarding the business, financial condition, results of operations and prospects of BMBC.

In performing its reviews and analyses and in rendering its opinion, Sandler O’Neill relied upon the accuracy and completeness of all of the financial and other information that was available to Sandler O’Neill from public sources, that was provided to Sandler O’Neill by CBH or BMBC or their respective representatives or that was otherwise reviewed by Sandler O’Neill, and Sandler O’Neill assumed such accuracy and completeness for purposes of rendering its opinion. Sandler O’Neill further relied on the assurances of the respective senior managements of each of CBH and BMBC that they were not aware of any facts or circumstances that would make any of such information inaccurate or misleading. With respect to the CBH Forecasts, publicly available median analyst estimates and a publicly available annual growth rate for BMBC as discussed with senior management of BMBC and certain assumptions relating to transaction expenses, purchase accounting adjustments, cost savings and other synergies prepared by and reviewed with senior management of BMBC, Sandler O’Neill assumed that they had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the respective managements of CBH and BMBC, as to the future financial performance of CBH and BMBC, respectively. Sandler O’Neill was not asked to undertake, and did not undertake, an independent verification of any of such information and Sandler O’Neill assumes no responsibility or liability for the accuracy or completeness thereof.

In performing its analyses and in rendering its opinion, Sandler O’Neill assumed that there had not been any material change in the respective assets, financial condition, results of operations, business or prospects of CBH or BMBC since the date of the most recent financial data made available to Sandler O’Neill. In addition, Sandler O’Neill assumed in all respects material to its review and analysis that CBH and BMBC would remain as a going concern for all periods relevant to its analyses. Sandler O’Neill expressed no opinion as to the trading values at which the common stock of CBH or BMBC may trade at any time. Sandler O’Neill expresses no opinion as to any of the legal, accounting and tax matters relating to the merger and any other transaction contemplated in connection therewith. Sandler O’Neill’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Sandler O’Neill as of, the date of its opinion. Events occurring after the date thereof could materially affect Sandler O’Neill’s opinion. Sandler O’Neill has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date of its opinion.

In rendering its April 30, 2014 opinion, Sandler O’Neill performed a variety of financial analyses. The following is a summary of the material analyses performed by Sandler O’Neill, but it is not a complete description of all the analyses underlying Sandler O’Neill’s opinion. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O’Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler O’Neill’s comparative analyses described below is identical to CBH or BMBC and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of CBH and BMBC and the companies to which they are being compared.

Transaction Multiples

Sandler O’Neill reviewed the financial terms of the proposed transaction. As described in the merger agreement, CBH common stock and Series B preferred shareholders have the right to receive consideration consisting of (i) 0.450 shares of BMBC common stock in exchange for each share of CBH common stock or Series B preferred stock, as applicable, and (ii) a special cash dividend of $0.15 per share (assuming no options or warrants are exercised prior to such payment) to be paid to CBH common stock and Series B preferred stock shareholders pursuant to a special dividend to be declared by CBH’s board of directors immediately prior to the effective time of the closing of the merger. Based upon BMBC’s 20-day average per share price of $28.24 for the 20-day trading period ended April 28, 2014, Sandler O’Neill calculated a value of $12.71 per share of CBH common stock plus the special dividend per share of CBH common and Series B preferred stock of $0.15 in cash, for a total merger consideration per share of CBH common and Series B preferred stock of $12.86. Based upon (i) 8,490,534 shares outstanding (comprised of the sum of 6,550,950 of shares of CBH common stock outstanding and the issuance of 1,939,584 shares of CBH common stock from the conversion of both the Series A Preferred Stock and Series B Preferred Stock), (ii) the assumption that the Series B Warrants associated CBH’s preferred shares will not be exercised prior to closing, but will be cashed out at closing at $2.94 per share; (iii) BMBC’s 20-day average per share price of $28.24 for the 20-day trading period ended April 28, 2014 and (iv) the payment of an aggregate special dividend of $1,251,000, Sandler O’Neill calculated an aggregate merger consideration value of $113,325,000. Based upon financial information as of the period ended December 31, 2013, Sandler O’Neill calculated the following transaction ratios:

Pricing Multiples	Value
Price/Last Twelve Months Earnings Per Share	42.4	x
Price/Forward Estimated Earnings Per Share	25.8	x
Price/Book Value as of December 31, 2013	183%
Price/Tangible Book Value as of December 31, 2013	183%
Tangible Book Premium/Core Deposits	11.9%

Comparable Company Analysis

Sandler O’Neill used publicly available information to compare selected financial information for CBH and a group of financial institutions selected by Sandler O’Neill based on Sandler O’Neill’s professional judgment and experience. The peer group consisted of publicly traded banks headquartered in the Mid-Atlantic region with assets between $500 million and $1 billion and ratios of non-performing assets to assets of less than 1.5%.

The following financial institutions were selected for the comparison:

Bank of Utica	Marlin Business Services Corp.
First Keystone Corporation	Solvay Bank Corporation
1st Summit Bancorp of Johnstown, Inc.	Kish Bancorp, Inc.
Community National Bank	CCFNB Bancorp, Inc.
Somerset Trust Holding Company	Honat Bancorp, Inc.
Berkshire Bankcorp Inc.	Emclaire Financial Corp.
Integrity Bancshares, Inc.	CB Financial Services, Inc.

The analysis compared publicly available financial information for CBH and the high, mean, median and low financial and market trading data for the peer group as of or for the period ended December 31, 2013 with pricing data as of April 28, 2014. The results of these analyses are summarized in the following table.

	CBH	Comparable Company Ranges
Total Assets ($ in millions)	$659	$952 - $535
Tangible Common Equity/Tangible Assets	9.06%	23.22% - 6.21%
Leverage Ratio	9.35%	23.46% - 6.56%
Total Risk-Based Capital Ratio	15.41%	34.02% - 9.96%
Return on Average Assets	0.41%	2.45% - 0.40%
Return on Average Common Equity	4.20%	14.57% - 4.26%
Net Interest Margin	3.09%	9.31% - 2.33%
Efficiency Ratio	81.7%	80.1% - 28.3%
Loan Loss Reserve/Gross Loans	1.27%	5.59% - 1.27%
Non-Performing Assets1/Total Assets	1.49%	1.43% - 0.20%
Net Charge Offs/Average Loans	0.26%	1.84% - (0.01)%
Price/Tangible Book Value	—	182% - 71%
Price/ Last 12 Months Earnings Per Share	—	33.2x - 7.9x
Price/ 2014E Earnings Per Share	—	19.1x - 12.0x
Current Dividend Yield	—	4.5% - 1.1%
Market Value ($ in millions)	—	$237 - $45

[1]	Non-performing assets include troubled debt restructurings, nonaccrual loans and leases, renegotiated loans and leases, repossessed assets and real estate owned.

Analysis of Selected Merger Transactions

Sandler O’Neill reviewed two groups of comparable mergers and acquisitions. The regional transactions group consisted of merger and acquisition transactions that were announced since January 1, 2013 that involved target companies that were located in the Mid-Atlantic region. These transactions involved target companies that (i) had total assets of less than $2.5 billion and (ii) had ratios of non-performing assets to assets that were less than 2%. The group was composed of the following transactions:

Buyer / Target

CB Financial Services Inc./FedFirst Financial Corp.

F.N.B. Corp./OBA Financial Services Inc.

Salisbury Bancorp Inc./Riverside Bank

Center Bancorp Inc./ConnectOne Bancorp Inc.

Provident Financial Services/TeamCapital Bank

MVB Financial Corp/CFG Community Bank

1st Constitution Bancorp/Rumson-Fair Haven BT&C

Peoples Financial Services/Penseco Financial Services

Wilshire Bancorp Inc./BankAsiana

Haven Bancorp MHC/Hilltop Community Bancorp Inc.

Lakeland Bancorp/Somerset Hills Bancorp

Sandler O’Neill then reviewed the following multiples for each of the transactions: transaction price to last twelve months’ earnings; transaction price to book value; transaction price to tangible book value; and core deposit premium. Sandler O’Neill then calculated the imputed per share valuation for the high, low, mean and median data for the transactions. The results of these analyses are summarized in the following tables.

Regional M&A Transactions (Ranges)
Price / Last 12 Months Earnings	29.4x - 14.2x
Price / Book Value	191% - 104%
Price / Tangible Book Value	191% - 107%
Core Deposit Premium	14.8% - 1.2%

Imputed Per Share Valuation for Precedent Regional M&A Transactions (Ranges)
Price / Last 12 Months Earnings	$8.92 - $4.30
Price / Book Value	$13.37 - $7.33
Price / Tangible Book Value	$13.37 - $7.49
Core Deposit Premium	$14.86 - $7.67

CBH Basis as of December 31, 2013
	(dollars in thousands, except per share data)
Last 12 Months Earnings Per Share	Book Value Per Share	Tangible Book Value Per Share	Core Deposits
$0.30	$7.03	$7.03	$452,214

The second group consisted of nationwide merger and acquisition transactions that were announced since January 1, 2013 where the value of such transactions exceeded $50 million. These transactions involved target companies that (i) had total assets of less than $1.0 billion and (ii) had ratios of non-performing assets to assets that were less than 2%. The group was composed of the following transactions:

Buyer / Target

CB Financial Services Inc./FedFirst Financial Corp.

F.N.B. Corp./OBA Financial Services Inc.

CBFH Inc./MC Bancshares Inc.

Eastern Bank Corp./Centrix Bank & Trust

IBERIABANK Corp./First Private Holdings Inc.

IBERIABANK Corp./Teche Holding Company

BancorpSouth Inc./Ouachita Bancshares Corp.

Provident Financial Services/TeamCapital Bank

Banco Sabadell SA/JGB Bank NA

Independent Bk Group Inc./ BOH Holdings Inc.

NewBridge Bancorp/CapStone Bank

Cardinal Financial Corp./United Financial Banking Co.

Stonegate Bank/Florida Shores Bancorp Inc.

Wilshire Bancorp Inc./Saehan Bancorp

First Federal Bancshares of AR/First National Security Co.

Peoples Financial Services/Penseco Financial Services

Heartland Financial USA Inc./Morrill Bancshares Inc.

CBFH Inc./VB Texas Inc

SI Financial Group Inc./Newport Bancorp Inc.

First Financial Bankshares/Orange SB SSB

Lakeland Bancorp/Somerset Hills Bancorp

Sandler O’Neill then reviewed the following multiples for each of the transactions: transaction price to last twelve months’ earnings; transaction price to book value; transaction price to tangible book value; and core deposit premium. Sandler O’Neill then calculated the imputed per share valuation for the high, low, mean and median data for the transactions. The results of these analyses are summarized in the following tables.

Nationwide M&A Transactions
(Ranges)
Price / Last 12 Months Earnings	44.4x - 6.8x
Price / Book Value	262% - 84%
Price / Tangible Book Value	262% - 100%
Core Deposit Premium	18.4% - 2.3%

Imputed Per Share Valuation for Precedent Nationwide M&A Transactions (Ranges)
Price / Last 12 Months Earnings	$13.47 - $2.05
Price / Book Value	$18.40 - $5.89
Price / Tangible Book Value	$18.40 - $7.01
Core Deposit Premium	$16.81 - $8.22

CBH Basis as of December 31, 2013
	(dollars in thousands, except per share data)
Last 12 Months Earnings Per Share	Book Value Per Share	Tangible Book Value Per Share	Core Deposits
$0.30	$7.03	$7.03	$452,214

CBH—Net Present Value Analysis

Sandler O’Neill performed an analysis that estimated the net present value per share of CBH common stock through December 31, 2018.

Sandler O’Neill based the analysis on CBH’s projected earnings stream (as reflected in projections provided by CBH’s management) for the years ending December 31, 2014 through 2018, which projections assumed (i) tangible book value as of December 31, 2014 of $7.52 per share, (ii) a discount rate of 15.41% and (iii) 8,491,000 outstanding shares of common stock.

To approximate the terminal value of CBH’s common stock at December 31, 2018, Sandler O’Neill applied price to earnings multiples of 10.0x to 20.0x and multiples of tangible book value ranging from 100% to 200% as determined by Sandler O’Neill in its professional judgment and experience. Sandler O’Neill selected the price to earnings multiples based on price to earnings multiples of CBH’s peer group. Sandler O’Neill selected the tangible book value multiples based on tangible book value multiples of the CBH peer group.

The income streams and terminal values were then discounted to present values using different discount rates ranging from 10.0% to 16.0%, which were assumed deviations, both up and down, as selected by Sandler O’Neill based on the CBH discount rate of 15.41% as determined by Sandler O’Neill. Sandler O’Neill determined the discount rate based on the 10-year treasury bond yield of 2.70%, an equity risk premium of 5.70%, a size premium of 3.81%, and an industry premium of 3.20%. These analyses resulted in the following reference ranges of implied present values per share of CBH common stock:

Range of Implied Earnings Per Share Based on Price/Earnings	Range of Implied Tangible Book Value Per Share Based on Tangible Book Value
$5.32 – $13.87	$5.34 – $13.92

Sandler O’Neill also considered and discussed with the board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O’Neill performed a similar analysis assuming CBH’s net income varied from 25% above projections to 25% below projections. Using a discount rate of 15.41% for this analysis, Sandler O’Neill noted a range of $4.55 - $15.16 per share of CBH common stock.

During the April 30, 2014 meeting of the board of directors, Sandler O’Neill noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

BMBC Comparable Company Analysis

Sandler O’Neill used publicly available information to compare selected financial information for BMBC and a group of financial institutions selected by Sandler O’Neill based on Sandler O’Neill’s professional judgment and experience. The peer group consisted of publicly traded banks headquartered in the Mid-Atlantic or Northeast regions with fee income or revenue greater than 20%.

The following financial institutions were selected for the comparison:

F.N.B. Corporation

National Penn Bancshares, Inc.

Independent Bank Corp.

Tompkins Financial Corporation

S&T Bancorp, Inc.

Washington Trust Bancorp, Inc.

Arrow Financial Corporation³

The analysis compared publicly available financial information for BMBC and the high, mean, median and low financial and market trading data for the peer group as of or for the period ended December 31, 2013 with pricing data as of April 28, 2014. The results of these analyses are summarized in the following table.

	BMBC		Comparable Company Ranges
Total Assets ($ in millions)	$2,062		$14,477 - $2,222
Tangible Common Equity/Tangible Assets	8.84%		9.86% - 6.82%
Leverage Ratio	9.29%		11.63% - 8.52%
Total Risk-Based Capital Ratio	12.55%		16.72% - 12.46%
Return on Average Assets	1.23%		1.22% - 0.87%
Return on Average Common Equity	11.53%		11.92% - 7.65%
Net Interest Margin	3.98%		3.65% - 3.06%
Fee Income/Revenue	39.2%		35.6% - 23.4%
Efficiency Ratio	63.0%		64.9% - 57.3%
Loan Loss Reserve/Gross Loans	1.00%		1.73% - 0.87%
Non-Performing Assets2/Total Assets	0.91%		1.44% - 0.32%
Net Charge Offs/Average Loans	0.09%		0.37% - 0.08%
Price/Tangible Book Value	209%		224% - 170%
Price/ Last 12 Months Earnings Per Share	15.1	x	16.9x - 13.2x
Price/ 2014 Consensus Estimated Earnings Per Share	13.8	x	15.2x - 13.4x
Price/ 2015 Consensus Estimated Earnings Per Share	12.4	x	13.9x - 12.2x
Current Dividend Yield	2.6%		4.0% - 2.6%
Last 12 Months Dividend Ratio	29.4%		61.5% - 27.6%
Market Value ($ in millions)	$372		$2,078 - $316

[2]	Non-performing assets include nonaccrual loans and leases, renegotiated loans and leases, and real estate owned.

BMBC—Net Present Value Analysis

Sandler O’Neill also performed an analysis that estimated the net present value of BMBC through December 31, 2018.

Sandler O’Neill based the analysis on BMBC’s projected earnings stream as derived from median publicly available analyst estimates and long-term earnings growth rate for the years ending 2014 through 2018.

To approximate the terminal value of BMBC’s common stock at December 31, 2018, Sandler O’Neill applied price to earnings multiples of 13.0x to 18.0x and multiples of tangible book value ranging from 175% to 225% as determined by Sandler O’Neill in its professional judgment and experience. Sandler O’Neill selected the price to earnings multiples of 13.0x to 18.0x based on the range of data derived from trading multiples BMBC’s peer group. The income streams and terminal values were then discounted to present values using different discount rates ranging from 10.0% to 16.0%, which were assumed deviations, both up and down, as selected by Sandler O’Neill based on the BMBC discount rate of 15.41% as determined by Sandler O’Neill in its professional judgment and experience. Sandler O’Neill determined the discount rate based on the 10-year treasury bond yield of 2.70%, an equity risk premium of 5.70%, a size premium of 3.81%, and an industry premium of 3.20%. These analyses resulted in the following reference ranges of implied earnings per share and implied tangible book value per share of BMBC common stock:

Range of Implied Earnings Per Share Based on Price/Earnings	Range of Implied Tangible Book Value Per Share Based on Tangible Book Value
$19.22 – $33.07	$20.98 – $33.86

Sandler O’Neill also considered and discussed with the board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O’Neill performed a similar analysis assuming BMBC’s net income varied from 25% above median publicly available analyst estimates and long-term earnings growth rate for the years ending 2014 through 2018 to 25% below median publicly available analyst estimates and long-term earnings growth rate for the years ending 2014 through 2018. Using a discount rate of 15.41% for this analysis, Sandler O’Neill noted a range of $17.00 - $35.64 per share of BMBC common stock.

At the April 30, 2014 meeting of the board of directors, Sandler O’Neill noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

Pro Forma Results

Sandler O’Neill analyzed certain potential pro forma effects of the merger, assuming the following: (i) the merger closes in the fourth quarter of 2014; (ii) per share merger consideration value of $12.71 per share; (iii) Series B Warrants are cashed out at $2.94 per share; (iv) a one-time special dividend of $0.15 per share is paid, assuming that no options or warrants are exercised; (v) CBH’s performance is consistent with the financial forecasts and estimates prepared by its management; (vi) BMBC’s performance is consistent with median publicly available analyst estimates and long-term earnings growth rate for the years ending 2014 through 2018; (vii) certain purchase adjustments, including that CBH’s loan portfolio gross credit mark of ($7.3) million and the loan loss reserve is reversed with no reversal of CBH’s provision expense; (viii) core deposit intangibles of 1.50% of CBH’s core deposits amortized on a straight line basis over a 10-year period; (ix) an immaterial interest rate mark and no reversal of the ($4.5) million accumulated other comprehensive income mark in equity; (x) BMBC is able to achieve cost savings of $35 million, $1 million of which is expected to be negated by Pennsylvania share taxes; (xi) pre-tax deal related costs of $11.8 million; and (xii) a pre-tax cash opportunity of 2.4%. The actual results achieved by the combined company, however, may vary from projected results and the variations may be material.

The table below shows Sandler O’Neill’s projected accretion/dilution percentages for BMBC as of closing and for each of the years 2014-2018.

	Closing 9/30/2014	Year Ending 12/31/2015	Year Ending 12/31/2016	Year Ending 12/31/2017	Year Ending 12/31/2018
BMBC Earnings Per Share Accretion/(Dilution)—Excluding Transaction Expenses	—	0.4%	4.9%	5.9%	6.7%
BMBC Tangible Book Value Accretion/(Dilution)	(1.9%)	(2.0%)	(1.3%)	(0.5%)	0.4

Other Information Reviewed By Sandler O’Neill

Sandler O’Neill also reviewed for informational purposes the publicly reported trading prices of BMBC’s common stock for the three-year period ended April 28, 2014. Sandler O’Neill then compared the relationship between the movements in the price of BMBC’s common stock against the movements in the prices of the S&P 500 U.S. Bank Index, the NASDAQ Bank Index and the S&P 500.

	Three-Year Comparative Stock Performance Beginning Value	Ending Value
BMBC	100%	137.3%
S&P 500 U.S. Bank Index	100%	146.9%
NASDAQ Bank Index	100%	135.5%
S&P 500	100%	137.4%

Miscellaneous

Sandler O’Neill rendered a fairness opinion to the board of directors in connection with the merger and will receive a fee in an amount equal to $300,000, which became due and payable in immediately available funds at the time such written opinion was delivered to the Company. CBH has also agreed to reimburse Sandler O’Neill’s reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler O’Neill and its affiliates and their respective partners, directors, officers, employee and agents against certain expenses and liabilities, including liabilities under the securities laws.

In the ordinary course of its respective broker and dealer businesses, Sandler O’Neill may purchase securities from and sell securities to CBH and BMBC and their respective affiliates. Sandler O’Neill may also actively trade the debt and/or equity securities of CBH or BMBC or their respective affiliates for their own accounts and for the accounts of their customers and, accordingly may at any time hold a long or short position in such securities. CBH did not pay Sandler O’Neill any investment banking fees during the two years prior to the issuance of its fairness opinion in this transaction. Sandler O’Neill received approximately $12,000 for all services provided to CBH during the past two years, not including the amount discussed above received upon issuance of the fairness opinion. Sandler O’Neill has not rendered services to nor received payments from BMBC during the past two years.

BMBC’s Reasons for the Merger; Recommendation of BMBC’s Board of Directors

In connection with its approval of the merger, BMBC’s board of directors and management reviewed the terms of the proposed acquisition and definitive agreements and their potential impact on BMBC. In reaching its decision to approve the merger, BMBC’s board of directors considered a number of factors, including:

•	BMBC’s acquisition strategy and desire to pursue opportunities within the greater Philadelphia marketplace;

•	The opportunity to further expand BMBC’s business into the greater Philadelphia marketplace in a relatively cost effective manner, with immediate expansion of BMT’s branch office network without the start-up costs associated with expanding organically;

•	The opportunity to create an institution with more than $3 billion in assets and a significantly enhanced platform for continued growth;

•	The broader product offering for BMBC’s customer base and the additional cross-selling opportunities in certain segments, including wealth management, investment management and private banking, and insurance;

•	The similar cultures and business focus of BMBC and CBH, each with demonstrated commitment and service to their communities;

•	The likelihood of a successful integration of CBH’s business, operations and workforce with those of BMBC and of successful operation of the combined company despite the challenges of such integration, and the belief that customer disruption in the transition phase would not be significant due to the complementary nature of the markets served by BMBC and CBH;

•	The likelihood that the transaction will provide substantial value to BMBC’s shareholders; in particular, management’s belief that the transaction will be accretive to BMBC’s shareholders with respect to earnings per share excluding merger costs in 2015, and that the transaction will result in an estimated 35% in annual cost savings beginning in 2016;

•	The terms of the merger agreement, including the financial terms of the transaction;

•	CBH’s financial condition;

•	A review of comparable transactions; and

•	The opinion, dated May 5, 2014, received from KBW, as more fully described below under the caption “Opinion of BMBC’s Financial Advisor.”

BMBC’s board of directors also considered potential risks relating to the merger including the following:

•	The potential risks associated with achieving anticipated cost synergies and savings and successfully integrating CBH’s business, operations and workforce with those of BMBC, including the risk to existing customer and employee relationships;

•	The potential risk of diverting management attention and resources from the operation of BMBC’s business towards the completion of the merger;

•	The substantial costs that BMBC will incur in connection with the merger even if it is not consummated; and

•	The potential risk that pursuing a merger transaction with CBH could preclude other expansion opportunities during the pendency of the merger transaction.

The above discussion of the information and factors considered by BMBC’s board of directors is not intended to be exhaustive, but includes material factors considered. In approving the merger and ancillary agreements, BMBC’s board did not specifically identify any one factor or group of factors as being more significant than any other factor in the decision-making process. Rather, the board based its recommendation on the totality of information presented to it. Individual members of BMBC’s board may have given differing weight or priority to different factors.

THE BOARD OF DIRECTORS OF BMBC HAS DETERMINED THAT THE PROPOSED MERGER IS ADVISABLE AND IN THE BEST INTERESTS OF BMBC AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT.

CBH Unaudited Prospective Financial Information

CBH does not as a matter of course make public projections as to future performance, revenues, earnings or other financial results due to, among other reasons, the uncertainty of the underlying assumptions and estimates.

However, CBH is including in this document certain unaudited prospective financial information that was made available to CBH’s financial advisor (Sandler O’Neill) and to BMBC and its financial advisor (KBW), in connection with the merger. The inclusion of this information should not be regarded as an indication that any of CBH, BMBC, Sandler O’Neill, KBW, their respective representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such.

This information was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions made with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to CBH’s business, all of which are difficult to predict and many of which are beyond CBH’s control. The unaudited prospective financial information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. CBH can provide no assurance that the unaudited prospective financial information and the underlying estimates and assumptions will be realized. In addition, since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to CBH’s business, industry performance, general business and economic conditions, regulatory considerations, customer requirements, competition and adverse changes in applicable laws, regulations or rules. For other factors that could cause actual results to differ, please see the sections entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” beginning on pages 27 and 32, respectively, of this document.

The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the unaudited prospective financial information requires significant estimates and assumptions that make it inherently less comparable to the similarly titled GAAP measures in CBH’s historical GAAP financial statements. Neither CBH’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. CBH can provide no assurance that, had the unaudited prospective financial information been prepared either as of the date of the merger agreement or as of the date of this joint proxy statement/prospectus, similar estimates and assumptions would be used. CBH does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the unaudited prospective financial information to reflect circumstances occurring since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions. The unaudited prospective financial information does not take into account the possible financial and other effects on either CBH or BMBC, as applicable, of the merger and does not attempt to predict or suggest future results of the combined company. The unaudited prospective financial information does not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger, the potential synergies that may be achieved by the combined company as a result of the merger, the effect on either CBH or BMBC, as applicable, of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger.

Further, the unaudited prospective financial information does not take into account the effect on either CBH or BMBC, as applicable, of any possible failure of the merger to occur. None of CBH, BMBC, Sandler O’Neill, KBW or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any shareholder of CBH, shareholder of BMBC or other person regarding CBH’s ultimate performance compared to the information contained in the unaudited prospective financial information or that the projected results will be achieved. The inclusion of the unaudited prospective financial information herein should not be deemed an admission or representation by CBH or BMBC that it is viewed as material information of CBH, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the unaudited prospective financial information included below is not being included to influence your decision whether to vote for the merger and the transactions contemplated in connection with the merger, but is being provided solely because it was made available to CBH’s financial advisor in connection with the merger and to BMBC in connection with BMBC’s due diligence of CBH.

In light of the foregoing, and taking into account that the CBH and BMBC special meetings will be held several months after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, BMBC and CBH shareholders are cautioned not to place unwarranted reliance on such information, and BMBC and CBH urge all BMBC and CBH shareholders to review CBH’s most recent financial statements for a description of CBH’s historical financial results, which are included in this joint proxy statement/prospectus beginning at page F-1.

The following table presents selected CBH unaudited prospective financial data for the years ending December 31, 2014 and 2015:

	Projected
	For the Year Ending
(dollars in thousands, except per share data)	December 31, 2014	December 31, 2015
Interest income	$24,059	$26,661
Other income	4,363	4,630
Net income	4,066	5,143
Diluted earnings per share	0.48	0.61

Opinion of BMBC’s Financial Advisor

BMBC engaged Keefe, Bruyette & Woods, Inc., or KBW, to render financial advisory and investment banking services to BMBC, including an opinion to the BMBC board of directors as to the fairness, from a financial point of view, to BMBC of the exchange ratio in the proposed merger. BMBC selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger and is familiar with BMBC and its business. As part of its investment banking business, KBW is continually engaged in the valuation of financial businesses and their securities in connection with mergers and acquisitions.

On May 5, 2014, in connection with the execution of the merger agreement, KBW rendered an opinion that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in such opinion, the exchange ratio in the proposed merger was fair, from a financial point of view, to BMBC. The BMBC board approved the merger agreement at this meeting.

The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Annex C to this document and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion.

KBW’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the BMBC board of directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion addressed only the fairness, from a financial point of view, to BMBC of the exchange ratio in the merger. It did not address the underlying business decision of BMBC to engage in the merger or enter into the merger agreement. KBW’s opinion did not and does not constitute a recommendation to the BMBC board in connection with the merger, and it did not and does not constitute a recommendation to any holder of BMBC common stock or any shareholder of any other entity as to how such shareholder should vote in connection with the merger or whether or not any such shareholder should enter into a voting, shareholders’, or affiliates’ agreement with respect to the merger or exercise any dissenters’ or appraisal rights that may be available to such shareholder.

KBW’s opinion was reviewed and approved by KBW’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

In connection with the opinion, KBW reviewed, analyzed and relied upon material bearing upon the financial and operating condition of BMBC and CBH and the merger, including, among other things:

•	an execution version of the merger agreement (the most recent version then made available to KBW);

•	the audited financial statements and annual reports on Form 10-K for the three fiscal years ended December 31, 2013 of BMBC;

•	the audited financial statements for the two fiscal years ended December 31, 2013 of CBH;

•	the Quarterly Filings with the Federal Reserve and/or the FDIC for the five quarters ended September 30, 2013 of BMBC and CBH;

•	the preliminary unaudited financial statements of BMBC and CBH for the quarter ended March 31, 2014;

•	certain other interim reports and other communications of BMBC and CBH to their respective shareholders; and

•	other financial information concerning the businesses and operations of BMBC and CBH furnished to KBW by BMBC and CBH or which KBW was otherwise directed to use for purposes of its analysis.

KBW’s consideration of financial information and other factors that it deemed appropriate under the circumstances or relevant to its analyses included, among others, the following:

•	the historical and current financial position and results of operations of BMBC and CBH;

•	the assets and liabilities of BMBC and CBH;

•	the nature and terms of certain other merger transactions and business combinations in the banking industry;

•	a comparison of certain financial and stock market information of BMBC and certain financial information of CBH with similar information for certain other companies the securities of which are publicly traded;

•	financial and operating forecasts and projections of BMBC and CBH that were prepared by BMBC management, provided to and discussed with KBW by such management, and used and relied upon by KBW at the direction of such management with the consent of the BMBC board; and

•	estimates of certain pro forma financial effects of the merger on BMBC, including the cost savings and related expenses expected to result from the merger, that were prepared by BMBC management, provided to and discussed with KBW by such management, and used and relied upon by KBW at the direction of such management with the consent of the BMBC board.

KBW also performed such other studies and analyses as it considered appropriate and took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally. KBW also held discussions with senior management of BMBC and CBH regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters that KBW deemed relevant to its inquiry.

In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available and did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. KBW relied upon BMBC management as to the reasonableness and achievability of the financial and operating forecasts and projections of BMBC and CBH and the estimates regarding certain pro forma financial effects of the merger (and the assumptions and bases for such forecasts, projections and estimates) that were prepared by such management and provided to and discussed with KBW and that KBW was directed to use. KBW assumed, at the direction of BMBC that all such information regarding BMBC, CBH and the merger were reasonably prepared on a basis reflecting the best currently available estimates and judgments of BMBC management and that such forecasts, projections and estimates would be realized in the amounts and in the time periods estimated by such management. The forecasts, projections and estimates of CBH that KBW was directed by BMBC management to use reflected differences from, and adjustments to, the information prepared by CBH and provided to BMBC. Accordingly, with the consent of the BMBC board, in rendering its opinion, KBW’s reliance upon BMBC management as to the reasonableness and achievability of the CBH forecasts, projections and estimates used by KBW included reliance upon the judgments and assessments of BMBC with respect to such differences and such adjustments.

Any forecasts, projections and estimates of BMBC and CBH prepared by BMBC management and provided to and discussed with KBW were not prepared with the expectation of public disclosure. Such information was based on numerous variables and assumptions that were inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such forecasts, projections and estimates. KBW assumed, based on discussions with BMBC management and at the direction of such management and with the consent of the BMBC board, that all such information provided a reasonable basis upon which KBW could form its opinion and KBW expressed no view as to any such information or the assumptions or bases therefor. KBW relied on all such information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

KBW assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either BMBC or CBH since the date of the last financial statements of each such entity made available to KBW. KBW is not an expert in the independent verification of the adequacy of allowances for loan and lease losses and it assumed, without independent verification and with BMBC’s consent that the aggregate allowances for loan and lease losses for BMBC and CBH were adequate to cover such losses. In rendering its opinion, KBW did not make or obtain any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of BMBC or CBH, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did KBW examine any individual loan or credit files or evaluate the solvency, financial capability or fair value of BMBC or CBH under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, KBW assumed no responsibility or liability for their accuracy.

KBW assumed that, in all respects material to its analysis:

•	the merger would be completed substantially in accordance with the terms set forth in the merger agreement (the final terms of which KBW assumed would not differ in any respect material to KBW’s analyses from the version reviewed by KBW) with no additional payments or adjustments to the exchange ratio;

•	that any related transactions (including the bank merger and the CBH special dividend of $1.251 million contemplated by the merger agreement and the CBH Series A preferred stock conversion on November 30, 2014) would be substantially completed in accordance with the terms set forth in or as contemplated by the merger agreement or as otherwise described to KBW by representatives of BMBC;

•	the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement were true and correct;

•	each party to the merger agreement and all related documents would perform all of the covenants and agreements required to be performed by such party under such documents;

•	there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the merger and related transactions and all conditions to the completion of the merger and related transactions would be satisfied without any waivers or modifications to the merger agreement; and

•	in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger and related transactions, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the future results of operations or financial condition of BMBC, CBH or the combined entity or the contemplated benefits of the merger, including the cost savings expected to result from the merger.

KBW assumed that the merger would be consummated in a manner that complied with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. KBW further assumed that BMBC relied upon the advice of its counsel, independent accountants and other advisors (other than KBW) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to BMBC, BMT, CBH, CB, the merger, the bank merger, the CBH special dividend, the CBH Series A preferred stock conversion and any other related transaction, and the merger agreement. KBW did not provide advice with respect to any such matters.

KBW’s opinion addressed only the fairness, from a financial point of view, as of the date of such opinion, of the exchange ratio in the merger to BMBC. KBW did not consider, and KBW’s opinion did not address, any differences in the rights or other attributes of CBH common stock as compared to CBH Series B preferred stock with respect to the merger or otherwise. For purposes of KBW’s opinion and at the direction of the BMBC board, KBW relied, without independent verification, on the assessments of BMBC that it was reasonable for the parties to the merger agreement to treat a share of CBH common stock and a share of CBH Series B preferred stock as economically equivalent in the merger and, accordingly, KBW evaluated the CBH common stock and the CBH Series B preferred stock on the same basis. KBW expressed no view or opinion as to the allocation of the total number of shares of BMBC common stock to be issued by BMBC in the merger for the CBH common stock as compared to the CBH Series B preferred stock. KBW expressed no view or opinion as to any terms or other aspects of the merger, including without limitation, the form or structure of the merger, any related transactions (including without limitation the bank merger, the CBH special dividend or the CBH Series A preferred stock conversion), any consequences of the merger to BMBC, its stockholders, creditors or otherwise, or any terms, aspects or implications of any voting, support, stockholder, or other agreements, arrangements or understandings contemplated or entered into in connection with the merger, any related transaction, or otherwise. KBW’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to KBW through such date. Developments subsequent to the date of KBW’s opinion may have affected, and may affect, the conclusion reached in KBW’s opinion and KBW did not and does not have an obligation to update, revise or reaffirm its opinion. KBW’s opinion did not address, and KBW expressed no view or opinion with respect to:

•	the underlying business decision of BMBC to engage in the merger or enter into the merger agreement;

•	the relative merits of the merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by BMBC or the BMBC board;

•	the fairness of the amount or nature of any compensation to any of officers, directors or employees of any party to the merger, or any class of such persons, relative to any compensation to the holders of BMBC common stock, CBH common stock or CBH Series B preferred stock or relative to the exchange ratio;

•	the effect of the merger or any related transactions on, or the fairness of the consideration to be received by, holders of any class of securities of BMBC or CBH or any other party to any transaction contemplated by the merger agreement;

•	the merits or implications of the CBH special dividend, including the merits of such decision as compared to any other alternatives that are, have been, or may be available in connection with the merger;

•	the actual value of the BMBC common stock to be issued in the merger;

•	the prices, trading range or volume at which BMBC common stock would trade following the public announcement of the merger or the consummation of the merger;

•	the actual value of the CBH Series B preferred stock relative to the CBH common stock;

•	any advice or opinions provided by any other advisor to any of the parties to the merger or any other transaction contemplated by the merger agreement; or

•	any legal, regulatory, accounting, tax or similar matters relating to BMBC, BMT, CBH, CB, any of their respective shareholders, or relating to or arising out of or as a consequence of the merger, the bank merger, the CBH special dividend, the CBH Series A preferred stock conversion or any other related transaction, including whether or not the merger would qualify as a tax-free reorganization.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW, BMBC, and CBH. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the KBW opinion was among several factors taken into consideration by the BMBC board in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the BMBC board with respect to the fairness of the exchange ratio. The exchange ratio was determined through negotiation between BMBC and CBH and the decision to enter into the merger agreement was solely that of the BMBC board.

The following is a summary of the material financial analyses performed by KBW in connection with its opinion. The summary is not a complete description of the financial analysis underlying the opinion, but summarizes the material analyses performed in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses. For purposes of KBW’s financial analyses, KBW utilized an implied value of the merger consideration and the CBH special dividend of $12.50 per share of CBH common stock, consisting of (i) the implied value of 0.450 of a share of BMBC common stock to be issued in the merger for each share of CBH based on the closing price of BMBC common stock on May 2, 2014 of $27.46 and (ii) $0.15 per share in cash in the form of a $1.251 million special dividend.

Selected Companies Analysis. Using publicly available information, KBW compared the financial performance and financial condition of CBH to 14 selected banks and thrifts traded on NASDAQ or the New York Stock Exchange headquartered in Pennsylvania, New Jersey, Delaware or Maryland with total assets between $500 million and $1 billion and nonperforming assets to assets ratios less than 5.0%. Targets of publicly announced merger transactions and mutual holding companies were excluded from the “peer” group. KBW also reviewed the market performance of the selected companies.

The selected companies included in the “peer” group were:

Republic First Bancorp, Inc.

Unity Bancorp, Inc.

TF Financial Corporation

Two River Bancorp

1st Constitution Bancorp

Mid Penn Bancorp, Inc.

Norwood Financial Corp.

Stewardship Financial Corporation

DNB Financial Corporation

Bancorp of New Jersey, Inc.

Malvern Bancorp, Inc.

Sussex Bancorp

Emclaire Financial Corp.

Prudential Bancorp, Inc.

To perform this analysis, KBW used last-twelve-months (“LTM”) financial information for the 12-month period ended December 31, 2013, other financial information as of or for the most recent available quarter and market price information as of May 2, 2014. Certain financial data prepared by KBW, as referenced in the tables presented below, may not correspond to the data presented in CBH’s historical financial statements or the data prepared by Sandler O’Neill presented under the section “The Merger—Opinion of CBH’s Financial Advisor,” as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

KBW’s analysis showed the following concerning the financial performance of CBH and the selected companies in the “peer” group:

		Peer Group
	Continental	25th Perc.	Mean	Median	75th Perc.
LTM Core Return on Average Assets(1)	0.36%	0.29%	0.54%	0.67%	0.75%
LTM Core Return on Average Equity(1)	3.69%	3.65%	5.51%	7.16%	7.98%
LTM Net Interest Margin	3.09%	3.35%	3.42%	3.48%	3.64%
LTM Fee Income / Revenue(2)	30.7%	9.3%	13.7%	13.1%	18.4%
LTM Efficiency Ratio	81.7%	73.8%	71.1%	68.9%	65.0%

(1)	Core income excludes extraordinary items, non-recurring items and gains/losses on sale of securities
(2)	Excludes gain/loss on sale of securities

KBW’s analysis also showed the following ratios concerning the financial condition of CBH and the selected companies in the “peer” group:

			Peer Group
	Continental		25th Perc.	Mean	Median	75th Perc.
Tangible Common Equity / Tangible Assets	9.06	%(1)	6.64%	9.51%	8.41%	10.42%
Total Risk-Based Capital / Risk Weighted Assets	15.90	%(1)	13.11%	18.10%	15.64%	17.61%
Loans / Deposits	83.5%		79.3%	84.0%	86.4%	90.9%
Loan Loss Reserve / Gross Loans	1.27%		1.14%	1.39%	1.26%	1.69%
Nonperforming Assets(2) / Loans+OREO	2.52%		3.32%	2.95%	2.37%	2.17%
Nonperforming Assets(2) / Assets	1.49%		2.34%	2.07%	1.74%	1.43%
LTM Net-Charge Offs / Average Loans	0.26%		0.63%	0.60%	0.33%	0.18%

(1)	CBH capital ratios assume full conversion of Series A and Series B Preferred stock
(2)	NPAs include nonaccrual loans, renegotiated loans and other real estate owned

In addition, KBW’s analysis showed the following concerning the market performance of the selected companies in the “peer” group (excluding the impact of certain selected company LTM earnings per share (“EPS”) multiples considered to be not meaningful):

	Peer Group
	25th Perc.		Mean		Median		75th Perc.
One-Year Stock Price Change	4.9%		19.7%		20.0%		24.9%
One-Year Stock Total Return Change	8.9%		21.1%		21.2%		26.4%
Year-to-Date Price Change	(0.3%)		7.1%		4.4%		11.4%
Stock Price / Book Value Per Share	0.89	x	1.07	x	1.07	x	1.16	x
Stock Price / Tangible Book Value Per Share	0.95	x	1.12	x	1.11	x	1.26	x
Stock Price / LTM EPS	12.8	x	14.4	x	13.8	x	15.6	x
Dividend Yield	0.0%		1.1%		0.9%		1.4%
LTM Dividend Payout Ratio	0.0%		14.7%		12.7%		20.6%

Using publicly available information, KBW compared the financial performance, financial condition and market performance of BMBC to 4 selected trust companies and 13 selected regional companies. The selected trust companies included publicly traded banks with trust businesses headquartered in the Mid-Atlantic and New England regions with assets between $1.5 billion and $10.0 billion. The selected regional companies included banks traded on NASDAQ or the New York Stock Exchange headquartered in Delaware, Maryland, New Jersey and Pennsylvania with assets between $1.5 billion and $10.0 billion. Targets of publicly announced merger transactions and mutual holding companies were excluded from the “peer” group.

The selected trust companies included in the trust “peer” group were:

Boston Private Financial Holdings, Inc.	Washington Trust Bancorp, Inc.
Tompkins Financial Corporation	Cambridge Bancorp

The selected regional companies included in the regional “peer” group were:

National Penn Bancshares, Inc. First Commonwealth Financial Corp. S&T Bancorp, Inc. Customers Bancorp, Inc. Sandy Spring Bancorp, Inc. Eagle Bancorp, Inc. Lakeland Bancorp, Inc.	Sun Bancorp, Inc. Metro Bancorp, Inc. TriState Capital Holdings, Inc. Univest Corporation of Pennsylvania CNB Financial Corporation Peapack-Gladstone Financial Corp.

To perform this analysis, KBW used last-twelve-months financial information for the 12-month period ended December 31, 2013, other financial information as of or for the most recent available quarter and market price information as of May 2, 2014. Earnings estimates for 2014 and 2015 were consensus “street” estimates for the selected companies and BMBC management estimates for BMBC. Certain financial data prepared by KBW, as referenced in the tables presented below, may not correspond to the data presented in BMBC’s historical financial statements or the data prepared by Sandler O’Neill presented under the section “The Merger — Opinion of CBH’s Financial Advisor,” as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

KBW’s analysis showed the following concerning the financial performance of BMBC, the selected trust companies in the trust “peer” group and the selected regional companies in the regional “peer” group:

		Trust Peer Group
	BMTC	25th Perc.	Mean	Median	75th Perc.
LTM Core Return on Average Assets(1)	1.35%	0.96%	1.04%	0.98%	1.06%
LTM Core Return on Average Equity(1)	12.70%	10.72%	11.54%	11.73%	12.54%
LTM Net Interest Margin	3.98%	3.23%	3.34%	3.31%	3.42%
LTM Fee Income / Revenue(2)	40.0%	31.8%	36.4%	37.2%	41.8%
LTM Efficiency Ratio	63.0%	68.8%	66.2%	66.5%	63.8%

		Regional Peer Group
	BMTC	25th Perc.	Mean	Median	75th Perc.
LTM Core Return on Average Assets(1)	1.35%	0.62%	0.80%	0.89%	1.09%
LTM Core Return on Average Equity(1)	12.70%	6.66%	7.38%	7.94%	9.09%
LTM Net Interest Margin	3.98%	3.26%	3.48%	3.50%	3.63%
LTM Fee Income / Revenue(2)	40.0%	16.6%	22.3%	24.5%	26.6%
LTM Efficiency Ratio	63.0%	66.1%	64.8%	60.2%	56.7%

(1)	Core income excludes extraordinary items, non-recurring items and gains/losses on sale of securities
(2)	Excludes gain/loss on sale of securities

KBW’s analysis also showed the following ratios concerning the financial condition of BMBC, the selected trust companies in the trust “peer” group and the selected regional companies in the regional “peer” group:

		Trust Peer Group
	BMTC	25th Perc.	Mean	Median	75th Perc.
Tangible Common Equity / Tangible Assets	8.84%	7.12%	7.49%	7.18%	7.55%
Total Risk-Based Capital / Risk-Weighted	12.55%	13.36%	13.72%	13.40%	13.76%
Loans / Deposits	97.2%	77.4%	86.5%	89.6%	98.7%
Loan Loss Reserve / Gross Loans	1.00%	1.06%	1.21%	1.24%	1.38%
Nonperforming Assets(1) / Loans + OREO	1.20%	1.54%	1.20%	1.39%	1.05%
Nonperforming Assets(1) / Assets	0.91%	1.22%	0.88%	1.00%	0.67%
LTM Net-Charge Offs / Average Loans	0.17%	0.13%	0.06%	0.03%	(0.03%)

		Regional Peer Group
	BMTC	25th Perc.	Mean	Median	75th Perc.
Tangible Common Equity / Tangible Assets	8.84%	8.24%	9.04%	9.00%	10.29%
Total Risk-Based Capital / Risk Weighted Assets	12.55%	13.26%	14.27%	14.34%	14.59%
Loans / Deposits	97.2%	83.3%	88.1%	91.1%	94.9%
Loan Loss Reserve / Gross Loans	1.00%	1.21%	1.30%	1.30%	1.39%
Nonperforming Assets(1) / Loans+OREO	1.20%	1.74%	1.57%	1.48%	1.19%
Nonperforming Assets(1) / Assets	0.91%	1.31%	1.11%	1.01%	0.96%
LTM Net-Charge Offs / Average Loans	0.17%	0.51%	0.39%	0.38%	0.25%

(1)	NPAs include nonaccrual loans, renegotiated loans and other real estate owned

In addition, KBW’s analysis showed the following, to the extent publicly available, concerning the market performance of BMBC, the selected trust companies in the trust “peer” group and the selected regional companies in the regional “peer” group (excluding the impact of the LTM, 2014 and 2014 EPS multiples of Sun Bancorp, Inc. considered to be not meaningful):

			Trust Peer Group
	BMTC		25th Perc.		Mean		Median		75th Perc.
One-Year Stock Price Change	22.9%		13.2%		22.5%		22.2%		31.5%
One-Year Stock Total Return Change	26.0%		17.9%		26.3%		26.7%		35.2%
Year-to-Date Price Change	(9.0%)		(8.3%)		(2.1%)		(3.7%)		2.5%
Stock Price / Book Value Per Share	1.63	x	1.54	x	1.62	x	1.64	x	1.73	x
Stock Price / Tangible Book Value Per Share	2.11	x	1.85	x	1.97	x	2.05	x	2.16	x
Stock Price / LTM EPS	15.3	x	12.9	x	14.4	x	14.2	x	15.7	x
Stock Price / 2014 EPS	13.9	x	14.1	x	14.6	x	14.6	x	15.1	x
Stock Price / 2015 EPS	12.5	x	13.3	x	13.5	x	13.7	x	13.9	x
Dividend Yield	2.6%		3.2%		3.3%		3.4%		3.6%
LTM Dividend Payout Ratio	40.0%		45.2%		46.8%		46.1%		47.6%

			Regional Peer Group
	BMTC		25th Perc.		Mean		Median		75th Perc.
One-Year Stock Price Change	22.9%		14.1%		21.1%		19.1%		26.8%
One-Year Stock Total Return Change	26.0%		14.8%		23.4%		20.8%		29.7%
Year-to-Date Price Change	(9.0%)		(13.6%)		(4.2%)		(5.0%)		6.3%
Stock Price / Book Value Per Share	1.63	x	1.18	x	1.34	x	1.26	x	1.32	x
Stock Price / Tangible Book Value Per Share	2.11	x	1.40	x	1.57	x	1.48	x	1.65	x
Stock Price / LTM EPS	15.3	x	13.8	x	16.4	x	15.5	x	18.4	x
Stock Price / 2014 EPS	13.9	x	13.5	x	14.3	x	14.1	x	15.1	x
Stock Price / 2015 EPS	12.5	x	11.9	x	12.6	x	12.5x		13.1	x
Dividend Yield	2.6%		0.0%		1.9%		2.8%		3.3%
LTM Dividend Payout Ratio	40.0%		0.0%		28.8%		37.6%		50.4%

No company used as a comparison in the above selected companies analyses is identical to CBH or BMBC. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Select Transactions Analysis. KBW reviewed publicly available information related to 23 selected bank and thrift transactions announced after June 30, 2013 with transaction values between $75 million and $500 million and acquired companies with profitable LTM earnings and nonperforming assets to assets ratios less than 5.0%. The transactions exclude terminated transactions and mergers of equals. The selected transactions included in the group were:

Acquiror:	Acquired Company:
Southside Bancshares, Inc.	OmniAmerican Bancorp, Inc.
Seacoast Banking Corporation of Florida	BANKshares, Inc.
F.N.B. Corporation	OBA Financial Services, Inc.
Eastern Bank Corporation	Centrix Bank & Trust
Bank of the Ozarks, Inc.	Summit Bancorp, Inc.
BancorpSouth, Inc.	Central Community Corporation
TriCo Bancshares	North Valley Bancorp
IBERIABANK Corporation	Teche Holding Company
Old National Bancorp	United Bancorp, Inc.
BancorpSouth, Inc.	Ouachita Bancshares Corp.
Provident Financial Services, Inc.	Team Capital Bank
ViewPoint Financial Group, Inc.	LegacyTexas Group, Inc.
Independent Bank Group, Inc.	BOH Holdings, Inc.
Heritage Financial Corporation	Washington Banking Company
Cascade Bancorp	Home Federal Bancorp, Inc.
East West Bancorp, Inc.	MetroCorp Bancshares, Inc.
Old National Bancorp	Tower Financial Corporation
Prosperity Bancshares, Inc.	F & M Bancorporation Inc.
Cullen/Frost Bankers, Inc.	WNB Bancshares, Inc.
CenterState Banks, Inc.	Gulfstream Bancshares, Inc.
Wilshire Bancorp, Inc.	Saehan Bancorp
First Federal Bancshares of Arkansas, Inc.	First National Security Company
Prosperity Bancshares, Inc.	FVNB Corp.

For each selected transaction, KBW derived the ratio of the transaction consideration value per common share paid for the acquired company to the following, in each case based on the acquired company’s then latest publicly available financial statements and consensus “street” estimates prior to the announcement of the acquisition:

•	Tangible book value per share of the acquired company;

•	LTM EPS of the acquired company;

•	One-Year Forward EPS of the acquired company; and

•	Tangible equity premium to core deposits (total deposits less time deposits greater than $100,000).

The above transaction multiples and premiums for the selected transactions were compared with the corresponding transaction multiples and premium for the proposed merger based on the implied value of the merger consideration and the CBH special dividend of $12.50 per share of CBH common stock and using historical financial information for CBH as of December 31, 2013 and the 2014 EPS estimate for CBH provided by BMBC management. KBW also derived an implied transaction multiple of 20.6x for the proposed merger based on the 2015 EPS estimate for CBH provided by BMBC management.

The results of the analysis (excluding the impact of certain selected transaction LTM EPS and Forward EPS multiples considered to be not meaningful) are set forth in the following table:

			Transaction Analysis
Transaction Price to:	Continental		25th Perc.		Mean		Median		75th Perc.
Tangible Book Value Per Share	1.77	x	1.52	x	1.88	x	1.75	x	2.14	x
LTM EPS	41.3	x	15.8	x	20.8	x	17.1	x	20.2	x
Estimated EPS	26.1	x	17.6	x	22.4	x	21.6	x	25.2	x
Core Deposit Premium	13.1%		9.0%		11.0%		11.7%		12.7%

No company or transaction used as a comparison in the above analysis is identical to CBH or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Relative Contribution Analysis. KBW analyzed the relative standalone contribution of BMBC and CBH to various pro forma balance sheet and income statement items and the pro forma market capitalization of the combined entity. This analysis excluded purchase accounting adjustments and the impact of the CBH special dividend. To perform this analysis, KBW used (i) balance sheet and income statement data for BMBC and CBH as of December 31, 2013, and (ii) financial forecasts and projections for BMBC and CBH prepared, and provided to KBW, by BMBC management. The results of KBW’s analysis are set forth in the following table, which also compares the results of KBW’s analysis with the implied pro forma ownership percentages of BMBC and CBH shareholders in the combined company based on the 0.450x ratio of the stock consideration in the proposed merger:

	BMTC as a % of total	Continental as a % of total
Ownership
At 100% Stock Exchange Ratio (0.4500x)	78%	22%

Balance Sheet:
Assets	76%	24%
Gross Loans Held for Investment	80%	20%
Deposits	78%	22%
Core Deposits(1)	80%	20%
Tangible Common Equity	75%	25%

Income Statement:
2013 LTM Net Income	90%	10%
2014 GAAP Net Income	87%	13%
2015 GAAP Net Income	85%	15%
2016 GAAP Net Income	82%	18%

(1)	Core deposits defined as total deposits less time deposits greater than $100,000

Discounted Cash Flow Analysis. KBW performed a discounted cash flow analysis to estimate a range for the implied equity value of CBH, taking into account the CBH special dividend and merger-related cost savings estimates, loan credit mark adjustments, other acquisition adjustments and restructuring charges provided to KBW by BMBC management. In this analysis, KBW used financial forecasts and projections relating to the earnings and assets of CBH prepared, and provided to KBW, by BMBC management and assumed discount rates ranging from 12.0% to 16.0%. The ranges of values were derived by adding (i) the present value of the estimated free cash flows that CBH could generate over the period from 2014 to 2020, (ii) the present value of CBH’s implied terminal value at the end of such period, and (iii) the present value of cost savings estimates, loan credit mark adjustments, other acquisition adjustments and restructuring charges provided to KBW by BMBC management. KBW assumed that CBH would maintain a tangible common equity ratio of 8.00% and would retain sufficient earnings to maintain that level based on these assumptions. Any free cash flows in excess of what would need to be retained were assumed to represent dividendable cash flows for CBH. In calculating the terminal value of CBH, KBW applied a range of 12.0x to 15.0x estimated 2020 earnings. This discounted cash flow analysis resulted in a range of implied values per share of CBH common stock of approximately $13.07 per share to $18.47 per share.

The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates, and discount rates. The analysis did not purport to be indicative of the actual values or expected values of CBH.

Pro Forma Financial Impact Analysis. KBW performed a pro forma financial impact analysis that combined projected income statement and balance sheet information of BMBC and CBH. Using closing balance sheet estimates as of December 31, 2014 (taking into account the CBH special dividend) and other financial forecasts and projections for BMBC and CBH provided by BMBC management and pro forma assumptions (including purchase accounting assumptions, cost savings and related expenses) provided by BMBC management, KBW analyzed the potential financial impact of the merger on certain projected financial results of BMBC. This analysis indicated the merger could be accretive to BMBC’s 2015 and 2016 estimated EPS, accretive to BMBC’s estimated book value per share as of December 31, 2014 and dilutive to BMBC’s estimated tangible book value per share as of December 31, 2014. Furthermore, the analysis indicated that, pro forma for the proposed merger, each of BMBC’s tangible common equity to tangible assets ratio, leverage ratio, Tier 1 Risk-Based Capital Ratio and Total Risk-Based Capital Ratio as of December 31, 2014 could be lower. For all of the above, the actual results achieved by BMBC following the merger may vary from the projected results, and the variations may be material.

Miscellaneous. KBW acted as financial advisor to BMBC in connection with the proposed merger, and did not act as an advisor to or agent of any other person. As part of its investment banking business, KBW is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, KBW may, from time to time, purchase securities from, or sell securities to, BMBC and CBH. As a market maker in securities, KBW may from time to time have a long or short position in, and buy or sell, debt or equity securities of BMBC and CBH for its own account and for the accounts of its customers. KBW’s proprietary and aggregate employee positions in BMBC and CBH as of the date of the KBW opinion were disclosed to BMBC.

Pursuant to KBW’s engagement agreement, BMBC agreed to pay KBW a cash fee of $1.0 million, of which $200,000 became payable upon the execution of the merger agreement and the balance of which is contingent upon the closing of the merger. In addition, BMBC agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify KBW against certain liabilities, including liabilities under the federal securities laws. KBW provided financial advisory services to BMBC in connection with its consideration of a proposed acquisition in February 2013, as well as in connection with its acquisition of First Bank of Delaware in November 2012. KBW also provided investment banking services to BMBC in October 2012 in connection with its adoption of a shareholder rights agreement. KBW has received approximately $660,000 for all services provided to BMBC during the two years prior to the date of KBW’s opinion. KBW served as placement agent in the private placement of CBH’s common stock and preferred stock that was completed in June 2012. KBW received approximately $775,000 for services provided to CBH during the two years prior to the KBW’s opinion. KBW may in the future provide investment banking and financial advisory services to BMBC and CBH and receive compensation for such services.

Board of Directors and Management of BMBC Following Completion of the Merger

Upon completion of the merger, the current directors and officers of BMBC are expected to continue in their current positions except as otherwise publicly disclosed. At the closing of the merger, BMBC and BMT will each expand the size of its board by two members and elect two current directors of CBH selected by BMBC as independent directors to serve in the class of directors whose terms expire at the 2015 annual meeting of shareholders of BMBC. To the extent that the initial terms of such directors are not four years, at the end of the initial term of each of such director, he will be re-nominated for an additional term, subject to the fiduciary duties of the board of directors and any applicable eligibility requirements set forth in BMBC’s articles of incorporation, bylaws, or nominating and corporate governance committee guidelines, or any applicable law, rule, regulation or listing standard, such that each of such directors will serve at least four full years.

Information about the current BMBC directors and executive officers can be found in BMBC’s proxy statement dated April 2, 2014, which is incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” on page 136 in BMBC’s annual report for the year ended December 31, 2013 beginning at page F-1.

Public Trading Markets

BMBC common stock is listed on NASDAQ under the symbol “BMTC.” CBH common stock is not listed on any securities exchange or quoted on any quotation system. The BMBC common stock issuable in the merger will be listed on NASDAQ.

CBH Shareholders Have Dissenters’ Rights in the Merger

Dissenters’ rights are statutory rights that, if available under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. Dissenters’ rights are available under the Pennsylvania Business Corporation Law of 1988, as amended, which we will call the PBCL to the shareholders of CBH. Under Pennsylvania law, to maintain his or her dissenters’ rights, a CBH shareholder must, among other requirements, (1) file a written notice with CBH of the shareholder’s intention to demand payment of the fair value of your shares if the merger is consummated, prior to the vote of shareholders on the merger at the special meeting, (2) make no change in the shareholder’s beneficial ownership of CBH stock from the date the shareholder gives notice through the day of completion of the merger and (3) refrain from voting the shareholder’s CBH shares to approve the merger. See “The Merger and the Merger Agreement—Dissenters’ Rights” on page 79.

CBH shareholders who dissent from the merger will, upon complying with the requirements of Pennsylvania law, receive cash in the amount of the fair value of their shares instead of shares of BMBC common stock specified in the Merger Agreement. A copy of the section of the Pennsylvania Business Corporation Law pertaining to dissenters’ rights is attached as Annex D to this joint proxy statement/prospectus. You should read the statute carefully and consult with your legal counsel if you intend to exercise these rights.

Regulatory Approvals Required for the Merger

Each of BMBC and CBH have agreed to use all reasonable efforts to obtain all regulatory approvals required to complete the transactions contemplated by the merger agreement. These approvals include approval from the Board of Governors of the Federal Reserve System and the Pennsylvania Department of Banking and Securities. BMBC and CBH have completed, or will complete, the filing of applications and notifications to obtain the required regulatory approvals.

The parties’ obligations to complete the transactions contemplated by the merger agreement are subject to a number of conditions, including the receipt of all required regulatory consents and approvals, without conditions

(excluding standard conditions normally imposed in bank merger transactions) that would have a material adverse effect on the combined enterprise of CBH, CB and BMBC or materially impair the value of CBH or CB to BMBC.

We cannot assure you that all of the regulatory approvals described above will be obtained, and, if obtained, we cannot assure you as to the date of any approvals or the absence of any litigation challenging such approvals. As of July 31, 2014, the Federal Reserve Board conditionally approved the application that includes the merger agreement; however, such approval does not constitute a recommendation or endorsement of the merger agreement by such agency.

Additionally, we cannot assure you that the Antitrust Division of the Justice Department, the Federal Trade Commission or any state attorney general will not attempt to challenge the transactions contemplated by the merger agreement on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result.

Neither CBH nor BMBC is aware of any material governmental approvals or actions that are required for completion of the transactions other than those described above. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Pursuant to the Bank Holding Company Act, a transaction approved by the Federal Reserve Board may not be completed until 30 days after approval is received, during which time the Antitrust Division may challenge the transactions on antitrust grounds. The commencement of an antitrust action would “stay”—that is, suspend—the effectiveness of an approval unless a court were to order specifically otherwise. With the approval of the Federal Reserve Board and the concurrence of the Antitrust Division, the waiting period may be reduced to no less than 15 days.

Dividends

Dividends are payable to BMBC shareholders only when, as and if authorized and declared by BMBC’s board of directors and depend on, among other things, our results of operations, financial condition, debt service requirements, other cash needs and any other factors BMBC’s board of directors deems relevant. Under Pennsylvania law, BMBC is subject to restrictions on payments of dividends out of lawfully available funds.

In its second quarter of fiscal 2014, BMBC declared a cash dividend of $0.18 per share of BMBC common stock. CBH declared no dividends in fiscal 2013 or 2014 on shares of CBH common stock. For comparison, if the merger had occurred prior to the dividend paid in BMBC’s second quarter of 2014, CBH shareholders in receipt of the merger consideration (based on the per share merger consideration) would hypothetically have received a dividend in BMBC’s second quarter of 2014 equivalent to approximately $0.08 per share of CBH common stock.

The merger agreement permits BMBC to continue to pay regular quarterly cash dividends to its shareholders prior to merger completion. Pursuant to the merger agreement, immediately prior to the merger, CBH will pay a special cash dividend of $1.251 million in the aggregate to holders of CBH common stock and CBH preferred stock. CBH may also declare dividends in accordance with the terms of the CBH Series A preferred stock, and wholly owned CBH subsidiaries may pay dividends to CBH consistent with past practice. Otherwise, CBH and its subsidiaries may not declare or pay any dividend prior to the completion of the merger. The payment, timing and amount of dividends by BMBC on its common stock in the future, either before or after the merger is completed, are subject to the determination of the BMBC board of directors and depend on cash requirements, the financial condition and earnings of BMBC, legal and regulatory considerations and other factors.

For further information, please see “Market Price and Dividends” on page 101.

Interests of CBH’s Directors and Executive Officers in the Merger

In considering the recommendation of BMBC’s and CBH’s boards of directors that shareholders vote to approve and adopt the merger agreement and the transactions contemplated thereby, you should be aware that some of CBH’s directors and executive officers have financial interests in the merger that are different from, or in addition to, those of CBH’s shareholders generally. The independent members of CBH’s board of directors were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that CBH’s shareholders approve and adopt the merger agreement and the transactions contemplated thereby. For purposes of all of the CBH agreements and plans described below, the consummation of the transactions contemplated by the merger agreement will constitute a change in control.

Employment and Change in Control Agreements. CB entered into employment and change in control agreements with six executive officers effective as of January 1, 2014. These agreements provide for cash severance payments and other benefits if the employment of the executive officer is terminated concurrently with or within 12 months following a change in control for other than cause, disability, retirement or death or if the executive elects to terminate his or her employment for “Good Reason” as defined in the agreements, in each case if such termination occurs during the term of the agreement. On April 30, 2014, CB extended the term of each of the agreements to January 31, 2015. In addition, the change in control agreements for Ms. Lare, Ms. Austin, Mr. DeMaio and Mr. Morgan provide that if a change in control occurs during the term of the agreement, then the remaining term of their change in control agreements is automatically extended until the one-year anniversary of the effective time of the merger. For the amounts payable under such agreements if the employment of the executive officers is terminated upon completion of the merger, see “—Golden Parachute Compensation” below.

Stock Options and Warrants to Purchase Common Stock. Upon consummation of the merger, all outstanding options and warrants to acquire shares of CBH common stock will, to the extent not already vested, fully vest and be converted into an option to purchase a number of shares of BMBC common stock equal to the product (rounded down to the nearest whole share and subject to adjustment as provided in the merger agreement) of (x) the number of shares of CBH common stock subject to the CBH stock option as of immediately prior to the completion of the merger, and (y) 0.45, at an exercise price per share of BMBC common stock (rounded up to the nearest whole cent and subject to adjustment as provided in the merger agreement) equal to (x) the exercise price per share of the CBH stock option as of immediately prior to the completion of the merger divided by (y) 0.45.

As of July 30, 2014, there are outstanding stock options to purchase 470,900 shares of CBH common stock at a weighted average exercise price of $7.99 per share, of which options to purchase 395,568 shares are currently vested and exercisable. The 75,832 unvested stock options have a weighted average exercise price of $8.15 per share. Of the unvested stock options, the six executive officers named below hold aggregate options to purchase 50,000 shares of CBH common stock, with each of such options having an exercise price of $8.25 per share. The unvested stock options held by the executive officers are as follows: Mr. Griest, 10,000 options; Ms. Lare, 10,000 options; and each of Ms. Austin, Mr. Bifolco, Mr. DeMaio and Mr. Morgan, 7,500 options. Assuming (a) the merger is completed on December 1, 2014 and (b) BMBC’s closing price per share on such date is equal to $30.06, which is equal to BMBC’s closing price per share on July 30, 2014, then the “in the money” value of the options would be $52,770 for each of Mr. Griest and Ms. Lare and $39,578 for each of the other four executive officers.

As of July 30, 2014, there are outstanding organizers warrants to purchase 62,995 shares of CBH common stock at an exercise price of $7.94 per share, all of which are currently vested and exercisable.

Outstanding Restricted Stock Award. W. Kirk Wycoff, Chairman of the Board of CBH and CB, was granted effective as of April 25, 2013 a restricted stock award for 30,000 shares of CBH common stock. One-

third of the shares subject to the award became vested on May 3, 2014 when the last of the regulatory orders applicable to CBH and CB was terminated, and an additional 10,000 shares are scheduled to vest on each of the first and second anniversaries of such date. The 20,000 unvested shares will have accelerated vesting upon completion of the merger. Assuming (a) the merger is completed on December 1, 2014 and (b) BMBC’s closing price per share on such date is equal to $30.06, which is equal to BMBC’s closing price per share on July 30, 2014, then the value of these 20,000 unvested shares will be $270,540. The value of the unvested restricted stock award, when coupled with the lump sum cash payment to be made to Mr. Wycoff pursuant to his non-competition and non-solicitation agreement described below, aggregates $470,540.

Non-Competition and Non-Solicitation Agreements. In connection with the merger, Mr. Wycoff agreed not to serve as a director or executive officer of or a paid consultant under a formal written agreement to an insured depository institution or trust company or the holding company of any such institution operating in the Philadelphia Metropolitan Statistical Area for a period of 12 months following completion of the merger. In addition, Mr. Wycoff further agreed that for a period of two years following completion of the merger, he would not (a) solicit or call on, directly or indirectly, anyone who is or was a customer of CBH and its affiliates on or after the date of the merger agreement for the purpose of selling any product or service that competes with a product or service offered by CBH and its affiliates or their successors, (b) influence or attempt to influence any employee, consultant or agent of CBH and its affiliates to terminate their relationship with BMBC and its affiliates following the merger, or (c) employ or retain, or arrange to have any other person or entity employ or retain, any person who was an employee of CBH and its affiliates as of the date of the merger agreement. In exchange for having entered into such agreement, Mr. Wycoff will receive a $200,000 lump sum cash payment from CB upon completion of the merger.

In contemplation of the consummation of the merger, BMBC paid twelve current officers of CBH an aggregate of $260,000 in exchange for their entry into non-solicitation agreements with CBH, which will be assigned by operation of law to BMBC upon effectiveness of the merger.

Warrants. At the effective time of the merger, each warrant outstanding to purchase a share of CBH Series B preferred stock will be cancelled and each holder will be entitled to receive only a cash payment from BMBC with respect to the warrant equal to $2.94 for each share of Series B preferred stock covered by the warrants.

Retention and Severance Payments. CBH proposes to pay certain officers and employees that CBH believes are essential to the management and operation of CBH retention or severance payments at the close of the merger. Such retention and severance payments in the aggregate will not exceed $465,000. As a general matter, the specific officers and employees who will receive payments have not yet been determined.

In addition, employees of CBH and its subsidiaries, if not a party to an employment, severance or change-in-control agreement, who are terminated on or after the date of merger agreement and prior to one year after completion of the merger will be entitled to receive cash severance benefits in an amount equal to two weeks of salary for each year of service not to exceed 26 weeks.

Golden Parachute Compensation.

The following table sets forth the aggregate dollar value of the various elements of compensation that each of the three most highly compensated executive officers of CBH would receive that is based on or otherwise relates to the merger, assuming the following:

•	The merger closed on July 30, 2014, the last practicable date prior to the date of this joint proxy statement/prospectus;

•	The employment of Mr. Griest, Ms. Lare and Mr. Bifolco (and the other three executives with change in control agreements) was terminated without cause immediately following the closing of the merger on July 30, 2014;

•	The value of the equity awards that will have accelerated vesting upon completion of the merger was based upon the closing price of $30.06 per share of BMBC common stock on July 30, 2014; and

•	The projected cost of providing continued health, life, disability and other group insurance is based on current premiums, which are assumed to increase by 10% on January 1st of each year.

Any changes in the above assumptions or estimates would affect the amounts shown in the following table. Because the executive officers are not entitled to any pension or nonqualified deferred compensation benefit enhancements or any tax reimbursements, the columns with respect to such benefits have been omitted from the following table.

	Cash(1)	Equity(2)	Perquisites/ Benefits(3)	Total(4)
H. Wayne Griest, President and CEO	$633,333	$52,770	$60,481	$746,584
Dolores M. Lare, Chief Operating Officer	443,200	52,770	7,316	503,286
Robert J. Bifolco, Executive VP and Chief Lending Officer	185,000	39,578	11,201	235,779

(1)	If Mr. Griest’s employment is terminated concurrently with or within 12 months following completion of the merger (provided that such termination occurs during the term of his employment agreement), his employment agreement entitles him to receive a lump sum cash severance payment equal to two times his average base salary during the three calendar years ending immediately prior to the year in which his employment is terminated. For each of the other executive officers, if the executive’s employment is terminated concurrently with or within 12 months following completion of the merger, then the executive’s change in control agreement entitles the executive to receive a lump sum cash severance payment equal to one times (two times for Ms. Lare) the highest level of base salary and regular cash bonus (excluding special cash bonuses) paid to the executive during any of the three calendar years ending immediately prior to the year in which the executive’s employment is terminated. Based on the above assumptions, the other three executive officers with change in control agreements would receive the following lump sum cash severance payments: Ms. Austin, $171,320; Mr. DeMaio, $175,000; and Mr. Morgan, $155,950.
(2)	Mr. Griest and Ms. Lare each hold unvested stock options to purchase 10,000 shares of CBH common stock, and Mr. Bifolco holds unvested stock options to purchase 7,500 shares of CBH common stock. All of these unvested stock options have an exercise price of $8.25 per share. Each of these unvested stock options will become fully vested upon completion of the merger even if the executive’s employment is not terminated. This accelerated vesting is considered to be a single-trigger arrangement.
(3)	Represents the projected cost of providing the executives with continued participation in all group insurance, life insurance, health and accident insurance, and disability insurance for a period of two years for Mr. Griest and Ms. Lare and a period of one year for Mr. Bifolco, in each case at no cost to the executives. This continuation of insurance coverage will be provided only if the executive’s employment is terminated concurrently with or within 12 months following completion of the merger, provided that such termination occurs during the term of the executive’s employment agreement. If an executive obtains full-time employment with another employer during such period and is entitled to receive substantially similar benefits from the subsequent employer, then the continued coverage will cease. The projected costs assume the insurance premiums increase by 10% each year, and the amounts have not been discounted to present value. Also includes for Mr. Griest a lump sum cash payment of $44,720, which equals the projected cost of paying automobile leases and related expenses and club dues for a period of two years; this amount will be paid only if his employment is terminated concurrently with or within 12 months following completion of the merger (provided that such termination occurs during the term of his employment agreement). Because the benefits in this column will only be provided if the executive’s employment is terminated, these benefits are considered to be a double-trigger arrangement.
(4)

All of the amounts in this column, except for the amounts shown in the “Equity” column, are attributable to a double-trigger arrangement, as the payment or benefit is conditioned upon termination of the executive’s employment in accordance with the executive’s employment or change in control agreement. The amounts in this column exclude the value of outstanding vested stock options held by the executives, as well as other benefits under broad-based employee benefit plans such as CB’s 401(k) Plan. Also excludes any pro-rated bonuses that may be paid for services rendered in 2014. If the payments and benefits under the employment and change in control agreements would constitute a parachute payment under Section 280G of the Internal Revenue Code, then each of the employment and change in control agreements provide that the payments and benefits shown in the above table will be reduced by the minimum amount necessary to avoid having a parachute payment under Section 280G of the Internal Revenue Code. Based upon the assumptions made, no reduction in the payments and benefits will be required. The other three executive officers with change in control agreements will receive lump sum cash payments and continuation of insurance benefits if their employment is terminated concurrently with or within 12 months following completion of the merger, plus accelerated vesting of outstanding CBH stock options upon completion of the merger, with such payments and benefits having the following estimated aggregate values: Stephanie A. Austin, $224,334; Don DeMaio, $231,596; and Eric J. Morgan, $217,968.

Indemnification and Insurance. BMBC and CBH have agreed in the merger agreement that, for a period of six years after the effective time of the merger, and subject to limitations set forth therein, BMBC will indemnify, defend and hold harmless each present and former director and officer of CBH or any of its subsidiaries against any losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, pertaining or relating to the merger agreement or such person’s position as a former director or officer of CBH or any of its subsidiaries. BMBC has also agreed in the merger agreement that, for a period of three years after the effective time of the merger, it will cause the former directors and officers of CBH to be covered by the directors’ and officers’ insurance policy maintained by CBH or by a policy of at least the same coverage and containing terms and conditions which are not materially less favorable to its beneficiaries than CBH’s policy.

BMBC and BMT Bank Boards of Directors. BMBC has agreed in the merger agreement that two directors of CBH to be selected by BMBC from a list of candidates selected by CBH will be appointed to serve on the boards of directors of BMBC and BMT upon consummation of the merger. If the initial terms of such directors are not four years, then at the end of the initial term of each such director, the director will be re-nominated for an additional term, subject to the fiduciary duties of the board of directors, any applicable eligibility requirements and any applicable law, rule, regulation or listing standard, such that each of such directors will serve at least four full years.

Share Ownership of CBH and CB Directors and executive Officers. As of July 30, 2014, the directors and executive officers of CBH and CB may be deemed to be the beneficial owners of 3,004,024 shares of CBH common stock (including convertible shares of preferred stock, vested stock options and warrants), representing 42.5% of the shares of CBH common stock that would be outstanding assuming the exercise of stock options and warrants and the conversion of CBH preferred stock. See “Security Ownership of Certain Beneficial Owners and Management of BMBC and CBH.”

Employee Benefit Plans. BMBC has agreed in the merger agreement to take certain actions with respect to certain of CBH’s compensation and benefit plans and with respect to employees of CBH and its subsidiaries who become employees of BMBC or its subsidiaries. See “The Agreement and Plan of Merger—Employee Matters.” These provisions are for the benefit of all employees of CBH and its subsidiaries.

Voting Agreements

In connection with entering into the merger agreement, BMBC entered into a voting agreement with each of the directors of CBH in their capacities as shareholders of CBH, which we refer to collectively as the “voting agreements.” The following summary of the voting agreements is subject to, and qualified in its entirety by reference to, the form of voting agreement attached as Exhibit A to the merger agreement, which is attached to this joint proxy statement/prospectus as Annex A.

Pursuant to the voting agreements, each shareholder party to a voting agreement agreed to vote his shares of CBH common stock:

•	in favor of approval and adoption of the merger agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the board of directors of CBH); and

•	against approval or adoption of any other merger, business combination, recapitalization, partial liquidation or similar transaction involving CBH.

The voting agreements provide that each shareholder party to a voting agreement will not, other than pursuant to the merger, directly or indirectly:

•	vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of CBH, to approve or adopt the merger agreement; or

•	sell, transfer or otherwise dispose of any common stock of CBH on or prior to the date of the CBH special meeting, except for transfers to charities, charitable trusts, or other charitable organizations under Section 501(c)(3) of the Internal Revenue Code, to a lineal descendant or a spouse of the shareholder, or to a trust or other entity for the benefit of one or more such persons; provided in the case of such a transfer that the transferee agrees in writing to be bound by the terms of the voting agreement.

In the event of a termination of the merger agreement, the voting agreements will terminate concurrently in accordance with their terms.

As of August 4, 2014, the record date for the CBH special meeting, the shareholders that are party to the voting agreements beneficially own an aggregate of approximately 2,346,394 outstanding shares of CBH common stock, which represent approximately 35.9% of the shares of CBH common stock entitled to vote at the special meeting.

Dissenters’ Rights

General. The PBCL grants shareholders of CBH the right to dissent from the merger and to obtain payment of the “fair value” of their shares in the event we complete the merger.

If you are a shareholder of CBH and you contemplate exercising your right to dissent, we urge you to read carefully the provisions of Subchapter D of Chapter 15 of the PBCL, which is attached to this joint proxy statement/prospectus as Annex D. A discussion of the provisions of the statute follows here. This discussion is qualified in its entirety by reference to the applicable dissenters’ rights provisions of Pennsylvania law. The discussion describes the steps that you must take if you want to exercise your right to dissent. You should read this summary and the full text of the law. You are advised to consult legal counsel if you are considering the exercise of your dissenters’ rights. Failure to strictly comply with these procedures may result in the loss of these dissenters’ rights.

Before the day of the CBH shareholders meeting, send any written notice or demand required concerning your exercise of dissenters’ rights to:

Continental Bank Holdings, Inc.

620 W. Germantown Pike, Suite 350

Plymouth Meeting, PA 19462-2219

Fair Value. The term “fair value” means the value of a share of CBH stock immediately before the day of the merger, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the merger.

Notice of Intention to Dissent. If you wish to dissent, you must:

•	File a written notice with CBH of your intention to demand payment of the fair value of your shares if the merger is consummated, prior to the vote of shareholders on the merger at the meeting;

•	Make no change in your beneficial ownership of stock from the date you give notice through the day of completion of the merger; and

•	Refrain from voting your shares to approve and adopt the merger (a failure to vote against the merger, however, will not constitute a waiver of dissenters’ rights).

Shareholders considering exercising dissenters’ rights should recognize that the fair value could be more than, the same as or less than the merger consideration offered by BMBC that they are to receive under the terms of the merger if they do not exercise dissenters’ rights with respect to their shares.

Opinions of investment banking firms as to the fairness from a financial point of view of consideration received in a merger do not address, and are not necessarily determinative of, fair value under the PBCL.

Except as otherwise provided in this paragraph, only a record holder of shares of CBH stock is entitled to assert dissenters’ rights with respect to the shares registered in such holder’s name. A beneficial owner who is not a record holder and who wishes to exercise dissenters’ rights may do so only if he or she submits a written consent of the record holder with his or her demand for payment (the demand for payment is described below). Accordingly, beneficial owners are advised to consult promptly with the appropriate record holder as to the timely exercise of dissenters’ rights.

A record holder, such as a broker or depository nominee, who holds shares as a nominee for others may exercise dissenters’ rights with respect to all of the shares held for one or more beneficial owners, while not exercising such rights for other beneficial owners. The demand for payment (which is described below) must show the name and address of the person or persons on whose behalf the dissenters’ rights are being exercised. A beneficial owner may not assert dissenters’ rights with respect to some but less than all shares owned by him or her, whether or not all of the shares so owned by him or her are registered in his or her name.

Neither a proxy nor a vote against approval of the merger satisfies the necessary written notice of intention to dissent.

Notice to Demand Payment. If the merger is approved by the required vote of shareholders, CBH will mail a notice to all dissenters who gave due notice of intention to demand payment and who did not vote for approval of the merger agreement. The notice will state where and when you must deliver a written demand for payment and where you must deposit certificates for stock in order to obtain payment. The notice will include a form for demanding payment and a copy of the law. The time set for receipt of the demand for payment and deposit of stock certificates will be not less than 30 days from the date of mailing of the notice.

Failure to Comply with Notice to Demand Payment, etc. You must take each step in the order above and in strict compliance with the statute to maintain your dissenters’ rights. If you fail to follow the steps, you will lose your right to dissent and you will receive 0.45 shares of BMBC for each share of CBH common stock that you hold.

Payment of Fair Value of Shares. Promptly after the approval of the merger by shareholders of CBH, or upon timely receipt of demand for payment if the merger already has taken place, BMBC, as successor to CBH, will send dissenters who have deposited their stock certificates the amount that BMBC estimates to be the fair value of the shares or give written notice that no remittance will be made. The remittance or notice will be accompanied by:

A closing balance sheet and statement of income of CBH for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements;

A statement of BMBC’s estimate of the fair value of the CBH stock; and

A notice of the right of the dissenter to demand supplemental payment, accompanied by a copy of the law.

If BMBC does not remit the amount of its estimate of the fair value of the shares as provided above, it will return all stock certificates that have been deposited. BMBC may make a notation on any such certificate that a demand for payment has been made. If shares with respect to which notation has been so made are transferred, a transferee of such shares will not acquire by such transfer any rights in CBH other than those that the original dissenter had after making demand for payment.

Estimate by Dissenter of Fair Value of Shares. If a dissenter believes that the amount stated or remitted by CBH is less than the fair value of the shares, the dissenter may send his or her estimate of the fair value of the shares to CBH, which will be deemed a demand for payment of the amount of the deficiency. If CBH remits payment or sends notice to the dissenter of the estimated value of a dissenters’ shares and the dissenter does not file his or her own estimate within 30 days after the mailing by CBH of its remittance or notice, the dissenter will be entitled to no more than the amount stated in the notice or remitted by CBH.

Valuation Proceeding. If any demands for payment remain unsettled within 60 days after the latest to occur of:

The effective date of the merger;

Timely receipt by CBH of any demands for payment; or

Timely receipt by CBH of any estimates by dissenters of the fair value,

then, BMBC may file an application in court requesting that the court determine the fair value of the stock. If this happens, all dissenters, no matter where they reside, whose demands have not been settled, shall be made parties to the proceeding. In addition, a copy of the application will be delivered to each dissenter.

If a shareholder is a nonresident, the copy will be served in the manner provided or prescribed by or under applicable provisions of Pennsylvania law relating to bases of jurisdiction and interstate and international procedure. The jurisdiction of the court will be plenary and exclusive. Such court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser will have such power and authority as may be specified in the order of appointment or in any amendment thereof. Each dissenter who is made a party will be entitled to recover the amount by which the fair value of his or her shares is found to exceed the amount, if any, previously remitted, plus interest.

Interest from the effective time of the merger until the date of payment will be at such rate as is fair and equitable under all of the circumstances, taking into account all relevant factors.

If BMBC fails to file the application, then any dissenter may file an application in the name of CBH at any time within a period of 30 days following the expiration of the 60-day period and request that the court determine the fair value of the shares. The fair value determined by the court may, but need not, equal the dissenters’ estimates of fair value and may be higher or lower than the consideration payable to CBH shareholders. If no dissenter files an application, then each dissenter entitled to do so shall be paid CBH’s estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

BMBC intends to negotiate in good faith with any dissenting shareholders. If, after negotiation, a claim cannot be settled, then BMBC intends to file an application requesting that the fair value of the stock be determined by the court.

Costs and Expenses. The costs and expenses of any valuation proceeding, including the reasonable compensation and expenses of any appraiser appointed by the court, will be determined by the court and assessed against BMBC, except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenting shareholders who are parties and whose action in demanding the payment or supplemental payment in accordance with their estimate of the fair value of their shares, as described above, the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against CBH and in favor of any or all dissenting shareholders if CBH failed to comply substantially with the requirements of Subchapter D of Chapter 15 of the PBCL, and may be assessed against either CBH or a dissenting shareholder, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by Subchapter D.

If the court finds that the services of counsel for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated and should not be assessed against CBH, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenting shareholders who were benefited.

From and after the effective time of the merger, dissenting shareholders are not entitled to vote their shares for any purpose and are not entitled to receive payment of dividends or other distributions on their shares.

THE AGREEMENT AND PLAN OF MERGER

The following describes certain aspects of the merger, including certain material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this joint proxy statement/prospectus as Annex A and is incorporated by reference into this joint proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

Terms of the Merger

Each of BMBC’s board of directors and CBH’s board of directors has approved the merger agreement, which provides for the merger of CBH into BMBC, with BMBC being the surviving corporation in the merger. Each share of CBH common stock, $0.10 par value per share, and each share of CBH preferred stock, $0.10 par value per share, issued and outstanding immediately prior to the completion of the merger, except for shares of CBH common stock held in treasury, will be converted into the right to receive 0.45 of a share of BMBC common stock, which we refer to herein as the exchange ratio. Currently, CBH has shares of its common stock outstanding as well as two series of preferred stock. Series A preferred stock, which by its terms will convert to CBH common stock as of the close of business on November 30, 2014 (which will be prior to the closing of the merger), and Series B preferred stock. If the number of shares of common stock of BMBC changes before the merger is completed because of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then a proportionate adjustment will be made to the exchange ratio. Because the merger is not expected to close until December 2014, shareholders will not know with certainty at the time of the BMBC and CBH special meetings of shareholders whether the exchange ratio will be adjusted.

BMBC will not issue any fractional shares of BMBC common stock in the merger. CBH shareholders who would otherwise be entitled to a fractional share of BMBC common stock will instead receive an amount in cash, rounded to the nearest whole cent and without interest, equal to the product of (1) the fraction of a share (after taking into account all shares of CBH common stock or CBH preferred stock held by such holder at the Effective Time and rounded to the nearest thousandth when expressed in decimal form) of BMBC common stock to which such holder would otherwise have been entitled to receive, and (2) the average of the daily closing sales prices of a share of BMBC common stock as reported on the Nasdaq for the five consecutive trading days immediately preceding the fifth day prior to the closing date.

The BMBC articles of incorporation as in effect at the time of the merger will be the articles of incorporation of the surviving corporation (the name of the surviving corporation will be Bryn Mawr Bank Corporation), and the bylaws of BMBC, as then in effect, will be the bylaws of the surviving corporation.

Closing and Effective Time of the Merger

The merger will be completed only if all conditions to the merger discussed in this joint proxy statement/prospectus and set forth in the merger agreement are either satisfied or waived. See “Conditions to Complete the Merger” below.

The merger will become effective when articles of merger are filed with the Pennsylvania Department of State. However, we may agree to a later time for completion of the merger and specify that time in accordance with Pennsylvania law. In the merger agreement, we have agreed to cause the completion of the merger to occur no later than the twentieth calendar day following the satisfaction or waiver of the last of the conditions specified in the merger agreement, or on another mutually agreed date. It currently is anticipated that the completion of the merger will occur in December 2014, but we cannot guarantee when or if the merger will be completed.

Treatment of CBH Stock Options and Warrants to Purchase Common Stock

Under the terms of the merger agreement, upon completion of the merger, the outstanding and unexercised stock options and warrants to acquire CBH common stock, except for Other CBH Warrants, as defined, will fully vest and be converted automatically into stock options or warrants to acquire BMBC common stock adjusted to reflect the exchange ratio generally as follows:

•	the number of shares of BMBC common stock subject to the converted CBH stock option or warrant to purchase CBH common stock will equal: (1) the number of shares of CBH common stock subject to the CBH stock options or warrants immediately prior to the completion of the merger, multiplied by (2) the exchange ratio of 0.45, rounded down to the nearest whole share and subject to adjustment as provided for in the merger agreement; and

•	the exercise price per share of the converted CBH stock option or warrant will equal: (1) the exercise price per share of the CBH stock option immediately prior to the completion of the merger, divided by (2) the option exchange ratio of 0.45, rounded up to the nearest whole cent and subject to adjustment as provided for in the merger agreement.

Treatment of Other CBH Warrants

At the effective time of the merger each Other CBH Warrant, that is each warrant outstanding to purchase a share of CBH Series B preferred stock, will be cancelled and each holder will be entitled to receive only a cash payment from BMBC with respect to the warrant equal to $2.94 for each share of CBH Series B preferred stock covered by the Other CBH Warrant.

Conversion of Shares; Exchange of Certificates

The conversion of CBH common stock and CBH preferred stock into the right to receive the merger consideration will occur automatically upon completion of the merger. As promptly as reasonably practicable after the completion of the merger, an exchange agent will exchange certificates representing shares of CBH stock for the merger consideration to be received by holders of CBH stock in the merger pursuant to the terms of the merger agreement. BMBC will appoint ComputerShare, Inc. as exchange agent in the merger to exchange certificates for the merger consideration and perform other duties as explained in the merger agreement.

If any BMBC shares are to be issued, or cash payment made, in a name other than that in which the CBH stock certificates surrendered in exchange for the merger consideration are registered, the person requesting the exchange must pay any transfer or other taxes required by reason of the issuance of the new BMBC shares or the payment of the cash in lieu of fractional shares in a name other than that of the registered holder of the CBH stock certificate surrendered, or must establish to the satisfaction of BMBC or the exchange agent that any such taxes have been paid or are not applicable.

Dissenters’ Rights

The shares of CBH stock which are held by a shareholder who has perfected his or her right to dissent under applicable law will not be converted into, nor represent a right to receive, the merger consideration. Instead, such dissenting shareholder will be entitled to receive solely the rights granted by the PBCL. See “The Merger—Dissenters’ Rights” for more information about the steps necessary for dissenting shareholders to perfect their right to dissent, as well as the rights granted to such shareholders under the PBCL.

If any dissenting shareholder withdraws or loses his or her right to such payment, the shares of CBH common stock held by such shareholder will be converted into the right to receive the merger consideration in accordance with the merger agreement.

Letter of Transmittal

As soon as reasonably practicable after the completion of the merger, the exchange agent will mail a letter of transmittal to those persons who were CBH shareholders immediately prior to the completion of the merger. This mailing will contain instructions on how to surrender shares of CBH stock in exchange for the merger consideration the holder is entitled to receive under the merger agreement.

If a certificate for CBH stock has been lost, stolen or destroyed, the exchange agent will issue the consideration properly payable under the merger agreement upon receipt of appropriate evidence as to that loss, theft or destruction, appropriate evidence as to the ownership of that certificate by the claimant, and appropriate and customary indemnification.

Withholding

Each of BMBC and the exchange agent will be entitled to deduct and withhold from the consideration payable to any CBH shareholder such amounts as it is required to deduct and withhold under any federal, state, local or foreign tax law. If either of them withholds any such amounts, these amounts will be treated for all purposes of the merger as having been paid to the shareholders from whom they were withheld.

Dividends and Distributions

Until CBH shares of common stock are surrendered for exchange, any dividends or other distributions declared after the effective time with respect to BMBC common stock into which shares of CBH common stock may have been converted will accrue but will not be paid. BMBC will pay to former CBH shareholders any unpaid dividends or other distributions, without interest, only after they have duly surrendered their CBH stock certificates.

Pursuant to the merger agreement, immediately prior to the merger, CBH will pay a special cash dividend of $1.251 million in the aggregate to holders of CBH common stock and CBH preferred stock. CBH may also declare dividends in accordance with the terms of the CBH Series A preferred stock, and wholly owned CBH subsidiaries may pay dividends to CBH consistent with past practice. Otherwise, CBH and its subsidiaries may not declare or pay any dividend prior to the completion of the merger.

Representations and Warranties

The merger agreement contains customary representations and warranties of CBH and BMBC relating to their respective businesses. With the exception of certain representations that must be true and correct in all material respects, no representation or warranty will be deemed untrue or incorrect, and CBH will not be deemed to have breached any such representation or warranty, in any case, as a consequence of the existence of any fact, event or circumstance except to the extent such fact, circumstance or event, individually or in the aggregate with all other facts, events or circumstances inconsistent with the representation or warranty, has had or would be reasonably likely to have an effect that is material and adverse to the financial condition, results of operations or business of BMBC and its subsidiaries taken as a whole, or CBH and its subsidiaries taken as a whole, respectively, or does or would materially impair the ability of either CBH, on the one hand, or BMBC, on the other hand, to perform its obligations under the merger agreement on a timely basis or otherwise materially threaten or materially impede the consummation of the transactions contemplated by the merger agreement. In determining whether any such material adverse effect has occurred or is reasonably likely to occur, the parties will disregard effects resulting from (i) changes in laws and regulations affecting banks or thrift institutions or their holding companies generally, or interpretations thereof by courts or governmental entities, (ii) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, (iii) actions and omissions of a party hereto (or any of its subsidiaries) taken with the prior written consent of the other party, (iv) the announcement of the merger agreement and the transactions contemplated thereby, and compliance with the merger agreement on the business, financial condition or results of operations of the parties and their respective subsidiaries, including the expenses incurred by the parties hereto in consummating the transactions contemplated thereby, (v) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (vi) economic, financial market, or geographic conditions in general, including changes in economic or financial markets or changes in interest rates, or (vii) any failure, in and of itself, by such party to meet any internal projections, forecasts or revenue or earnings projections, unless it uniquely affects either or both of the parties or any of their subsidiaries. However, effects attributable to or resulting from any of the developments referred to in items (i) to (vii) of the preceding sentence need not be excluded from the material adverse effect determination if such effect uniquely affects either or both of BMBC and CBH or any of their subsidiaries. The representations and warranties in the merger agreement will not survive the effective time of the merger.

Each of BMBC and CBH has made representations and warranties to the other regarding, among other things:

•	corporate matters, including due organization and qualification;

•	capitalization;

•	power and authority to execute, deliver and perform its obligations under the merger agreement;

•	required government filings and consents;

•	the absence of conflicts with, or violations of, (1) organizational documents, (2) applicable law, or (3) material agreements, indentures or other instruments, in each case as a result of the merger or entry into the merger agreement;

•	absence of material adverse effects;

•	legal proceedings;

•	compliance with applicable law;

•	brokers, finders and financial advisors;

•	employee benefit plans;

•	environmental matters;

•	tax matters;

•	information supplied by each party;

•	ownership of property; and

•	insurance coverage.

In addition, CBH has made other representations and warranties about itself to BMBC as to:

•	its subsidiaries;

•	material contracts, leases, and defaults;

•	financial and statements and regulatory reports and matters;

•	registration obligations;

•	trust accounts;

•	loan portfolio;

•	deposits;

•	risk management instruments;

•	fairness opinion;

•	intellectual property;

•	investment securities and commodities;

•	the inapplicability of state takeover laws;

•	shareholder vote requirement;

•	labor matters; and

•	related party transactions.

BMBC has made other representations and warranties about itself to CBH as to:

•	financial statements and securities documents;

•	the authorization and valid issuance of the BMBC common stock to pay the exchange ratio; and

•	BMBC not being an “interested shareholder” under the PBCL.

The representations and warranties described above and included in the merger agreement were made by each of BMBC and CBH to the other. These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to by BMBC and CBH in connection with negotiating the terms of the merger agreement, and may have been included in the merger agreement for the purpose of allocating risk between BMBC and CBH rather than to establish matters as facts. The merger agreement is described in, and included as Annex A to, this joint proxy statement/prospectus only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding CBH, BMBC or their respective businesses. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this joint proxy statement/prospectus and in the documents incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” on page 136.

Covenants and Agreements

Each of CBH and BMBC has undertaken customary covenants that place restrictions on it and its subsidiaries until the completion of the merger.

In general, each of BMBC and CBH agreed to operate its business, only in the ordinary course of business, use reasonable efforts to preserve its business organization and assets and maintain its rights and franchises, and take no voluntary action that would (1) be reasonably likely to adversely affect the ability of the parties to obtain any regulatory approvals or other approvals of governmental entities required for the merger or the bank merger or increase the period of time necessary to obtain such approvals, (2) adversely affect its ability to perform its covenants and agreements under the merger agreement, or (3) result in any of its representations and warranties becoming untrue or any of the closing conditions not being satisfied, except, in the case of CBH, as may be required by applicable law.

CBH has agreed that, with certain exceptions and except with BMBC’s prior written consent (which is not to be unreasonably withheld), CBH will not, and will not permit any of its subsidiaries to, among other things, undertake the following actions:

•	change or waive any provision of its articles of incorporation, charter or bylaws, except as required by law, or appoint a new director to the board of directors;

•	change the number of authorized or issued shares of its capital stock, or issue any shares of common stock, including any shares that are held as treasury stock as of the date of the merger agreement, except upon the exercise of existing options under its option plan or warrants presently outstanding, the vesting of restricted stock or the conversion of CBH preferred stock in accordance with its terms;

•	issue or grant any right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock;

•	make any grant or award under its option or other employee benefit plans;

•	split, combine or reclassify any shares of capital stock;

•	declare, set aside or pay any dividend or other distribution in respect of capital stock or, except as permitted by the merger agreement, redeem or otherwise acquire any shares of capital stock, except that (1) CBH may issue shares of CBH common stock upon the valid exercise of presently outstanding options issued under the its option plan or warrants presently outstanding, (2) CBH may pay a special cash dividend of $1.251 million in the aggregate to holders of CBH common stock and CBH preferred stock immediately prior to the merger, (3) CBH may pay dividends to holders of Series A preferred stock in accordance with the terms of the CBH Series A preferred stock, and (4) any subsidiary may pay dividends to its parent company (as permitted under applicable law or regulations) consistent with past practice;

•	enter into, amend or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation except within ordinary course of business);

•	make application for the opening or closing of any, or open or close any, branch or automated banking facility;

•	undertake certain actions relating to directors, officers or employee agreements, compensation, stock options, stock awards, and benefit plans, hiring and promotion;

•	undertake certain corporate actions, such as mergers and acquisitions, or other transactions, such as sales of assets or incurrence or waivers of indebtedness except in the ordinary course of business consistent with past practice;

•	change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date), any bank regulator responsible for regulating CBH or CB, or CBH’s independent accounting firm;

•	waive, release, grant or transfer any rights of value or modify or change any existing agreement or indebtedness to which CBH or any CBH Subsidiary is a party;

•	purchase any equity securities, or purchase any debt securities other than (1) debt securities issued by US Government Agencies or direct obligations of the US Treasury with final maturities not to exceed 1 year and a par of $1 million per security and not to exceed $15 million in the aggregate and (2) any US government fixed rate mortgage backed security with a weighted average maturity of 7 years or less that passes all applicable regulatory stress tests at the time of purchase, not to exceed $2 million for any one security and $15 million in the aggregate or (3) any other debt security;

•	subject to certain limitations, issue or sell any equity or debt securities;

•	subject to certain limitations and qualifications, make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) in an amount in excess of $3,000,000 for a commercial real estate loan or $3,000,000 for a commercial business loan, or in excess of $750,000 for a residential loan;

•	subject to certain limitations, enter into, renew, extend or modify any other transaction (other than a deposit transaction) with any affiliate of CBH;

•	enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

•	borrow any new amounts above the amounts outstanding at December 31, 2013 from the Federal Home Loan Bank of Pittsburgh (“FHLB”) other than overnight borrowings or borrowings with bullet maturities of not more than 6 months, increase the amount of any existing FHLB borrowings to an amount greater than $25 million or take any actions that will result in increased FHLB stock holding requirements;

•	take any action that would give rise to a right of payment to any individual under any employment agreement;

•	make any change in policies in existence on the date of the merger agreement with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; deposit pricing or gathering; or other banking policies except as may be required by changes in applicable law or regulations or GAAP, or by a bank regulator;

•	enter into any new line of business;

•	take any action that would give rise to an acceleration of the right to payment to any individual under any employment agreement, stock option plan or employee benefit plan;

•	subject to certain limitations, make any capital expenditures in excess of $25,000 individually or $50,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

•	incur any discretionary expense in excess of $25,000 individually that is not otherwise addressed by the merger agreement;

•	issue any certificates of deposit with a maturity longer than one (1) year;

•	pay interest on time deposits or on certificates of deposit more than 20 basis points above or below the then-current average rate paid by the following banks in the Philadelphia, Pennsylvania statistical metropolitan area: BMT, Univest and Firstrust;

•	undertake, enter into or renew (including by automatic renewal) any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by CBH or CB of more than $25,000 annually, or containing any financial commitment extending beyond May 5, 2014;

•	pay, discharge, settle, modify, or compromise any claim, loan, action, litigation, arbitration or proceeding, other than in the ordinary course of business consistent with past practice that does not exceed $25,000 individually or $50,000 in the aggregate, and that does not create negative precedent for other pending or potential claims; provided that CBH may charge-off through settlement, compromise or discharge up to 10% of the outstanding principal balance of any loan that is 90 or more days contractually past due;

•	institute any new litigation or other legal or regulatory proceedings (excluding loan foreclosure or collection actions);

•	foreclose upon or take a deed or title to any (i) commercial real estate or (ii) residential real estate on which the presence of materials of environmental concern could be reasonably expected, without first conducting a Phase I of the property and confirming that such Phase I does not indicate the presence of a materials of environmental concern;

•	purchase or, other than in the ordinary course of business consistent with past practice, sell any mortgage loan servicing rights;

•	issue any broadly distributed communication of a general nature to employees or customers, except as required by law or for communications in the ordinary course of business consistent with past practice that does not relate to the merger or other transactions contemplated by the merger agreement;

•	engage in any transaction which would result in the transfer of one or more loans from CB to CBH

•	subject to certain limitations, amend, modify or waive any non-competition, non-solicitation, no-piracy, or confidentiality agreement, or any other such restrictive agreement;

•	in the case of CBH’s subsidiary Hickory Investment, Inc., engage in any activity other than investing in marketable securities for its own account (including CB); or

•	agree to do any of the actions prohibited by the preceding bullets.

CBH has also agreed to, among other things:

•	maintain the insurance policies in such amounts as are reasonable to cover customary risks associated with its property and business;

•	use all commercially reasonable efforts to obtain consents and approvals of certain third parties;

•	allow BMBC access to its owned real estate in order to perform Phase I and Phase II environmental site assessments;

•	file or cause to be filed all tax returns required to be filed by or with respect to itself and its subsidiaries, related to the taxable year ended December 31, 2013; and

•	pay a special cash dividend of $1.251 million in the aggregate to holders of CBH common stock and CBH preferred stock immediately prior to the merger.

BMBC has agreed to, among other things:

•	list the shares of BMBC common stock to be issued in the merger on NASDAQ;

•	maintain sufficient liquid accounts and borrowing capacity to fulfill its obligations under the merger agreement;

•	expand the size of its and BMT’s boards by two members and elect two current directors of CBH selected by BMBC as independent directors to serve in the class of directors whose terms expire at the 2015 annual meeting of shareholders of BMBC; and

•	take all reasonable action so that continuing employees of CBH and its subsidiaries will be entitled to the BMBC compensation and benefit plans to the same extent as similarly-situated employees of BMBC and its subsidiaries.

The merger agreement also contains mutual covenants relating to the preparation of this joint proxy statement/prospectus and the holding of the special meetings of BMBC and CBH shareholders, access to financial statements and other information of the other company, notification to the other party of certain matters and public announcements with respect to the transactions contemplated by the merger agreement. CBH and BMBC have also agreed to use reasonable best efforts to prepare as promptly as possible all documentation, to effect all filings and to obtain all third party and governmental permits, consents, approvals and authorizations necessary to consummate the transactions contemplated by the merger agreement. BMBC and CBH will also cooperate and take all actions reasonably necessary to facilitate the integration of their respective businesses and operating systems, effective as of the completion of the transactions contemplated by the merger agreement, including by causing their respective employees and officers, and their respective outside vendors and contractors, to provide information, data and support and to assist in performing such tasks reasonably required to result in a successful integration and conversion of CB into BMT as of the date of completion (see the following section captioned “Bank Merger”).

Bank Merger

BMBC and CBH have agreed to enter into a merger agreement pursuant to which CB will merge into BMT, with BMT surviving the merger. The bank merger is intended to become effective after the completion of the merger of CBH into BMBC.

Efforts of BMBC and CBH to Obtain the Required BMBC and CBH Shareholder Vote

Each of BMBC and CBH has agreed to take all actions necessary to hold a meeting of its respective shareholders as promptly as practicable for the purpose of obtaining BMBC and CBH shareholder approval of the merger agreement and the transactions contemplated thereby. CBH’s board of directors may withdraw, modify, or condition its recommendation that CBH shareholders approve and adopt the merger agreement and the transactions contemplated thereby only if CBH’s board of directors determines, in good faith after consultation with its outside financial and legal advisors, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties to CBH’s shareholders. As discussed below, additional requirements apply to any change in recommendation with respect to certain acquisition proposals. Notwithstanding the foregoing, the merger agreement requires CBH to submit the merger agreement and transactions contemplated thereby to a shareholder vote even if its board of directors no longer recommends approval of the merger agreement and the transactions contemplated thereby, in which event the board may communicate its basis for its lack of a recommendation to shareholders.

Agreement Not to Solicit Other Offers

CBH also has agreed that it will not and it will cause its subsidiaries and their respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, consultants, affiliates and other agents (referred to collectively as “representatives”) not to, directly or indirectly, initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an acquisition proposal (as described below), engage in any discussions or negotiations concerning or provide confidential information with respect to, an acquisition proposal, release any person from or waive any provisions of a confidentiality agreement or standstill agreement to which CBH is a party, or enter into or approve or resolve to enter into any agreement or letter of intent with respect to an acquisition proposal.

The restrictions apply to any acquisition proposal, meaning any inquiry, offer or proposal (other than the merger), whether or not in writing, relating to or that could reasonably be expected to lead to any of the following:

•	any merger, consolidation, recapitalization, share exchange, liquidation, dissolution, or other similar transaction involving CBH or any of its subsidiaries;

•	any sale, lease or other disposition of 15% or more of the consolidated assets of CBH and its subsidiaries;

•	any issuance, sale or other disposition of 15% or more of the votes attached to the outstanding securities of CBH or any of its subsidiaries;

•	any tender offer or exchange offer for 15% or more of any class of equity securities of CBH or any of its subsidiaries; or

•	any transaction similar in form, substance or purpose to any of the actions (individually or in combination with each other) listed in the foregoing bullets.

A superior proposal is any unsolicited bona fide written proposal made by a third party to enter into any of the above listed transactions on terms that the board of directors of CBH in its good faith judgment, after consultation with and having considered the advice of outside legal counsel and its financial advisor, reasonably determines (1) would result in a person (other than pursuant to the merger agreement) becoming the beneficial owner, directly or indirectly, of all of the outstanding shares of CBH common stock or all or substantially all of the assets of CBH and its subsidiaries (on a consolidated basis), or total voting power of the equity securities of CBH, (2) would result in a transaction that (A) involves consideration to the holders of the shares of CBH common stock that is more favorable than the merger consideration to be paid to CBH’s shareholders pursuant to the merger agreement, considering, among other things, the nature of the consideration being offered and, any regulatory approvals or other risks associated with the timing of the proposed transaction beyond the identity of such person making such proposal or other factors and risks in addition to those specifically contemplated thereby, and which proposal is not conditioned upon obtaining additional financing and (B) is, in light of the other terms of such proposal, more favorable to CBH than the merger and the transactions contemplated by the merger agreement; and (3) is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of the proposal.

Prior to the required shareholder vote being obtained and subject to CBH taking the steps and making the required determinations described below:

•	CBH may provide information in response to a request from a person who makes an unsolicited acquisition proposal; and

•	CBH may engage or participate in any discussions or negotiations with any person who has made such an unsolicited bona fide written acquisition proposal that is not a breach of the merger agreement, if, but only if:

•	CBH has provided BMBC with at least two (2) business days prior notice of such determination;

•	prior to taking any such action, CBH’s board of directors determines, in good faith, after consultation with its outside legal and financial advisors, that the acquisition proposal constitutes a superior proposal compared to the transactions contemplated by the merger agreement;

•	prior to furnishing or affording access to any information or data about the acquisition proposal, CBH or any of its subsidiaries, CBH receives a confidentiality agreement with terms no less favorable to CBH than those contained in the confidentiality agreement between BMBC and CBH; and

•	the board of directors of CBH determines in good faith, after consultation with and having considered the advice of its outside legal counsel, that the failure to take any such actions would be reasonably likely to violate its fiduciary duties under applicable laws.

Additionally, prior to the date of CBH’s special meeting, upon the determination by CBH’s board of directors that an unsolicited acquisition proposal constitutes a superior proposal, the board of directors of CBH may approve or recommend to CBH’s shareholders such superior proposal and withdraw, qualify or modify its recommendation of the transactions contemplated by the merger agreement (but not terminate the merger agreement) if, prior to changing its recommendation, (1) CBH’s board of directors determines, in good faith, after consultation with its outside legal and financial advisors, that failure to change its recommendation would be reasonably likely to be inconsistent with its fiduciary duties to CBH’s shareholders, (2) CBH provides BMBC notice that CBH’s board of directors intends to or may change its recommendation and provides an opportunity for BMBC to make an improved proposal, and (3) CBH’s board of directors determines, in good faith, after consultation with its outside legal and financial advisors, that the acquisition proposal constitutes a superior proposal compared to any such improved proposal by BMBC.

CBH’s board of directors has agreed to promptly (but in any event within forty-eight (48) hours) advise BMBC, orally and in writing, of (1) the receipt by it, its subsidiaries or any representatives of any acquisition proposal, any proposals or offers in connection with any acquisition proposal, (2) any information is requested from, or any negotiations or discussions sought to be initiated or continued with, CBH, its subsidiaries or any representatives. The notice must indicate the (1) identity of the person making any such proposal or inquiry, and (2) the terms and conditions of such proposal or inquiry (whether written or oral) unless such disclosure would

(A) constitute confidential information of the party making the offer or proposal under an effective confidentiality agreement, (B) jeopardize attorney-client privilege, or (C) contravene a law, rule, regulation, order, judgment or decree. CBH has also agreed to keep BMBC fully informed of the status and details of any such proposal or inquiry and any developments with respect thereto.

CBH has further agreed to, and agreed to cause all subsidiaries and representatives to, cease and cause to be terminated any and all existing discussions, negotiations, and communications with respect to any existing or potential acquisition proposal.

Expenses and Fees

Except in the event that the merger agreement is terminated under certain conditions (see “The Agreement and Plan of Merger—Termination of the Merger Agreement”), each of BMBC and CBH will be responsible for all expenses incurred by it in connection with the negotiation and completion of the transactions contemplated by the merger agreement.

Employee Matters

Subject to certain limitations, BMBC has agreed to honor the terms of certain of CBH’s compensation and benefit plans and to take all reasonable action so that the employees of CBH and its subsidiaries who become employees of BMBC or its subsidiaries (“continuing employees”) will be entitled to participate in each of BMBC’s compensation and benefit plans to the same extent as similarly-situated employees of BMBC and its subsidiaries (it being understood that inclusion of the employees of CBH and its subsidiaries in the BMBC compensation and benefit plans may occur at different times with respect to different plans and that any grants to any continuing employee under any BMBC stock plan shall be at the discretion of BMBC). BMBC may in its discretion continue any of the employee benefit plans, programs or arrangements of CBH or any its subsidiaries for continuing employees in lieu of offering participation in the BMBC compensation and benefit plans providing similar benefits (e.g., medical and hospitalization benefits), to terminate any of such benefit plans, or to merge any such benefit plans with the corresponding BMBC compensation and benefit plans, provided the result is the provision of benefits to continuing employees that are substantially similar to the benefits provided to the employees of BMBC and its subsidiaries generally.

In addition, BMBC has agreed, to the extent any CBH employee participates in BMBC compensation and benefit plans following the merger, to recognize each such employee’s service with CBH prior to the completion of the merger for purposes of eligibility, vesting and all other purposes except for the accrual of benefits. BMBC will only recognize an employee’s service with CBH prior to the completion of the merger for benefit accrual purposes with respect to calculation of BMBC vacation and other leave policies or programs, and severance benefits in accordance with BMBC’s standard severance policies. Any employee of CBH or any of its subsidiaries who is not a party to an employment, consulting, change in control or severance agreement or contract providing severance payments and whose employment is terminated on or after May 5, 2014 and at or before the consummation of the merger or within twelve (12) months thereafter, will receive severance benefits in an amount equal to two weeks of salary for each year of service.

BMBC has agreed to waive any coverage limitations for pre-existing conditions under any BMBC health plans, to the extent such conditions would have been covered under a corresponding CBH plan, to honor any deductible, co-payment and out-of-pocket expenses incurred by the employees and their dependents under the health plans of CBH and its subsidiaries during the portion of the plan year prior to participation in the corresponding health plan of BMBC and its subsidiaries, and to waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to the continuing employees and their dependents on or after the consummation of the merger, in each case to the extent such employee or dependent had satisfied any similar limitation or requirement under an analogous health plan of CBH or its subsidiaries prior to the merger.

However, BMBC has no obligation to continue the employment of any CBH employee for any period following the merger and may review, amend, convert, discontinue or otherwise change its employee benefit programs from time to time as it deems appropriate.

Retention Bonuses

BMBC and CBH have agreed that retention bonuses will be paid to certain CBH officers and employees in an amount not to exceed $465,000 in the aggregate so long as such persons remain employed by or provide services to CBH or CB as of the completion of the merger and through pre-determined “work-through” dates. The specific recipients of such retention bonuses have not been determined. See “The Merger—Interests of CBH’s Directors and Executive Officers in the Merger—Retention and Severance Payments.”

Indemnification and Insurance

The merger agreement requires BMBC to indemnify and advance expenses to present and former directors and officers of CBH and its subsidiaries (and such future directors and officers who become directors or officers prior to the consummation of the merger) against all losses, claims, damages, costs, expenses (including attorney’s fees), liabilities or judgments or amounts that are paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation (each, a “claim”) arising out of the fact that such person is or was a director or officer of CBH or a CBH subsidiary if it pertains to any matter of fact arising, existing or occurring at or before the consummation of the merger and the transactions contemplated by the merger agreement, regardless of when such claim is asserted, to the extent provided under CBH’s articles of incorporation or bylaws, or the equivalent governing documents of any CBH subsidiary, in effect on the date of the merger agreement.

The merger agreement also provides that, for a period of three (3) years after completion of the merger, BMBC will provide directors’ and officers’ liability insurance to reimburse current and former directors and officers with respect to claims arising at or prior to the completion of the merger. The insurance will contain at least the same coverage and amounts and contain terms and conditions that are not less advantageous than the current coverage provided by CBH, except that BMBC is not required to incur annual premium expense greater than 150% of CBH’s current annual directors’ and officers’ liability insurance premium.

Conditions to Complete the Merger

BMBC’s and CBH’s respective obligations to complete the merger are subject to the fulfillment or waiver of certain conditions, including:

•	the approval of the merger agreement and the transactions contemplated thereby by the requisite vote of BMBC and CBH shareholders;

•	the receipt of all regulatory consents and approvals required in connection with the merger of CBH into BMBC and the merger of CB into BMT, which we refer to as the “bank merger” (in each case without conditions, excluding standard conditions that are normally imposed by the regulatory authorities in bank merger transactions, that would have a material adverse effect on the combined enterprise of CBH, CB and BMBC or materially impair the value of CBH or CB to BMBC);

•	the receipt by each of BMBC and CBH of a legal opinion with respect to certain United States federal income tax consequences of the merger;

•	the absence of any law, statute, rule, regulation, order, decree, injunction or other order by any court or other governmental entity, which enjoins or prohibits completion of the transactions contemplated by the merger agreement;

•	the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part with respect to the BMBC common stock to be issued in the merger under the Securities Act and the absence of any stop order or proceedings initiated or threatened by the SEC or any applicable state securities commissioner for that purpose;

•	the authorization for listing on the NASDAQ of the shares of BMBC common stock to be issued in the merger;

•	holders of no more than ten percent (10%) of the issued and outstanding shares of CBH have exercised their statutory appraisal or dissenters’ rights prior to the closing date;

•	the execution of certain amendments to the warrants to purchase CBH Series B preferred stock and common stock;

•	the consent of the CBH Series B Preferred Stock to receive BMBC common stock as consideration in the merger;

•	the truth and correctness of the representations and warranties of each other party in the merger agreement, subject to the materiality standards provided in the merger agreement; and

•	the performance by each party in all material respects of their obligations under the merger agreement and the receipt by each party of certificates from the other party to that effect.

We cannot provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party. As of the date of this joint proxy statement/prospectus, we have no reason to believe that any of these conditions will not be satisfied.

Termination of the Merger Agreement

The merger agreement can be terminated at any time prior to completion by mutual consent, if authorized by each of the BMBC and CBH boards of directors, or by either party in the following circumstances:

•	if the other party breaches the merger agreement in a way that would entitle the party seeking to terminate the agreement not to consummate the merger, unless the breach is capable of being cured by December 31, 2014, and is cured within 30 days of notice of the breach;

•	if the merger has not been completed by December 31, 2014, unless the failure to complete the merger by that date is due to the breach of the merger agreement by the party seeking to terminate the merger agreement;

•	if the CBH shareholders or BMBC shareholders fail to approve and adopt the merger agreement and the transactions contemplated thereby at their respective special meetings; or

•	if there is any final, non-appealable order permanently enjoining or prohibiting the completion of the merger or any consent, registration, approval, permit or authorization is denied such that the regulatory approval condition to the merger cannot be satisfied as of the closing date.

In addition, BMBC may terminate the merger agreement if CBH’s board of directors (1) submits the merger agreement to shareholders without a recommendation for approval, or otherwise withdraws or modifies its recommendation in any manner adverse to BMBC, (2) enters into an acquisition agreement with respect to an acquisition proposal determined to be a superior proposal compared to the transactions contemplated by the merger agreement, or (3) terminates the merger agreement. BMBC may also terminate the merger agreement if CBH fails to substantially comply with its obligations with respect to acquisition proposals.

CBH may terminate the merger agreement if CBH has received an acquisition proposal determined to be a superior proposal compared to the transactions contemplated by the merger agreement, and CBH’s board of directors has made a determination, in accordance with the merger agreement, to accept such superior proposal. Unless BMBC elects to make a compensating adjustment to the exchange ratio, CBH may also terminate the merger agreement if the average closing price of BMBC common stock is less than $21.97 and BMBC’s common stock underperforms the Nasdaq Bank Index by more than 20% during the five day period beginning on the later of the date of receipt of CBH shareholder approval of the merger agreement and the transactions contemplated thereby, or the date of receipt of all necessary regulatory approvals in connection with the merger.

If the merger agreement is terminated, it will become void, and there will be no liability on the part of BMBC or CBH, except that (1) in the event of willful breach of the merger agreement, the breaching party will remain liable for any damages, costs and expenses, including without limitation, reasonable attorneys’ fees incurred by the non-breaching party in connection with the enforcement of its rights under the merger agreement, and (2) designated provisions of the merger agreement, including the payment of fees and expenses and the confidential treatment of information, will survive the termination.

Termination Fee

CBH will pay BMBC a $4.5 million termination fee plus an amount equal to the sum of all costs and expenses incurred by BMBC in connection with the transactions contemplated by the merger agreement, including the fees of BMBC’s attorneys, accountants and financial advisors, if:

•	an acquisition proposal has been made or proposed to CBH and (1) BMBC terminates the merger agreement either because (A) CBH’s board of directors withdraws or changes its recommendation in any manner adverse to BMBC, or (B) CBH enters into an acquisition agreement with respect to a superior proposal, or (2) CBH terminates the merger agreement because its board of directors has made a determination, in accordance with the merger agreement, to accept a superior proposal; or

•	CBH enters into a definitive agreement relating to an acquisition proposal within twelve (12) months after the occurrence of any of the following: (1) the termination of the merger agreement by BMBC due to CBH’s willful breach, subject to the materiality standards provided in the merger agreement, of its representations, warranties, covenants or agreements under the merger agreement; or (2) the failure of CBH’s shareholders to approve and adopt the merger agreement after the public disclosure or public awareness of an acquisition proposal.

Amendment, Waiver and Extension of the Merger Agreement

Subject to applicable law, at any time prior to the completion of the merger, the parties may, in writing, amend the merger agreement, extend the time for performance of any obligations of the other party in the merger agreement, waive any inaccuracies in the representations and warranties of the other party, or waive compliance with any agreements or conditions to that party’s obligation to complete the merger; provided, however, that after any approval by CBH’s shareholders of the merger agreement and the transactions contemplated thereby, no amendment may be made without the approval of such shareholders which would reduce the amount or value or change the form of the merger consideration.

ACCOUNTING TREATMENT

The merger will be accounted for as a “business combination,” as that term is used under GAAP, for accounting and financial reporting purposes, with BMBC treated as the acquiror. Under the acquisition method of accounting, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of CBH as of the effective time of the merger will be recorded at their respective fair values and added to those of BMBC. Any excess of purchase price over the fair values of net identifiable, tangible and intangible assets and liabilities is recorded as goodwill. Consolidated financial statements of BMBC issued after the merger would reflect these fair values and would not be restated retroactively to reflect the historical financial position or results of operations of CBH.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following discussion summarizes the material United States federal income tax consequences of the merger to a CBH shareholder who holds shares of CBH common stock or shares of CBH preferred stock (collectively, “CBH stock”) as a capital asset. This discussion is based upon the Internal Revenue Code, Treasury regulations promulgated under the Internal Revenue Code, judicial authorities, published positions of the IRS and other applicable authorities, all as in effect on the date of this document and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. It is also based upon representations and facts provided by CBH and BMBC to counsel for CBH and BMBC, respectively. Future legislative, judicial, or administrative changes or interpretations which may or may not be retroactive, or the failure of any such facts or representations to be true, accurate and complete, may affect the statements and conclusions described in this discussion.

This discussion addresses the material federal income tax consequences that are expected to result from the Merger under currently applicable law with respect to CBH shareholders, other than those shareholders subject to special treatment as set forth below. However, it is not intended to be a complete description of all of the United States federal income tax consequences of the merger and no information is provided with respect to the tax consequences of the merger under any other tax laws, including applicable state, local and foreign tax laws. Further, this discussion does not address all aspects of United States federal income taxation that may be relevant to CBH shareholders in light of their particular circumstances and does not address aspects of United States federal income taxation that may be applicable to CBH shareholders subject to special treatment under the Internal Revenue Code (including, but not limited to, banks, financial institutions, mutual funds, trusts, estates, persons who hold shares of CBH stock in an individual retirement account (IRA), 401(k) plans or similar tax-favored accounts, tax-exempt organizations, insurance companies, regulated investment companies, dealers or brokers in securities or foreign currencies, traders in securities that elect to use a mark-to-market method of accounting, partnerships or other pass-through entities (or persons holding CBH stock through a partnership or other pass-through entity), CBH shareholders who hold their shares of CBH stock as part of a hedge, straddle, conversion transaction or constructive sale transaction, CBH shareholders who acquired their shares of CBH stock pursuant to the exercise of employee stock options or otherwise as compensation, CBH shareholders who are subject to the alternative minimum tax, CBH directors, officers and employees that hold options or warrants to acquire CBH stock, persons whose functional currency for United States federal income tax purposes is not the United States dollar, persons who are United States expatriates, and CBH shareholders who are not “United States persons” as defined in Section 7701(a)(30) of the Internal Revenue Code. In addition, the discussion does not address any aspect of state, local or foreign taxation.

In connection with the filing with the SEC of the registration statement on Form S-4 of which this joint proxy statement/prospectus is a part, Stradley Ronon Stevens & Young, LLP, or SRS&Y, has rendered its tax opinion to BMBC and Silver, Freedman, Taff & Tiernan LLP, or SFT&T, has rendered its tax opinion to CBH addressing the U.S. federal income tax consequences of the merger as described below. In rendering their respective tax opinions, each counsel relied upon the facts, information, representations, warranties and covenants contained in the Merger Agreement, including all exhibits thereto, the Registration Statement filed with the Securities and Exchange Commission of which this Prospectus is a part, and such other documents and records as such counsel deemed necessary or appropriate for purposes of issuing such opinions. In addition, SRS&Y and SFT&T are expressly relying upon additional representations of fact made by officers of BMBC and CBH in connection with such opinions. The opinions represent each counsel’s best legal judgment. However, if any of the representations or assumptions upon which the opinions are based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected. Copies of the tax opinions are attached as Exhibits 8.1 and 8.2 to the registration statement on Form S-4.

The closing of the merger is conditioned upon the receipt by each of BMBC and CBH of legal opinions each dated as of the effective date of the merger, substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in that opinion (including factual representations contained in certificates of officers of CBH and BMBC) which are consistent with the state of facts existing as of the effective date of the merger, the merger constitutes a reorganization under Section 368(a) of the Internal Revenue Code. The condition that BMBC receive an opinion from SRS&Y may be waived by BMBC, and the condition that CBH receive an opinion from SFT&T may be waived by CBH. Neither BMBC nor CBH currently intends to waive the conditions related to the receipt of the opinions. However, if these conditions were waived and the change in tax consequences would be material, CBH would re-solicit the approval of its shareholders prior to completing the merger.

The tax opinions to be delivered in connection with the merger are not binding on the IRS or the courts, and neither CBH nor BMBC intends to request a ruling from the IRS with respect to the United States federal income tax consequences of the merger. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below. In addition, if any of the facts, representations or assumptions upon which the opinions are based is inconsistent with the actual facts, the United States federal income tax consequences of the merger could be adversely affected.

CBH shareholders are urged to consult their tax advisors with respect to the particular United States federal, state, local and foreign tax consequences of the merger to them.

Effect of Merger on Exchange of CBH Stock for BMBC Common Stock

The material federal income tax consequences that are expected to result from the merger under currently applicable law are as follows:

•	The merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

•	No gain or loss will be recognized by a shareholder of CBH upon the exchange of such shareholder’s shares of CBH stock solely for BMBC common stock except with respect to any accrued but unpaid dividends on the CBH stock; however, if a cash payment is received by a shareholder of CBH in lieu of a fractional share interest of BMBC common stock, the cash payment will be treated as received by the shareholder as a distribution in redemption of that fractional share interest and will be treated as a distribution in full payment in exchange for the fractional share redeemed, subject to the provisions and limitations of Section 302 of the Internal Revenue Code (see “Cash Received Instead of Fractional Shares” below);

•	The aggregate tax basis of BMBC common stock received by a CBH shareholder in the merger (including a fractional share interest of BMBC common stock deemed received and redeemed as described above) will be equal to the aggregate adjusted tax basis of the shares of CBH stock surrendered for BMBC common stock in exchange therefor; and

•	The holding period of the BMBC common stock will include the holding period of the shares of CBH stock surrendered, provided the CBH stock surrendered is held as a capital asset at the time of the exchange.

The aggregate special cash dividend of $1.251 million to be paid by CBH immediately prior to the Effective Time of the Merger to holders of CBH stock will generally be taxable to such holders of CBH stock as dividend income to the extent of the earnings and profits of CBH, and to the extent the distribution exceeds the earnings and profits of CBH, such amount will be treated as a return of the shareholder’s basis in the CBH stock, and thereafter as gain from the sale or exchange of property; provided, however, that a CBH shareholder that is a corporation for federal income tax purposes may be subject to special rules. Any such corporation is urged to consult its tax advisors with respect to the particular federal income tax consequence of the special dividend to such corporation. It is assumed for purposes of this “United States Federal Income Tax Consequences of the Merger” that there are not, and will not at the Effective Time be, any dividend arrearages on any CBH stock.

Cash Received Instead of Fractional Shares

Cash received by a CBH shareholder in lieu of a fractional share interest in BMBC common stock will be treated as though the fractional share had been received and then redeemed for cash, and gain or loss will be recognized, measured by the difference between the amount of cash received and the portion of the basis of the shares of CBH stock allocable to such fractional interest. Such gain or loss generally will be long-term capital gain or loss if the holding period for such shares of CBH stock was more than one year as of the effective date of the merger. If, however, the receipt of cash instead of a fractional share of BMBC common stock has the effect of the distribution of a dividend with respect to a shareholder, part or all of the cash received may be treated as a dividend.

Dissenting Shareholders

The receipt of solely cash in exchange for CBH stock by a CBH shareholder that exercises dissenters’ rights will be treated as a distribution in redemption (i.e., a taxable exchange), subject to the special provisions and limitations of Section 302 of the Internal Revenue Code. In general, the determination of whether the gain recognized in the exchange will be treated as capital gain or has the effect of a distribution of a dividend depends upon whether and to what extent the exchange reduces the CBH shareholder’s deemed percentage stock ownership of BMBC. For purposes of this determination, CBH shareholders will be treated as if they first exchanged all of their CBH stock solely for BMBC common stock, and then BMBC immediately redeemed (the “deemed redemption”) a portion of the BMBC common stock in exchange for the cash actually received. The gain recognized in the deemed redemption will be treated as capital gain if the deemed redemption (1) is in “complete redemption” of all of the BMBC common stock treated as owned by the CBH shareholder, (2) is “substantially disproportionate” with respect to the CBH shareholder (and the shareholder actually or constructively owns after the deemed redemption less than 50% of the voting power of the outstanding BMBC common stock), or (3) is “not essentially equivalent to a dividend.” In applying the above tests, a CBH shareholder may, under the constructive ownership rules, be deemed to own stock that is owned by other persons or otherwise in addition to the stock actually owned by the shareholder.

Holders of Warrants and Options to Purchase CBH Shares

Holders of CBH warrants and stock options should discuss with their tax advisors the tax results of each course of action available to them.

Backup Withholding and Information Reporting

CBH shareholders that receive cash may be subject to backup withholding at a rate of 28% if the shareholder is a non-corporate United States person and (1) fails to provide an accurate taxpayer identification number; (2) is notified by the IRS that it has failed to report all interest or dividends required to be shown on its federal income tax returns; or (3) in certain circumstances, fails to comply with applicable certification requirements. Amounts withheld under the backup withholding rules will be allowed as a refund or credit against a shareholder’s United States federal income tax liability provided that the shareholder furnishes the required information to the IRS.

A holder of CBH stock who receives BMBC common stock as a result of the merger should retain records pertaining to the merger, including records relating to the number of shares and the basis of such holder’s CBH stock. Each holder of CBH stock who is required to file a U.S. federal income tax return and who is a “significant holder” that receives BMBC common stock in the merger will be required to file a statement with such U.S. federal income tax return in accordance with Treasury Regulations Section 1.368-3 setting forth such holder’s basis in the CBH stock surrendered, the fair market value of the BMBC common stock and any cash received in the merger, and certain other information. A “significant holder” is a holder of CBH stock who, immediately before the merger, either owned at least 1% of the total outstanding stock of CBH or owned CBH stock with a basis for federal income taxes of $1.0 million or more.

Medicare Tax

An additional 3.8% Medicare tax is imposed on certain net investment income of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds a threshold amount. Net investment income generally would include any capital gain recognized in connection with the merger (including any gain treated as a dividend), as well as, among other items, other interest, dividends, capital gains and rental or royalty income received by such individual. In the case of an individual, the Medicare tax applies if the individual’s modified adjusted gross income (including certain foreign income that is exempt from U.S. taxes) is in excess of $250,000 for a married couple filing a joint return (in excess of $200,000 for individuals filing as single). Different income thresholds are applicable to estates and trusts.

This discussion is not intended to be a complete analysis or description of all potential United States federal income tax consequences of the merger. In addition this discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. It also does not address any federal estate tax or state, local or foreign tax consequences of the merger. Tax matters are very complicated, and the tax consequences of the merger to a CBH shareholder will depend upon the facts of his or her particular situation. Accordingly, we strongly urge you to consult with a tax advisor to determine the particular tax consequences to you of the merger, as well as to any later sale of shares of BMBC common stock received by you in the merger.

MARKET PRICE AND DIVIDENDS

BMBC common stock is traded on NASDAQ under the symbol “BMTC.” On May 2, 2014, the trading day on which the per share merger consideration was calculated and the last full trading day before the public announcement of the merger, the high and low sales prices of shares of BMBC common stock as reported on NASDAQ were $ 27.74 and $ 27.35, respectively. On August 4, 2014, the last practicable trading day before the date of this joint proxy statement/prospectus, the high and low sale prices of shares of BMBC common stock as reported on NASDAQ were $29.40 and $28.53, respectively.

Past price performance is not necessarily indicative of likely future performance. Because market prices of BMBC common stock will fluctuate, you are urged to obtain current market prices for shares of BMBC common stock. The market price of BMBC common stock will fluctuate between the date of this joint proxy statement/prospectus and the effective date of the merger. No assurance can be given concerning the market price of BMBC common stock before or after the effective date of the merger. BMBC may repurchase shares of its common stock in accordance with applicable legal guidelines. The actual amount of shares repurchased will depend on various factors, including: market conditions; legal limitations and considerations affecting the amount and timing of repurchase activity; the company’s capital position; internal capital generation; and alternative potential investment opportunities. Federal law prohibits BMBC from purchasing shares of its common stock from the date this joint proxy statement/prospectus is first disseminated to shareholders until completion of the special meeting of CBH shareholders.

BMBC’s timing, payment and amount of dividends (when, as and if declared by BMBC’s board of directors out of funds legally available) remains subject to determination by BMBC’s board of directors. BMBC has previously paid regular quarterly cash dividends, most recently of $0.18 per share. In the ordinary course of business, BMBC is dependent upon dividends from BMT to provide funds for the payment of dividends to shareholders and to provide for other cash requirements. Banking regulations may limit the amount of dividends that may be paid by BMT. Approval by regulatory authorities is required if the effect of dividends declared would cause the regulatory capital of BMT to fall below specified minimum levels. Approval is also required if dividends declared exceed the net profits for that year combined with the retained net profits for the preceding two years. Under Federal Reserve Board regulations, the Federal Reserve Board has the authority to prohibit bank holding companies from engaging in activities that the Federal Reserve Board considers unsafe or unsound banking practices. Under certain circumstances, the Federal Reserve Board may take the position that payment of dividends by BMBC would constitute an unsafe or unsound banking practice in light of its financial condition. Under Federal Reserve Board policies, a bank holding company should pay cash dividends on its common stock only out of income available over the past year and should not pay cash dividends if such payment would undermine its ability to serve as a source of strength to its banking subsidiaries. BMBC’s ability to pay cash dividends is further limited by its obligation to maintain adequate levels of capital in accordance with the Federal Reserve Board’s capital adequacy guidelines.

CBH common stock is not publicly traded or quoted. Other than payments of dividends on the CBH Series A Preferred Stock, no cash dividends were declared by CBH during fiscal years 2012 and 2013.

Pursuant to the merger agreement, immediately prior to the completion of the merger, CBH will pay a special cash dividend of $1.251 million in the aggregate to holders of CBH common stock and CBH preferred stock. CBH may also declare dividends in accordance with the terms of the CBH Series A preferred stock, and wholly owned CBH subsidiaries may pay dividends to CBH consistent with past practice. Otherwise, CBH and its subsidiaries may not declare or pay any dividend prior to the completion of the merger.

The payment, timing and amount of dividends by BMBC or CBH on their common stock in the future, either before or, with respect to BMBC, after the merger is completed, are subject to the determination of each company’s respective board of directors and depend on cash requirements, contractual restrictions, its financial condition and earnings, legal and regulatory considerations and other factors.

As of August 4, 2014, the last date prior to printing this joint proxy statement/prospectus for which it was practicable to obtain this information, there were approximately 605 registered holders of BMBC common stock and approximately 199 registered holders of CBH common stock.

INFORMATION ABOUT BMBC AND CBH

BMBC

BMBC is a Pennsylvania corporation incorporated in 1986 and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. BMBC is the sole stockholder of BMT, a Pennsylvania chartered bank. As of March 31, 2014, BMBC and its subsidiaries had consolidated total assets of $2.0 billion, deposits of $1.6 billion and shareholders’ equity of $235 million. As of March 31, 2014, BMBC and its subsidiaries had 415 full time equivalent staff.

BMT is BMBC’s sole bank subsidiary. BMT operates primarily in the greater Philadelphia region including in Montgomery, Delaware and Chester counties and northern Delaware and is engaged in commercial and retail banking business, providing basic banking services, including the acceptance of demand, time and savings deposits and the origination of commercial, real estate and consumer loans and other extensions of credit including leases. The Bank also provides a full range of wealth management services including trust administration and other related fiduciary services, custody services, investment management and advisory services, employee benefit account and IRA administration, estate settlement, tax services, financial planning and brokerage services.

BMBC has two operating subsidiaries in Delaware, The Bryn Mawr Trust Company of Delaware (“Bryn Mawr Trust of Delaware”) and Lau Associates LLC (“Lau Associates”). Bryn Mawr Trust of Delaware began operations as a limited purpose trust company in the fourth quarter of 2008. Bryn Mawr Trust of Delaware is located in Greenville, Delaware and has the ability to be named and serve as a corporate fiduciary under Delaware law. Being able to serve as a corporate fiduciary under Delaware law is advantageous as Delaware statutes are widely recognized as being favorable with respect to the creation of tax-advantaged trust structures, LLCs and related wealth transfer vehicles for families and individuals throughout the United States. BMBC acquired Lau Associates, a nationally recognized independent, family office serving high net worth individuals and families, with special expertise in planning intergenerational inherited wealth, in July of 2008.

BMBC regularly evaluates merger and acquisition opportunities and conducts due diligence activities related to possible transactions with other financial institutions and financial services companies. As a result, merger or acquisition discussions and, in some cases, negotiations may take place and future mergers or acquisitions involving cash, debt or equity securities may occur. Acquisitions may involve the payment of a premium over book and market value, and, therefore, some dilution of BMBC’s tangible book value and net income per common share may occur in connection with any future transaction.

BMBC’s principal executive offices are located at 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010.

CBH

Business of CBH. CBH is a Pennsylvania corporation and registered savings and loan holding company which was incorporated in 2004. As of March 31, 2014, CBH had total assets of $674.7 million, total deposits of $469.1 million and shareholders’ equity of $61.3 million. CBH’s headquarters office is located at 620 West Germantown Pike, Suite 350, Plymouth Meeting, Pennsylvania 19462. As of March 31, 2014, CBH and its subsidiaries had 94 full time equivalent staff.

CB is a federally chartered savings bank and wholly owned subsidiary of CBH. CB commenced operations in September 2005. CB is headquartered in Plymouth Meeting, Pennsylvania and operates nine full-service banking offices and one limited-service office located in Montgomery, Philadelphia and Chester Counties, Pennsylvania. CB conducts its business as a community bank providing a full array of commercial and retail banking services and products to individuals and businesses located in the Delaware Valley region of Pennsylvania. CB’s strategic plan has been focused on offering high-quality products and personalized service through seasoned community bankers working from banking centers strategically located near its customers.

CB has sought to capitalize on market opportunities created by the significant reduction in the number of small to mid-sized community banks serving its market area. After CB commenced operations as a new community banking institution in the fall of 2005, CBH’s total assets had grown to $374.9 million by December 31, 2007 and to $515.1 million by December 31, 2010. After starting operations in 2005 with two offices (one of which was subsequently closed in 2014), CB opened five additional offices in 2006, two offices in 2007 and one office in each of 2008 and in 2011. Also, in March 2010, CB created a mortgage banking division. During the second quarter of 2014, CB determined to conduct its mortgage banking operations as part of its loan operations and not as a separate division.

In February 2011, CBH and CB entered into Cease and Desist Orders (the “Orders”) with the Office of Thrift Supervision (the “OTS”). The Orders resulted from, among other factors, increased levels of adversely classified and non-performing assets and higher levels of provisions for loan losses and loan charge-offs, which negatively impacted CBH’s results of operations. Among other things, the Orders restricted CB’s ability to make commercial real estate loans and land, construction and development loans. The Orders precluded CBH from, among other things, paying dividends or making other capital distributions without the prior written approval of the FRB. As a result of the 2011 Orders, CBH significantly curtailed its lending activities in order to address the Orders and to reduce its risk profile. In addition, following the issuance of the Orders, CBH and CB focused significantly on addressing all regulatory and supervisory issues raised by the Orders. Reflecting in part the progress made by CBH and CB, the restrictions on commercial real estate lending were lifted in August 2012 and the land, construction and development lending restrictions were lifted in May 2013. The Cease and Desist Order with CB was terminated in October 2013 and CBH’s Cease and Desist Order was terminated in May 2014.

In recent periods CBH has focused on growing and diversifying its loan portfolio and improving loan yield and fee income, growing core deposits, lowering its overall cost of funds, and managing expenses in its efforts to increase efficiency and profitability. At March 31, 2014, CBH’s total loans amounted to $396.8 million, a $112.6 million or 39.6% increase over total loans at December 31, 2011. CBH’s total non-performing assets amounted to $4.9 million or 0.7% of total assets at March 31, 2014 compared to total non-performing assets of $11.2 million or 3.6% of total assets at December 31 2010. At March 31, 2014, CB’s ratio of total risk-based capital to risk-weighted assets was 15.1% and its ratio of Tier 1 capital to total assets was 9.2%, and it was deemed well capitalized. CBH reported consolidated net income of $542,000 for the three months ended March 31, 2014 and $2.6 million for the year ended December 31, 2013.

CBH’s Market Area. CBH’s market area is the greater Philadelphia region, which is the fourth-largest metropolitan statistical area in the United States. The region is anchored by Philadelphia, a city with 1.4 million residents and is the largest city in Pennsylvania, the second largest city on the East Coast and the fifth largest city in the United States. The Bank targets the suburban areas around Philadelphia, serving Montgomery, Chester and Philadelphia Counties.

CBH’s Lending, Deposit Products and Services—General. CB provides banking products and services to individuals and businesses in suburban Philadelphia.

The products and services which CB offers include:

Lending

•	Residential home equity loans and second mortgage loans;

•	Consumer secured and unsecured loans;

•	Residential, multi-family and commercial construction loans;

•	Commercial and industrial loans to local businesses;

•	SBA preferred lending;

•	Multi-family residential mortgage loans; and

•	Commercial real estate loans to local businesses.

Deposit Products

•	Personal checking accounts, savings accounts and NOW accounts;

•	Personal money market deposit accounts and certificates of deposit;

•	Small business checking and savings accounts; and

•	Commercial business checking and savings accounts.

Other Products, Services and Activities

•	Informational website;

•	Transactional website;

•	Payroll direct deposit;

•	ATM cards, credit cards and debit cards;

•	Online banking;

•	Bill payment;

•	ATM network access;

•	Bank by mail;

•	Mobile banking, including mobile deposits;

•	Wire transfers; and

•	Telephone banking.

Cash Management

•	Investment/Sweep accounts;

•	Wire transfer services;

•	Payroll processing services;

•	Zero balance accounts;

•	Depository services;

•	Remote deposit capture;

•	ACH originations;

•	Escrow accounting services;

•	Business debit/credit cards; and

•	Controlled disbursement accounts.

CBH Lending Activities. The following table shows the composition of CBH’s loan portfolio by type of loan at the dates indicated.

	March 31, 2014		December 31,
			2013		2012		2011		2010		2009
	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%
	(Dollars in thousands)
Commercial and industrial	$104,273	26.28%	$106,275	27.73%	$86,205	28.35%	$72,399	25.47%	$80,512	25.62%	$73,738	22.98%
Commercial real estate	161,183	40.61	145,712	38.02	88,289	29.03	82,837	29.13	98,203	31.23	87,384	27.23
Commercial real estate, construction	11,113	2.80	10,428	2.72	16,345	5.37	23,646	8.32	40,940	13.03	56,260	17.53
Residential mortgages	74,346	18.73	74,624	19.47	69,903	22.99	64,162	22.57	45,564	14.50	53,618	16.71
Home equity	29,550	7.45	29,523	7.70	23,620	7.77	15,822	5.57	14,203	4.52	15,829	4.93
Other consumer	14,907	3.76	14,805	3.86	14,735	4.85	15,157	5.33	16,196	5.15	16,237	5.06
Indirect automobile	1,473	0.37	1,930	0.50	4,999	1.64	10,252	3.61	18,693	5.95	17,834	5.56

Total loans	$396,845	100.0%	$383,297	100.0%	$304,096	100.0%	$284,275	100.0%	$314,311	100.0%	$320,900	100.0%

Deferred loan costs	921		929		1,041		803		543		689
Allowance for loan losses	(5,136)		(4,929)		(4,206)		(3,967)		(4,713)		(3,795)

Net loans	$392,630		$379,297		$300,931		$281,111		$310,141		$317,794

The following table shows the scheduled contractual maturities of CBH’s loans as of December 31, 2013, before giving effect to net items. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due in one year or less. The amounts shown below do not take into account loan prepayments.

	Commercial and Industrial	Commercial Real Estate	Commercial Real Estate, Construction	Residential Mortgages	Home Equity	Other Consumer	Indirect Automobile	Total
	(In thousands)
Amounts due after December 31, 2013 in:
One year or less	$43,189	$2,328	$3,816	$—	$11	$1,237	$321	$50,902
After one year through five years	46,008	58,319	6,612	20	243	2,586	1,609	115,397
After five years	17,078	85,065	—	74,604	29,269	10,982	—	216,998

Total	$106,275	$145,712	$10,428	$74,624	$29,523	$14,805	$1,930	$383,297

The following table shows the dollar amount of CBH’s loans at December 31, 2013, which are due after December 31, 2014, as shown in the preceding table, and which have fixed interest rates or which have floating or adjustable interest rates.

	Fixed-Rate	Floating or Adjustable-Rate	Total at December 31, 2013
	(In thousands)
Commercial and industrial	$25,894	$37,192	$63,086
Commercial real estate	78,952	64,432	143,384
Commercial real estate, construction	4,426	2,186	6,612
Residential mortgage	38,332	36,292	74,624
Home equity	7,018	22,494	29,512
Other consumer	7,870	5,698	13,568
Indirect automobile	1,609	—	1,609

Total	$164,101	$168,294	$332,395

As a full-service community bank, CB endeavors to meet the borrowing needs of customers and the communities in which it operates. The markets that CB serves are among the fastest growing within the state. As such, CB takes into consideration general economic conditions, local market conditions and other factors which impact particular types of lending.

CB provide business lending, including commercial real estate, multi-family, commercial lines of credit, non-real estate secured commercial loans and construction loans. Although terms for commercial real estate and multi-family loans may vary, its underwriting standards generally allow for terms up to 10 years with monthly amortization up to 25 years and LTV ratios of not more than 80%. Interest rates may be either fixed or adjustable, based upon designated market indices plus a margin, and fees ranging from 0.5% to 1.0% of the loan at the time of origination. Prepayment fees are generally charged on most commercial real estate and multi-family loans in the event of early repayment on fixed-rate loans. Most loans have interest rate resets at five years or earlier.

Generally, CB provides revolving lines of credit for a business’s short-term working capital needs secured by the business’s accounts receivables and/or inventory. Secured term loan financing is provided for the acquisition of fixed business assets, such as real property, vehicles, equipment and machinery, and be collateralized by those fixed assets. In addition to business assets pledged as collateral, the principal owner(s) of the borrower will personally guarantee most commercial business loans. Interest rates are typically variable and tied to a specific index, such as the prime rate.

Government guaranteed lending includes the SBA 7A guarantee programs, express and regular, and also includes Department of Commerce, National Fisheries and other such credit enhancement programs. CB has been designated with Preferred Lending Program status. This designation streamlines the lending process by allowing CB to underwrite SBA loans independently and grant credit approval without prior SBA review.

CB evaluates opportunities to finance residential construction developments with builder customers that have considerable experience as successful developers within CB’s market. Residential construction loans generally require the borrower to maintain equity in a project of between 15% and 25% of the total cost of the construction project. Such loans typically have variable rates of interest, a maximum term to maturity of three years and loan-to-value (“LTV”) ratios less than 80%. Residential construction loans to developers are made on a pre-sold and speculative (unsold) basis; however, limits are placed on the number of units that can be built on a speculative basis based upon the reputation and financial position of the builder, his/her present obligations, the location of the property and prior sales in the development and the surrounding area. In light of the current economic conditions relating to the real estate market, CB continually monitors the real estate market.

CB offers various types of consumer loans, including secured and unsecured loans. The majority of the consumer loan portfolio is comprised of home equity first or second mortgage loans or lines of credit. CB also offers automobile loans, education loans, personal loans, property improvement loans and loans secured by deposits. Home equity mortgage loans generally are extended for a fixed amount and term (ranging up to 15 years) and have an LTV of 90% or less. Home equity lines of credit are a form of revolving credit and are generally secured by the underlying equity in the borrower’s home or second residence with an LTV of 80% or less.

CBH Asset Quality. One of CBH’s key objectives following the Orders was to return to a high level of asset quality. When a borrower fails to make a required payment on a loan, CB attempts to cure the deficiency by contacting the borrower and requesting payment. Contact is generally made after the expiration of the grace period (usually 15 days) in the form of telephone calls and/or correspondence. In most cases, deficiencies are cured promptly. If the delinquency increases, CB will initiate foreclosure actions or legal collection actions if a borrower fails to enter into satisfactory repayment arrangements. Such actions generally commence at sixty to ninety days of delinquency.

Loans are placed on non-accrual status when by CB, in the judgment of management, the probability of collection of interest is deemed to be insufficient to warrant further accrual. When a loan is placed on non-accrual status, previously accrued but unpaid interest is deducted from interest income. As a matter of policy, CB generally does not accrue interest on loans past due 90 days or more.

Real estate acquired by CB as a result of foreclosure or by deed-in-lieu of foreclosure is classified as real estate owned until sold. Real estate owned is initially recorded at the lower of fair value less estimated costs to sell the property, or cost (generally the balance of the loan on the property at the date of acquisition). After the date of acquisition, all costs incurred in maintaining the property are expensed and costs incurred for the improvement or development of such property are capitalized up to the extent of their net realizable value.

Under accounting principles generally accepted in the United States of America, CB is required to account for certain loan modifications or restructurings as “troubled debt restructurings.” In general, the modification or restructuring of a debt constitutes a troubled debt restructuring if CB for economic or legal reasons related to the borrower’s financial difficulties, grants a concession to the borrower that the Bank would not otherwise consider under current market conditions. Debt restructuring or loan modifications for a borrower do not necessarily always constitute troubled debt restructuring, however, and troubled debt restructuring does not necessarily result in non-accrual loans.

The following table shows the amounts of CBH’s non-performing assets, which include non-accruing loans, accruing loans 90 days or more past due and non-accruing investments and troubled debt restructurings at the dates indicated.

	March 31, 2014	December 31,
		2013	2012	2011	2010	2009
	(In thousands)
Non-accruing loans:
Commercial and industrial	$1,085	$1,357	$271	$2,219	$958	$5,041
Commercial real estate	—	—	399	1,783	619	—
Commercial real estate, construction	209	209	685	2,195	4,474	3,244
Residential mortgage	313	654	483	1,009	875	584
Home equity	1,228	1,202	431	312	78	90
Other consumer	735	779	99	630	254	425
Indirect automobile	—	—	—	—	—	—

Total non-accruing loans	3,570	4,201	2,368	8,148	7,258	9,384

Accruing loans 90 days or more past due:
Commercial and industrial	3	50	13	—	—	—
Commercial real estate	—	—	—	—	—	—
Commercial real estate, construction	—	—	—	—	—	—
Residential mortgage	—	—	—	—	—	—
Home equity	—	—	—	—	—	—
Other consumer	—	—	—	—	—	—
Indirect automobile	—	—	19	29	12	33

Total accruing loans 90 days or more past due	3	50	32	29	12	33

Total non-performing loans	3,573	4,251	2,400	8,177	7,270	9,417

Repossessed assets(1)	403	205	667	1,842	3,768	1,256

Non-accruing investments	961	1,515	240	45	210	180

Total non-performing assets	4,937	5,971	3,307	10,064	11,248	10,853

Troubled debt restructurings:
Commercial and industrial	—	—	—	627	1,478	—
Commercial real estate	1,539	1,547	1,569	1,532	—	—
Commercial real estate, construction	2,336	2,349	6,246	8,300	12,167	—
Residential mortgage	—	—	—	—	—	—
Home equity	51	—	—	—	—	—
Other consumer	—	—	—	—	—	—
Indirect automobile	—	—	—	—	—	—

Total troubled debt restructurings	3,926	3,896	7,815	10,459	13,645	—

Total non-performing assets and troubled debt restructurings	$8,863	$9,867	$11,122	$20,523	$24,893	$10,853

(1)	Repossessed asset balances are shown net of related loss allowances.

The following table shows changes in CBH’s allowance for loan losses during the periods presented.

	At or for the Three Months Ended March 31,		At or for the Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(Dollars in thousands)
Total loans outstanding at end of period	$396,845	$332,933	$383,297	$304,096	$284,275	$314,311	$320,900
Daily Average loans outstanding	384,709	312,506	343,889	293,978	302,081	330,643	315,462
Allowance for loan losses, beginning of period	4,929	4,206	4,206	3,967	4,713	3,795	3,853
Provision for loan losses	369	375	1,650	2,649	3,823	4,168	2,225
Charge-offs:
Commercial and industrial	139	148	527	1,158	973	1,827	521
Commercial real estate	—	—	—	69	75	—	—
Commercial real estate, construction	—	—	150	854	3,050	340	1,346
Residential mortgages	—	28	28	109	124	92	4
Home equity	—	—	39	—	14	374	—
Other consumer	49	29	260	321	390	662	497
Indirect automobile	—	—	—	—	—	—	7

Total charge-offs	188	205	1,004	2,511	4,626	3,295	2,375

Recoveries on loans previously charged-off	26	53	77	101	57	45	92

Allowance for loan losses, end of period	$5,136	$4,429	$4,929	$4,206	$3,967	$4,713	$3,795

Net charge-offs/average loans outstanding	0.04%	0.05%	0.27%	0.82%	1.51%	0.98%	0.72%

CBH Investment Activities. In addition to loans, CBH invests in securities. CBH’s investments in securities are made pursuant to CB’s investment policy. CB’s investment policy is designed primarily to manage the interest rate sensitivity of its assets and liabilities, to generate a favorable return without incurring undue interest rate risk or credit risk, to complement its lending activities and to maintain liquidity.

At March 31, 2014, CBH’s investment securities amounted to $212.1 million in the aggregate or 31.4% of its total assets at such date. CBH’s securities portfolio is comprised of mortgage-backed pass-through securities, municipal securities, corporate debt obligations and other securities.

At March 31, 2014, we had an aggregate of $6.8 million in gross unrealized losses on our investment securities portfolio. Securities are evaluated on a quarterly basis to determine whether a decline in their value is other-than-temporary. To determine whether a loss in value is other-than-temporary, management utilizes criteria such as the reasons underlying the decline, the magnitude and duration of the decline and whether or not management intends to sell or expects that it is more likely than not that it will be required to sell the security prior to an anticipated recovery of the fair value. The term “other-than-temporary” is not intended to indicate that the decline is permanent, but indicates that the prospects for a near-term recovery of value is not necessarily favorable, or that there is a lack of evidence to support a realizable value equal to or greater than the carrying value of the investment. Once a decline in value for a debt security is determined to be other-than-temporary, the other-than-temporary impairment is separated into (a) the amount of the total other-than-temporary impairment related to a decrease in cash flows expected to be collected from the debt security (the credit loss) and (b) the amount of the total other-than-temporary impairment related to all other factors. The amount of the total other-than-temporary impairment related to the credit loss is recognized in earnings. The amount of the total other-than-temporary impairment related to all other factors is recognized in other comprehensive income. For equity securities, the full amount of the other-than-temporary impairment is recognized in earnings. Held to maturity securities are accounted for based upon the historical cost of the security. Available for sale securities can be sold at any time based upon needs or market conditions. Available for sale securities are accounted for at fair value, with unrealized gains and losses on these securities, net of income tax, reflected in shareholders’ equity as accumulated other comprehensive income. At March 31, 2014, we had $192.4 million of securities classified as available for sale, $19.8 million of securities classified as held to maturity and no securities classified as trading account.

CBH does not purchase mortgage-backed derivative instruments that would be characterized “high-risk” under Federal banking regulations at the time of purchase, nor do we purchase corporate obligations which are not rated investment grade or better.

CBH’s mortgage-backed securities consist of mortgage pass-through certificates issued by the Government National Mortgage Association (“GNMA” or “Ginnie Mae”), Fannie Mae or Freddie Mac. CBH does not purchase mortgage-backed derivative instruments that would be characterized “high-risk” under Federal banking regulations at the time of purchase.

Investments in mortgage-backed securities involve a risk that actual prepayments will be greater than estimated prepayments over the life of the security, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments thereby changing the net yield on such securities. There is also reinvestment risk associated with the cash flows from such securities or in the event such securities are redeemed by the issuer. In addition, the market value of such securities may be adversely affected by changes in interest rates.

At March 31, 2014, CBH owned $1.3 million in pooled trust preferred securities, which securities had an unrealized loss of $360,000 at such date, compared to $1.5 million at December 31, 2013 and $395,000 at December 31, 2012. On a quarterly basis, CBH management reviews the credit rating and performance of the issuers, as well as the impact that the overall economy is expected to have on those measurements and the fair value of these securities. Based on CBH management’s assessment at March 31, 2014 and December 31, 2013 and 2012, CBH recognized $169,000, zero and $40,000 in other-than-temporary impairments, respectively.

The following table sets forth certain information relating to CBH’s investment securities portfolios at the dates indicated.

	March 31, 2014		December 31,
			2013		2012		2011
	Amortized Cost	Market Value	Amortized Cost	Market Value	Amortized Cost	Market Value	Amortized Cost	Market Value
	(In thousands)
Securities available-for-sale:
Mortgage-backed securities	$128,944	$126,692	$131,769	$128,099	$128,151	$130,949	$115,015	$117,148
U.S. Government and agency obligations	35,898	34,226	41,655	39,652	27,846	28,334	12,138	12,718
Municipal obligations	10,731	10,454	10,749	10,194	20,641	21,021	4,916	5,086
Other securities	20,942	21,024	21,114	21,246	19,027	18,977	2,617	1,792
Total securities available-for-sale	196,515	192,396	205,287	199,191	195,665	199,281	134,686	136,744
Securities held to maturity:
Mortgage-backed securities	5,282	5,337	5,318	5,259	—	—	—	—
Municipal obligations	13,035	13,324	13,035	11,736	—	—	—	—
Other securities	1,434	1,429	1,438	1,399	—	—	—	—

Total securities held to maturity	19,751	20,090	19,791	18,394	—	—	—	—

Total	$216,266	$211,486	$225,078	$217,585	$195,665	$199,281	$134,686	$136,744

The following table sets forth the amount of CBH’s investment securities which mature during each of the periods indicated and the weighted average yields for each range of maturities at March 31, 2014. Yields on municipal obligations are presented on a tax equivalent basis.

	Amounts at March 31, 2014, Which Mature In
	One Year or Less	After One through Five Years	After Five through 10 Years	Over 10 Years	Total
	(Dollars in thousands)
Available-for-sale:
Mortgage-backed securities	—	$14,537	$33,705	$80,702	$128,944
U.S. Government and agency obligations	—	—	8,141	27,757	35,898
Municipal obligations	—	—	3,219	7,511	10,730
Other securities	—	6,087	8,827	6,028	20,942

Total	—	20,624	53,892	121,999	196,515

Weighted average yield	—	2.93%	2.40%	2.50%	2.52%

Held to maturity:
Mortgage-backed securities	—	—	2,963	2,698	5,661
Municipal obligations	—	—	—	13,419	13,419
Other securities	—	—	—	1,495	1,495

Total	—	—	2,963	17,612	20,575

Weighted average yield	—	—	2.11%	3.77%	3.53%

Total mortgage-backed and investment securities:
Mortgage-backed securities	—	14,537	36,668	83,401	134,606
U.S. Government and agency obligations	—	—	8,141	27,757	35,898
Municipal obligations	—	—	3,219	20,930	24,149
Other Securities	—	6,087	8,827	7,523	22,437

Total	—	20,624	56,855	139,611	217,090

Weighted average yield	—	2.93%	2.39%	2.66%	2.61%

CBH Deposit Products. CB’s deposit gathering efforts have focused on obtaining deposits from small businesses and other commercial accounts from within CB’s market area. The table below shows information regarding CB’s deposit accounts at the dates indicated.

The following table shows the maturities of CB’s certificates of deposit of $100,000 or more at March 31, 2014 by time remaining to maturity.

Quarter Ending:	Amount	Weighted Average Rate
	(Dollars in thousands)
June 30, 2014	$10,084	0.73%
September 30, 2014	6,459	0.81
December 31, 2014	4,531	0.80
March 31, 2015	17,104	0.93
After March 31, 2015	34,979	1.12

Total certificates of deposit with balances of $100,000 or more	$73,157	0.97%

The following table shows the maturities of CB’s certificates of deposit of $100,000 or more at December 31, 2013 by time remaining to maturity.

Quarter Ending:	Amount	Weighted Average Rate
	(Dollars in thousands)
March 31, 2014	$23,398	1.48%
June 30, 2014	8,757	0.82
September 31, 2014	5,745	0.91
December 31, 2014	4,303	0.83
March 31, 2015	12,770	1.04
After March 31, 2015	23,199	1.16

Total certificates of deposit with balances of $100,000 or more	$78,172	1.16%

CBH Borrowings. CBH utilizes advances from the FHLB of Pittsburgh as an alternative to retail deposits to fund operations as part of its operating strategy. These FHLB advances are collateralized primarily by certain of CBH’s mortgage loans and mortgage-backed securities and secondarily by its investment in capital stock of the FHLB of Pittsburgh. FHLB advances are made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. The maximum amount that the FHLB of Pittsburgh will advance to member institutions, including CB, fluctuates from time to time in accordance with the policies of the FHLB.

The following table shows certain information regarding CBH’s borrowings at or for the dates indicated:

	At or For the Three Months Ended 2014	At or For the Year Ended December 31,
		2013	2012	2011
	(Dollars in thousands)
FHLB advances and other borrowings:
Average balance outstanding	$136,179	$118,473	$70,947	$65,880
Maximum amount outstanding at any month-end during the period	142,175	148,784	95,518	80,137
Balance outstanding at end of period	142,175	132,621	95,518	77,894
Average interest rate during the period	0.53%	0.53%	1.09%	2.01%
Weighted average interest rate at end of period	0.54	0.51	0.60	1.09

At March 31, 2014, $122 million of CBH’s borrowings were short-term (maturities of one year or less). Such short-term borrowings had a weighted average interest rate of 0.34%.

Other Products and Services of CBH. Other business services include wire transfers, direct deposit of payroll, remote deposit capture, ACH, reconciliation services, and online banking. CBH’s objective is to offer a competitive package to capture as much of the customer’s financial business as possible and price accordingly.

Personal banking services are offered through CB’s branch network using experienced personal bankers as the focal point of the marketing effort. Secondarily to the efforts of personal bankers and the contacts of the directors, the Bank engages in advertising and branding efforts to draw individuals into its branches. Business banking services are offered through CB’s branch network for deposit and small business banking, and through commercial lenders for traditional commercial lending services.

CBH Management’s Discussion and Analysis of Financial Condition and Results of Operations. The following CBH Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with CBH’s consolidated financial statements and related notes included elsewhere in this joint proxy statement/prospectus beginning at page F-1.

CBH’s results of operations depend, to a large extent, on net interest income, which is the difference between the income earned on its loan and investment portfolios and interest expense on deposits and borrowings. CBH’s net interest income is largely determined by net interest spread, which is the difference between the average yield earned on interest-earning assets and the average rate paid on interest-bearing liabilities, and the relative amounts of interest-earning assets and interest-bearing liabilities. Results of operations are also affected by CBH’s provision for loan losses, other income and other expenses. CBH’s other, or non-interest, expenses principally consist of compensation and employee benefits, office occupancy and equipment expense, data processing, advertising and business promotion, professional service fees and other expense. CBH’s results of operations are also significantly affected by general economic and competitive conditions, particularly changes in interest rates, government policies and actions of regulatory authorities. Future changes in applicable law, regulations or government policies may materially impact CBH’s financial conditions and results of operations.

CBH Critical Accounting Policies. In reviewing and understanding financial information for CBH, you are encouraged to read and understand the significant accounting policies used in preparing its consolidated financial statements. These policies are described in Note 1 of the notes to CBH’s consolidated financial statements included elsewhere in this joint proxy statement/prospectus. The accounting and financial reporting policies of CBH conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and to general practices within the banking industry. Accordingly, the CBH consolidated financial statements require certain estimates, judgments, and assumptions, which are believed to be reasonable, based upon the information available. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the periods presented. The following accounting policies comprise those that CBH’s management believes are the most critical to aid in fully understanding and evaluating its reported financial results. These policies require numerous estimates or economic assumptions that may prove inaccurate or may be subject to variations which may affect CBH’s reported results and financial condition for the period or in future periods.

Allowance for Loan Losses. The allowance for loan losses consists of the allowance for loan losses and the reserve for unfunded lending commitments. The allowance for loan losses represents management’s estimate of losses inherent in the loan portfolio as of the statement of financial condition date and is recorded as a reduction to loans. Reserves for unfunded lending commitments represents management’s estimate of losses inherent in its unfunded loan commitments and is recorded in other liabilities on the consolidated statement of financial condition. The allowance for loan losses is increased by the provision for loan losses, and decreased by charge-offs, net of recoveries. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance. All, or part, of the principal balance of loans receivable are charged off to the allowance as soon as it is determined that the repayment of all, or part, of the principal balance is highly unlikely. Non-residential consumer loans are generally charged off no later than when they become 120 days past due on a contractual basis or earlier in the event of the borrower’s bankruptcy, or if there is an amount deemed uncollectible. Because all identified losses are immediately charged off, no portion of the allowance for loan losses is restricted to any individual loan or groups of loans, and the entire allowance is available to absorb any and all loan losses.

The allowance for loan losses is maintained by CBH at a level considered appropriate under U.S. GAAP to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the allowance. The allowance is based on past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, the composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision as more information becomes available.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as impaired. For loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers pools of loans by loan class including commercial loans not considered impaired, as well as smaller balance homogeneous loans, such as residential real estate, home equity and other consumer loans. These pools of loans are evaluated for loss exposure based upon historical loss rates for each of these categories of loans, as adjusted for qualitative factors.

An unallocated component is maintained to cover uncertainties that could affect CBH management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio. Once all factor adjustments are applied, general reserve allocations for each segment are calculated, summarized and reported on the allowance for credit losses summary. Allowance for loan losses final schedules, calculations and the resulting evaluation process are reviewed quarterly by CBH’s Board of Directors.

A loan is considered impaired when, based on current information and events, it is probable that CBH will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by CBH’s management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified by CBH as impaired. CBH management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and industrial loans, commercial real estate loans and commercial construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral if the loan is collateral dependent.

The allowance is adjusted by CBH for other significant factors that affect the collectibility of the loan portfolio as of the evaluation date including changes in lending policy and procedures, loan volume and concentrations, seasoning of the portfolio, loss experience in particular segments of the portfolio, and bank regulatory examination results. Other factors include changes in economic and business conditions affecting CBH’s primary lending areas and credit quality trends. Loss factors are reevaluated each reporting period to ensure their relevance in the current economic environment. CBH reviews key ratios such as the allowance for loan losses to total loans receivable and as a percentage of non-performing loans; however, CBH does not try to maintain any specific target range for these ratios.

While CBH management uses the best information available to make loan loss allowance evaluations, adjustments to the allowance may be necessary based on changes in economic and other conditions or changes in accounting guidance. In addition, the Office of the Comptroller of the Currency (and, previously, the Office of Thrift Supervision), as an integral part of its examination processes, periodically reviews CBH’s allowance for loan losses. The Office of the Comptroller of the Currency may require the recognition of adjustments to the allowance for loan losses based on their judgment of information available to them at the time of their examinations. To the extent that actual outcomes differ from management’s estimates, additional provisions to the allowance for loan losses may be required that would adversely impact CBH’s earnings in future periods.

Fair Value Measurements. CBH uses fair value measurements to record fair value adjustments to certain assets to determine fair value disclosures. Securities available for sale are recorded at fair value on a recurring basis. Additionally, from time to time, CBH may be required to record at fair value other assets on a nonrecurring basis, such as impaired loans, real estate owned and certain other assets. These nonrecurring fair value adjustments typically involve application of lower-of-cost-or-market accounting or write-downs of individual assets.

Under FASB ASC Topic 820, Fair Value Measurements, CBH groups its assets at fair value in three levels, based on the markets in which the assets are traded and the reliability of the assumptions used to determine fair value. These levels are:

•	Level 1—Valuation is based upon quoted prices for identical instruments traded in active markets.

•	Level 2—Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

•	Level 3—Valuation is generated from model-based techniques that use significant assumptions not observable in the market. These unobservable assumptions reflect CBH’s own estimates of assumptions that market participants would use in pricing the asset.

Under FASB ASC Topic 820, CBH bases its fair values on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. It is our policy to maximize the use of observable inputs and minimize the use of unobservable inputs when developing fair value measurements, in accordance with the fair value hierarchy in FASB ASC Topic 820.

Fair value measurements for assets where there exists limited or no observable market data and, therefore, are based primarily upon CBH’s or a third-party’s estimates, are often calculated based on the characteristics of the asset, the economic and competitive environment and other such factors. Therefore, the results cannot be determined with precision and may not be realized in an actual sale or immediate settlement of the asset. Additionally, there may be inherent weaknesses in any calculation technique, and changes in the underlying assumptions used, including discount rates and estimates of future cash flows, that could significantly affect the results of current or future valuations. At March 31, 2014, CBH had $2.5 million of assets that were measured at fair value on a nonrecurring basis using Level 3 measurements.

Income Taxes. CBH makes estimates and judgments to calculate some of its tax liabilities and determine the recoverability of some of its deferred tax assets, which arise from temporary differences between the tax and financial statement recognition of revenues and expenses. CBH also estimates a reserve for deferred tax assets if, based on the available evidence, it is more likely than not that some portion or all of the recorded deferred tax assets will not be realized in future periods. These estimates and judgments are inherently subjective. Historically, CBH’s estimates and judgments to calculate our deferred tax accounts have not required significant revision to its initial estimates.

In evaluating its ability to recover deferred tax assets, CBH considers all available positive and negative evidence, including past operating results and its forecast of future taxable income. In determining future taxable income, CBH makes assumptions for the amount of taxable income, the reversal of temporary differences and the implementation of feasible and prudent tax planning strategies. These assumptions require CBH to make judgments about its future taxable income consistent with the plans and estimates it uses to manage its business. Any reduction in estimated future taxable income may require CBH to record a valuation allowance against its deferred tax assets. An increase in the valuation allowance would result in additional income tax expense in the period and could have a significant impact on CBH’s future earnings.

Other-Than-Temporary Impairment of Securities. Securities are evaluated by CBH on a quarterly basis to determine whether declines in their value are other-than-temporary. To determine whether a loss in value is other-than-temporary, CBH management utilizes criteria such as the reasons underlying the decline, the magnitude and duration of the decline and whether or not management intends to sell or expects that it is more likely than not that it will be required to sell the security prior to an anticipated recovery of the fair value. The term “other-than-temporary” is not intended to indicate that the decline is permanent, but indicates that the prospects for a near-term recovery of value is not necessarily favorable, or that there is a lack of evidence to support a realizable value equal to or greater than the carrying value of the investment. Once a decline in value for a debt security is determined to be other-than-temporary, the other-than-temporary impairment is separated into (a) the amount of the total other-than-temporary impairment related to a decrease in cash flows expected to be collected from the debt security (the credit loss) and (b) the amount of the total other-than-temporary impairment related to all other factors. The amount of the total other-than-temporary impairment related to the credit loss is recognized in earnings. The amount of the total other-than-temporary impairment related to all other factors is recognized in other comprehensive income (loss).

How CBH Manages Market Risk. Market risk is the risk of loss from adverse changes in market prices and rates. CBH’s market risk arises primarily from the interest rate risk which is inherent in its lending and deposit taking activities. To that end, management actively monitors and manages interest rate risk exposure. In addition to market risk, CBH’s primary risk is credit risk on its loan portfolio. CBH attempts to manage credit risk through its loan underwriting and oversight policies.

The principal objective of CBH’s interest rate risk management function is to evaluate the interest rate risk embedded in certain balance sheet accounts, determine the level of risk appropriate given CBH’s business strategy, operating environment, capital and liquidity requirements and performance objectives, and manage the risk consistent with approved guidelines. CBH seeks to manage its exposure to risks from changes in interest rates while at the same time trying to improve its net interest spread. CBH monitors interest risk as such risk relates to its operating strategies.

In recent years, CBH primarily has utilized the following strategies to manage interest rate risk:

•	it has attempted to match fund a portion of its loan portfolio with borrowings having similar expected lives;

•	it has attempted, where possible, to extend the maturities of its deposits and borrowings;

•	it has invested in securities with relatively short anticipated lives, generally less than five years, and it holds significant amounts of liquid assets; and

•	it has increased its outstanding shorter term loans particularly commercial real estate loans.

The following table sets forth the amounts of CBH’s interest-earning assets and interest-bearing liabilities outstanding at March 31, 2014, which CBH expects, based upon certain assumptions, to re-price or mature in each of the future time periods shown (the “GAP Table”). Except as stated below, the amount of assets and liabilities shown which re-price or mature during a particular period were determined in accordance with the earlier of term to re-pricing or the contractual maturity of the asset or liability. The table sets forth an approximation of the projected re-pricing of CBH’s assets and liabilities at March 31, 2014, on the basis of contractual maturities, anticipated prepayments, and scheduled rate adjustments within a three-month period and subsequent selected time intervals. The loan amounts in the table reflect principal balances expected to be redeployed and/or re-priced as a result of contractual amortization and anticipated prepayments of adjustable-rate loans and fixed-rate loans, and as a result of contractual rate adjustments on adjustable-rate loans. Prepayment estimates for loans are based on corresponding securities (from Bloomberg system) and/or national averages unless otherwise indicated. Securities priced at a premium are assumed to be called, while those at a discount are assumed to run to maturity. Money market deposit accounts, savings accounts and interest-bearing checking accounts are assumed to have annual rates of withdrawal, or “decay rates,” of 12%.

	3 Months or Less	More than 3 Months to 6 Months	More than 6 Months to 1 Year	More than 1 Year to 3 Years	More than 3 Years to 5 Years	More than 5 Years	Total Amount
	(Dollars in thousands)
Interest-earning assets(1):
Loans receivable(2)	$127,631	$15,253	$33,654	$97,684	$90,310	$35,978	$400,510
Investment securities and interest bearing deposits	52,940	8,736	15,637	59,240	45,861	57,026	239,430

Total interest-earning assets	180,571	23,989	49,291	156,924	136,171	93,004	639,950

Interest-bearing liabilities:
Savings accounts	1,368	1,327	2,538	8,750	6,875	25,203	46,061
Demand deposits	1,812	1,758	3,361	11,590	9,106	33,381	61,008
Money market accounts	121,568	—	—	—	—	—	121,568
Certificate accounts	22,775	17,141	43,522	66,591	5,430	—	155,459
FHLB advances	122,366	104	209	10,070	9,425	—	142,174

Total interest-bearing liabilities	269,890	20,330	49,630	97,001	30,836	58,584	526,270

Interest-earning assets less interest- bearing liabilities	$(89,318)	$3,659	$(339)	$59,923	$105,335	$34,420	$113,680

Cumulative interest-rate sensitivity gap(3)	$(89,318)	$(85,659)	$(85,998)	$(26,075)	$79,260	$113,680	$113,680

Cumulative interest-rate gap as a percentage of total assets at March 31, 2014	-13.20%	-12.70%	-12.80%	-3.90%	11.80%	16.90%

Cumulative interest-earning assets as a percentage of cumulative interest- bearing liabilities at March 31, 2014	66.90%	70.50%	74.70%	94.00%	117.00%	121.60%

(1)	Interest-earning assets are included in the period in which the balances are expected to be redeployed and/or re-priced as a result of anticipated prepayments, scheduled rate adjustments and contractual maturities. In different rate environments, prepay and call features may have a significantly different impact on cash flow.
(2)	For purposes of the gap analysis, loans receivable includes non-performing loans gross of the allowance for loan losses, undisbursed loan funds, unamortized discounts and deferred loan fees.
(3)	Interest-rate sensitivity gap represents the difference between net interest-earning assets and interest-bearing liabilities.

Interest rate sensitivity is monitored by CBH’s management through the use of models which generate estimates for the change in economic value of equity, interest rate sensitivity analysis and interest rate simulations under various rate scenarios. The results of the models are compared to policy limits established by CBH’s Board of Directors.

CBH analyzes potential changes to net interest income (“NII”) for a twelve-month period under rising and falling interest rate scenarios. The following table shows CBH’s NII model as of March 31, 2014. This model assumes there is no growth in interest bearing assets or interest-bearing liabilities.

Change in Interest Rates in Basis Points (Rate Ramp)	Net Interest Income	$ Change	% Change
(Dollars in thousands)
300bp	$19,282	$-54	-.28%
200	19,397	$61	.31%
100	19,413	$76	.39%
(100)	18,872	$-464	-2.40%

The above table indicates that as of March 31, 2014, in the event of a 300 basis point increase in interest rates phased in over a year, CBH’s net interest income for the 12 months ending March 31, 2015 would be expected to decrease by $54,000 or 0.28% to $19,282,000. The changes to net interest income shown above are in compliance with the policy limits established by CBH’s Board of Directors.

Changes in CBH’s Financial Condition at March 31, 2014 Compared to December 31, 2013. CBH’s total assets increased to $674.7 million at March 31, 2014 compared to $658.6 million at December 31, 2013. The primary reason for the $16.0 million, or 2.4%, increase in CBH’s total assets in the first quarter of 2014 was a $13.3 million increase in net loans. Since the lending restrictions previously imposed on CB by the Orders were lifted, CBH has focused on growing and diversifying its loan portfolio in its efforts to increase interest income and fee income. CBH’s securities available for sale amounted to $192.4 million at March 31, 2014, a $6.8 million decrease from December 31, 2013. This reduction in securities reflects, in part, CBH’s determination to fund loan growth with targeted sales of securities available for sale.

The increase in CBH’s total assets for the three months ended March 31, 2014 was funded primarily by an $8.7 million increase in total deposits and a $9.6 million increase in total borrowings. While CBH has focused in recent periods in increasing its core deposits, it has continued to utilize FHLB borrowings as an alternative funding source for operations.

CBH’s total shareholders’ equity was $61.3 million, or 9.1% of total assets, at March 31, 2014 compared to $59.7 million, or 9.1% of total assets, at December 31, 2013. The $1.6 million increase in CBH’s total shareholders’ equity in the first quarter of 2014 primarily reflects $542,000 in net income recorded for the period together with a $1.2 million reduction in accumulated other comprehensive loss.

Changes in CBH’s Financial Condition at December 31, 2013 compared to December 31, 2012. CBH’s total assets were $658.6 million at December 31, 2013 compared to $604.7 million at December 31, 2012, an increase in total assets of $53.9 million or 8.9%. The primary reason for the increase in CBH’s total assets at year-end 2013 compared to year-end 2012 was a $78.4 million increase in net loans receivable. The increase in CBH’s net loans during 2013 primarily reflects the lifting of the restrictions on CB’s commercial real estate lending in August 2012. CBH’s commercial real estate loan portfolio increased by $57.4 million during the year ended December 31, 2013. Partially offsetting the increase in CBH’s net loans in portfolio during 2013 was a reduction in loans held for sale to $4.0 million at December 31, 2013 compared to $17.4 million at December 31, 2012. The reduction in loans held for sale primarily reflects a decrease in market activity for both re-financing and new loan originations and purchases caused primarily by an increase in market rates of interest that began in the second half of 2013. New residential mortgage lending activity continued to decline in the first quarter of 2014. During the fourth quarter of 2013, in order to reduce overhead expense and streamline operations, CB determined to consolidate its mortgage division, which had been operating under the name “Vision Mortgage Capital,” into CB and re-brand it as Continental Mortgage.

CBH’s total deposits were $460.4 million at December 31, 2013 compared to $431.3 million at December 31, 2012. The $29.1 million, or 6.7%, increase in CBH’s total deposits in 2013 primarily reflects its efforts to increase core deposits. In addition, during 2013, CBH’s short-term borrowings increased by $10.0 million to $85.0 million and its long-term debt increased by $8.5 million to $20.0 million at December 31, 2013. The increase in borrowings also was used to fund CBH’s loan growth.

CBH’s total shareholders’ equity was $59.7 million at December 31, 2013 compared to $64.4 million at December 31, 2012. Although CBH reported net income of $2.6 million for the year ended December 31, 2013, it had an accumulated other comprehensive loss of $4.5 million at December 31, 2013 compared to $2.4 million in accumulated other comprehensive income at December 31, 2012. This decrease in other comprehensive income was due primarily to a decrease in the market value of CBH’s investment portfolio reflecting an increase in market rates of interest.

Average Balances, Net Interest Income, and Yields Earned and Rates Paid. The following table shows for the periods indicated the total dollar amount of interest earned by CBH from average interest-earning assets and the resulting yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates, and the net interest margin.

	Three Months Ended March 31,						Year Ended December 31,
	2014			2013			2013			2012			2011
	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable(1)	$381,298	$4,303	4.51%	$323,225	$3,814	4.72%	$350,734	$16,236	4.63%	$302,552	$15,595	5.15%	$306,491	$16,947	5.53%
Investment securities	227,998	1,380	2.42	207,727	1,237	2.38	223,396	5,213	2.33	165,400	4,273	2.58	132,401	4,257	3.22
Other interest-earning assets	16,909	9	0.21	17,774	9	0.20	16,049	35	0.22	38,744	91	0.23	37,723	86	0.23

Total interest-earning assets	626,205	5,692	3.64%	548,726	5,060	3.69%	590,179	21,484	3.64%	506,696	19,959	3.94%	476,615	21,290	4.47%

Non-interest-earning assets	30,666			38,705			35,880			37,967			27,756

Total assets	$656,871			$587,431			$626,059			$544,663			$504,371

Interest-bearing liabilities:
Savings, demand and money market accounts	225,547	168	0.30	212,808	178	0.33	219,404	735	0.33	199,013	856	0.43	195,711	1,005	0.51
Certificates of deposit	157,570	387	0.98	156,312	502	1.28	153,759	1,901	1.24	162,790	2,368	1.45	152,264	2,569	1.69

Total deposits	383,117	555	0.58	369,120	680	0.74	373,163	2,636	0.71	361,803	3,224	0.89	347,975	3,574	1.03
FHLB advances and other borrowings	136,179	181	0.53	93,881	154	0.66	118,472	623	0.53	68,683	775	1.13	65,880	1,293	1.96

Total interest-bearing liabilities	519,296	736	0.57	463,001	834	0.72	491,635	3,529	0.66	430,486	3,999	0.93	413,855	4,867	1.18

Non-interest-bearing liabilities	76,703			60,507			72,647			57,164			44,241

Total liabilities	595,999			523,508			564,282			487,650			458,096

Shareholders’ equity	60,872			63,923			61,777			57,013			46,275

Total liabilities and shareholders’ equity	$656,871			$587,431			$626,059			$544,663			$504,371

Net interest-earning assets	$106,909			$85,725			$98,544			$76,210			$62,760

Net interest income; average interest rate spread		$4,956	3.07%		$4,226	2.97%		$18,225	2.98%		$15,960	3.01%		$16,423	3.29%

Net interest margin(2)			3.17%			3.08%			3.09%			3.15%			3.45%

Average interest-earning assets to average interest-bearing liabilities			120.59%			118.52%			120.04%			117.70%			115.16%

(1)	Includes nonaccrual loans during the respective periods. Calculated net of deferred fees, costs and discounts, loans in process and allowance for loan losses.
(2)	Equals net interest income divided by average interest-earning assets.

Rate/Volume Analysis. The following table shows the extent to which changes in interest rates and changes in volume of interest-earning assets and interest-bearing liabilities affected CBH’s interest income and expense during the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (1) changes in rate, which is the change in rate multiplied by prior period volume, and (2) changes in volume, which is the change in volume multiplied by prior period rate. The combined effect of changes in both rate and volume has been allocated proportionately to the change due to rate and the change due to volume.

	Three Months Ended March 31, 2014 Compared to Three Months Ended March 31, 2013			Year Ended December 31, 2013 Compared to Year Ended December 31, 2012			Year Ended December 31, 2012 Compared to Year Ended December 31, 2011
	Increase (Decrease) Due to			Increase (Decrease) Due to			Increase (Decrease) Due to
	Rate	Volume	Total Increase (Decrease)	Rate	Volume	Total Increase (Decrease)	Rate	Volume	Total Increase (Decrease)
	(In thousands)
Interest income:
Loans receivable	$(157)	$646	$489	$(1,138)	$1,779	$641	$(1,136)	$(216)	$(1,352)
Investment securities	21	122	143	(358)	1,298	940	(60)	76	16
Other interest-earning assets	—	—	—	(7)	(49)	(56)	3	2	5

Total interest income	(136)	768	632	(1,503)	3,028	1,525	(1,193)	(138)	(1,331)

Interest expense:
Savings, demand and money market accounts	(24)	14	(10)	(226)	105	(121)	(166)	17	(149)
Certificates of deposit	(119)	4	(115)	(341)	(126)	(467)	(404)	203	(201)

Total deposits	(143)	18	(125)	(567)	(21)	(588)	(570)	220	(350)
FHLB advances and other borrowings	(20)	47	27	425	(577)	(152)	(576)	58	(518)

Total interest expense	(163)	65	(98)	(142)	(598)	(740)	(1,146)	278	(868)

Increase (decrease) in net interest income	$27	$703	$730	$(1,361)	$3,626	$2,265	$(47)	$(416)	$(463)

Comparison of CBH’s Operating Results for the Three Months Ended March 31, 2014 and 2013. CBH reported net income of $542,000 for the three months ended March 31, 2014, a 1.8% decrease from CBH’s net income of $552,000 for the three months ended March 31, 2013. A $730,000 increase in net interest income, to $5.0 million for the first quarter of 2014 compared to $4.2 million for the first quarter of 2013 and a $2.1 million reduction in other expenses in the 2014 period was more than offset by a $2.9 million decrease in other income. For the three months ended March 31, 2014, CBH’s net interest spread and net interest margin improved to 3.07% and 3.17%, respectively, from 2.97% and 3.08%, respectively, for the three months ended March 31, 2013.

CBH’s interest income increased by $632,000, or 12.5%, in the quarter ended March 31, 2014 over the prior year comparable period. Interest income earned on loans increased by $489,000 in the first quarter of 2014 compared to the first quarter of 2013. The increase in interest income on loans in the 2014 period was due primarily to a $58.1 million increase in the average balance of outstanding loans in CBH’s portfolio. The increase in the average balance of loans in 2014 reflects CBH’s efforts to grow its loan portfolio, particularly commercial real estate loans which increased to $161.2 million at March 31, 2014 compared to $145.7 million at March 31, 2013. Interest income on investment securities increased by $143,000 to $1.4 million for the three months ended March 31, 2014 compared to $1.2 million for the three months ended March 31, 2013. The primary reason for the increase in interest income earned by CBH in the first quarter of 2014 was a $20.3 million, or 9.8%, increase in the average balance of the investment securities portfolio compared to the first quarter of 2013.

CBH’s interest expense decreased by $98,000, or 11.8%, to $736,000 for the three months ended March 31, 2014 compared to $834,000 for the three months ended March 31, 2013. A $125,000 reduction in CBH’s interest expense on total deposits was partially offset by a $27,000 increase in interest expense on borrowings in the first quarter of 2014 compared to the first quarter of 2013. The average rate paid by CBH on its total interest bearing liabilities was 0.57% for the first quarter of 2014 compared to 0.72% for the first quarter of 2013. The average rate paid by CBH on certificates of deposits declined by 30 basis points to 0.98% in the first quarter of 2014 compared to 1.28% in the first quarter of 2013. In recent periods, CBH has reduced its emphasis on certificates of deposit as a funding source and has worked to increase its core deposits, which had an average rate of 0.30% for the first quarter of 2014, while also utilizing borrowings, which had an average rate of 0.53% for the three months ended March 31, 2014.

CBH has identified the evaluation of the allowance for loan losses as a critical accounting policy. This policy is significantly affected by CBH’s judgment and uncertainties and there is likelihood that materially different amounts would be reported under different, but reasonably plausible, conditions or assumptions. CBH’s quarterly analysis of its loan protfolio, is undertaken in order to maintain a level of total allowance for losses that CBH’s management believes covers all known and inherent losses that are both probable and reasonably estimable at each reporting date. CBH’s evaluation process typically includes, among other things, an analysis of delinquency trends, non-performing loan trends, the level of charge-offs and recoveries, prior loss experience, total loans outstanding, the volume of loan originations, the type, size and geographic concentration of its loans, the value of collateral securing the loan, the borrower’s ability to repay and repayment performance, the number of loans requiring heightened management oversight, local economic conditions and industry experience. The establishment of the allowance for loan losses is significantly affected by management judgment and uncertainties and there is likelihood that different amounts would be reported under different conditions or assumptions. Various regulatory agencies, as an integral part of their examination process, periodically review CBH’s allowance for loan losses. Such agencies may require CBH to make additional provisions for estimated loan losses based upon judgments different from those of its management.

CBH’s provision for loan losses was $369,000 for the quarter ended March 31, 2014 compared to $375,000 for the quarter ended March 31, 2013. At March 31, 2014, CBH’s allowance for loan losses was $5.1 million or 143.7% of total non-performing loans and 1.29% of total loans outstanding. CBH’s net charge-offs to its allowance for loan losses were $162,000 and $152,000 for the three months ended March 31, 2014 and 2013, respectively.

CBH’s other income was $815,000 for the three months ended March 31, 2014, a reduction of $2.9 million, or 77.9%, from other income of $3.7 million for the three months ended March 31, 2013. The primary reason for the reduction of CBH’s other income in the first quarter of 2014 was a $1.2 million decrease in income from mortgage banking and related activities. The decrease in income from mortgage banking and related activities in the first quarter of 2014 reflects a decrease in market activity for both re-financing and new loan originations and purchases due primarily to an increase in market rates of interest. Additionally, the reduction in CBH’s other income in the first quarter of 2014 reflects its recognition of a $169,000 other than temporary impairment charge on an investment security during the first quarter of 2014 compared to no such charge in the first quarter of 2013.

CBH’s total other expenses were $4.7 million for the quarter ended March 31, 2014, a $2.1 million, or 30.7%, reduction in other expenses for the quarter ended March 31, 2013. The reduction in other expenses primarily reflects the reduction of overhead related to the mortgage banking division. Compensation and employee benefits expense and other operating expenses were lower by $926,000 and $1.3 million, respectively, in the three months ended March 31, 2014 compared to the three months ended March 31, 2013, in each case due primarily to the consolidation of the mortgage division into CB’s operations. In addition, during the first quarter of 2014, CBH recognized $236,000 in merger related expenses compared to no merger related expenses during the first quarter of 2013.

Comparison of CBH’s Operating Results for the Years Ended December 31, 2013 and 2012. CBH reported net income of $2.6 million for the year ended December 31, 2013, a $1.2 million, or 92.6%, increase from CBH’s net income of $1.3 million for the year ended December 31, 2012. A $2.3 million increase in net interest income, to $18.2 million for 2013 compared to $16.0 million for 2012 and a $999,000 reduction in the provision for loan losses in 2013 compared to 2012 was partially offset by a $1.3 million decrease in other income and a $604,000 increase in other expenses in 2013 compared to 2012. For the year ended December 31, 2013, CBH’s net interest spread and net interest margin decreased to 2.98% and 3.09%, respectively, from 3.01% and 3.15%, respectively, for the year ended December 31, 2012.

CBH’s total interest income increased by $1.5 million, or 7.6%, in the year ended December 31, 2013 over the prior year. Interest income earned on loans increased by $641,000 in 2013 compared to 2012. The increase in interest income on loans in 2013 was due primarily to a $48.2 million increase in the average balance of outstanding loans in CBH’s portfolio. The increase in the average balance of loans in 2013 reflects CBH’s efforts to grow its loan portfolio, particularly commercial real estate loans which increased to $145.7 million at December 31, 2013 compared to $88.3 million at December 31, 2012. Interest income on investment securities increased by $940,000 to $5.2 million for the year ended December 31, 2013 compared to $4.3 million for the year ended December 31, 2012. The primary reason for the increase in interest income earned by CBH on its investment securities in 2013 compared to 2012 was a $58.0 million, or 35.1%, increase in the average balance of the investment securities portfolio.

CBH’s total interest expense decreased by $740,000, or 18.5%, to $3.3 million for the year ended December 31, 2013 compared to $4.0 million for the year ended December 31, 2012. CBH’s interest expense on total deposits declined by $588,000 and its interest expense on borrowings declined by $152,000, respectively, for the year ended December 31, 2013 compared to the year ended December 31, 2012. The primary reason for the reduction in interest expense in 2013 compared to 2012 was a reduction in the average rates paid by CBH on its interest-bearing liabilities, reflecting the continuing low interest rate environment. The average rate paid by CBH on its total interest bearing liabilities was 0.66% for the year ended December 31, 2013 compared to 0.93% for the year ended December 31, 2012.

CBH’s provision for loan losses was $1.7 million for the year ended December 31, 2013 compared to $2.7 million for the year ended December 31, 2012. The primary reason for the reduction in CBH’s provision for loan losses in 2013 compared to 2012 was a decrease in its net loan charge-offs. CBH’s net charge-offs to its allowance for loan losses was $927,000 and $2.4 million, respectively, for the years ended December 31, 2013 and 2012. At December 31, 2013, CBH’s allowance for loan losses was $4.9 million or 116.0% of total non-performing loans and 1.29% of total loans outstanding.

CBH’s other income was $9.0 million for the year ended December 31, 2013, a reduction of $1.3 million, or 12.5%, from other income of $10.3 million for the year ended December 31, 2012. The primary reasons for the reduction of CBH’s other income in 2013 compared to 2012 were reductions in income from mortgage banking and related activities and in net gains in sales of available for sale securities of $1.2 million and $765,000, respectively.

CBH’s total other, or non-interest, expenses were $22.1 million for the year ended December 31, 2013, a $604,000, or 2.8%, increase in other expenses for the year ended December 31, 2012. The increase in other expenses primarily reflects a $1.0 million increase in other non-interest expenses due primarily to mortgage-banking related activities and prepayment penalties on debt prepayments of $728,000 and $432,000, respectively.

Income tax expense was fairly consistent year over year and amounted to $908,000 and $768,000 for the years ended December 31, 2013 and 2012, respectively.

Liquidity and Capital Resources. CBH’s primary sources of funds are from deposits, FHLB borrowings, amortization of loans, loan prepayments and the maturity of loans, mortgage-backed and other securities, and other funds provided from operations. While scheduled payments from the amortization of loans and mortgage-backed and other securities and maturing investment securities are relatively predictable sources of funds, deposit flows and loan prepayments can be greatly influenced by general interest rates, economic conditions and competition. CBH also maintains excess funds in short-term, interest-bearing assets that provide additional liquidity. At March 31, 2014, CBH’s cash and cash equivalents amounted to $30.6 million. In addition, at such date CBH’s available for sale investment securities amounted to $192.4 million.

CBH uses its liquidity to fund existing and future loan commitments, to fund maturing certificates of deposit and demand deposit withdrawals, to invest in other interest-earning assets, and to meet operating expenses. At March 31, 2014, CBH had certificates of deposit maturing within the next 12 months amounting to $83.4 million. Based upon historical experience, CBH anticipates that a significant portion of the maturing certificates of deposit will be redeposited with it. For the three months ended March 31, 2014, the average balance of CBH’s outstanding FHLB advances was $115.6 million. At March 31, 2014, CBH had $20.0 million in outstanding long-term FHLB advances and $101.2 million in potential FHLB advances available.

In addition to cash flow from loan and securities payments and prepayments as well as from sales of available for sale securities, CBH has significant borrowing capacity available to fund liquidity needs. In recent years CBH has utilized borrowings as a cost efficient addition to deposits as a source of funds. CBH’s borrowings consist primarily of advances from the FHLB of Pittsburgh, of which we are a member.

Commitments. The following table summarizes CBH’s outstanding commitments to originate loans and to advance additional amounts pursuant to outstanding letters of credit and lines of credit at March 31, 2014.

	Total Amounts Committed at March 31, 2014	Amount of Commitment Expiration—Per Period
		To 1 Year	1-3 Years	4-5 Years	After 5 Years
	(In thousands)
Letters of credit	$646	$406	$240	—	—
Unused lines of credit	81,361	41,233	15,576	95	24,457
Commitments to originate loans	5,173	5,173	—	—	—

Total commitments	$87,180	$46,812	$15,816	$95	$24,457

Contractual Cash Obligations. The following table summarizes CBH’s contractual cash obligations at March 31, 2014.

	Total at March 31, 2014	Payments Due By Period
		To 1 Year	1-3 Years	4-5 Years	After 5 Years
	(In thousands)
Certificates of deposit	$155,459	$73,461	$76,567	$5,065	$366
FHLB advances	129,912	115,000	5,487	9,425	—

Total long-term debt	285,371	188,461	82,054	14,490	366
Operating lease obligations	15,942	1,660	3,145	3,162	7,975

Total contractual obligations	$301,313	$190,121	$85,199	$17,652	$8,341

The financial statements, accompanying notes, and related financial data of CBH have been prepared in accordance with U.S. GAAP, which require the measurement of financial position and operating results in terms of historical dollars without considering the changes in purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of operations. Most of CBH’s assets and liabilities are monetary in nature; therefore, the impact of interest rates has a greater impact on its performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

DESCRIPTION OF BMBC CAPITAL STOCK

As a result of the merger, CBH shareholders who receive shares of BMBC common stock in the merger will become shareholders of BMBC. Your rights as shareholders of BMBC will be governed by Pennsylvania law and the amended and restated articles of incorporation and amended and restated bylaws of BMBC. The following description of the material terms of BMBC’s common stock to be issued in the merger, reflects the anticipated state of affairs upon completion of the merger. We urge you to read the applicable provisions of Pennsylvania law, BMBC’s amended and restated articles of incorporation and amended and restated bylaws, and federal law governing bank holding companies carefully and in their entirety.

Authorized Common Stock

As of the record date for the BMBC special meeting, BMBC’s authorized common stock, $1.00 stated value per share, was 100,000,000 shares, of which 13,728,436 shares were issued and outstanding. Shares of BMBC’s common stock to be issued pursuant to the merger agreement, when issued in accordance with the terms of the merger agreement, will be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights.

General

The holders of BMBC’s common stock are entitled to:

•	one vote for each share of common stock held;

•	receive dividends if and when declared by BMBC’s board of directors from BMBC’s unreserved and unrestricted earned surplus or BMBC’s unreserved and unrestricted net earnings for the current fiscal year; and

•	share ratably in BMBC’s net assets legally available to BMBC’s shareholders in the event of BMBC’s liquidation, dissolution or winding up, after payment in full of all amounts required to be paid to creditors and preferred shareholders, if any, or provision for such payment.

BMBC common stock is neither redeemable nor convertible into another security of BMBC. Because BMBC is a holding company, BMBC’s rights and the rights of BMBC’s creditors and shareholders to participate in the distribution of assets of a subsidiary on its liquidation or recapitalization may be subject to prior claims of the subsidiary’s creditors, except to the extent that BMBC itself may be a creditor having recognized claims against the subsidiary.

Holders of BMBC’s common stock have no preemptive, subscription, redemption, conversion or cumulative voting rights. BMBC’s outstanding common stock is fully paid and nonassessable.

BMBC’s common stock is listed on the NASDAQ Stock Market under the symbol “BMTC.” The transfer agent for BMBC’s common stock is ComputerShare, Inc., 259 Royall Street, Canton, MA 02021.

BMBC’s board of directors consists of ten (10) directors divided into four classes. The directors in the divided classes each serve staggered four-year terms unless selected to fill a vacancy (in which case, such director serves for a term expiring with the next annual meeting of shareholders), and until their successors are elected and take office.

Anti-Takeover Provisions and Other Shareholder Protections

Pennsylvania Law Considerations. The PBCL contains certain provisions applicable to BMBC that may have the effect of deterring or discouraging an attempt to take control of BMBC. These provisions, among other things:

•

require that, following any acquisition by any person or group of 20% of a public corporation’s voting power, the remaining shareholders have the right to receive payment for their shares, in cash, from such person or group in an amount equal to the “fair value” of the shares, including an increment representing a proportion of any value payable for control of the corporation (Subchapter 25E of the PBCL);

•	prohibit for five years, subject to certain exceptions, a “business combination” (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets) with a person or group beneficially owning 20% or more of a public corporation’s voting power (Subchapter 25F of the PBCL);

•	expand the factors and groups (including shareholders) which a corporation’s board of directors can consider in determining whether an action is in the best interests of the corporation;

•	eliminates the preemptive right to subscribe to purchase, on a pro rata basis, additional shares of stock issued or sold by the corporation, unless provided for in the corporation’s articles of incorporation;

•	provide that a corporation’s board of directors need not consider the interests of any particular group as dominant or controlling;

•	provide that a corporation’s directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof with respect to actions relating to an acquisition or potential acquisition of control;

•	provide that actions relating to acquisitions of control that are approved by a majority of “disinterested directors” are presumed to satisfy the directors’ standard, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and

•	provide that the fiduciary duty of a corporation’s directors is solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.

The PBCL explicitly provides that the fiduciary duty of directors does not require them to:

•	redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;

•	render inapplicable, or make determinations under, provisions of the PBCL relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or

•	act as the board of directors, a committee of the board or an individual director, solely because of the effect such action might have on an acquisition or potential acquisition of control of BMBC or the consideration that might be offered or paid to shareholders in such an acquisition.

For more information regarding the rights of holders of BMBC common stock, please see the description captioned “Comparison of BMBC and CBH Shareholder Rights,” commencing below.

COMPARISON OF BMBC AND CBH SHAREHOLDER RIGHTS

The rights of BMBC shareholders are governed by the PBCL, and BMBC’s articles of incorporation and bylaws. The rights of CBH shareholders are governed by the PBCL, and CBH’s amended articles of incorporation and bylaws. After the merger, the rights of CBH’s shareholders that receive BMBC shares will be governed by the PBCL and BMBC’s amended and restated articles of incorporation and amended and restated bylaws. The following discussion summarizes the material differences between the rights of CBH shareholders and the rights of BMBC shareholders. We urge you to read BMBC’s articles of incorporation and bylaws, CBH’s amended articles of incorporation and bylaws, the PBCL, and federal law governing bank and savings and loan holding companies carefully and in their entirety.

Authorized Capital Stock

BMBC. BMBC’s articles of incorporation authorizes it to issue up to 100,000,000 shares of common stock, par value $1.00 per share. As of the record date, there were 13,728,436 shares of BMBC common stock issued and outstanding.

CBH. CBH’s amended articles of incorporation authorize it to issue up to 30,000,000 shares of common stock, par value $0.10 per share, and up to 5,000,000 shares of serial preferred stock, par value $0.10 per share. As of the record date, there were 6,531,450 shares of CBH common stock issued and outstanding and 1,210,859 shares of serial preferred stock issued and outstanding. CBH’s board of directors has the authority, without shareholder approval, to divide CBH’s authorized and unissued preferred stock into series and to fix the designations, powers, preferences and rights thereof to the fullest extent permitted by the PBCL.

Size of Board of Directors

BMBC. BMBC’s amended and restated bylaws provide that its board of directors shall consist of at least 8 and no more than 13 directors. The exact number of directors may be determined from time to time by a majority of the entire BMBC board of directors. The BMBC board of directors currently has 10 directors.

CBH. CBH’s bylaws provide that its board of directors shall consist of at least 5 and no more than 15 directors. The exact number of directors may be determined from time to time by a majority of CBH directors present and voting at a meeting at which a majority of the entire CBH board of directors is present. The CBH board of directors currently has 11 directors.

Classes of Directors

BMBC. BMBC’s board of directors is classified. BMBC’s amended and restated bylaws provide that the board shall be divided into four classes, as nearly equal in number as possible, with the divided classes to hold office in staggered four-year terms. BMBC’s board of directors currently has 10 directors.

CBH. CBH’s board of directors is classified. CBH’s amended articles of incorporation provide that, except with respect to any directors who may be elected by holders of a series of CBH preferred stock, the board shall be divided into three classes, as nearly equal in number as possible, with the divided classes to hold office in staggered three-year terms.

Vacancies and Removal of Directors

BMBC. BMBC’s amended and restated bylaws provide that unexcused absence for six months, conviction of a felony, adjudication of incompetence, and any other grounds set forth in the PBCL will create a vacancy on the board of directors. Pursuant to Section 1726(a)(1) of the PBCL, the entire board of directors, any class of the board, or any individual director may be removed from office for cause by a majority of the votes cast by all

BMBC shareholders entitled to vote. Additionally, pursuant to Section 1726(b) of the PBCL, the board of directors may declare vacant the office of a director who has been judicially declared of unsound mind, or who has been convicted of an offense punishable by imprisonment for a term of more than one year. BMBC’s amended and restated bylaws provide that the board of directors, by majority vote, is to be the sole judge as to when a vacancy in the board has occurred.

CBH. CBH’s amended articles of incorporation provide that, subject to any rights of holders of CBH’s preferred stock, a director may be removed from office only for “cause” and only upon the affirmative vote of a majority of the total votes eligible to be cast by shareholders at a duly convened meeting of shareholders called expressly for that purpose. Under CBH’s amended articles of incorporation, “cause” for removal exists if a director has been judicially declared of unsound mind, has been deemed liable for gross negligence or misconduct in the performance of the director’s duties to CBH, or has been convicted of a felony or of an offense punishable by imprisonment for a term of more than one year.

Filling Vacancies on the Board of Directors

BMBC. Under BMBC’s amended and restated bylaws, vacancies may be filled by a majority of the directors then in office, whether or not a quorum exists. Directors who fill vacancies occurring before the record date preceding the annual meeting will remain in office until the next annual meeting, at which time a director is to be elected by the shareholders to fill the unexpired term. Directors who fill vacancies occurring on or after the record date preceding the annual meeting shall continue until a successor is duly chosen and qualified. Each director filling a vacancy shall remain in office for the remainder of the unexpired term. Pursuant to BMBC’s amended and restated articles of incorporation, BMBC shareholders are not entitled to cumulative voting rights in the election of directors.

CBH. CBH’s amended articles of incorporation provide that, subject to any rights of holders of CBH’s preferred stock to elect directors, vacancies may be filled by a majority of the directors then in office, whether or not a quorum exists, or by a sole remaining director. Each director who fills a vacancy shall serve until the term of the class to which the director was appointed has expired and a successor is elected and qualified. Pursuant to CBH’s amended articles of incorporation, CBH shareholders are not entitled to cumulative voting rights in the election of directors.

Nomination of Director Candidates by Shareholders

BMBC. Pursuant to BMBC’s Nominating Committee Policies, BMBC will consider written proposals from shareholders for nominees for director received not less than 120 days before the date its proxy statement was released to shareholders in connection with the previous year’s annual meeting, provided that any written proposal sets forth: (1) the name and address of the shareholder nominating a candidate; (2) the number of BMBC shares beneficially owned by the shareholder (and if the shares are held in street name, the name of the brokerage firm holding the shares); (3) the name, age, business address and residence address of each proposed nominee; (4) the principal occupation or employment of the proposed nominee; (5) the number of shares of BMBC common stock beneficially owned by the proposed nominee; (6) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other persons pursuant to which the shareholder is making the nomination; and (7) any other information required to be disclosed in solicitation of proxies for election of directors or other information required pursuant to Regulation 14A under the Exchange Act, relating to the proposed nominee, including the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected.

CBH. CBH’s bylaws provide that, subject to any rights of holders of CBH’s preferred stock, CBH will consider written proposals from shareholders for nominees for director received not less than 120 days before the anniversary date of the previous year’s annual meeting, provided that any written proposal sets forth: (1) the name and address of the shareholder who intends to make the nomination and the person or persons to be nominated; (2) a representation that the shareholder is the holder of record of CBH shares entitled to vote at the annual or special meeting at which the nomination will be made for the election of such office and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other persons pursuant to which the shareholder is making the nomination; and (4) any other information required to be disclosed in solicitation of proxies for election of directors or other information as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, and (5) the proposed nominee’s written consent to serve as a director, if elected.

Calling Special Meetings of Shareholders

BMBC. Under BMBC’s amended and restated bylaws, a special meeting of shareholders may be called by a majority of BMBC’s board of directors or by written request of shareholders representing at least 20% of the outstanding BMBC shares entitled to vote.

CBH. Under CBH’s amended articles of incorporation, except as otherwise provided by law, and subject to any rights of holders of CBH’s preferred stock, a special meeting of shareholders may be called only by a majority of CBH’s board of directors.

Shareholder Proposals

BMBC. BMBC’s amended and restated bylaws provide that any BMBC shareholder making a proposal to be included in BMBC’s proxy statement must give notice in accordance with applicable law at least 120 days prior to the annual meeting date. Pursuant to Rule 14a-8 of the Exchange Act and subject to certain limitations and eligibility requirements, a shareholder desiring to submit a proposal to BMBC for inclusion in the proxy statement for an annual shareholder meeting must submit the proposal in writing not less than 120 calendar days before the anniversary of the date BMBC’s proxy statement was mailed to shareholders in connection with the previous year’s annual meeting. The notice is to be mailed to the Corporate Secretary at BMBC’s executive office at 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010. With respect to shareholder proposals to be considered at the annual meeting of shareholders but not included in BMBC’s proxy materials, pursuant to Rule 14a-4(c)(1) of the Exchange Act and subject to certain limitations and eligibility requirements, the shareholder’s notice must be received at BMBC’s executive office at least 45 days before the anniversary of the date on which BMBC first sent its proxy materials for the prior year’s annual meeting of shareholders (or the date specified by an advance notice provision).

CBH. CBH’s bylaws provide that, without limitation on any other applicable laws or regulations, a CBH shareholder that desires to make a proposal at an annual meeting must have given timely written notice thereof to CBH’s Secretary at least 120 days before the anniversary date of the previous year’s annual meeting. For each matter the shareholder proposes to bring before the annual meeting, the notice must set forth: (1) a brief description of the business to be brought before the meeting and the reasons for conducting such business at the annual meeting; (2) the name and address, as they appear on CBH’s books, of the shareholder proposing such business; (3) the class and number of shares of CBH stock beneficially owned by the shareholder; and (4) any material interest of the shareholder in such business. The notice must be mailed to the Secretary at CBH’s executive office at 620 W. Germantown Pk., Suite. 350, Plymouth Meeting, Pennsylvania 19462. The chairman of the annual meeting will have the power and duty to determine whether the matter was properly brought before the meeting in accordance with CBH’s bylaws.

Notice of Shareholder Meetings

BMBC. BMBC’s amended and restated bylaws provide that BMBC must give notice at least 5 days prior to a meeting of shareholders unless a greater period of notice is required by law. Section 1704(b) of the PBCL requires notice to be given at least ten days prior to the date of a meeting that will consider a fundamental change

(including amendment to the articles of incorporation, merger, consolidation, share exchanges and sale of assets, division, conversion, voluntary dissolution and winding up, involuntary liquidation and dissolution, and post-dissolution provision for liabilities), or five days prior to the date of the meeting in any other case. Section 1702(a)(2) and 1704(c) of the PBCL provide that the notice shall state the place, date and hour, and in the case of a special meeting, the general nature of the business to be transacted at the meeting.

CBH. CBH’s bylaws provide that CBH must give notice at least 10 days prior to a meeting of shareholders. Each notice of meeting shall specify the place, day and hour of the meeting, as well as any other information required by law. In the case of a special meeting, the notice of meeting shall also specify the general nature of the business to be transacted at the meeting.

Indemnification of Directors and Officers

BMBC. BMBC’s amended and restated articles of incorporation and amended and restated bylaws provide that BMBC shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of BMBC, because such person is or was a director, officer, employee or agent of BMBC, or is or was serving at the request of BMBC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification is furnished to the full extent provided by Pennsylvania law against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding unless the act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The indemnification provisions also permit BMBC to pay reasonable expenses in advance of the final disposition of any action, suit or proceeding as authorized by the BMBC’s board of directors, provided that the indemnified person undertakes to repay BMBC if it is ultimately determined that such person was not entitled to indemnification. Any amendment to the bylaws which adversely affects the rights of indemnification or advancement of expenses set forth in the bylaws will only be effective with regard to indemnification or advancement of expenses arising from transactions, acts or omissions occurring on or after the effective date of such amendment.

CBH. CBH’s amended articles of incorporation and bylaws provide that CBH shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of CBH, because such person is or was a director or officer of CBH, or is or was serving at the request of CBH as a representative of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification is furnished to the full extent provided by Pennsylvania law against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of CBH, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification provisions also permit CBH to pay reasonable expenses in advance of the final disposition of any action, suit or proceeding, provided that the indemnified person undertakes to repay CBH if it is ultimately determined that such person was not entitled to indemnification. Any amendment to the articles of incorporation or the bylaws which adversely affects the rights of indemnification or advancement of expenses set forth in the articles of incorporation or the bylaws, respectively, will only be effective with regard to indemnification or advancement of expenses arising from transactions, acts or omissions occurring on or after the effective date of such amendment. No indemnification will be provided by CBH in connection with a settlement of any action effected without CBH’s prior written consent, or with any action initiated by the person seeking indemnification. Unless ordered by a court, any indemnification under CBH’s bylaws shall be made by CBH only as authorized on a case by case basis in accordance with the procedures set forth in CBH’s bylaws.

Amendments to Articles/Articles of incorporation and Bylaws

BMBC. BMBC’s amended and restated articles of incorporation generally provide that any amendment to BMBC’s articles of incorporation or bylaws requires the affirmative vote of at least a majority of the outstanding shares of BMBC common stock entitled to vote. BMBC’s amended and restated bylaws indicate that BMBC’s board of directors may amend the bylaws, except to change the qualifications required or the classification or the term of office of a director, or if the amendment would take place within thirty days prior to an annual meeting of shareholders. Any amendment to the bylaws adopted by BMBC’s board of directors must be ratified by BMBC’s shareholders at the first meeting of shareholders after the adoption of the amendment in order for the amendment to be effective.

CBH. CBH’s amended articles of incorporation and bylaws generally provide that any amendment to CBH’s articles of incorporation or bylaws, respectively, requires the approval of a majority of CBH’s directors, and, to the extent required by applicable law, the affirmative vote of a majority of the outstanding shares of CBH stock entitled to vote, voting as a single class, as well as any additional vote of CBH preferred stock as may be required. With respect to any amendment to the articles of incorporation which affects the provisions relating to CBH’s directors, shareholder meetings and actions, liability of directors and officers, or amendments, if such amendment is not approved by at least two-thirds of CBH’s directors, then the affirmative vote of the holders of at least two-thirds of the CBH shares entitled to vote, voting as a single class, as well as any additional vote of CBH preferred stock as may be required, shall be necessary to approve the amendment.

BMBC PROPOSAL 2

APPROVAL AND ADOPTION OF THE

BRYN MAWR BANK CORPORATION

RETAINER STOCK PLAN FOR OUTSIDE DIRECTORS

Retainer Stock Plan for Outside Directors

The BMBC shareholders are being asked to vote to approve and adopt the Bryn Mawr Bank Corporation Retainer Stock Plan for Outside Directors (“Retainer Plan”), including the approval of the issuance of all BMBC common stock issued to directors as part of their retainer fees since January 1, 2012. The following summary of major features of the Retainer Plan is subject to the specific provisions in the full text of the Retainer Plan set forth as Annex E to this joint proxy statement/prospectus.

•	Each member of BMBC’s board of directors who is not also an employee of BMBC or any of its subsidiaries is eligible to participate in the Retainer Plan. Currently, there are eight BMBC directors who are eligible to participate in the Retainer Plan.

•	Grants made under the Retainer Plan to each participant will be paid annually on or around the date of the board of directors’ annual organizational meeting, in the form of shares of common stock having an aggregate market value at the time of payment equal to the annual stock-based retainer for each director, although no fractional shares shall be granted and the number of shares shall be rounded down to the next whole number. The market value at the time of payment will be the closing price of BMBC’s common stock on the NASDAQ Stock Market, or other securities exchange on which the common stock is then principally traded, on the last trading day preceding the day of payment of the stock-based retainer. The shares issued under the Retainer Plan may be subject to such temporary restrictions on transfer as BMBC’s board of directors determines.

•	The overall number of shares reserved for issuance under the Retainer Plan is limited and fixed at 100,000 shares. However, to the extent shares are available, there is no individual limit on the number of shares payable to participants as stock-based retainers.

•	In the event of a stock split or similar recapitalization event, the board of directors will make an appropriate anti-dilution adjustment that may include a change in the number of shares reserved for issuance and/or similar matters.

•	The board of directors administers the Retainer Plan, and may amend the Retainer Plan. The Chairman of the board of directors shall have responsibility to interpret conclusively the provisions of the Retainer Plan and decide all questions of fact arising in its application, except in matters involving the Chairman as a Retainer Plan participant, in which case the matter will be resolved by the full board of directors. The Retainer Plan will terminate on December 31, 2021 if it is not terminated by the board of directors as of an earlier date.

•	The amount of future payments to be made under the Retainer Plan cannot be determined at this time, since the actual number of shares to be paid will be based on the stock price at the time of payment, which cannot be determined at this time, and the payments will be based on BMBC’s future needs and levels of director compensation.

This BMBC Proposal 2 for the approval and adoption of the Retainer Plan is part of BMBC’s plan to regain compliance with Nasdaq Listing Rule 5635(c). As previously disclosed, BMBC discovered an inadvertant oversight related to its issuance of shares to certain outside directors as part of their annual retainer fees which were not part of a shareholder approved plan as required by Rule 5635(c). If approved and adopted by shareholders, the effective date of the Retainer Plan will be January 1, 2012, and it will cover BMBC’s issuance of shares to outside directors during 2012, 2013 and 2014. To the extent the Retainer Plan is not approved and adopted by BMBC’s shareholders the Company will cancel the shares issued that were not part of a shareholder approved plan as required by Rule 5635(c).

The below table sets forth the dollar value and number of shares issued to all outside directors as a group during 2012, 2013 and 2014 that will be covered by the Retainer Plan if approved by shareholders.

Year of Share Issuance	Dollar Value of Shares Issued(1)	Number of Shares Issued
2012	$11,704	569
2013	$78,066	3,423
2014	$74,964	2,634

Total	$164,734	6,626

(1)	Represents the dollar value of the shares at the date of issuance.

BMBC’S BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF BMBC PROPOSAL 2 TO APPROVE AND ADOPT THE BRYN MAWR BANK CORPORATION RETAINER STOCK PLAN FOR OUTSIDE DIRECTORS.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Bruce G. Leto, a brother of BMBC director, President and Chief Operating Officer Francis J. Leto, is a partner of and on the board of directors of Stradley Ronon Stevens & Young, LLP, a law firm headquartered in Philadelphia, Pennsylvania. The firm provides legal services to BMBC and BMT for which the firm received approximately $431,622.69 in fees during 2013. Bruce Leto’s indirect interest in these fees was approximately $19,734.00, computed without regard to the amount of profit or loss.

LEGAL MATTERS

The validity of the BMBC common stock to be issued in connection with the merger has been passed upon for BMBC by Stradley Ronon Stevens & Young, LLP. Certain U.S. federal income tax consequences relating to the merger will also be passed upon for BMBC by Stradley Ronon Stevens & Young, LLP, and for CBH by Silver, Freedman, Taff & Tiernan LLP.

EXPERTS

The consolidated financial statements of Bryn Mawr Bank Corporation and subsidiaries as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Continental Bank Holdings, Inc. and subsidiaries as of December 31, 2013, and for the year ended December 31, 2013, have been included in this joint proxy statement/prospectus beginning at page F-1 in reliance upon the report of BDO USA, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Continental Bank Holdings, Inc. and subsidiaries as of December 31, 2012, and for the year ended December 31, 2012, have been included in this joint proxy statement/prospectus beginning at page F-1 in reliance upon the report of ParenteBeard LLC, an independent auditor, and upon the authority of said firm as experts in accounting and auditing.

OTHER MATTERS

As of the date of this joint proxy statement/prospectus, neither BMBC’s nor CBH’s board of directors knows of any matters that will be presented for consideration at the special meeting other than as described in this joint proxy statement/prospectus. BMBC’s and/or CBH’s shareholders may, however, be asked to vote on a proposal to adjourn their respective special meetings including, if necessary, to allow more time to solicit votes to approve the merger agreement and the transactions contemplated thereby. If any other matters properly come before either the BMBC or the CBH special meeting, or any adjournments or postponements of that meeting, and are voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals that they name as proxies to vote the shares represented by these proxies as to any of these matters. The individuals named as proxies in the BMBC proxy card intend to vote or not to vote in accordance with the recommendation of the management of BMBC. The individuals named as proxies in the CBH proxy card intend to vote or not to vote in accordance with the recommendation of the management of CBH.

Solicitation of Proxies

BMBC expects to engage Georgeson, a professional proxy solicitation firm, to assist in the solicitation of proxies for the BMBC special meeting. The cost of the solicitation of proxies for the BMBC special meeting will be borne by BMBC, and the solicitation of proxies for the CBH special meeting will be borne by CBH. BMBC and CBH will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the respective proxy materials to the beneficial owners of BMBC’s and CBH’s common stock. In addition to solicitations by mail, directors, officers and employees of BMBC and CBH may solicit proxies personally or by telephone without additional compensation.

WHERE YOU CAN FIND MORE INFORMATION

BMBC has filed a registration statement with the SEC under the Securities Act that registers the shares of BMBC common stock to be issued in the merger to CBH shareholders and includes this joint proxy statement/prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about BMBC and its common stock, CBH and the combined company. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this joint proxy statement/prospectus.

In addition, BMBC files reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at l-800-SEC-0330.

The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like BMBC, that file electronically with the SEC. The address of that site is http://www.sec.gov. BMBC’s internet address is http://www.bmtc.com and CBH’s internet address is www. thecontinentalbank.com. The information on our internet sites is not a part of this joint proxy statement/prospectus.

The SEC allows BMBC to “incorporate by reference” information into this joint proxy statement/prospectus. This means that BMBC can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information that is included directly in this joint proxy statement/prospectus.

This joint proxy statement/prospectus incorporates by reference the documents listed below that BMBC has previously filed with the SEC, except to the extent that any information in such filings is deemed “furnished” in accordance with SEC rules. They contain important information about BMBC and its financial condition.

BMBC Filings	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2013

Proxy Statement on Schedule 14A	April 2, 2014

Quarterly Report on Form 10-Q	Quarter ended March 31, 2014

Current Reports on Form 8-K	April 25, 2014, May 1, 2014, May 5, 2014, May 7, 2014, June 10, 2014, July 24, 2014, and July 25, 2014 (in each case, except to the extent furnished but not filed)

The description of our common stock contained in the Form 8-A Registration Statement filed with the SEC pursuant to Section 12 of the Exchange Act, as amended from time to time, including any amendment or report filed with the SEC for the purpose of updating such description	December 18, 1986

BMBC incorporates by reference additional documents that it may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this joint proxy statement/prospectus and the date of CBH’s special meeting (other than the portions of those documents not deemed to be filed). These documents are filed with the SEC and include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

BMBC also incorporates by reference the merger agreement which is attached to this joint proxy statement/prospectus as Annex A.

BMBC has supplied all information contained or incorporated by reference into this joint proxy statement/prospectus relating to BMBC, and CBH has supplied all such information relating to CBH.

You can obtain any of the documents incorporated by reference into this joint proxy statement/prospectus through BMBC or from the SEC through the SEC’s Internet site at the address described above. Documents incorporated by reference are available from BMBC without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this joint proxy statement/prospectus. You can obtain documents incorporated by reference into this joint proxy statement/prospectus by requesting them in writing or by telephone from BMBC at the following address:

Bryn Mawr Bank Corporation Attention: Geoffrey L. Halberstadt, 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010, (610) 581-4873.

If you would like to request documents, you must do so no later than 5 business days before the date of your special meeting to ensure timely delivery. This means that BMBC shareholders requesting documents must do so by September 16, 2014, in order to receive them before BMBC’s special meeting, and CBH shareholders requesting documents must do so by September 9, 2014, in order to receive them before CBH’s special meeting. If you request any incorporated documents from BMBC, we will mail them to you by first-class mail, or another equally prompt means, within one business day after we receive your request.

We have not authorized anyone to give any information or make any representation about the merger or our companies that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that BMBC has incorporated into this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint proxy statement/prospectus does not extend to you. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

Tel: 215-564-1900 Fax: 215-564-3940 www.bdo.com	1801 Market Street, Suite 1700 Ten Penn Center Philadelphia, PA 19103

Independent Auditor’s Report

To the Board of Directors

Continental Bank Holdings, Inc.

Plymouth Meeting, Pennsylvania

We have audited the accompanying consolidated financial statements of Continental Bank Holdings, Inc. and its subsidiaries, which comprise the consolidated balance sheet as of December 31, 2013, and the related consolidated statements of income, comprehensive (loss) income, shareholders’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Continental Bank Holdings, Inc. and its subsidiaries as of December 31, 2013, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/BDO USA, LLP

Philadelphia, Pennsylvania

March 31, 2014

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

Independent Auditors’ Report

Board of Directors

Continental Bank Holdings, Inc.

Plymouth Meeting, Pennsylvania

We have audited the accompanying consolidated financial statements of Continental Bank Holdings, Inc. and its subsidiaries, which comprise the consolidated balance sheet as of December 31, 2012, and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Continental Bank Holdings, Inc. and its subsidiaries as of December 31, 2012, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Reading, Pennsylvania

March 8, 2013

Continental Bank Holdings, Inc.

Consolidated Balance Sheet

(dollars in thousands, except per share data)

	March 31, 2014	December 31,
		2013	2012
	(unaudited)
Assets
Cash and cash due from banks	$29,513	$19,518	$55,093
Fed funds sold	1,044	—	—

Cash and cash equivalents	30,557	19,518	55,093
Securities available-for-sale	192,396	199,191	199,281
Securities held-to-maturity	19,751	19,791	—
Loans held for sale	160	4,028	17,367
Loans, net of allowance for loan losses: $5,136, $4,929 and $4,206	392,630	379,297	300,931
Restricted bank stocks, at cost	6,262	5,593	4,959
Premises and equipment, net	9,416	9,693	10,122
Foreclosed assets	403	205	667
Accrued interest receivable	2,253	2,276	1,599
Prepaid FDIC insurance assessment	—	—	891
Bank-owned life insurance	11,778	11,679	10,297
Other assets	9,070	7,356	3,514

Total Assets	$674,676	$658,627	$604,721

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing	$84,973	$72,238	$63,234
Interest-bearing	384,097	388,166	368,091

Total deposits	469,070	460,404	431,325

Securities sold under agreements to repurchase	12,263	27,606	8,956
Short-term borrowings	110,000	85,000	75,000
Long-term debt	19,912	20,015	11,562
Accrued interest payable	264	351	361
Other liabilities	1,876	5,579	13,162

Total Liabilities	613,385	598,955	540,366

Shareholders’ Equity
Preferred stock, $0.10 par value; authorized 5,000,000 shares:
Series A Preferred stock, issued and outstanding: 6,062 shares; liquidation value $6,062,000	1	1	1
Series B Preferred stock, issued and outstanding: 1,204,797 shares; liquidation value $8,434,000	120	120	120
Common stock, $0.10 par value; authorized 30,000,000 shares; issued and outstanding 6,520,950 for 2014 and 2013 and 6,518,250 for 2012	652	652	652
Surplus	67,118	67,118	67,092
Accumulated deficit	(3,312)	(3,748)	(5,897)
Accumulated other comprehensive (loss) income	(3,288)	(4,471)	2,387

Total Shareholders’ Equity	61,291	59,672	64,355

Total Liabilities and Shareholders’ Equity	$674,676	$658,627	$604,721

See accompanying notes to consolidated financial statements.

Continental Bank Holdings, Inc.

Consolidated Statements of Income

(in thousands)

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013	2012
	(unaudited)
Interest Income
Loans, including fees	$4,303	$3,814	$16,236	$15,595
Securities:
Taxable	1,224	1,092	4,601	3,994
Tax exempt	156	145	612	279
Federal funds sold	—	—	2	4
Other	9	9	33	87

Total Interest Income	5,692	5,060	21,484	19,959

Interest Expense
Deposits	555	680	2,636	3,224
Securities sold under agreement to repurchase	40	38	160	293
Borrowings	141	116	463	482

Total Interest Expense	736	834	3,259	3,999

Net interest income	4,956	4,226	18,225	15,960
Provision for Loan Losses	369	375	1,650	2,649

Net interest income after provision for loan losses	4,587	3,851	16,575	13,311

Other Income
Customer service fees	309	275	1,282	1,210
Net gain on sale of loans	342	368	1,601	1,235
Other-than-temporary impairment losses on securities	(515)	—	—	(40)
Portion recognized in other comprehensive income before taxes	346	—	—	—

Net impairment loss on investment securities	(169)	—	—	(40)
Net gains on sales of available-for-sale securities	18	450	482	1,247
Mortgage banking and related activities	200	1,378	5,035	6,190
Bank-owned life insurance	99	93	381	297
Other income	16	1,127	221	146

Total Other Income	815	3,691	9,002	10,285

Other Expenses
Compensation and employee benefits	2,041	2,967	10,525	10,624
Occupancy and equipment	1,000	893	3,680	3,678
Professional services	492	313	1,157	996
Data processing	348	311	1,284	1,103
Foreclosed assets, net	44	147	212	725
Marketing and advertising	57	161	469	623
Insurance expense	50	49	200	194
Other	672	1,944	4,569	3,549

Total Other Expenses	4,704	6,785	22,096	21,492

Income before income tax expense	698	757	3,481	2,104
Income Tax Expense	156	205	908	768

Net Income	$542	$552	$2,573	$1,336

See accompanying notes to consolidated financial statements.

Continental Bank Holdings, Inc.

Consolidated Statements of Comprehensive Income (Loss)

(in thousands)

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013	2012
	(unaudited)
Net Income	$542	$552	$2,573	$1,336

Other Comprehensive Income (Loss)
Available-for-sale securities:
Unrealized holding gains (losses) on securities available for-sale arising during the year, net of tax of $620, $402, $3,138, $940, respectively	1,206	(780)	(6,093)	1,826
Credit related impairment losses on securities not expected to be sold, net of tax of $58 and $14 (1)	111	—	—	26
Less reclassification adjustment for gains included in net income, net of tax of $6, $153, $164, $424 (2)	(12)	(297)	(318)	(823)
Held-to-maturity securities:
Reclassification adjustment for net unrealized holding gains on securities transferred net of tax $308	—	—	(598)	—
Amortization of net unrealized holding gains to income during the period net of tax of $10 and $19 (3)	18	—	36	—
Net change in fair value of derivative used for cash flow hedge
Change in fair value of hedging instruments, net of tax expense of $73 and $59	(140)	—	115	—

Total Other Comprehensive Income (Loss)	1,183	(1,077)	(6,858)	1,029

Total Comprehensive Income (Loss)	$1,725	$(525)	$(4,285)	$2,365

(1)	Amounts are included in other-than-temporary impairment losses on the consolidated statements of income in other income. Related income tax benefit of $58 and $14 is included in income tax expense.
(2)	Amounts are included in net gains on sales of available-for-sale securities on the consolidated statements of income in other income. Related income tax expense of $6, $153, $164 and $424, respectively, are included in income tax expense.
(3)	Amounts are included in taxable securities on the consolidated statements of income in interest income. Related income tax expense of $10 and $19 is included in income tax expense.

See accompanying notes to consolidated financial statements.

Continental Bank Holdings, Inc.

Consolidated Statements of Shareholders’ Equity

(in thousands)

	Series A Preferred Stock	Series B Preferred Stock	Common Stock	Surplus	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
Balance, January 1, 2012	$1	$—	$537	$52,010	$(6,809)	$1,358	$47,097
Sale of common stock	—	—	43	2,702	—	—	2,745
Sale of preferred stock	—	192	—	12,353	—	—	12,545
Conversion of preferred stock to common stock	—	(72)	72	—	—	—	—
Net income	—	—	—	—	1,336	—	1,336
Other comprehensive income	—	—	—	—	—	1,029	1,029
Cash dividend declared on preferred stock 7%	—	—	—	—	(424)	—	(424)
Stock-based compensation expense	—	—	—	27	—	—	27

Balance, December 31, 2012	1	120	652	67,092	(5,897)	2,387	64,355
Stock options exercised (2,700 shares)	—	—	—	21	—	—	21
Net income	—	—	—	—	2,573	—	2,573
Other comprehensive loss	—	—	—	—	—	(6,858)	(6,858)
Cash dividend declared on preferred stock 7%	—	—	—	—	(424)	—	(424)
Stock-based compensation expense	—	—	—	5	—	—	5

Balance, December 31, 2013	1	120	652	67,118	(3,748)	4,471	59,672
Net income (unaudited)	—	—	—	—	542	—	542
Other comprehensive income (unaudited)	—	—	—	—	—	1,183	1,183
Cash dividend declared on preferred stock 7% (unaudited)	—	—	—	—	(106)	—	(106)
Stock-based compensation expense (unaudited)	—	—	—	—	—	—	—

Balance, March 31, 2014 (unaudited)	$1	$120	$652	$67,118	$(3,312)	$(3,288)	$61,291

See accompanying notes to consolidated financial statements.

Continental Bank Holdings, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013	2012
	(unaudited)
Cash Flows from Operating Activities
Net income	$542	$552	$2,573	$1,336
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	369	375	1,650	2,649
Depreciation and amortization	246	245	982	1,082
Net amortization of securities	341	350	1,422	1,458
Net amortization of deferred loan fees	150	151	517	393
Stock-based compensation expense	—	1	5	27
Deferred income taxes	(91)	(42)	(168)	183
Proceeds from sales of SBA loans originated for sale	3,207	2,284	9,549	6,220
Proceeds from sales of mortgage loans	5,933	37,444	138,799	160,423
Loans originated for sale	(5,351)	(34,661)	(134,210)	(170,506)
Net gain on sale of loans	(342)	(368)	(1,601)	(1,235)
Net loss on sale of foreclosed assets	—	(46)	(27)	550
Net realized gain on sale of securities available-for-sale	(18)	(450)	(482)	(1,247)
Net other than temporary security impairment loss	169	—	—	40
Net loss on disposal of premises and equipment	31	—	—	—
Earnings on bank-owned life insurance	(99)	(93)	(381)	(297)
(Decrease) increase in accrued interest receivable	23	(452)	(677)	(242)
(Increase) decrease in other assets	(2,406)	(2,060)	748	811
Decrease in accrued interest payable	(87)	(58)	(10)	(103)
(Decrease) increase in other liabilities	(629)	(392)	(908)	726

Net cash provided by operating activities	1,988	2,780	17,781	2,268

Cash Flows from Investing Activities
Purchases of securities available-for-sale	(3,113)	(35,312)	(79,156)	(150,408)
Proceeds from repayments and maturities of securities available-for-sale	4,002	6,148	19,279	36,434
Proceeds from sales of securities available-for-sale	4,328	11,822	21,230	58,454
Purchases of securities held-to-maturity	—	—	(1,510)	—
Proceeds from repayments and maturities of securities held-to-maturity	18	—	2,450	—
Net purchases of restricted bank stocks	(669)	(670)	(634)	(1,340)
Loan originations and principal collections, net	(13,629)	(28,378)	(79,998)	(25,340)
Proceeds from sale of foreclosed assets	—	150	756	3,834
Purchase of premises and equipment	—	(231)	(553)	(446)
Purchase of bank-owned life insurance	—	—	(999)	(10,000)

Net cash used in investing activities	(9,063)	(46,471)	(119,135)	(88,812)

See accompanying notes to consolidated financial statements.

Continental Bank Holdings, Inc.

Consolidated Statements of Cash Flows (continued)

(in thousands)

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013	2012
	(unaudited)
Cash Flows from Financing Activities
Net increase in deposits	8,666	2,803	29,079	31,913
Net decrease (increase) in securities sold under agreements to repurchase	(15,343)	4,432	18,650	(7,913)
Net increase in short-term borrowings	25,000	3,000	10,000	27,700
Proceeds from the issuance of long-term debt	—	5,000	9,425	—
Repayment of long-term debt	(103)	(5,440)	(972)	(2,163)
Proceeds from issuance of preferred stock	—	—	—	12,545
Proceeds from issuance of common stock	—	—	21	2,745
Dividends paid on preferred stock	(106)	(106)	(424)	(424)

Net cash provided by financing activities	18,114	9,689	65,779	64,403

Net Increase (Decrease) in Cash and Cash Equivalents	11,039	(34,002)	(35,575)	(22,141)
Cash and Cash Equivalents, Beginning of Year	19,518	55,093	55,093	77,234

Cash and Cash Equivalents, End of Year	$30,557	$21,091	$19,518	$55,093

Supplementary Cash Flows Information
Interest paid	$823	$892	$3,269	$4,102
Income taxes paid	$300	$30	$1,075	$410
Foreclosed assets acquired in settlement of loans	$198	$162	$267	$3,209
Unsettled purchase of available-for-sale securities	$—	$2,817	$3,113	$9,789
Transfer of securities from available-for-sale to held-to maturity	$—	$—	$19,866	$—

See accompanying notes to consolidated financial statements.

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

1. Summary of Significant Accounting Policies

Organization and Nature of Operations

Continental Bank (the “Bank”) is a federally chartered thrift and is a wholly-owned subsidiary of Continental Bank Holdings, Inc. (the “Company”). The Company was incorporated on December 30, 2004 under the laws of the Commonwealth of Pennsylvania. The Bank commenced operations on September 7, 2005 and is a full service bank providing personal and business lending and deposit services. As a federally chartered thrift, the Bank is subject to regulation by the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation. The Bank conducts business primarily in southeastern Pennsylvania. The Company is also subject to regulation by the Board of Governors of the Federal Reserve System (the “FRB”).

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, the Bank, and its other direct subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of debt securities available-for-sale, the determination of other-than-temporary impairment of securities, the potential impairment of restricted bank stock, valuation of other real estate owned, and the valuation of deferred tax assets.

Significant Group Concentrations of Credit Risk

Most of the Company’s activities are with customers located in southeastern Pennsylvania. Note 2 discusses the types of securities that the Company invests in. Note 3 discusses the types of lending that the Company engages in. The Company does not have any significant concentrations in any one industry or customer, except for the Company’s concentration in commercial lending. Although the Company has a diversified loan portfolio, its debtors’ ability to honor their contracts is influenced by the region’s economy.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold, all of which mature within ninety days. Generally, federal funds are purchased or sold for one day periods.

Investment Securities

Securities classified as available-for-sale are those securities that the Company intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movement in interest rates, changes in maturity mix of the Company’s assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors.

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

Securities available-for-sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in other comprehensive income (loss), net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of the specific securities sold, are included in earnings. Premiums and discounts are recognized in interest income using the interest method over the terms of the securities.

Securities classified as held-to-maturity are those debt securities the Company has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for the amortization of premium and accretion of discount, computed by the interest method over their contractual lives.

Management determines the appropriate classification of securities at the time of purchase and re-evaluates such designation as of each balance sheet date.

On a quarterly basis, the Company performs an assessment to determine whether there have been any events or economic circumstances indicating that a security with an unrealized loss has suffered other-than-temporary impairment (“OTTI”). A security is considered impaired if the fair value is less than its amortized cost basis at the reporting date. If impaired, the Company then assesses whether the unrealized loss is other-than-temporary. The assessment considers whether the Company intends to sell the security prior to recovery and/or maturity, whether it is more likely than not that the Company will have to sell the security prior to recovery and/or maturity, and if the present value of the expected cash flows is not sufficient to recover the entire amortized cost basis. When an entity does not intend to sell the security, and it is more likely than not, the entity will not have to sell the security before recovery of its cost basis, it will recognize the credit component of an other-than-temporary impairment of a debt security in earnings and the remaining portion in other comprehensive income (loss). For held-to-maturity debt securities, the amount of an other-than-temporary impairment recorded in other comprehensive income (loss) for the noncredit portion of a previous other-than-temporary impairment should be amortized prospectively over the remaining life of the security on the basis of the timing of future estimated cash flows of the security. For the three months ended March 31, 2014 and 2013 (unaudited) and for the years ended December 31, 2013 and 2012, the Company recognized $169,000, $-0-, $-0- and $40,000, respectively, in losses through earnings due to other-than-temporary impairment.

Restricted Bank Stock

Restricted stock, which represents required investments in the common stock of correspondent banks, is carried at cost and as of March 31, 2014 (unaudited), December 31, 2013 and 2012, consists of the common stock of Federal Home Loan Bank of Pittsburgh (FHLB) and Atlantic Central Bankers Bank (ACBB). As of March 31, 2014 (unaudited), December 31, 2013 and 2012, the recorded investment in FHLB common stock is $6,211,800, $5,543,400 and $4,908,900, respectively. Recorded investment in ACBB stock as of March 31, 2014 (unaudited), December 31, 2013 and 2012 is $50,000. Management believes no impairment charge is necessary related to the restricted stock as of March 31, 2014 and December 31, 2013 and 2012.

Loans Held for Sale

Loans held for sale are measured at fair value on a recurring basis. The fair value is determined on a recurring basis by utilizing quoted prices from dealers in such securities or internally-developed or third-party models utilizing observable market inputs. Gains and losses on loan sales are recorded in net gain on sale of loan in the Company’s consolidated statement of income. Direct loan origination costs and fees are expensed when incurred and are included in other income and other expense in the consolidated statements of income. Loans are sold with servicing released.

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

Loan Repurchase Reserve

Representations and warranties are provided to purchasers on a significant portion of loans sold. In the event of a breach of these representations and warranties, the Bank may be required to repurchase a mortgage loan or indemnify the purchaser, and may bear any loss on the mortgage loan. If there is no breach of a representation and warranty provision, there is no obligation to repurchase the loan or indemnify the investor against loss. The loan repurchase reserve is recorded in the Bank’s other liabilities, included in the consolidated balance sheets.

SBA Lending Activities

The Bank originates loans to customers in its primary market area under an SBA program that generally provides for SBA guarantees of up to 90 percent of each loan. The Bank generally sells the guaranteed portion of its SBA loans to a third party and retains the servicing, holding the nonguaranteed portion in its portfolio. When the guaranteed portion of a SBA loan is sold, the premium received on the sale and on the servicing assets is recognized in income.

SBA servicing assets are recognized separately when rights are acquired through the sale of the SBA guaranteed portion. These servicing rights are initially measured at fair value at the date of sale and included in the gain on sale.

Serviced loans sold to others are not included in the accompanying consolidated balance sheets. Income (losses) and fees collected for loan servicing are included in other income in the consolidated statements of income.

Loans

The Bank grants construction, commercial, residential mortgages, and consumer loans to customers. The Bank also has purchased residential mortgage loans, equipment financing agreements and leases, indirect automobile loans and other consumer loans. A substantial portion of the loan portfolio is represented by loans in the southeastern region of Pennsylvania. The ability of the Bank’s debtors to honor their contracts is dependent upon the general economic conditions in this area.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at their outstanding unpaid principal balances, net of an allowance for loan losses and any deferred fees or costs. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield (interest income) of the related loans. The Bank is generally amortizing these amounts over the contractual life of the loan.

The accrual of interest is discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management’s judgment as to the collectability of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectability of the total contractual principal and interest is no longer in doubt.

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

Risk Management and Derivative Instruments and Hedging Activities

The Company’s principal market exposure is to interest rate risk, specifically long-term U.S. Treasury and mortgage interest rates due to their impact on the fair value of mortgage loans held for sale and related commitments.

The Company uses derivative instruments as part of its overall strategy to manage its exposure to market risks primarily associated with fluctuations in interest rates. As a matter of policy, the Company does not use derivatives for speculative purposes. All of the Company’s derivative instruments that are measured at fair value on a recurring basis are included in the Company’s other assets or other liabilities. The changes in the fair value of derivative instruments are included in the net gain on sale of loans, net in the consolidated statements of income.

Derivative Loan Commitments

Mortgage loan commitments known as interest rate locks (“IRLCs”) that relate to the origination of a mortgage that will be held for sale upon funding are considered derivative instruments under the derivatives and hedging accounting guidance FASB ASC 815, Derivatives and Hedging. Loan commitments that are derivatives are recognized at fair value in the Company’s consolidated balance sheets in other assets and other liabilities with changes in their fair values recorded in other income (loss) in the consolidated statements of income.

The fair value of the Company’s IRLCs is based upon the estimated fair value of the underlying mortgage loan (determined consistent with Mortgage Loans Held for Sale), adjusted for (i) estimated costs to complete and originate the loan and (ii) the estimated percentage of IRLCs that will result in a closed mortgage loan. The valuation of the Company’s IRLCs is based on prices of mortgage backed securities in the market place in addition to the value of the related mortgage servicing.

Forward Loan Sale Commitments

The Company carefully evaluates all loan sales agreements to determine whether they meet the definition of a derivative under the derivatives and hedging accounting guidance FASB ASC 815 as facts and circumstances may differ significantly. If agreements qualify, to protect against the price risk inherent in derivative loan commitments, the Company uses “mandatory delivery” forward loan sale commitments to mitigate the risk of potential decreases in the values of loans that would result from the exercise of the derivative loan commitments. Mandatory delivery contracts commitments that meet the definition of a derivative are accounted for as derivative instruments. Accordingly, forward loan sale commitments are recognized at fair value in the Company’s consolidated balance sheets in other assets and liabilities with changes in their fair values recorded in other income (loss) in the consolidated statements of income. The fair value is determined on a recurring basis based on forward prices with dealers in such securities or internally-developed or third-party models utilizing observable market inputs.

Derivative Financial Instruments

The Company recognizes all derivative financial instruments on its consolidated balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If a derivative is a hedge, depending on the nature of the hedge, changes in the fair value of the derivative are either offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings, or recognized in other comprehensive income (loss) until the hedged item is recognized in earnings. The ineffective portion of a

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

derivative’s change in fair value is recognized in earnings immediately. To determine fair value, the Company uses a third party’s pricing model that incorporates assumptions that market participants are expected to use about market conditions and risks that are current as of the reporting date.

The Company may use interest-rate swap agreements to modify the interest rate characteristics from variable to fixed or fixed to floating in order to reduce the impact of interest rate changes on future net interest income. The Company accounts for its interest-rate swap contracts in cash flow hedging relationships by establishing and documenting the effectiveness of the instrument in offsetting the change in cash flows of assets or liabilities that are being hedged. To determine effectiveness, the Company performs an analysis to identify if changes in fair value or cash flow of the derivative correlate to the equivalent changes in the forecasted interest receipts related to a specified hedged item. Recorded amounts related to interest-rate swaps are included in other assets or liabilities. The change in fair value of the ineffective part of the instrument charged to the consolidated statements of income, potentially causing material fluctuations in reported earnings in the period of the change relative to comparable periods.

In a fair value hedge, the fair values of the interest rate swap agreements and changes in the fair values of the hedged items are recorded in the Company’s consolidated balance sheets with the corresponding gain or loss being recognized in current earnings. The difference between changes in the fair values of interest rate swap agreements and the hedged items represents hedge ineffectiveness and is recorded in net interest income in the consolidated statements of income. The Company performs an assessment, both at the inception of the hedge and quarterly thereafter, to determine whether these derivatives are highly effective in offsetting changes in the value of the hedged items.

Allowance for Loan Losses

The allowance for loan losses is established through provisions for loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management’s periodic evaluation of the adequacy of the allowance is based on known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions, delinquency statistics, results of internal loan review, the adequacy of underlying collateral, the dependence on collateral, the strength of the borrower or the present value of future cash flows, and other relevant factors. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific, general, and, if any, unallocated components. The specific component relates to loans that are classified as either doubtful, substandard, or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component would be maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance would reflect the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral if the loan is collateral dependent.

For commercial loans secured by real estate, estimated fair values are determined primarily through third-party appraisals. When a real estate secured loan becomes impaired, a decision is made regarding whether an updated certified appraisal of the real estate is necessary. This decision is based on various considerations, including the age of the most recent appraisal, the loan-to-value ratio based on the original appraisal and the condition of the property. Appraised values are discounted to arrive at the estimated selling price of the collateral, which is considered to be the estimated fair value. The discounts also include estimated costs to sell the property.

For commercial and industrial loans secured by non-real estate collateral, such as accounts receivable, inventory and equipment, estimated fair values are determined based on the borrower’s financial statements, inventory reports, accounts receivable agings or equipment appraisals or invoices. Indications of value from these sources are generally discounted based on the age of the financial information or the quality of the assets.

Large groups of smaller balance homogenous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual residential mortgage loans, home equity loans and other consumer loans for impairment disclosures, unless such loans are the subject of a troubled debt restructuring agreement.

Loans whose terms are modified are classified as troubled debt restructurings if the Bank grants such borrowers concessions and it is deemed that those borrowers are experiencing financial difficulty. Concessions granted under a troubled debt restructuring generally involve a temporary reduction in interest rate or an extension of a loan’s stated maturity date. Non-accrual troubled debt restructurings are restored to accrual status if principal and interest payments, under the modified terms, are current for six consecutive months after modification. Loans classified as troubled debt restructurings are designated as impaired.

The allowance calculation methodology includes further segregation of loan classes into risk rating categories. The borrower’s overall financial condition, repayment sources, guarantors and value of collateral, if appropriate, are evaluated annually for commercial loans or when credit deficiencies arise, such as delinquent loan payments, for commercial and consumer loans. Credit quality risk ratings include regulatory classifications of special mention, substandard, doubtful and loss. Loans criticized special mention have potential weaknesses that deserve management’s close attention. If uncorrected, the potential weaknesses may result in deterioration of the repayment prospects. Loans classified substandard have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They include loans that are inadequately protected by the current sound net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans classified doubtful have all the weaknesses inherent in loans classified substandard with the added characteristic that collection or liquidation in full, on the basis of current conditions and facts, is highly improbable. Loans classified as a loss are considered uncollectible and are charged to the allowance for loan losses. Loans not classified are rated pass.

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

In addition, Federal regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses and may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination, which may not be currently available to management. Based on management’s comprehensive analysis of the loan portfolio, management believes the current level of the allowance for loan losses are adequate.

Off-Balance Sheet Financial Instruments

In the ordinary course of business, the Bank may enter into off-balance sheet financial instruments consisting of commitments to extend credit and letters of credit. Such financial instruments are recorded in the balance sheet when they are funded.

Transfers of Financial Assets

Transfers of financial assets, including loan and loan participation sales, are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Foreclosed Assets

Foreclosed assets are comprised of property acquired through a foreclosure proceeding, acceptance of a deed-in-lieu of foreclosure, repossessions, and loans classified as in-substance foreclosure. A loan is classified as in-substance foreclosure when the Bank has taken possession of the collateral regardless of whether formal proceedings take place. Foreclosed assets are initially recorded at fair value net of estimated selling costs at the date of foreclosure, establishing a new cost basis. After foreclosure, valuations are performed periodically by management and the assets are carried at the lower of cost or fair value less estimated costs to sell. Revenues and expenses from operations and changes in the valuation allowance are included in other expenses. Additionally, any gain or loss realized upon disposal is included in other income or expense.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the assets, ranging from 3 to 30 years. Leasehold improvements are amortized over the term of the lease or estimated useful lives, whichever is shorter.

Advertising Costs

The Company follows the policy of charging the costs of advertising to expense as incurred, which for the three months ended March 31, 2014 and 2013 (unaudited) amounted to approximately $57,000 and $161,000 respectively, and for the years ended December 31, 2013 and 2012, amounted to approximately $469,000 and $623,000, respectively.

Income Taxes

Deferred income taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences.

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

Temporary differences are the differences between the reported amounts of assets and liabilities and net operating loss carryforwards and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company accounts for uncertainty in income taxes under Financial Accounting Standards Board (FASB), Accounting Standards Codification (ASC) Topic 740, “Income Taxes.” A tax position is recognized as a benefit at the largest amount that is more-likely-than not to be sustained in a tax examination based solely on its merits. An uncertain tax position will not be recognized if it has a less than 50% likelihood of being sustained. Under the threshold guidelines, the Company believes no significant uncertain tax positions exist, either individually or in the aggregate, that would result in recognition of a liability for unrecognized tax benefits as of March 31, 2014 (unaudited), December 31, 2013 and 2012.

The Company is subject to federal income tax and state mutual thrift tax. The Company is no longer subject to examination by federal or state authorities for years before 2010. The Company’s policy is to recognize interest and penalties on income taxes as a component of income tax expense.

Comprehensive Income

Accounting principles generally accepted in the United States of America require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, and unrealized losses related to factors other than credit on debt securities, are reported as a separate component of the equity section of the consolidated balance sheets, such items, along with net income, are components of comprehensive income and reflected in the consolidated statements of comprehensive income.

Accumulated Comprehensive Income

The accumulated other comprehensive income (loss), included in shareholders’ equity, consisted of the net unrealized gain (loss) on available-for-sale securities, net of tax of $2,719,000, the net unrealized holding loss on securities transferred between available-for-sale and held-to-maturity, net of tax of $544,000 and the fair value of hedging instruments, net of tax of $25,000 at March 31, 2014 (unaudited), the net unrealized loss on available-for-sale securities, net of tax of $4,023,000, the net unrealized holding loss on securities transferred between available-for-sale and held-to-maturity, net of tax of $562,000 and the fair value of hedging instruments, net of tax of $115,000 at December 31, 2013 and the unrealized gain on available-for-sale securities, net of tax at December 31, 2012 of $2,387,000.

Stock Options

Compensation cost has been measured using the fair value of an award on the grant date and is recognized over the service period, which is usually the vesting period. Compensation cost is recognized on new awards and awards modified, repurchased, or cancelled after the adoption date.

The Company has elected to use the Black-Scholes option-pricing model to estimate the fair value of each option on the date of grant. The Company recognized compensation expense for new grants using the straight-line method which spreads the compensation expense evenly over the vesting period of the options.

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

Revenue Recognition

The Company’s services include the origination (brokering or funding either a purchase or refinancing) and sale of residential mortgage loans to third party investors. The Company’s Mortgage Loans Held for Sale (“MLHS”) and fees associated with the origination of MLHS are recognized as earned and the related direct loan origination costs are recognized when incurred. Gain on mortgage loans, net includes the realized and unrealized gains and losses on the Company’s MLHS, as well as the changes in fair value of all loan-related derivatives, including the Company’s IRLCs, and freestanding loan-related derivatives. The fair value of the Bank’s IRLCs is based upon the estimated fair value of the underlying mortgage loan, adjusted for: (i) estimated costs to complete and originate the loan and (ii) the estimated percentage of IRLCs that will result in a closed mortgage loan. The valuation of the Bank’s IRLCs and MLHS approximates a whole-loan price, which includes the value of the related servicing. The expected net future cash flows related to the servicing of mortgage loans associated with the Company’s IRLCs issued are included in the fair value measurement of the IRLCs at the date of issuance.

Originated mortgage loans are principally sold directly to government-sponsored entities and other investors. Each type of mortgage loan transfer is evaluated for sales treatment through review that includes both an accounting and a legal analysis to determine whether or not the transferred assets have been isolated from the transferor. To the extent the transfer of assets qualifies as a sale, the asset is derecognized and the gain or loss is recorded on the sale date. In the event the transfer of assets does not qualify as a sale, the transfer would be treated as a secured borrowing.

Interest income on our held loans is accrued as earned. Loans are placed on non-accrual status when any portion of the principal or interest is ninety days past due or earlier when concern exists as to the ultimate collectability of principal interest. Interest received from loans on non-accrual status is recorded as income when collected. Loans return to accrual status when principal and interest become current and are anticipated to be fully collectible.

Reclassifications

Certain reclassifications have been made in the consolidated financial statements for 2012 to conform to the classifications presented for 2013.

2. Investment Securities

During 2013, we transferred securities with a total amortized cost of $20,773,000, and a corresponding fair value of $19,866,000, from available-for-sale to held-to-maturity. The net unrealized loss, net of taxes, on these securities at the dates of the transfers was $598,000. The unrealized holding loss at the time of transfer continues to be reported in accumulated other comprehensive income (loss), net of tax and is amortized over the remaining lives of the securities as an adjustment of the yield. The amortization of the unamortized holding loss reported in accumulated other comprehensive income (loss) will offset the effect on interest income of the discount for the transferred securities. The remaining unamortized balance of the losses for the securities transferred from available-for-sale to held-to-maturity, net of tax, was $544,000 and $562,000 at March 31, 2014 (unaudited) and December 31, 2013, respectively.

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

The amortized costs, adjusted carrying values, and fair values of securities, with gross unrealized gains and losses, were as follows (in thousands):

March 31, 2014	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
(unaudited)
Available-for-sale securities:
Asset-backed securities	$35,898	$75	$(1,747)	$34,226
State and municipal bonds	10,731	62	(339)	10,454
Trust preferred securities	9,133	320	(420)	9,033
Corporate debt securities	11,809	391	(209)	11,991
Mortgage-backed securities, U.S. Government-Sponsored Enterprises (GSEs)	128,944	994	(3,246)	126,692

	$196,515	$1,842	$(5,961)	$192,396

March 31, 2014	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
(unaudited)
Held to maturity securities:
State and municipal bonds	$13,035	$130	$(841)	$12,324
Corporate debt securities	1,434	—	(5)	1,429
Mortgage-backed securities, U.S. Government-Sponsored Enterprises (GSEs)	5,282	55	—	5,337

	$19,751	$185	$(846)	$19,090

December 31, 2013	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale securities:
Asset-backed securities	$41,655	$55	$(2,058)	$39,652
State and municipal bonds	10,749	16	(571)	10,194
Trust preferred securities	9,291	197	(115)	9,373
Corporate debt securities	11,823	354	(304)	11,873
Mortgage-backed securities, U.S. Government-Sponsored Enterprises (GSEs)	131,769	789	(4,459)	128,099

	$205,287	$1,411	$(7,507)	$199,191

December 31, 2013	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Held to maturity securities:
State and municipal bonds	$13,035	$48	$(1,347)	$11,736
Corporate debt securities	1,438	—	(39)	1,399
Mortgage-backed securities, U.S. Government-Sponsored Enterprises (GSEs)	5,318	—	(59)	5,259

	$19,791	$48	$(1,445)	$18,394

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

December 31, 2012	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale securities:
Asset-backed securities	$27,846	$552	$(64)	$28,334
State and municipal bonds	20,641	471	(91)	21,021
Trust preferred securities	8,650	204	(527)	8,327
Corporate debt securities	10,377	309	(36)	10,650
Mortgage-backed securities, U.S. Government-Sponsored Enterprises (GSEs)	128,151	3,009	(211)	130,949

	$195,665	$4,545	$(929)	$199,281

Securities with a fair value of approximately $65 million, $66 million and $55 million were pledged as collateral for deposits and borrowings at March 31, 2014 (unaudited), December 31, 2013 and 2012, respectively.

The following table shows gross unrealized losses and fair value of investments that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position (in thousands):

	Less than 12 Months		12 Months or Longer		Total
March 31, 2014	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
(unaudited)
Available-for-sale securities:
Asset-backed securities	$20,318	$(1,009)	$11,517	$(738)	$31,835	$(1,747)
State and municipal bonds	3,953	(199)	2,046	(140)	5,999	(339)
Trust preferred securities	—	—	331	(420)	331	(420)
Corporate debt securities	—	—	4,012	(209)	4,012	(209)
Mortgage-backed securities, U.S. Government-Sponsored Enterprises (GSEs)	58,625	(2,039)	18,093	(1,207)	76,718	(3,246)

	$82,896	$(3,247)	$35,999	$(2,714)	$118,895	$(5,961)

	Less than 12 Months		12 Months or Longer		Total
March 31, 2014	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
(unaudited)
Held-to-maturity securities:
State and municipal bonds	$3,969	$(303)	$5,640	$(537)	$9,609	$(840)
Corporate debt securities	1,429	(5)	—	—	1,429	(5)

	$5,398	$(308)	$5,640	$(537)	$11,038	$(845)

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

	Less than 12 Months		12 Months or Longer		Total
December 31, 2013	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Available-for-sale securities:
Asset-backed securities	$28,459	$(1,500)	$6,170	$(557)	$34,629	$(2,057)
State and municipal bonds	8,409	(522)	463	(49)	8,872	(571)
Trust preferred securities	2,360	(36)	840	(80)	3,200	(116)
Corporate debt securities	1,494	(7)	3,931	(297)	5,425	(304)
Mortgage-backed securities, U.S. Government-Sponsored Enterprises (GSEs)	72,054	(3,077)	14,527	(1,382)	86,581	(4,459)

	$112,776	$(5,142)	$25,931	$(2,365)	$138,707	$(7,507)

	Less than 12 Months		12 Months or Longer		Total
December 31, 2013	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Held-to-maturity securities:
State and municipal bonds	$6,179	$(911)	$3,282	$(436)	$9,461	$(1,347)
Corporate debt securities	1,398	(39)	—	—	1,398	(39)
Mortgage-backed securities, U.S. Government-Sponsored Enterprises (GSEs)	5,259	(59)	—	—	5,259	(59)

	$12,836	$(1,009)	$3,282	$(436)	$16,118	$(1,445)

	Less than 12 Months		12 Months or Longer		Total
December 31, 2012	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Available-for-sale securities:
Asset-backed securities	$8,047	$(64)	$—	$—	$8,047	$(64)
State and municipal bonds	7,332	(91)	—	—	7,332	(91)
Trust preferred securities	4,864	(37)	1,000	(490)	5,864	(527)
Corporate debt securities	4,217	(36)	—	—	4,217	(36)
Mortgage-backed securities, U.S. Government-Sponsored Enterprises (GSEs)	29,859	(211)	—	—	29,859	(211)

	$54,319	$(439)	$1,000	$(490)	$55,319	$(929)

The Company evaluates all securities with unrealized losses quarterly to determine whether the loss is other than temporary. At March 31, 2014 (unaudited), the Company had 83 securities in an unrealized loss position. The decline in fair value is due in large part to changes in market interest rates and credit spreads.

The Company follows fair value measurement guidance that clarifies the interaction of the factors that should be considered when determining whether a debt security is other-than-temporarily impaired. For debt securities, management must assess whether (a) we have the intent to sell the security; (b) it is more likely than not that we will be required to sell the security prior to its anticipated recovery; or (c) the present value of the expected cash flows is not sufficient to recover the entire amortized cost basis.

In instances when a determination is made that an OTTI exists but we do not intend to sell the debt security and it is not more likely than not that we will be required to sell the debt security prior to its anticipated recovery, the

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

OTTI is separated into (a) the amount of the total OTTI related to a decrease in cash flows expected to be collected from the debt security (“the credit loss”) and (b) the amount related to all other factors. The amount of the OTTI related to the credit loss is recognized in earnings and the amount of the OTTI related to all other factors is recognized in other comprehensive income.

For all securities held in the portfolio, for which unrealized losses have existed for a period of time, we do not have the intention to sell and believe we will not be required to sell the securities prior to their recovery or maturity for contractual, regulatory or liquidity reasons as of the reporting date.

Based on management’s assessment at March 31, 2014 and 2013 (unaudited), December 31, 2013 and 2012, the Company recognized $169,000, $-0-, $-0- and $40,000 other-than-temporary impairment, respectively.

The Company considers the following factors for determining whether a credit loss exists: bond ratings, collateral, pool factor, default rates, weighted average coupon, weighted average maturity, weighted average loan age, loan to value, credit scores, geographic concentration and prepayment rates. When consideration of the previous factors indicates that a credit loss may occur, the Company utilizes cash flow models to present value any credit loss.

The valuation model captures the composition of the underlying collateral and the cash flow structure of the security. Significant inputs to the model include delinquencies, collateral types and related contractual features, estimated rates of default, loss severity and prepayment assumptions.

The following roll forward reflects the amount related to cumulative other-than-temporary credit losses on the pooled trust preferred securities recognized in earnings (in thousands):

	Three Months Ended March 31,	Year Ended December 31,
	2014	2013	2012
	(unaudited)
Beginning balance	$2,009	$2,009	$1,969
Amount related to a credit loss for which an other than-temporary impairment was not previously recognized	169	—	40

Ending Balance	$2,178	$2,009	$2,009

The amortized costs and fair value of debt securities available-for-sale by contractual maturity at March 31, 2014 (unaudited) and December 31, 2013 follows (in thousands):

	March 31, 2014 Available-for-Sale		December 31, 2013 Available-for-Sale
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Within 1 year	$—	$—	$—	$—
Over 1 year through 5 years	6,087	6,465	6,095	6,449
Over 5 years through 10 years	19,594	19,215	22,071	21,529
Over 10 years	41,890	40,024	45,352	43,114

	67,571	65,704	73,518	71,092
Mortgage-backed securities, U.S. Government-Sponsored Enterprises (GSEs)	128,944	126,692	131,769	128,099

	$196,515	$192,396	$205,287	$199,191

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

The amortized costs and fair value of debt securities held-to-maturity by contractual maturity at March 31, 2014 (unaudited) and December 31, 2013 follows (in thousands):

	March 31, 2014 Held-to-Maturity		December 31, 2013 Held-to-Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Within 1 year	$—	$—	$—	$—
Over 1 year through 5 years	—	—	—	—
Over 5 years through 10 years	—	—	—	—
Over 10 years	14,469	13,753	14,473	13,135

	14,469	13,753	14,473	13,135
Mortgage-backed securities, U.S. Government-Sponsored Enterprises (GSEs)	5,282	5,337	5,318	5,259

	$19,751	$19,090	$19,791	$18,394

The components of realized gains and losses on sales of securities were as follows (in thousands):

	Three Months Ended		Year ended December 31,
	March 31, 2014	March 31, 2013	2013	2012
	(unaudited)
Gross gains	$37	$450	$645	$1,360
Gross losses	(19)	—	(163)	(113)

Net Realized Gains on Available-for-Sale Securities	$18	$450	$482	$1,247

3. Loans and Allowance for Loan Losses

The composition of loans is as follows (in thousands):

	March 31, 2014	December 31,
		2013	2012
	(unaudited)
Commercial and industrial	$104,273	$106,275	$86,205
Commercial real estate	161,183	145,712	88,289
Commercial real estate, construction	11,113	10,428	16,345
Residential mortgages	74,346	74,624	69,903
Home equity	29,550	29,523	23,620
Consumer, other	14,907	14,805	14,735
Indirect automobile	1,473	1,930	4,999

Total loans	396,845	383,297	304,096
Net deferred loan costs	921	929	1,041
Allowance for loan losses	(5,136)	(4,929)	(4,206)

Net Loans	$392,630	$379,297	$300,931

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

The Bank originates and sells loans guaranteed by the Small Business Administration. The Bank retains the unguaranteed portion of the loan and the servicing on the loans sold and receives a fee based upon the principal balance outstanding. During the three months ended March 31, 2014 and 2013 (unaudited), the Bank sold loans for total proceeds of $3,207,000 and $2,284,000, respectively. The loan sales resulted in realized gains of $316,000 and $247,000 for the three months ended March 31, 2014 and 2013 (unaudited), respectively. During the years ended December 31, 2013 and 2012, the Bank sold loans for total proceeds of $9,549,000 and $6,220,000, respectively. The loan sales resulted in realized gains of $912,000 and $590,000 for the years ended December 31, 2013 and 2012, respectively.

Loans serviced for others are not included in the accompanying balance sheet. The risks inherent in the servicing assets relate primarily to changes in prepayments that result from shifts in interest rates. The unpaid principal balances of loans serviced for others were $66,657,000, $68,376,000 and $62,855,000 at March 31, 2014 (unaudited), December 31, 2013 and 2012, respectively. The following summarizes the activity pertaining to servicing rights, which are included in other assets using the amortization method (in thousands):

	March 31, 2014	December 31,
		2013	2012
	(unaudited)
Balance, beginning	$529	$501	$586
Additions	58	198	117
Disposals	(9)	(31)	(34)
Amortization	(33)	(139)	(168)

Balance, Ending	$545	$529	$501

During 2010, the Bank also commenced the origination of residential mortgages for sale in the secondary market. The loans and servicing rights are sold and the Bank receives origination and processing income. During the three months ended March 31, 2014 and 2013 (unaudited) and the years ended December 31, 2013 and 2012, the Bank originated $2,144,000, $32,377,000, $124,661,000 and $160,919,000 in residential mortgage loans, respectively, resulting in $26,000, $121,000, $689,000 and $645,000, respectively, of realized gains on loans sold.

The following tables present the classes of the loan portfolio summarized by the aggregate pass rating and the classified ratings of special mention, substandard and doubtful within the Bank’s internal risk rating system (in thousands):

March 31, 2014	Pass	Special Mention	Substandard	Doubtful	Total
(unaudited)
Commercial and industrial	$100,891	$1,715	$1,667	—	$104,273
Commercial real estate	155,525	600	5,058	—	161,183
Commercial real estate, construction	7,111	3,554	448	—	11,113
Residential mortgages	73,800	233	313	—	74,346
Home equity	28,127	—	1,423	—	29,550
Consumer, other	14,116	56	735	—	14,907
Indirect automobile	1,473	—	—	—	1,473

	$381,043	$6,158	$9,644	$—	$396,845

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

December 31, 2013	Pass	Special Mention	Substandard	Doubtful	Total
Commercial and industrial	$101,960	$1,673	$2,642	$—	$106,275
Commercial real estate	140,106	523	5,083	—	145,712
Commercial real estate, construction	6,075	3,901	452	—	10,428
Residential mortgages	73,664	306	654	—	74,624
Home equity	28,130	—	1,393	—	29,523
Consumer, other	13,840	186	779	—	14,805
Indirect automobile	1,923	7	—	—	1,930

	$365,698	$6,596	$11,003	$—	$383,297

December 31, 2012	Pass	Special Mention	Substandard	Doubtful	Total
Commercial and industrial	$80,776	$3,628	$1,760	$41	$86,205
Commercial real estate	82,740	2,777	2,772	—	88,289
Commercial real estate, construction	5,910	4,051	6,384	—	16,345
Residential mortgages	68,457	168	1,278	—	69,903
Home equity	21,869	945	806	—	23,620
Consumer, other	14,387	249	99	—	14,735
Indirect automobile	4,927	53	19	—	4,999

	$279,066	$11,871	$13,118	$41	$304,096

The following tables summarize information in regards to impaired loans by loan portfolio class (in thousands):

March 31, 2014	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
(unaudited)
With no related allowance recorded
Commercial and industrial	$897	$1,579	$—	$897	$20
Commercial real estate	—	—	—	—	—
Commercial real estate, construction	2,545	3,653	—	2,545	22
Residential mortgages	313	313	—	313	—
Home equity	601	601	—	601	—
Consumer, other	692	756	—	692	—

	5,048	6,902	—	5,048	42

With an allowance recorded
Commercial and industrial	238	238	228	238	—
Commercial real estate	1,539	1,539	26	1,539	21
Home equity	627	666	99	627	—
Consumer, other	43	43	39	43	—

	2,447	2,486	392	2,447	21

Total
Commercial and industrial	1,135	1,817	228	1,135	20
Commercial real estate	1,539	1,539	26	1,539	21
Commercial real estate, construction	2,545	3,653	—	2,545	22
Residential mortgages	313	313	—	313	—
Home equity	1,228	1,267	99	1,228	—
Consumer, other	735	799	39	735	—

	$7,495	$9,388	$392	$7,495	$63

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

March 31, 2013	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
(unaudited)
With no related allowance recorded
Commercial and industrial	$988	$1,293	$—	$988	$9
Commercial real estate	—	—	—	—	—
Commercial real estate, construction	8,483	9,441	—	8,483	93
Residential mortgages	474	474	—	474	—
Home equity	431	431	—	431	—
Consumer, other	18	18	—	18	—

	10,394	11,657	—	10,394	102

With an allowance recorded
Commercial and industrial	50	50	5	50	1
Commercial real estate	—	—	—	—	—
Home equity	—	—	—	—	—
Consumer, other	39	39	22	39	—

	89	89	27	89	1

Total
Commercial and industrial	1,038	1,343	5	1,038	10
Commercial real estate	—	—	—	—	—
Commercial real estate, construction	8,483	9,441	—	8,483	93
Residential mortgages	474	474	—	474	—
Home equity	431	431	—	431	—
Consumer, other	57	57	22	57	—

	$10,483	$11,746	$27	$10,483	$103

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

December 31, 2013	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded
Commercial and industrial	$1,177	$1,539	$—	$1,136	$97
Commercial real estate	—	—	—	—	—
Commercial real estate, construction	2,558	3,667	—	4,048	254
Residential mortgages	654	654	—	564	—
Home equity	1,204	1,242	—	929	29
Consumer, other	730	782	—	255	23

	6,323	7,884	—	6,932	403

With an allowance recorded
Commercial and industrial	235	235	139	95	6
Commercial real estate	1,547	1,547	31	1,165	44
Consumer, other	49	49	49	12	—

	1,831	1,831	219	1,272	50

Total
Commercial and industrial	1,412	1,774	139	1,231	103
Commercial real estate	1,547	1,547	31	1,165	44
Commercial real estate, construction	2,558	3,667	—	4,048	254
Residential mortgages	654	654	—	564	—
Home equity	1,204	1,242	—	929	29
Consumer, other	779	831	49	267	23

	$8,154	$9,715	$219	$8,204	$453

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

December 31, 2012	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded
Commercial and industrial	$869	$1,173	$—	$705	$90
Commercial real estate	399	519	—	792	—
Commercial real estate, construction	8,500	9,775	—	9,947	334
Residential mortgages	408	408	—	531	—
Home equity	78	78	—	185	8
Consumer, other	59	59	—	238	9

	10,313	12,012	—	12,398	441

With an allowance recorded
Commercial	219	219	136	55	13
Consumer, other	40	40	22	41	—

	259	259	158	96	13

Total
Commercial and industrial	1,088	1,392	136	760	103
Commercial real estate	399	519	—	792	—
Commercial real estate, construction	8,500	9,775	—	9,947	334
Residential mortgages	408	408	—	531	—
Home equity	78	78	—	185	8
Consumer, other	99	99	22	279	9

	$10,572	$12,271	$158	$12,494	$454

The performance and credit quality of the loan portfolio is also monitored by analyzing the age of the loans receivable as determined by the length of time a recorded payment is past due. The following tables present the classes of the loan portfolio summarized by the past due status (in thousands):

March 31, 2014	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans Receivables	Loans Receivable >90 Days and Accruing
(unaudited)
Commercial and industrial	$213	$—	$850	$1,063	$103,210	$104,273	$3
Commercial real estate	84	—	—	84	161,099	161,183	—
Commercial real estate, construction	—	—	209	209	10,904	11,113	—
Residential mortgages	117	115	313	545	73,801	74,346	—
Home equity	—	—	980	980	28,570	29,550	—
Consumer, other	56	35	725	816	14,091	14,907	—
Indirect automobile	—	—	—	—	1,473	1,473	—

	$470	$150	$3,077	$3,697	$393,148	$396,845	$3

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

December 31, 2013	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans Receivables	Loans Receivable >90 Days and Accruing
Commercial and industrial	$846	$38	$1,036	$1,920	$104,355	$106,275	$50
Commercial real estate	84	—	—	84	145,628	145,712	—
Commercial real estate, construction	—	—	209	209	10,219	10,428	—
Residential mortgages	305	—	654	959	73,665	74,624	—
Home equity	130	—	1,003	1,133	28,390	29,523	—
Consumer, other	211	—	779	990	13,815	14,805	—
Indirect automobile	7	—	—	7	1,923	1,930	—

	$1,583	$38	$3,681	$5,302	$377,995	$383,297	$50

December 31, 2012	30-59 Days Past due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans Receivables	Loans Receivable >90 Days and Accruing
Commercial and industrial	$1,927	$289	$263	$2,479	$83,726	$86,205	$13
Commercial real estate	—	—	399	399	87,890	88,289	—
Commercial real estate, construction	—	—	685	685	15,660	16,345	—
Residential mortgages	117	50	483	650	69,253	69,903	—
Home equity	945	—	431	1,376	22,244	23,620	—
Consumer, other	113	135	99	347	14,388	14,735	—
Indirect automobile	44	9	19	72	4,927	4,999	19

	$3,146	$483	$2,379	$6,008	$298,088	$304,096	$32

The following table presents nonaccrual loans by classes of the loan portfolio (in thousands):

	March 31, 2014	December 31,
		2013	2012
	(unaudited)
Commercial and industrial	$1,085	$1,357	$271
Commercial real estate	—	—	399
Commercial real estate, construction	209	209	685
Residential mortgages	313	654	483
Home equity	1,228	1,202	431
Consumer, other	735	779	99

	$3,570	$4,201	$2,368

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

The following tables summarize the activity in the allowance for loan losses by loan class and information in regards to the allowance for loan losses (in thousands):

March 31, 2014	Beginning Balance	Charge- Offs	Recoveries	Provisions	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
(unaudited)
Commercial and industrial	$1,299	$(139)	$—	$149	$1,309	$228	$1,081
Commercial real estate	1,759	—	—	(24)	1,735	26	1,709
Commercial real estate, construction	593	—	—	(37)	556	—	556
Residential mortgages	356	—	—	(1)	355	—	355
Home equity	252	—	—	93	345	99	246
Consumer, other	519	(49)	26	(8)	488	39	449
Indirect automobile	11	—	—	(5)	6	—	6
Unallocated	140	—	—	202	342	—	342

	$4,929	$(188)	$26	$369	$5,136	$392	$4,744

March 31, 2013	Beginning Balance	Charge- Offs	Recoveries	Provisions	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
(unaudited)
Commercial and industrial	$1,087	$(147)	$—	$81	$1,021	$5	$1,016
Commercial real estate	1,421	—	20	454	1,895	—	1,895
Commercial real estate, construction	596	—	26	(273)	349	—	349
Residential mortgages	601	(28)	—	5	578	—	578
Home equity	120	—	—	—	120	—	120
Consumer, other	355	(30)	7	(119)	213	22	191
Indirect automobile	26	—	—	(5)	21	—	21
Unallocated	—	—	—	232	232	—	232

	$4,206	$(205)	$53	$375	$4,429	$27	$4,402

December 31, 2013	Beginning Balance	Charge- Offs	Recoveries	Provisions	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
Commercial and industrial	$1,087	$(527)	$3	$736	$1,299	$139	$1,160
Commercial real estate	1,421	—	20	318	1,759	31	1,728
Commercial real estate, construction	596	(150)	42	105	593	—	593
Residential mortgages	601	(28)	—	(217)	356	—	356
Home equity	120	(39)	—	171	252	—	252
Consumer, other	355	(260)	12	412	519	49	470
Indirect automobile	26	—	—	(15)	11	—	11
Unallocated	—	—	—	140	140	—	140

	$4,206	$(1,004)	$77	$1,650	$4,929	$219	$4,710

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

December 31, 2012	Beginning Balance	Charge- Offs	Recoveries	Provisions	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
Commercial and industrial	$1,329	$(1,158)	$46	$870	$1,087	$136	$951
Commercial real estate	554	(69)	—	936	1,421	—	1,421
Commercial real estate, construction	961	(854)	—	489	596	—	596
Residential mortgages	407	(109)	—	303	601	—	601
Home equity	86	—	15	19	120	—	120
Consumer, other	585	(321)	15	76	355	22	333
Indirect automobile	45	—	25	(44)	26	—	26

	$3,967	$(2,511)	$101	$2,649	$4,206	$158	$4,048

The following table summarizes impairment valuation information by loan class (in thousands):

March 31, 2014	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
(unaudited)
Commercial	$104,273	$1,135	$103,138
Commercial real estate	161,183	1,539	159,644
Commercial real estate, construction	11,113	2,545	8,568
Residential mortgages	74,346	313	74,033
Home equity	29,550	1,228	28,322
Consumer, other	14,907	735	14,172
Indirect automobile	1,473	—	1,473

	$396,845	$7,495	$389,350

March 31, 2013	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
(unaudited)
Commercial	$91,472	$1,038	$90,434
Commercial real estate	110,700	—	110,700
Commercial real estate, construction	15,739	8,483	7,256
Residential mortgages	70,407	474	69,933
Home equity	24,845	431	24,414
Consumer, other	14,844	57	14,787
Indirect automobile	3,927	—	3,927

	$331,934	$10,483	$321,451

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

December 31, 2013	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
Commercial	$106,275	$1,412	$104,863
Commercial real estate	145,712	1,547	144,165
Commercial real estate, construction	10,428	2,558	7,870
Residential mortgages	74,624	654	73,970
Home equity	29,523	1,204	28,319
Consumer, other	14,805	779	14,026
Indirect automobile	1,930	—	1,930

	$383,297	$8,154	$375,143

December 31, 2012	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
Commercial	$86,205	$1,088	$85,117
Commercial real estate	88,289	399	87,890
Commercial real estate, construction	16,345	8,500	7,845
Residential mortgages	69,903	408	69,495
Home equity	23,620	78	23,542
Consumer, other	14,735	99	14,636
Indirect automobile	4,999	—	4,999

	$304,096	$10,572	$293,524

The Company may grant a concession or modification for economic or legal reasons related to a borrower’s financial condition that it would not otherwise consider resulting in a modified loan which is then identified as a troubled debt restructuring (TDR). The Company may modify loans through rate reductions, extensions of maturity, interest only payments, or payment modifications to better match the timing of cash flows due under the modified terms with the cash flows from the borrowers’ operations. Loan modifications are intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral. TDRs are considered impaired loans for purposes of calculating the Company’s allowance for loan losses.

The Company identifies loans for potential restructure primarily through direct communication with the borrower and evaluation of the borrower’s financial statements, revenue projections, tax returns, and credit reports. Even if the borrower is not presently in default, management will consider the likelihood that cash flow shortages, adverse economic conditions, and negative trends may result in a payment default in the near future.

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

The following table reflects information regarding the Company’s troubled debt restructurings for the three months ended March 31, 2014 (unaudited):

	Three months ended March 31, 2014
(In thousands)	Number of Contracts	Pre-Modification Outstanding Recorded Investments	Post-Modification Outstanding Recorded Investments
Troubled debt restructurings
Commercial	1	238	238
Home Equity	1	51	51

There were no troubled debt restructurings in 2013 and 2012. There were no troubled debt restructurings that subsequently defaulted in 2014 and 2013. There was one troubled debt restructuring with a recorded investment of $278,000 that subsequently defaulted in 2012.

4. Premises and Equipment

The components of premises and equipment are as follows (in thousands):

	March 31, 2014	December 31,
		2013	2012
	(unaudited)
Leasehold improvements	$11,627	$11,694	$11,539
Furniture, fixtures and equipment	4,228	4,997	4,604

	15,855	16,691	16,143
Accumulated depreciation	(6,439)	(6,998)	(6,021)

	$9,416	$9,693	$10,122

Depreciation and amortization expense for the three months ended March 31, 2014 and 2013 (unaudited) was $246,000 and $245,000, respectively and for the years ended December 31, 2013 and 2012 was $982,000 and $1,082,000, respectively.

5. Deposits

The components of deposits are as follows (in thousands):

	March 31, 2014	December 31,
		2013	2012
	(unaudited)
Demand, non-interest bearing	$84,973	$72,238	$63,234
Demand, interest-bearing	61,008	59,709	57,543
Money market	121,568	116,781	108,228
Savings	46,062	45,479	45,675
Time, $100 and over	73,157	78,172	67,614
Time, other	82,302	88,025	89,031

	$469,070	$460,404	$431,325

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

At March 31, 2014 (unaudited), the scheduled maturities of time deposits are as follows (in thousands):

March 31,
2015	$50,681
2016	56,596
2017	42,741
2018	1,113
2019	2,515
2020	1,813

$155,459

Years ended December 31,
2014	$97,646
2015	40,649
2016	24,476
2017	1,125
2018	2,301

$166,197

There are no brokered deposits as of March 31, 2014 (unaudited), December 31, 2013 and 2012.

6. Borrowings

Federal Funds Lines of Credit

The Bank maintains an unsecured line of credit with our correspondent bank for the purchase of overnight federal funds. The line is $6 million as of March 31, 2014 (unaudited), December 31, 2013 and 2012, all of which is unused. The rate is based on the correspondent’s quoted rate at the time of a transaction.

Securities Sold under Agreements to Repurchase

Securities sold under agreement to repurchase by initial maturity at the balance sheet dates indicated are as follows (dollars in thousands):

	March 31, 2014		December 31, 2013		December 31, 2012
	(unaudited)
	Amortized Cost	Effective Rate	Amortized Cost	Effective Rate	Amortized Cost	Effective Rate
Within one year	$7,263	.10%	$22,606	0.10%	$3,956	0.10%
Over one year	5,000	2.90%	5,000	2.95%	5,000	3.18%

	$12,263		$27,606		$8,956

The Bank, pursuant to cash management agreements, utilizes securities repurchase agreements as a customer sweep investment product. These transactions are reflected as a liability on the accompanying consolidated balance sheets. The dollar amount of securities underlying the agreements remains in the asset account, although

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

the securities underlying the agreements are pledged and held in a third-party custodian’s account designated by the Bank under a written custodial agreement. At March 31, 2014, all of the agreements were to repurchase identical securities. The Bank also utilizes commercial repurchase agreements. The dollar amount of securities underlying the agreements remains in the asset account, and the securities underlying the agreements are delivered to the counterparty and held in a custodial account. These agreements are long-term and can be cancelled by the counterparty at each interest reset date. Securities underlying repurchase agreements consisted of investment and mortgage-backed securities, U.S. Government-Sponsored Enterprises (GSEs) with an amortized cost of $5,549,000 and fair value of $5,675,000 as of March 31, 2014 (unaudited) and with an amortized cost of $66,121,000 and fair value of 66,107,000 as of December 31, 2013.

Federal Home Loan Bank Advances

The Bank is a member of the Federal Home Loan Bank of Pittsburgh (FHLB). At March 31, 2014 (unaudited) and December 31, 2013, the Bank has a total borrowing capacity with the FHLB of $231,152,000 and $219,455,000 respectively.

Federal Home Loan Bank advances at March 31, 2014 (unaudited) totaled $129,912,000 of which $19,912,000 was long term with a weighted-average interest rate of 1.53% maturing through 2018 and $110,000,000 was short-term with a weighted-average interest rate of .29%.

Federal Home Loan Bank advances at December 31, 2013 totaled $105,015,000 of which $20,015,000 was long term with a weighted-average interest rate of 1.54% maturing through 2018 and $85,000,000 was short-term with a weighted-average interest rate of 0.25%

Federal Home Loan Bank advances at December 31, 2012 totaled $86,562,000 of which $11,562,000 was long term with a weighted-average interest rate of 2.75% maturing through 2016 and $75,000,000 was short-term with a weighted-average interest rate of 0.23%

Long-term debt at the balance sheet dates indicated consists of the following FHLB advances (dollars in thousands):

	March 31, 2014		December 31, 2013		December 31, 2012
	(unaudited)
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
Adjustable rate advances maturing	$5,000	1.90%	$5,000	1.90%	$5,000	1.98%

Fixed rate advances maturing:
2013	—	—	—	—	567	1.62%
2015	487	2.25%	590	2.25%	995	2.25%
2016	5,000	.62%	5,000	0.62%	5,000	3.57%
2018	9,425	1.79%	9,425	1.79%	—	—

	$19,912		$20,015		$11,562

Advances from the Federal Home Loan Bank are secured by FHLB stock and certain assets of the Company.

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

Other Borrowing

The Company maintains a line of credit with a counter party in the amount of $3,000,000. The variable interest rate is Wall Street Journal U.S. Prime Rate plus 1.5% with a floor of 4.75%. The outstanding balance at March 31, 2014 (unaudited), December 31, 2013 and 2012 was $-0-. The line matures June 30, 2014.

7. Shareholders’ Equity

The Company issued 63,000 stock warrants to organizers of the Bank on September 7, 2005. Each warrant entitles the holder to purchase one share of common stock at $7.94 per share. The warrants expire on the earlier of September 7, 2015 or 30 days following the receipt of notice from the Bank’s primary regulator that the Bank has not maintained its minimum capital requirements.

The Company is authorized to issue 30,000,000 shares of common stock and 5,000,000 shares of preferred stock, par value $0.10 per share. In December 2009, the Company issued 6,062 shares of Series A Convertible Cumulative Preferred Stock. The shares have a stated value and liquidation preference of $1,000 per share. Holders of the shares are entitled to receive when, as, and if declared by the Board of Directors cumulative dividends at an annual rate of 7.0% of the $1,000 per share liquidation preference, payable quarterly in arrears. Each share of Preferred Stock remaining outstanding will automatically be converted into shares of common stock on the fifth anniversary of the date the Preferred Stock was issued. Each holder of Preferred Stock will have the right, at such holder’s option, to convert all or any portion of such holder’s Preferred Stock into shares of common stock prior to the mandatory conversion of the Preferred Stock at any time after the eighteenth month anniversary of the date the Preferred Stock was issued. Each share of Preferred Stock is convertible into shares of common stock at a conversion price of $8.25 per share.

In June 2012, the Company issued 1,928,885 shares of Series B Convertible Perpetual Preferred Stock. The shares have a stated value of $7.00 per share and rank pari passu with Common Stock with respect to dividends, liquidation, dissolution, and certain other events. Series B Preferred Stock is convertible into Common Stock provided that upon such conversion the holder, together with all Affiliates of the holder, will not own or control in the aggregate more than 9.99% of the Common Stock (or of any class of Voting Securities issued by the Company). Each share of Series B Preferred Stock will convert into one share of Common Stock. In July 2012, the Company, at the request of the holders, converted 724,088 shares of Series B Convertible Perpetual Preferred Stock into Common Stock. In conjunction with the sale of this stock, the Company issued warrants to purchase an additional 450,000 share of Series B Convertible Perpetual Preferred Stock at an exercise price of $7.00 per share. The warrants expire on June 8, 2017. Total offering costs were approximately $1,210,000.

8. Employee Benefit Plans

The Company has a cafeteria-type health and welfare plan for the benefit of all employees with a regular schedule of 30 hours or more per week and their eligible dependents. Participation in the plan is voluntary. Participants contribute bi-weekly through payroll deductions. The Company’s contributions totaled approximately $123,000 and $144,000 for the three months ended March 31, 2014 and 2013 (unaudited), respectively and $585,000 and $593,000 for the years ended December 31, 2013 and 2012, respectively. The Company also offers life insurance and disability benefit plans. The Company’s contribution to these plans totaled approximately $27,000 and $29,000 for the three months ended March 31, 2014 and 2013 (unaudited), respectively and $118,000 and $110,000 for the years ended December 31, 2013 and 2012, respectively.

The Company has a 401(k) Plan which is for the benefit of all employees having satisfied the eligibility requirements of the plan. Participation in the 401(k) Plan is voluntary and contributions are made at the

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

discretion of the employee. Participant contributions to the 401(k) Plan are matched 50% by the Company on the first 6% of contributions. The Company’s contributions totaled approximately $46,000 and $54,000 for the three months ended March 31, 2014 and 2013 (unaudited), respectively and $176,000 and $159,000 for the years ended December 31, 2013 and 2012, respectively.

9. Stock Incentive Plan

The Company adopted the 2005 Stock Incentive Plan (the “Incentive Plan”). The Incentive Plan was approved by shareholders on November 15, 2005. The Incentive Plan authorizes the Board of Directors to grant shares or options up to an aggregate of 432,000 shares to officers, other employees and directors of the Company. In December 2007, the Board amended the authorized plan shares to 627,282 which was approved by shareholders. The Company adopted the 2013 Stock Incentive Plan (the “2013 Incentive Plan”) which was approved by shareholders on April 25, 2013, and authorizes the Board of Directors to grant shares or options up to an aggregate of 243,000 shares to officers, other employees, and directors of the Company. The options granted under the Incentive Plan and the 2013 Incentive Plan to officers and other employees are intended to be “incentive stock options” and are subject to the limitations under Section 422 of the Internal Revenue Code. Shares issued to directors under the plans are non-qualified stock options. Shares subject to options under the Incentive Plan and 2013 Incentive Plan may be either from authorized but unissued shares of the Company, treasury shares, or shares purchased by the Company on the open market or from private sources for use under the plan.

The exercise price of the options granted shall be the fair value of a share of common stock at the time of the grant.

For the three months ended March 31, 2014 and 2013 (unaudited) and the years ended December 31, 2013 and 2012, the Company recognized $0, $1,000, $4,000 and $27,000, respectively, in compensation expense for stock options. At March 31, 2014 (unaudited), December 31, 2013 and 2012, there was $170,000, $4,000 and $1,000 of unrecognized compensation expense related to options granted, which is expected to be recognized over the options vesting period.

The term of these options are 10 years and the options vest over terms ranging from immediately through three years.

A summary of the status (shares in thousands) of the Company’s stock option plan is presented below:

	March 31, 2014		December 31, 2013		December 31, 2012
	(Unaudited)
	Shares	Average Exercise Price	Shares	Average Exercise Price	Shares	Average Exercise Price
Outstanding at beginning of year	402	$7.94	414	$7.98	418	$7.98
Granted	69	8.25	10	7.00	—	—
Exercised	—	—	3	7.94	—	—
Forfeited	—	—	19	8.38	4	8.04

Outstanding at end of period	471	$7.99	402	$7.94	414	$7.98

Options exercisable at end of period	395	$7.96	392	$7.96	403	$8.01

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

Options outstanding as of the consolidated balance sheet dates indicated are as follows (shares in thousands):

March 31, 2014 (unaudited)	Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price	Intrinsic Value
$6.97 – $10.48	471	3.93	7.99	395	7.96	$188

December 31, 2013	Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price	Intrinsic Value
$6.97 – $10.48	402	3.16	7.94	392	7.96	$3,000

December 31, 2012	Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price	Intrinsic Value
$6.97 – $10.48	414	3.85	7.98	403	8.01	$1,000

	Number of Shares	Weighted Average Grant Date Fair Value
(unaudited)
Non-vested options, December 31, 2013	10	$0.58
Granted	69	2.57
Vested	3	0.58
Forfeited	—	—

Non-vested Options, March 31, 2014	76	2.40

	Number of Shares	Weighted Average Grant Date Fair Value
Non-vested options, December 31, 2012	11	$1.42
Granted	10	0.58
Vested	11	1.42
Forfeited	—	—

Non-vested Options, December 31, 2013	10	$0.58

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for the time periods indicated below:

	Three Months Ended March 31, 2014	Year Ended December 31, 2013
	(unaudited)
Expected life	7.0 years	7.0 years
Expected volatility	24.0%	4.25%
Forfeiture rate	—	—
Dividend yield	—	—
Risk-free interest rate	2.28%	1.24%
Fair value	$2.57	$0.58

69,500 stock options were granted during the three months ended March 31, 2014 (unaudited). 9,500 stock options were granted in 2013. No grants were issued in 2012.

Restricted stock grants to employees differ from stock options in that the individual need not pay any price to receive the grant once certain vesting requirements are met. A recipient is not entitled to receive any cash or stock dividends declared on the Common Stock with respect to any unvested share award. Additionally, a recipient is not entitled to any voting rights with respect to any unvested share award. Upon distribution, the Incentive Plan and 2013 Incentive Plan provide the ability to place restrictions on the sale or transfer of the shares in accordance with all then applicable federal and state securities laws and under such circumstances as deemed appropriated by the Board upon the advice of counsel.

168,600 shares of restricted stock have been granted. 138,600 shares of restricted stock have vested, 30,000 shares are unvested. Shares are measured at fair value on date of grant, and the resulting fair value is $210,000 which will be amortized as compensation expense on a straight-line basis over the vesting period. The shares will vest over three years. Compensation expense related to these restricted stock grants was $-0- and $-0- for the three months ended March 31, 2014 and 2013 (unaudited) and for the years ended December 31, 2013 and 2012.

10. Income Taxes

The components of income tax expense are as follows (in thousands):

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013	2012
	(unaudited)
Current federal	$246	$246	$1,024	$268
Current state	1	1	52	317
Deferred federal	(91)	(42)	(168)	183

	$156	$205	$908	$768

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

Reconciliation of the statutory income tax expense computed at 34% to the income tax expense included in the statements of income is as follows (in thousands):

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013	2012
	(unaudited)
Computed statutory tax expense	$237	$257	$1,184	$715
Net tax free interest income	(50)	(49)	(203)	(90)
Bank owned life insurance income	(34)	(31)	(130)	(101)
State tax, net of federal benefit	—	—	34	209
Other	3	28	23	35

	$156	$205	$908	$768

Deferred income taxes are provided for the temporary differences between the financial reporting and the tax basis of the Company’s assets and liabilities. The components of the net deferred tax assets presented in other assets on the balance sheet are as follows (in thousands):

	March 31, 2014	December 31,
		2013	2012
	(unaudited)
Deferred tax assets:
Allowance for loan losses	$1,784	$1,741	$1,520
Other-than-temporary credit impairment losses on debt securities	740	682	682
Non-accrual interest	109	106	107
Premises and equipment	162	113	61
Other real estate owned valuation	6	6	15
Net unrealized loss on securities	1,681	2,362	—
Fair value of hedging instruments	13	—	—
Other	—	—	15

Total deferred tax assets	4,495	5,010	2,400

Deferred tax liabilities:
Prepaid expenses	(232)	(177)	(105)
Net unrealized gain on securities available-for-sale	—	—	(1,229)
Loan servicing rights	(180)	(174)	(165)
Fair value of hedging instruments	—	(59)	—
Other	(29)	(28)	(29)

Total deferred tax liabilities	(441)	(438)	(1,528)

Net Deferred Asset	$4,054	$4,572	$872

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

11. Related Party Transactions

Loans to directors, executive officers, and their associates are made in the ordinary course of business. Certain officers, directors and other related parties have loans and conduct other transactions with the Bank. Such transactions are entered into on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties. Deposits of related parties totaled $21,291,000 at March 31, 2014 (unaudited) and $8,382,000 and $22,585,000 at December 31, 2013 and 2012, respectively. The aggregate dollar amount of loans to related parties, along with an analysis of the activity, is summarized as follows:

	March 31,		December 31,
	2014	2013	2013	2012
	(unaudited)
Balance, beginning	$10,181	$11,902	$11,902	$5,810
Additions	1,678	3,336	8,147	16,066
Reclassifications	—	(2,407)	(1,114)	(450)
Repayments	(2,395)	(796)	(8,754)	(9,524)

Balance, Ending	$9,464	$12,035	$10,181	$11,902

The Company has, and may be expected to have in the future, transactions in the ordinary course of business with its executive officers, directors, principal shareholders, and their affiliated companies (commonly referred to as related parties) on the same terms as those prevailing at the time for comparable transactions with others. During the three months ended March 31, 2014 and 2013 (unaudited) and the years ended 2013 and 2012, the Company utilized the expertise of several affiliated companies for legal services relating to loan and general corporate matters in the amount of $3,000, $12,769, $32,000 and $38,000, respectively.

The Bank has entered into four non-cancelable lease agreements with related parties. The Bank leases the premises for its principal banking office under a 5-year lease agreement expiring January 31, 2015. The Bank has the option to extend the lease agreement for one additional 5-year period. During 2005, the Bank entered into a ground lease agreement for a branch office site for a term of 20 years expiring August 31, 2025. This agreement provides for two extensions of 5 years each. In 2006, the Bank entered into an additional branch office lease agreement for a term of 20 years expiring in 2026, with two extensions totaling nine years and six months, and a ground lease agreement for a term of 20 years expiring in 2026, with two extension options of 5 years each. The Bank may be required to pay an additional rent for its portion of certain increases in operating costs over the base year costs, as determined by each landlord.

The Bank leases seven additional banking offices from third parties under various operating lease agreements expiring between August 2015 and January 2027. Additionally, the bank leases office space for its headquarters under a lease agreement expiring in December 2015. These leases contain various renewal options and rental increase provisions. They also require the Bank to pay its pro-rata share of certain operating and maintenance costs.

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

Pursuant to the terms of non-cancelable lease agreements in effect at March 31, 2014 (unaudited) and December 31, 2013, pertaining to the main banking office, branch offices, headquarters offices, and equipment, future minimum commitments under various operating leases are as follows (in thousands):

Years ended March 31,	Third Parties	Related Parties	Total
(unaudited)
2015	1,288	372	1,660
2016	1,269	303	1,572
2017	1,246	326	1,572
2018	1,285	343	1,628
2019	1,192	343	1,535
Thereafter	5,247	2,729	7,976

	$11,527	$4,416	$15,943

Years ended December 31,	Third Parties	Related Parties	Total
2014	1,282	386	1,668
2015	1,282	308	1,590
2016	1,240	318	1,558
2017	1,280	343	1,623
2018	1,287	343	1,630
Thereafter	5,475	2,814	8,289

	$11,846	$4,512	$16,358

Total rent expense, including $97,000 paid to related parties was $415,000 for the three months ended March 31, 2014 (unaudited). Total rent expense, including $97,000 paid to related parties was $418,600 for the three months ended March 31, 2013 (unaudited).

Total rent expense, including $389,000 paid to related parties was $1,657,000 for the year ended December 31, 2013. Total rent expense, including $844,000 paid to related parties, was $1,782,000 for the year ended December 31, 2012.

12. Derivatives and Risk Management Activities

Interest Rate Swaps

In November 2013, the Company entered into a forward-starting interest rate swap to hedge the cash flows of a $15 million floating-rate FHLB borrowing. The interest rate swap involves the exchange of the Company’s floating rate interest payments on the underlying principal amount for fixed rate payments at 2.90%. This swap was designated, and qualified, for cash-flow hedge accounting. The term of the swap begins November 6, 2015 and ends November 6, 2020. For derivative instruments that are designated and qualify as hedging instruments, the effective portion of gains or losses is reported as a component of other comprehensive income, and is subsequently reclassified into earnings as an adjustment to interest expense in the periods in which the hedged forecasted transaction affects earnings.

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

The following table details the Company’s derivative positions as of the consolidated balance sheet dates indicated (dollars in thousands):

As of March 31, 2014 (unaudited)
Notional Amount	Trade Date	Effective Date	Maturity Date	Receive (Variable) Index	Current Projected Receive Rate	Pay Fixed Swap Rate	Fair Value of Derivative Position
$15,000	11/06/2013	11/06/2015	11/06/2020	US 3-Month LIBOR	2.87%	2.90%	$(39)

As of December 31, 2013
Notional Amount	Trade Date	Effective Date	Maturity Date	Receive (Variable) Index	Current Projected Receive Rate	Pay Fixed Swap Rate	Fair Value of Derivative Position
$15,000	11/06/2013	11/06/2015	11/06/2020	US 3-Month LIBOR	3.16%	2.90%	$174

For the three months ending March 31, 2014 (unaudited) and the twelve months ended December 31, 2013, there have been no reclassifications of the interest-rate swap’s fair value from other comprehensive income to earnings. The Company held no derivatives during the twelve months ended December 31, 2012.

The Company did not have any derivative instruments designated as hedging instruments, or subject to master netting and collateral agreements as of and for the year ended December 31, 2012. The following tables summarize the amounts recorded in the Company’s consolidated balance sheet for derivative instruments as of the balance sheet dates indicated in thousands):

March 31, 2014	Asset Derivatives			Liability Derivatives
(unaudited)	Balance Sheet Presentation	Fair Value	Notional Amount	Balance Sheet Presentation	Fair Value	Notional Amount
Interest rate lock commitments	Other assets	$14	$994	Other liabilities	$—	$—
Forward-starting interest rate swap	Other assets	—	—	Other liabilities	39	15,000

Net Fair Value of Derivative Instruments		$14	$994		$39	$15,000

December 31, 2013	Asset Derivatives			Liability Derivatives
	Balance Sheet Presentation	Fair Value	Notional Amount	Balance Sheet Presentation	Fair Value	Notional Amount
Interest rate lock commitments	Other assets	$72	$3,152	Other liabilities	$—	$—
Mandatory forward sales commitments on MLHS	Other assets	2	1,000	Other liabilities	—	—
Forward-starting interest rate swap	Other assets	174	15,000	Other liabilities	—	—

Net Fair Value of Derivative Instruments		$248	$19,152		$—	$—

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

The following table summarizes the amounts recorded in the Company’s consolidated statements of income for derivative instruments (in thousands):

Three months ended March 31, 2014	Statements of Income Presentation	Gain (Loss)
(unaudited)
Interest rate lock commitments	Other income (loss)	$(58)
Mandatory Forward Sales Commitments on MLHS	Other income (loss)	(2)

Total Net Gain on Derivative Instruments		$(60)

Year ended December 31, 2013	Statements of Income Presentation	Gain (Loss)
Interest rate lock commitments	Other income (loss)	$72
Mandatory Forward Sales Commitments on MLHS	Other income (loss)	2

Total Net Gain on Derivative Instruments		$74

13. Financial Instruments with Off-Balance Sheet Risk

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheet.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

The following financial instruments were outstanding whose contract amounts represent credit risk (in thousands):

	March 31, 2014	December 31,
		2013	2012
	(unaudited)
Commitments to extend credit	$5,173	$4,565	$22,238
Unfunded commitments under lines of credit	81,361	77,806	60,459
Standby letters of credit	646	590	1,193

	$87,180	$82,961	$83,890

Commitments to extend credit and unfunded commitments under lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation. Collateral held varies but may include personal or commercial real estate, accounts receivable, inventory and equipment.

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

Outstanding letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing a letter of credit is essentially the same as that involved in extending other loan commitments. The Bank requires collateral supporting letters of credit as deemed necessary. The fair value of the related guarantees is immaterial at March 31, 2014 (unaudited), December 31, 2013 and 2012.

14. Legal Contingencies

Management is not aware of any litigation that would have a material adverse effect on the consolidated financial position of the Company. In addition, no proceedings are pending or are known to be threatened or contemplated against the Company or the Bank by government authorities.

15. Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the Office of the Comptroller of the Currency (OCC). Failure to meet the minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk-weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets and of Tier 1 capital to total assets. Management believes, as of March 31, 2014 (unaudited) and December 31, 2013, that the Bank meets all capital adequacy requirements to which they are subject.

In conjunction with the Dodd-Frank Wall Street Reform and Consumer Protection Act, the supervisory authority for the Holding Company has been transferred from The Office of Thrift Supervision (OTS) to the FRB as of July 21, 2011. As part of the two-year phase-in period for savings and loan holding companies (SLHCs) to file the Federal Reserve regulatory reports, the Holding Company was not required to report capital ratios to the Federal Reserve Board until such a time as consolidated regulatory requirements for SLHCs are established.

The Bank’s actual capital amounts and ratios are presented below:

March 31, 2014	Actual		For Capital Adequacy Purposes			To be Well Capitalized Under Prompt Corrective Action Provisions
(unaudited)	Amount	Ratio	Amount		Ratio	Amount		Ratio
Total risk based capital (to risk-weighted assets)	$67,700	15.13%	$	≥35,803	≥8.00%	$	≥44,753	≥10.00%
Tier 1 capital (to risk-weighted assets)	62,529	13.97%		≥17,901	≥4.00%		≥26,852	≥6.00%
Tier 1 capital (to total assets)	62,529	9.23%		≥27,106	≥4.00%		≥33,883	≥5.00%
Tangible capital (to tangible assets)	61,984	9.15%		≥13,542	≥2.00%		≥13,542	≥2.00%

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

December 31, 2013	Actual		For Capital Adequacy Purposes			To be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount		Ratio	Amount		Ratio
Total risk based capital (to risk-weighted assets)	$66,911	15.41%	$	≥34,746	≥8.00%	$	≥43,432	≥10.00%
Tier 1 capital (to risk-weighted assets)	61,947	14.26%		≥17,373	≥4.00%		≥26,059	≥6.00%
Tier 1 capital (to total assets)	61,947	9.35%		≥26,512	≥4.00%		≥33,140	≥5.00%
Tangible capital (to tangible assets)	61,418	9.27%		≥13,245	≥2.00%		≥13,245	≥2.00%

December 31 ,2012	Actual		For Capital Adequacy Purposes			To be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount		Ratio	Amount		Ratio
Total risk based capital (to risk-weighted assets)	$63,439	17.50%	$	≥28,891	≥8.00%	$	≥36,114	≥10.00%
Tier 1 capital (to risk-weighted assets)	59,198	16.39%		≥14,446	≥4.00%		≥21,668	≥6.00%
Tier 1 capital (to total assets)	59,198	9.83%		≥24,081	≥4.00%		≥30,101	≥5.00%
Tangible capital (to tangible assets)	58,697	9.76%		≥12,030	≥2.00%		≥12,030	≥2.00%

The Bank is subject to certain restrictions on the amount of dividends that it may declare. Federal regulations require regulatory approval if the total amount of capital distributions for the calendar year exceeds net income year to date plus retained net income for the preceding two years.

16. Fair Value of Financial Instruments

Management uses its best judgment in estimating the fair value of the Company’s financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Company could have realized in a sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective year-ends and have not been re-evaluated or updated for purposes of these financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year end.

Determination of Fair Value

The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with the Topic 820, “Fair Value Measurements and Disclosures”, fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instruments.

The recent fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

Fair Value Hierarchy

In accordance with this guidance, the Company groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 - Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 - Valuation is based on inputs other than quoted prices for identical instruments included within Level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3 - Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

For financial assets and liabilities measured at fair value on a recurring basis, the fair value measurements by level within the fair value hierarchy used are as follows (in thousands):

March 31, 2014	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
(unaudited)
Assets:
Securities available-for-sale:
Asset-backed securities	$34,226	$—	$34,226	$—
State and municipal bonds	10,454	—	10,454	—
Trust preferred securities	9,033	—	8,072	961
Corporate debt securities	11,991	—	11,991	—
Mortgage-backed securities, U.S. Government-Sponsored Enterprises (GSEs)	126,692	—	126,692	—

	192,396	—	191,435	961
Loans held for sale	160	—	160	—
Interest rate lock commitments	14	—	14	—

Total Assets at Fair Value	$192,570	$—	$191,609	$961

Liabilities:
Interest rate swap	$39	$—	$39	$—

Total Liabilities at Fair Value	$39	$—	$39	$—

December 31, 2013	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Securities available-for-sale:
Asset-backed securities	$39,652	$—	$39,652	$—
State and municipal bonds	10,194	—	10,194	—
Trust preferred securities	9,373	—	7,858	1,515
Corporate debt securities	11,873	—	11,873	—
Mortgage-backed securities, U.S. Government-Sponsored Enterprises (GSEs)	128,099	—	128,099	—

	199,191	—	197,676	1,515
Loans held for sale	4,028	—	4,028	—
Interest rate swap	174	—	174	—
Derivative instruments	2	—	2	—
Interest rate lock commitments	72	—	72	—

Total Assets at Fair Value	$203,467	$—	$201,952	$1,515

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

December 31, 2012	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Securities available-for-sale:
Asset-backed securities	$28,334	$—	$28,334	$—
State and municipal bonds	21,021	—	21,021	—
Trust preferred securities	8,327	—	7,327	1,000
Corporate debt securities	10,650	—	10,650	—
Mortgage-backed securities, U.S. Government-Sponsored Enterprises (GSEs)	130,949	—	130,949	—

	$199,281	$—	$198,281	$1,000

The following table presents a reconciliation of the securities available-for-sale measured at fair value on a recurring basis using significant unobservable inputs (Level 3) (in thousands):

	Fair Value Measurements Using Significant Unobservable Inputs
	March 31, 2014	March 31, 2013	December 31, 2013	December 31, 2012
	(unaudited)
Securities available-for-sale:
Balance, beginning of year	$1,515	$1,000	$1,000	$745
Total gains or losses (realized/unrealized):
Included in earnings	(169)	—	—	(40)
Included in other comprehensive loss	(385)	115	515	295
Transfers in and/or out of Level 3	—	—	—	—

Balance, end of year	$961	$1,115	$1,515	$1,000

The following valuation techniques were used to measure fair value of assets in the tables above:

Trust Preferred Securities

The fair values as of March 31, 2014 (unaudited), December 31, 2013 and 2012 were determined by discounting the expected cash flow over the life of the security. The discount rate was determined by deriving a discount rate from current yields on similarly rated issues to determine the decline in the collateral value associated with the market increase in credit spreads. To this estimated discount rate, additions were made for increased credit risk as well as assessing the risks in the security, such as default risk and loss severity risk. As of March 31, 2014 (unaudited), December 31, 2013 and 2012, two pooled trust preferred securities were deemed OTTI, which had a book value of $1,321,000, $1,490,000 and $1,490,000, respectively, and a fair value of $961,000, $1,515,000 and $1,000,000, respectively.

Loans Held for Sale

Loans held for sale are classified within Level 2 of the valuation hierarchy.

For Level Two Mortgage loans held for sale (“MLHS”), fair value is estimated through a market approach by using either: (i) the fair value of securities backed by similar mortgage loans, adjusted for certain factors to

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

approximate the fair value of a whole mortgage loan, including the value attributable to servicing rights and credit risk, (ii) current commitments to purchase loans or (iii) recent observable market trades for similar loans, adjusted for credit risk and other individual loan characteristics. The Agency mortgage-backed security market is a highly liquid and active secondary market for conforming conventional loans whereby quoted prices exist for securities at the pass-through level, which are published on a regular basis. The Company has the ability to access this market and it is the market into which conforming mortgage loans are typically sold.

As of March 31, 2014 (unaudited) and December 31, 2013 loans held for sale were recorded at fair value. As of December 31, 2012, loans held for sale were recorded at lower of cost or market.

The following table reflects the difference between the carrying amount of loans held for sale, measured at fair value and the aggregate unpaid principal amount that the Company contractually entitled to receive at maturity (in thousands):

March 31, 2014 (unaudited)	Carrying Amount	Aggregate Unpaid Principal Balance	Excess Aggregate Unpaid Principal Balance Under Carrying Amount
Loans held for sale	$160	$158	$2

December 31, 2013	Carrying Amount	Aggregate Unpaid Principal Balance	Excess Aggregate Unpaid Principal Balance Under Carrying Amount
Loans held for sale	$4,028	$3,921	$107

The Company did not have any loans held for sale recorded at fair value that were 90 or more days past due and on non-accrual at March 31, 2014 (unaudited), December 31, 2013 and 2012.

For assets measured at fair value on a nonrecurring basis, the fair value measurements by level within the fair value hierarchy used at the balance sheet dates indicated are as follows (in thousands):

March 31, 2014 (unaudited)	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$2,106	$—	$—	$2,106

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

December 31, 2013	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$2,674	$—	$—	$2,674

December 31, 2012	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$1,334	$—	$—	$1,334

Other real estate owned	$62	$—	$—	$62

Impaired Loans

Impaired loans are those loans in which the Company has measured impairment generally based on the fair value of the loan’s collateral. Fair value is generally determined based upon independent third party appraisals of the properties, or discounted cash flows based upon the expected proceeds. These assets are included as Level 3 fair values based upon the lowest level of input that is significant to the fair value measurements. At March 31, 2014 (unaudited), December 31, 2013 and 2012, fair value consists of the loan balances of $2,498,000, $2,893,000 and $1,492,000, respectively, net of valuation allowances of $392,000, $220,000 and $158,000, respectively. Within the fair value amounts disclosed above, the amounts charged-off which brought down the value of the loans to fair value was $139,000, $1,561,000 and $1,700,000, respectively.

Quantitative information about Level 3 Fair Value Measurements at the balance sheet dates indicated is included in the tables below (dollars in thousands):

March 31, 2014 (unaudited)	Quantitative Information about Level 3 Fair Value Measurements
	Fair Value Estimate	Valuation Techniques	Unobservable Inputs	Estimated Range (Weighted Average)
Impaired loans	$2,106	Appraisal of collateral	Appraisal adjustments	0.0%-10% (0.6)%
			Costs to sell	8.0%-8.0% (8.0)%

December 31, 2013	Quantitative Information about Level 3 Fair Value Measurements
	Fair Value Estimate	Valuation Techniques	Unobservable Inputs	Estimated Range (Weighted Average)
Impaired loans	$2,674	Appraisal of collateral	Appraisal adjustments	0.0%-10% (0.2)%
			Costs to sell	8.0%-8.0% (8.0)%

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

December 31, 2012	Quantitative Information about Level 3 Fair Value Measurements
	Fair Value Estimate	Valuation Techniques	Unobservable Inputs	Estimated Range (Weighted Average)
Impaired loans	$1,334	Appraisal of collateral	Appraisal adjustments	0.0%-10% (0.2)%
			Costs to sell	8.0%-8.0% (8.0)%

Other Real Estate Owned

Certain assets such as other real estate owned (“OREO”) are measured at fair value less cost to sell. The Company believes that the fair value component in its valuation follows the provisions of FASB ASC 820-10-05. Fair value of OREO is determined by sales agreements or appraisals by qualified licensed appraisers approved and hired by the Company. Costs to sell associated with OREO is based on estimation per the terms and conditions of the sales agreements or appraisal. At March 31, 2014 (unaudited), December 31, 2013 and 2012, the Company held approximately $-0-, $-0- and $62,000 fair value in OREO, respectively.

Changes in the assumptions or methodologies used to estimate fair values may materially affect the estimated amounts. Also, management is concerned that there may not be reasonable comparability between institutions due to the wide range of permitted assumptions and methodologies in the absence of active markets. This lack of uniformity gives rise to a high degree of subjectivity in estimating financial instrument fair values.

The following information should not be interpreted as an estimate of the fair value of the entire Company since a fair value calculation is only provided for a limited portion of the Company’s assets and liabilities. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Company’s disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair values of the Company’s financial instruments at March 31, 2014, December 31, 2013 and 2012:

Cash and Cash Equivalents

The carrying amounts reported in the balance sheet for cash and short-term instruments approximate fair value.

Securities

The fair value of securities available-for-sale (carried at fair value) are determined by obtaining quoted market prices on nationally recognized securities exchanges (Level 1), matrix pricing (Level 2), which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted market prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted prices, or by using pricing models, discounted cash flow methodologies or similar techniques (Level 3).

Loans Receivable

The fair values of loans are estimated using discounted cash flow analyses, using market rates at the balance sheet date that reflect the credit and interest rate-risk inherent in the loans. Projected future cash flows are calculated based upon contractual maturity or call dates, projected repayments and prepayments of principal. Generally, for variable rate loans that re-price frequently and with no significant change in credit risk, fair values are based on carrying values.

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

Restricted Investment in Bank Stocks

The carrying amount of restricted investments in bank stocks approximate fair value, and consider the limited marketability of such securities.

Servicing Asset (Carried at Lower of Cost or Fair Value)

The fair value of servicing right is based on a valuation model that calculates the present value of estimated net servicing income. The valuation incorporates assumptions that market participants would use in estimating future net servicing income. The Bank is able to compare the valuation model inputs and results to widely available published industry data for reasonableness.

Derivative Instruments (Carried at Fair Value)

Interest Rate Lock Commitments—Interest rate lock commitments (“IRLCs”) are classified within Level Three of the valuation hierarchy. IRLCs represent an agreement to extend credit to a mortgage loan applicant, or an agreement to purchase a loan from a third-party originator, whereby the interest rate on the loan is set prior to funding. The fair value of IRLCs is based upon the estimated fair value of the underlying mortgage loan, including the expected net future cash flows related to servicing the mortgage loan, adjusted for: (i) estimated costs to complete and originate the loan and (ii) an adjustment to reflect the estimated percentage of IRLCs that will result in a closed mortgage loan (or “pullthrough”). The estimate of pullthrough is based on changes in pricing and actual borrower behavior. The average pullthrough percentage used in measuring the fair value of IRLCs was 83% and 74% as of March 31, 2014 (unaudited) and December 31, 2013, respectively.

Forward Sales Commitments—Forward sales commitments are classified within Level 2 of the valuation hierarchy. Forward sales commitments fix the forward sales price that will be realized upon the sale of mortgage loans into the secondary market. The fair value of forward sales commitments is primarily based upon the current agency mortgage-backed security market to-be-announced pricing specific to the forward loan program, delivery coupon and delivery date of the trade.

Interest Rate Swaps—Interest rate swaps are classified within Level 2 of the valuation hierarchy.

Accrued Interest Receivable and Payable

The carrying amount of accrued interest receivable and accrued interest payable approximates its fair value.

Deposit Liabilities

The fair values disclosed for demand deposits (e.g., interest and noninterest checking, passbook savings and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered in the market on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Securities Sold Under Agreement to Repurchase

The carrying amounts of short-term repurchase agreements approximate fair value. The fair value of long term repurchase agreements are estimated using discounted cash flow analysis based on the quoted market price for a

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

current agreement with similar credit risk characteristics, terms and remaining maturity. These prices obtained from an active market represent a market value that is deemed to represent the transfer price if the liability were assumed by a third party.

Short-Term Borrowings

The carrying amounts of short-term borrowings approximate fair value.

Long-Term Debt

Fair values of FHLB advances are estimated using discounted cash flow analysis, based on quoted prices for new FHLB advances with similar credit risk characteristics, terms and remaining maturity. These prices obtained from this active market represent a market value that is deemed to represent the transfer price if the liability were assumed by a third party.

Off-Balance Sheet Financial Instruments

Fair values for the Bank’s off-balance sheet financial instruments (lending commitments and letters of credit) are based on fees currently charged in the market to enter into similar agreements, taking into account, the remaining terms of the agreements and the counterparties’ credit standing.

The estimated fair values of the Company’s financial instruments were as follows (in thousands):

	March 31, 2014		December 31, 2013		December 31, 2012
	(unaudited)
	Carrying Amount	Fair Value	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets
Cash and cash equivalents	$30,557	$30,557	$19,518	$19,518	$55,093	$55,093
Securities available-for-sale	192,396	192,396	199,191	199,191	199,281	199,281
Securities held-to-maturity	19,751	19,090	19,791	18,394	—	—
Loans held for sale	160	160	4,028	4,028	17,367	17,979
Loans (including impaired loans), net	392,630	403,847	379,297	389,739	300,931	308,338
Restricted bank stocks	6,262	6,262	5,593	5,593	4,959	4,959
Servicing asset	545	809	529	837	501	788
Interest rate swaps	—	—	174	174	—	—
Derivative instruments	—	—	2	2	—	—
Interest rate lock commitments	14	14	72	72	—	—
Accrued interest receivable	2,253	2,253	2,276	2,276	1,599	1,599

Financial liabilities
Deposits	469,070	470,235	460,404	461,270	431,325	433,094
Securities sold under agreement to repurchase	12,263	12,543	27,606	27,918	8,956	9,398
Short-term borrowings	110,000	110,000	85,000	85,000	75,000	75,000
Long-term debt	19,912	19,909	20,015	20,091	11,562	12,596
Interest rate swaps	39	39	—	—	—	—
Accrued interest payable	264	264	351	351	361	361

Off-balance sheet
Commitments to extend credit	—	—	—	—	—	—
Unfunded commitment under lines of credit	—	—	—	—	—	—
Standby letters of credit	—	—	—	—	—	—

Continental Bank Holdings, Inc.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2014 and 2013 (unaudited) and

Years Ended December 31, 2013 and 2012

17. Other Regulatory Matters and Management’s Plan

In its examination of the Bank’s performance as of June 30, 2010, the OTS, our former federal regulator, concluded that the Bank’s concentration in commercial real estate and construction related lending and its level of classified assets were too high at that time. As a result, the Bank was issued a Cease and Desist Order by the OTS dated February 28, 2011. Under this Order, the Bank was restricted from purchasing, investing in or making new construction, land, and commercial real estate loans without the prior non-objection of the OTS. The Bank was, however, permitted to make: residential mortgage loans, consumer loans, SBA loans, business (C&I) loans, certain multi-family loans and owner occupied single-family construction and permanent loans. The Bank was also required to maintain a minimum leverage capital ratio of 8% and a minimum total risk based capital ratio of 12%. During July 2011, the OTS was merged into the OCC and the Bank is now regulated by the OCC. On August 2, 2012, the OCC lifted the lending restriction on commercial real estate and the Bank resumed commercial real estate lending. On October 23, 2013, the OCC concluded that the Bank had addressed all areas of concern and terminated the Cease and Desist Order issued to the Bank.

The OTS also issued at the same time, a Cease and Desist Order to the Company, which provides for the requirement of the Company to ensure that the Bank complies with the capital requirements of the Bank’s order. The Company is now regulated by the FRB and in connection with the Order, may not declare, make, or pay any dividends or capital distributions without the prior non-objection of the FRB. On May 3, 2014, FRB concluded that the Company had addressed all areas of concern and terminated the Order to Cease and Desist issued to the Company.

18. Subsequent Events

On May 5, 2014, the Company announced that it has entered into a definitive Agreement and Plan of Merger to be acquired by Bryn Mawr Bank Corporation. If the merger is completed, CBH shareholders will have the right to receive 0.45 of a share of BMBC common stock for each share of CBH common stock and CBH preferred stock held immediately prior to the merger, subject to adjustment as provided for in the Agreement and Plan of Merger dated as of May 5, 2014. The transaction is subject to customary closing conditions including receipt of regulatory approvals and shareholders approvals. It is expected to close late in the fourth quarter of 2014.

Management is required to evaluate events or transactions that may occur or have occurred after the balance sheet date through the date the Company’s consolidated financial statements were issued or available to be issued. Subsequent events have been evaluated as of March 31, 2014 and June 19, 2014 the dates the Company’s consolidated financial statements were available to be issued.

Annex A

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

BRYN MAWR BANK CORPORATION

AND

CONTINENTAL BANK HOLDINGS, INC.

ARTICLE I CERTAIN DEFINITIONS		A-6

1.1.	Certain Definitions	A-6

ARTICLE II THE MERGER		A-13

2.1.	Merger	A-13

2.2.	Effective Time	A-13

2.3.	Articles of Incorporation and Bylaws	A-13

2.4.	Directors and Officers of Surviving Corporation	A-13

2.5.	Effects of the Merger	A-13

2.6.	Tax Consequences	A-14

2.7.	Possible Alternative Structures	A-14

2.8.	Bank Merger	A-14

2.9.	Absence of Control	A-14

ARTICLE III CONVERSION OF SHARES		A-15

3.1.	Conversion of CBH Common Stock and CBH Preferred Stock; Merger Consideration	A-15

3.2.	Procedures for Exchange of CBH Common Stock and CBH Preferred Stock	A-16

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF CBH		A-19

4.1.	Organization	A-19

4.2.	Capitalization	A-20

4.3.	Authority; No Violation	A-20

4.4.	Consents	A-21

4.5.	Reports, Regulatory Matters, Financial Statements	A-22

4.6.	Taxes	A-22

4.7.	No Material Adverse Effect	A-24

4.8.	Material Contracts; Leases; Defaults	A-24

4.9.	Ownership of Property; Insurance Coverage	A-26

4.10.	Legal Proceedings	A-27

4.11.	Compliance With Applicable Law	A-27

4.12.	Employee Benefit Plans	A-28

4.13.	Brokers, Finders and Financial Advisors	A-30

4.14.	Environmental Matters	A-30

4.15.	Loan Portfolio	A-31

4.16.	Documents	A-32

4.17.	Related Party Transactions	A-32

4.18.	Deposits	A-32

4.19.	Required Vote	A-32

4.20.	Registration Obligations	A-32

4.21.	Risk Management Instruments	A-33

4.22.	Fairness Opinion	A-33

4.23.	Trust Accounts	A-33

4.24.	Intellectual Property	A-33

4.25.	Labor Matters	A-34

4.26.	CBH Information Supplied	A-34

4.27.	Investment Securities and Commodities	A-34

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BMBC		A-34

5.1.	Organization	A-35

5.2.	Capitalization	A-35

5.3.	Authority; No Violation	A-36

5.4.	Consents	A-36

5.5.	Financial Statements	A-37

5.6.	Taxes	A-38

5.7.	No Material Adverse Effect	A-39

5.8.	Ownership of Property	A-39

5.9.	Legal Proceedings	A-39

5.10.	Compliance With Applicable Law	A-39

5.11.	Employee Benefit Plans	A-40

5.12.	Environmental Matters	A-42

5.13.	Securities Documents	A-42

5.14.	Brokers, Finders and Financial Advisors	A-43

5.15.	BMBC Common Stock	A-43

5.16.	BMBC Information Supplied	A-43

5.17.	PBCL Sections 2538 and 2553	A-43

ARTICLE VI COVENANTS OF CBH		A-43

6.1.	Conduct of Business	A-43

6.2.	Current Information and Cooperation	A-47

6.3.	Access to Properties and Records	A-48

6.4.	Financial and Other Statements	A-49

6.5.	Maintenance of Insurance	A-50

6.6.	Disclosure Supplements	A-50

6.7.	Consents and Approvals of Third Parties	A-50

6.8.	Reasonable Best Efforts	A-50

6.9.	Failure to Fulfill Conditions	A-50

6.10.	No Solicitation	A-50

6.11.	Reserves and Merger-Related Costs	A-53

6.12.	CBH/CB Board of Directors and Committee Meetings	A-53

6.13.	CBH/CB Director Agreements	A-53

6.14.	Anti-takeover Provisions	A-53

6.15.	2013 Tax Returns	A-53

6.16.	Pre-Closing Administrative Matters Regarding Options and Warrants	A-54

6.17.	Special Dividend	A-54

ARTICLE VII COVENANTS OF BMBC		A-54

7.1.	Conduct of Business	A-54

7.2.	Current Information	A-54

7.3.	Financial and Other Statements	A-55

7.4.	Disclosure Supplements	A-55

7.5.	Consents and Approvals of Third Parties	A-55

7.6.	Reasonable Best Efforts	A-55

7.7.	Failure to Fulfill Conditions	A-55

7.8.	Employee Benefits	A-55

7.9.	Directors and Officers Indemnification and Insurance	A-57

7.10.	Stock Listing	A-58

7.11.	Stock and Cash Reserve	A-58

7.12.	BMBC/BMT Board of Directors	A-58

ARTICLE VIII REGULATORY AND OTHER MATTERS		A-58

8.1.	Shareholder Meetings	A-58

8.2.	Proxy Statement-Prospectus	A-59

8.3.	Regulatory Approvals	A-59

ARTICLE IX CLOSING CONDITIONS		A-60

9.1.	Conditions to Each Party’s Obligations under this Agreement	A-60

9.2.	Conditions to the Obligations of BMBC under this Agreement	A-61

9.3.	Conditions to the Obligations of CBH under this Agreement	A-61

ARTICLE X THE CLOSING		A-62

10.1.	Time and Place	A-62

10.2.	Deliveries at the Pre-Closing and the Closing	A-62

ARTICLE XI TERMINATION, AMENDMENT AND WAIVER		A-62

11.1.	Termination	A-62

11.2.	Effect of Termination	A-65

11.3.	Amendment, Extension and Waiver	A-65

ARTICLE XII MISCELLANEOUS		A-66

12.1.	Confidentiality	A-66

12.2.	Public Announcements	A-66

12.3.	Survival	A-66

12.4.	Notices	A-67

12.5.	Parties in Interest	A-67

12.6.	Complete Agreement	A-67

12.7.	Counterparts	A-68

12.8.	Severability	A-68

12.9.	Governing Law	A-68

12.10.	Interpretation	A-68

12.11.	Specific Performance; Jurisdiction	A-68

Exhibit A         Form of CBH Voting Agreement

Exhibit B         Form of Bank Merger Agreement

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated as of May 5, 2014, by and between Bryn Mawr Bank Corporation, a Pennsylvania corporation (“BMBC”), and Continental Bank Holdings, Inc., a Pennsylvania corporation (“CBH”).

WHEREAS, the Board of Directors of each of BMBC and CBH (a) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of their respective companies, (b) has determined that this Agreement and the transactions contemplated hereby are consistent with and in furtherance of their respective business strategies, and (c) has adopted a resolution approving this Agreement and declaring its advisability; and

WHEREAS, in accordance with the terms of this Agreement, CBH will merge with and into BMBC (the “Merger”), and immediately thereafter Continental Bank, a federally chartered stock savings bank and wholly owned subsidiary of CBH (“CB”), will be merged with and into The Bryn Mawr Trust Company, a Pennsylvania chartered bank and wholly owned subsidiary of BMBC (“BMT”); and

WHEREAS, as a condition to the willingness of BMBC to enter into this Agreement, each of the directors of CBH has entered into a Voting Agreement, substantially in the form of Exhibit A hereto, dated as of the date hereof, with BMBC (the “CBH Voting Agreements”), pursuant to which each such director has agreed, among other things, to vote all shares of common stock of CBH owned by such person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in the CBH Voting Agreements; and

WHEREAS, each director of CBH or CB who will not become a director of BMBC upon consummation of the Merger has entered into a Non-Competition and Non-Solicitation Agreement pursuant to Section 6.13 hereof; and

WHEREAS, the parties intend the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement be and is hereby adopted as a “plan of reorganization” within the meaning of Sections 354 and 361 of the Code; and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the business transactions described in this Agreement and to prescribe certain conditions thereto.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

1.1. Certain Definitions.

As used in this Agreement, the following terms have the following meanings (unless the context otherwise requires, references to Articles and Sections refer to Articles and Sections of this Agreement).

“30+ Loans” shall mean loans with a principal or interest payment that is 30 days or more past due; provided, however, that “30+ Loans” shall not include Administrative Delinquencies.

“90+ Loans” shall mean loans with a principal or interest payment that is 90 days or more past due; provided, however, that “90+ Loans” shall not include Administrative Delinquencies.

“ACBB” shall mean Atlantic Central Bankers Bank.

“Administrative Delinquencies” shall mean loans (a) that are current (less than 30 days delinquent), but have reached a maturity date and have not yet been extended, and (b) that are more than 30 days delinquent as a result of (i) a delay in billing by CB, (ii) a delay in posting payments by CB, or (iii) weather, hostilities, or other events not in the borrower’s control that delay the delivery of payments generally to CB.

“Affiliate” shall mean any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

“Agreement” shall mean this agreement, together with any amendment hereto.

“Applications” shall mean the applications for regulatory approval that are required by the transactions contemplated hereby.

“Bank Merger” shall mean the merger of CB with and into BMT, with BMT as the surviving institution.

“Bank Regulator” shall mean any federal or state banking regulator, including but not limited to the OCC, the FRB, the FDIC and the Pennsylvania Department, which regulates BMT or CB, or any of their respective holding companies or subsidiaries, as the case may be.

“BHCA” shall mean the Bank Holding Company Act of 1956, as amended.

“BMBC” shall mean Bryn Mawr Bank Corporation, a Pennsylvania corporation, with its principal executive offices located at 801 Lancaster Avenue, Bryn Mawr, PA 19010.

“BMBC Common Stock” shall mean the common stock, par value $1.00 per share, of BMBC.

“BMBC Compensation and Benefit Plans” shall mean all existing bonus, incentive, deferred compensation, supplemental executive retirement plans, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare benefit plans (including paid time off policies and other benefit policies and procedures), fringe benefit plans, employment, consulting, settlement and change in control agreements and all other benefit practices, policies and arrangements maintained by BMBC or any BMBC Subsidiary in which any employee or former employee, consultant or former consultant or director or former director of BMBC or any BMBC Subsidiary participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits.

“BMBC Disclosure Schedule” shall mean a written disclosure schedule delivered by BMBC to CBH specifically referring to the appropriate section of this Agreement.

“BMBC Financial Statements” shall mean the (a) the audited consolidated statements of condition (including related notes and schedules) of BMBC and subsidiaries as of December 31, 2013 and 2012 and the consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows (including related notes and schedules, if any) of BMBC and subsidiaries for each of the three years ended December 31, 2013, 2012 and 2011, as set forth in BMBC’s annual report for the year ended December 31, 2013, and (b) the unaudited interim consolidated financial statements of BMBC and subsidiaries as of the end of each calendar quarter following December 31, 2013, and for the periods then ended, as filed by BMBC in its Securities Documents.

“BMBC MAE Rep” shall mean each of the representations and warranties set forth in the following sections and subsections: 5.1.1 (other than the first sentence thereof), 5.1.2 (other than the first two sentences thereof), 5.2.3, 5.2.4, 5.3.2 (beginning at clause (c)(ii) thereof), 5.4, 5.6, 5.7, 5.8, 5.9, 5.10.1 (other than the first sentence thereof), 5.10.2, 5.10.4, 5.11, 5.12, 5.13, 5.14, 5.15 and 5.16.

“BMBC Regulatory Agreement” shall have the meaning set forth in Section 5.10.3.

“BMBC Shareholders Meeting” shall have the meaning set forth in Section 8.1.2.

“BMBC Stock Benefit Plans” shall mean the Bryn Mawr Bank Corporation 2004 Stock Option Plan, the Bryn Mawr Bank Corporation 2007 Long-Term Incentive Plan and the Bryn Mawr Bank Corporation 2010 Long-Term Incentive Plan.

“BMBC Subsidiary” shall mean a Subsidiary of BMBC.

“BMT” shall mean The Bryn Mawr Trust Company, a Pennsylvania chartered bank, with its principal offices located at 801 Lancaster Avenue, Bryn Mawr, PA 19010, which is a wholly owned subsidiary of BMBC.

“Business Day” shall mean any day other than (a) a Saturday or Sunday, or (b) a day on which banking and savings and loan institutions in the Commonwealth of Pennsylvania are authorized or obligated by law or executive order to be closed.

“Cash-Out Consideration” shall have the meaning set forth in Section 3.2.11.

“CB” shall mean Continental Bank, a federally chartered stock savings bank, with its principal offices located at 620 West Germantown Pike, Plymouth Meeting, PA 19462, which is a wholly owned subsidiary of CBH.

“CBH” shall mean Continental Bank Holdings, Inc., a Pennsylvania corporation, with its principal offices located at 620 West Germantown Pike, Plymouth Meeting, PA 19462.

“CBH Common Stock” shall mean the common stock, $0.10 par value per share, of CBH.

“CBH Delinquencies” shall mean (a) all loans with principal and/or interest that are 30 or more days contractually past due and still accruing, (b) all loans that are on non-accrual or non-performing status, (c) OREO, (d) the aggregate amount, if any, of net loan charge-offs by CBH between March 31, 2014 and the month-end immediately preceding the Closing Date in excess of $1 million, and (e) Troubled Debt Restructurings not otherwise included in clauses (a), (c) or (d) of this definition; provided, however, that CBH Delinquencies shall not include any loans which are Administrative Delinquencies. For purposes of clauses (a), (b) and (e) of this definition, the aggregate amount of the loan balances included therein shall be net of any charge-offs.

“CBH Disclosure Schedule” shall mean a written disclosure schedule delivered by CBH to BMBC specifically referring to the appropriate section of this Agreement.

“CBH Financial Statements” shall mean (a) the audited consolidated balance sheets (including related notes and schedules, if any) of CBH and subsidiaries as of December 31, 2013 and 2012 and the consolidated statements of operations, changes in stockholders’ equity and cash flows (including related notes and schedules, if any) of CBH and subsidiaries for each of the three years ended December 31, 2013, 2012 and 2011, and (b) the unaudited interim consolidated financial statements of CBH and subsidiaries as of the end of each calendar quarter following December 31, 2013 and for the periods then ended.

“CBH MAE Rep” shall mean each of the representations and warranties set forth in the following sections and subsections: 4.1.1 (other than the first sentence thereof), 4.1.2 (other than the first sentence thereof) 4.1.3

(other than the first two sentences thereof), 4.2.3, 4.2.4, 4.3.2 (beginning at clause (c)(ii) thereof), 4.4, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11.1 (other than the first sentence thereof) 4.11.2, 4.12, 4.13, 4.14, 4.15, 4.16, 4.18, 4.19, 4.20, 4.21, 4.22, 4.23, 4.24, 4.25, 4.26.2 and 4.27.

“CBH Option” shall mean an option to purchase shares of CBH Common Stock granted pursuant to the CBH Stock Benefit Plans and as set forth in CBH Disclosure Schedule 4.2.1.

“CBH Preferred Stock” shall mean the preferred stock, $0.10 par value per share, of CBH.

“CBH Real Property” shall mean a parcel of real estate owned or leased by CBH or a CBH Subsidiary.

“CBH Recommendation” shall have the meaning set forth in Section 8.1.

“CBH Regulatory Reports” shall mean the Consolidated Report of Condition and Income of CB and accompanying schedules, as filed with the OCC or its predecessor, for each calendar quarter beginning with the quarter ended December 31, 2012, through the Closing Date, and all reports filed with the FRB by CBH from December 31, 2012 through the Closing Date.

“CBH Restricted Stock Awards” shall mean a grant of shares of CBH Common Stock granted pursuant to the CBH Stock Benefit Plans.

“CBH Shareholders Meeting” shall have the meaning set forth in Section 8.1.

“CBH Stock Benefit Plans” shall mean the Amended and Restated 2005 Stock Incentive Plan and the Continental Bank Holdings, Inc. 2013 Stock Incentive Plan.

“CBH Subsidiary” shall mean a Subsidiary of CBH.

“CBH Warrant” shall mean a warrant to purchase shares of CBH Common Stock or CBH Preferred Stock, including warrants granted to the CBH organizers (“Organizer Warrants”) as set forth in CBH Disclosure Schedule 4.2.1.

“Certificates” shall mean certificates evidencing shares of CBH Common Stock and CBH Preferred Stock.

“Closing” shall have the meaning set forth in Section 2.2.

“Closing Date” shall have the meaning set forth in Section 2.2.

“COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” shall have the meaning assigned in the recitals of this Agreement.

“Confidentiality Agreements” shall mean the confidentiality agreements referred to in Section 12.1 of this Agreement.

“Dissenting Shares” shall have the meaning set forth in Section 3.2.13.

“Effective Time” shall mean the date and time specified pursuant to Section 2.2 hereof as the effective time of the Merger.

“Environmental Laws” shall mean any applicable federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Laws includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. § 9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901, et seq; the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 11001, et seq; the Safe Drinking Water Act, 42 U.S.C. § 300f, et seq; and all comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Agent” shall mean Computershare, Inc., or such other bank or trust company or other agent designated by BMBC and reasonably acceptable to CBH.

“Exchange Agent Agreement” shall mean that certain agreement to be entered into by BMBC and the Exchange Agent pursuant to which the Exchange Agent agrees to act as agent for BMBC in connection with the exchange procedures for converting Certificates into the Merger Consideration.

“Exchange Fund” shall have the meaning set forth in Section 3.2.1.

“Exchange Ratio” shall mean 0.450, subject to adjustment as provided in Section 3.1.5 hereof.

“FDIA” shall mean the Federal Deposit Insurance Act, as amended.

“FDIC” shall mean the Federal Deposit Insurance Corporation or any successor thereto.

“FHLB” shall mean the Federal Home Loan Bank of Pittsburgh.

“FRB” shall mean the Board of Governors of the Federal Reserve System.

“GAAP” shall mean accounting principles generally accepted in the United States of America, consistently applied with prior practice.

“Governmental Entity” shall mean any federal or state court, administrative agency or commission or other governmental authority or instrumentality.

“IRS” shall mean the United States Internal Revenue Service.

“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter), shall mean those facts that are known or should have been known after due inquiry by the executive officers (as defined in Rule 3b-7 under the Exchange Act) of such Person, and in the case of CBH shall include, without limitation, those persons set forth in CBH Disclosure Schedule 1.1, and includes any facts, matters or circumstances set forth in any written notice from any Bank Regulator or any other written notice received by that Person.

“Material Adverse Effect” shall mean, with respect to BMBC or CBH, respectively, any effect that (a) is material and adverse to the financial condition, results of operations or business of BMBC and the BMBC

Subsidiaries taken as a whole, or CBH and the CBH Subsidiaries taken as a whole, respectively, or (b) does or would materially impair the ability of either CBH, on the one hand, or BMBC, on the other hand, to perform its obligations under this Agreement on a timely basis or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement; provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (i) changes in laws and regulations affecting banks or thrift institutions or their holding companies generally, or interpretations thereof by courts or Governmental Entities, (ii) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, (iii) actions and omissions of a party hereto (or any of its Subsidiaries) taken with the prior written consent of the other party, (iv) the announcement of this Agreement and the transactions contemplated hereby, and compliance with this Agreement on the business, financial condition or results of operations of the parties and their respective subsidiaries, including the expenses incurred by the parties hereto in consummating the transactions contemplated by this Agreement, (v) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (vi) economic, financial market, or geographic conditions in general, including changes in economic or financial markets or changes in interest rates; or (vii) any failure, in and of itself, by such party to meet any internal projections, forecasts or revenue or earnings projections (it being understood that the facts giving rise or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect), unless it uniquely affects either or both of the parties or any of their Subsidiaries.

“Material Contracts” shall have the meaning set forth in Section 4.8.3.

“Materials of Environmental Concern” shall mean pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and any other hazardous or toxic materials regulated under Environmental Laws.

“Merger” shall have the meaning set forth in the recitals.

“Merger Consideration” shall mean the aggregate Per Share Merger Consideration to be paid pursuant to the provisions of Section 3.1.3 hereof.

“Merger Registration Statement” shall mean the registration statement, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering shares of BMBC Common Stock to be offered to holders of CBH Common Stock and CBH Preferred Stock in connection with the Merger.

“Nasdaq” shall mean the NASDAQ Global Market of the NASDAQ Stock Market.

“OCC” shall mean the Office of the Comptroller of the Currency.

“OREO” shall mean real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures.

“PBCL” shall mean the Pennsylvania Business Corporation Law.

“PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

“Pennsylvania Department” shall mean the Pennsylvania Department of Banking and Securities.

“Pension Plan” shall have the meaning set forth in Section 4.12.2.

“Per Share Merger Consideration” shall mean such number of shares or fraction of a share, as the case may be, of BMBC Common Stock as is equal to the product of (i) one and (ii) the Exchange Ratio, subject to adjustment as provided in Section 3.1.5.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, trust or “group” (as that term is defined under the Exchange Act).

“Phase I” shall mean a Phase I Environmental Site Assessment performed in accordance with ASTM E1527-05 and/or the “all appropriate inquiry” standards set forth at 40 C.F.R. Part 312.

“Proxy Statement-Prospectus” shall have the meaning set forth in Section 8.2.1.

“Regulatory Approvals” shall mean the approval of any Bank Regulator that is necessary in connection with the consummation of the Merger, the Bank Merger and the related transactions contemplated by this Agreement.

“Rights” shall mean warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests or which provide for compensation based on the equity appreciation of its capital stock.

“SEC” shall mean the United States Securities and Exchange Commission or any successor thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Documents” shall mean all reports, prospectuses, proxy or information statements, registration statements and all other documents filed, or required to be filed, by BMBC with the SEC pursuant to the Securities Laws.

“Securities Laws” shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Subsidiary” shall mean a corporation, limited liability company, partnership, trust, joint venture or other entity in which a Person owns, directly or indirectly, an equity interest representing 50% or more of any class of the capital stock thereof or other equity interests therein.

“Surviving Corporation” shall have the meaning set forth in Section 2.1 hereof.

“Termination Date” shall mean December 31, 2014.

“Tax” shall mean any tax, including any fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, provincial, local or foreign Taxing Authority, including: (a) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real, personal or intangible property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, estimated, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, recording, transfer and gains taxes; (b) interest, penalties, additional taxes and additions to tax imposed; and (c) any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.

“Tax Return” shall mean any return, declaration, report, claim for refund, estimates, elections, agreements, statements, declarations of estimated tax, information returns or other documents of any nature or kind, relating to, or required to be filed in connection with, any Taxes, including any schedule or attachment thereto and amendments thereof, and including any information returns or reports with respect to backup withholding and other payments to third parties.

“Taxing Authority” shall mean any Governmental Entity responsible for the imposition or collection of any Taxes, whether domestic or foreign.

“Treasury Stock” shall have the meaning set forth in Section 3.1.2.

“Troubled Debt Restructurings” shall mean loans that are “troubled debt restructurings” as defined in Statement of Financial Accounting Standards No. 15, “Accounting by Debtors and Creditors for Troubled Debt Restructuring” (ASC 310-40), or any successor thereto.

Other terms used herein are defined in the recitals and elsewhere in this Agreement.

ARTICLE II

THE MERGER

2.1. Merger.

Subject to the terms and conditions of this Agreement, at the Effective Time: (a) CBH shall merge with and into BMBC, with BMBC as the resulting or surviving corporation (the “Surviving Corporation”); and (b) the separate existence of CBH shall cease and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of CBH shall be vested in and assumed by BMBC. As part of the Merger, each share of CBH Common Stock (other than Treasury Stock) and each share of CBH Preferred Stock will be converted into the right to receive the Merger Consideration pursuant to the terms of Article III hereof. The Bank Merger shall be consummated immediately after the Merger.

2.2. Effective Time.

The closing (“Closing”) shall occur no later than the close of business on the twentieth calendar day following the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in Article IX (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by applicable law) waiver of those conditions), or such other date that may be agreed to in writing by the parties, provided however, that in no event shall the Closing occur prior to December 1, 2014. The Merger shall be effected by the filing of Articles of Merger with the Pennsylvania Department of State on the day of the Closing (the “Closing Date”), in accordance with the PBCL. The “Effective Time” shall mean the date and time upon which the Articles of Merger are filed with the Department of State of the Commonwealth of Pennsylvania, or as otherwise stated in the Articles of Merger, in accordance with the PBCL. The parties shall use their commercially reasonable efforts to effect the Closing on December 1, 2014 or as soon as possible thereafter.

2.3. Articles of Incorporation and Bylaws.

The articles of incorporation and bylaws of BMBC as in effect immediately prior to the Effective Time shall be the articles of incorporation and bylaws of the Surviving Corporation, until thereafter amended as provided therein and by applicable law.

2.4. Directors and Officers of Surviving Corporation.

The directors of BMBC immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation. The officers of BMBC immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

2.5. Effects of the Merger.

At and after the Effective Time, the Merger shall have the effects as set forth in the PBCL.

2.6. Tax Consequences.

It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” as that term is used in Sections 354 and 361 of the Code. From and after the date of this Agreement and until the Closing, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. Following the Closing, neither BMBC, CBH nor any of their affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code. BMBC and CBH each hereby agrees to deliver certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable counsel to deliver the legal opinion contemplated by Section 9.1.6, which certificates shall be effective as of the date of such opinion.

2.7. Possible Alternative Structures.

Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time BMBC shall be entitled to revise the structure of the Merger or the Bank Merger, including, without limitation, by merging CBH into a wholly-owned Subsidiary of BMBC; provided that (a) any such Subsidiary shall become a party to, and shall agree to be bound by, the terms of this Agreement (b) there are no adverse federal or state income tax or other adverse tax consequences to CBH shareholders as a result of the modification; (c) the consideration to be paid to the holders of CBH Common Stock and CBH Preferred Stock under this Agreement is not thereby changed in kind or value or reduced in amount; and (d) such modification will not delay or jeopardize the receipt of Regulatory Approvals or other consents and approvals relating to the consummation of the Merger and the Bank Merger, otherwise delay or jeopardize the satisfaction of any condition to Closing set forth in Article IX or otherwise adversely affect CBH or the holders of CBH Common Stock or CBH Preferred Stock. The parties hereto agree to appropriately amend this Agreement and any related documents in order to reflect any such revised structure.

2.8. Bank Merger.

BMBC and CBH shall use their reasonable best efforts to cause the Bank Merger to occur as soon as practicable after the Effective Time. In addition, following the execution and delivery of this Agreement, BMBC will cause BMT, and CBH will cause CB, to execute and deliver the Agreement and Plan of Merger substantially in the form attached to this Agreement as Exhibit B.

2.9. Absence of Control.

Subject to any specific provisions of this Agreement, it is the intent of the parties hereto that BMBC by reason of this Agreement shall not be deemed (until consummation of the transactions contemplated hereby) to control, directly or indirectly, CBH or to exercise, directly or indirectly, a controlling influence over the management or policies of CBH.

ARTICLE III

CONVERSION OF SHARES

3.1. Conversion of CBH Common Stock and CBH Preferred Stock; Merger Consideration.

At the Effective Time, by virtue of the Merger and without any action on the part of BMBC, CBH or the holders of any of the shares of CBH Common Stock or CBH Preferred Stock, the Merger shall be effected in accordance with the following terms:

3.1.1. BMBC Shares. Each share of BMBC Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding following the Effective Time and shall be unchanged by the Merger.

3.1.2. Cancelled CBH Shares. All shares of CBH Common Stock and CBH Preferred Stock held in the treasury of CBH (“Treasury Stock”) and each share of CBH Common Stock owned by BMBC immediately prior to the Effective Time (other than shares held in a fiduciary capacity or in connection with debts previously contracted) shall, at the Effective Time, cease to exist, and the certificates for such shares shall be canceled as promptly as practicable thereafter, and no payment or distribution shall be made in consideration therefor.

3.1.3. Merger Consideration. Subject to the provisions of this Article III, each share of CBH Common Stock and CBH Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Treasury Stock), except as to Dissenting Shares, shall become and be converted into, as provided in and subject to the limitations set forth in this Agreement, the right to receive the Per Share Merger Consideration, subject to adjustment in accordance with Sections 3.1.5 hereof.

3.1.4. Rights of CBH Shares Post-Effective Time. After the Effective Time, shares of CBH Common Stock and CBH Preferred Stock shall be no longer outstanding and shall automatically be canceled and shall cease to exist, except as to Dissenting Shares, and shall thereafter by operation of this section represent only the right to receive the Merger Consideration and any dividends or distributions with respect thereto or any dividends or distributions with a record date prior to the Effective Time that were declared or made by CBH on such shares of CBH Common Stock and CBH Preferred Stock in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time.

3.1.5. Stock Splits, Etc. In the event BMBC changes (or establishes a record date for changing) the number of, or provides for the exchange of, shares of BMBC Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to the outstanding BMBC Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately and appropriately adjusted; provided that no such adjustment shall be made with regard to BMBC Common Stock if BMBC issues additional shares of BMBC Common Stock and receives fair market value consideration for such shares.

3.1.6. No Fractional Shares. Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of BMBC Common Stock shall be issued upon the surrender of Certificates for exchange, no dividend or distribution with respect to BMBC Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of BMBC. In lieu of the issuance of any such fractional share, BMBC shall pay to each former shareholder of CBH who otherwise would be entitled to receive such fractional share, an amount in cash (rounded to the nearest cent), determined by multiplying (a) the fraction of a share (after taking into account all shares of CBH Common Stock or CBH Preferred Stock held by such holder at the Effective Time and rounded to the nearest thousandth when expressed in decimal form) of BMBC Common Stock to which such holder would otherwise have been entitled to receive pursuant to Section 3.1, and (b) the average of the daily closing sales prices of a share of BMBC Common Stock as reported on the Nasdaq for the five consecutive trading days immediately preceding the fifth day prior to the Closing Date. For purposes of determining any fractional share interest, all shares of CBH Common Stock or CBH Preferred Stock owned by a CBH shareholder shall be combined so as to calculate the maximum number of whole shares of BMBC Common Stock issuable to such CBH shareholder.

3.2. Procedures for Exchange of CBH Common Stock and CBH Preferred Stock.

3.2.1. Deposit of Merger Consideration. At or prior to the Effective Time, BMBC shall deposit, or shall cause to be deposited, with the Exchange Agent (a) certificates representing the number of shares of BMBC Common Stock sufficient to deliver, and BMBC shall instruct the Exchange Agent to timely deliver, the Merger Consideration, and (b) immediately available funds equal to the aggregate cash in lieu of fractional shares (collectively, the “Exchange Fund”) and BMBC shall instruct the Exchange Agent to timely pay the aggregate Merger Consideration (including cash in lieu of fractional shares) in accordance with this Agreement.

3.2.2. Exchange of Certificates. BMBC shall cause the Exchange Agent, as soon as practicable after the Effective Time, to mail to each holder of a Certificate or Certificates, a letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates for the Merger Consideration (including cash in lieu of fractional shares), if any, into which the CBH Common Stock and CBH Preferred Stock represented by such Certificates shall have been converted as a result of the Merger. The letter of transmittal shall be subject to the approval of CBH (which shall not be unreasonably withheld, conditioned or delayed) and specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, as applicable, (a) a certificate representing the aggregate amount of Per Share Merger Consideration to which such former holder of CBH Common Stock or CBH Preferred Stock shall have become entitled pursuant to the provisions of Section 3.1 hereof, and (b) a check representing the aggregate amount of cash (if any) payable in lieu of fractional shares of BMBC Common Stock (rounded to the nearest whole cent), to which such former holder of CBH Common Stock or CBH Preferred Stock shall have become entitled pursuant to the provisions of Section 3.1 hereof, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash payable in lieu of fractional shares.

3.2.3. Rights of Certificate Holders after the Effective Time. The holder of a Certificate that prior to the Merger represented issued and outstanding CBH Common Stock or CBH Preferred Stock shall have no rights, after the Effective Time, with respect to such CBH Common Stock or CBH Preferred Stock except to surrender the Certificate in exchange for the Merger Consideration as provided in this Agreement. No dividends or other distributions with respect to BMBC Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of BMBC Common Stock or CBH Preferred Stock represented thereby, in each case until the surrender of such Certificate in accordance with this Section 3.2. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Certificate in accordance with this Section 3.2, the record holder thereof shall be entitled to receive, without interest, (a) the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the whole shares of BMBC Common Stock represented by such Certificate and not paid and/or (b) at the appropriate payment date, the amount of dividends or other distributions payable with respect to shares of BMBC Common Stock represented by such Certificate with a record date after the Effective Time (but before such surrender date) and with a payment date subsequent to the issuance of the BMBC Common Stock issuable with respect to such Certificate.

3.2.4. Surrender by Persons Other than Record Holders. In the event of a transfer of ownership of a Certificate representing CBH Common Stock or CBH Preferred Stock that is not registered in the stock transfer records of CBH, the proper amount of cash and/or shares of BMBC Common Stock, shall be paid or issued in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if the Certificate formerly representing such CBH Common Stock or CBH Preferred Stock shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment or issuance shall pay any transfer or other similar Taxes required by reason of the payment or issuance to a person other than the registered holder of the Certificate or establish to the satisfaction of BMBC that the Tax has been paid or is not applicable.

3.2.5. Closing of Transfer Books. From and after the Effective Time, there shall be no transfers on the stock transfer books of CBH of the shares of CBH Common Stock or CBH Preferred Stock that were issued and outstanding immediately prior to the Effective Time other than to settle transfers of CBH Common Stock or CBH Preferred Stock that occurred prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration (including cash in lieu of fractional shares) to be issued or paid in consideration therefor in accordance with the procedures set forth in Section 3.2.

3.2.6. Return of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the shareholders of CBH as of the first anniversary of the Effective Time may, to the extent permitted by applicable law, be paid to BMBC. In such event, any former shareholders of CBH who have not theretofore complied with this Section 3.2 shall thereafter look only to BMBC with respect to the Per Share Merger Consideration (including cash in lieu of any fractional shares) and any unpaid dividends and distributions on the BMBC Common Stock deliverable in respect of each share of CBH Common Stock or CBH Preferred Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of BMBC, CBH, the Exchange Agent or any other person shall be liable to any former holder of shares of CBH Common Stock or CBH Preferred Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

3.2.7. Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by BMBC or the Exchange Agent, the posting by such person of a bond in such amount as BMBC may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Per Share Merger Consideration deliverable in respect thereof pursuant to this Agreement.

3.2.8. Withholding Rights. BMBC or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of CBH Common Stock or CBH Preferred Stock such amounts as BMBC (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by BMBC or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the CBH Common Stock or CBH Preferred Stock in respect of whom such deduction and withholding were made by BMBC or the Exchange Agent.

3.2.9. Treatment of CBH Options and Organizer Warrants; CBH Restricted Stock Awards. CBH Disclosure Schedule 3.2.9 sets forth all of the outstanding CBH Options and Organizer Warrants as of the date hereof, which schedule includes, for each option or warrant grant, the name of the individual grantee, the date of grant, the exercise price, the vesting schedule, if any, and the expiration date.

(A) At the Effective Time, all CBH Options and Organizer Warrants which are outstanding and unexercised immediately prior thereto shall become fully vested, to the extent not fully vested, and exercisable and be converted, in their entirety, automatically into fully vested and exercisable options or warrants as applicable to purchase shares of BMBC Common Stock (the “Continuing Options/Warrants”) in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of CBH Stock Benefit Plans):

(i) The number of shares of BMBC Common Stock to be subject to the Continuing Options/Warrants shall be equal to the product of the number of shares of CBH Common Stock subject to the CBH Options or Organizer Warrants, as applicable, and the Exchange Ratio; provided that any fractional shares of BMBC Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

(ii) The exercise price per share of BMBC Common Stock under the Continuing Options/Warrants shall be equal to the exercise price per share of CBH Common Stock under the CBH Options or Organizer Warrants, as applicable, divided by the Exchange Ratio; provided that such exercise price shall be rounded up to the nearest cent.

The adjustment provided herein with respect to each option, whether or not an “incentive stock option” (as defined in Section 422 of the Code), shall be and is intended to be effected in a manner which is consistent with Sections 409A and 424(a) of the Code. The duration and other terms of the Continuing Options/Warrants shall be the same as the CBH Options or Organizer Warrants, as applicable, except that all references to CBH shall be deemed to be references to BMBC.

(B) At all times after the Effective Time, BMBC shall reserve for issuance such number of shares of BMBC Common Stock as necessary so as to permit the exercise of Continuing Options/Warrants in the manner contemplated by this Agreement and in the instruments pursuant to which such options or warrants were granted.

(C) Promptly following the Effective Time, BMBC shall cause to be registered on Form S-3 or Form S-8, as applicable (or any successor or other appropriate form), the shares of BMBC Common Stock subject to Continuing Options/Warrants and shall use its reasonable best efforts to maintain the current status of the prospectus or prospectuses contained in the related registration statement for so long as any such Continuing Options/Warrants remain outstanding in the case of a Form S-8, or, in the case of a Form S-3, until the shares subject to such Continuing Options/Warrants may be sold without a further holding period under Rule 144 promulgated under the Securities Act.

(D) Each outstanding CB Restricted Stock award to receive a distribution of CBH Common Stock granted by CBH pursuant to the CBH Stock Benefit Plans, which award is unvested immediately prior to the Effective Time, shall vest and be free of any restrictions as of the Effective Time in accordance with the terms of the CBH Stock Benefit Plans and be exchanged for the Merger Consideration as provided in Section 3.1.3 hereof.

Prior to the Effective Time, CBH shall take or cause to be taken all actions required or necessary under the CBH Stock Benefit Plans and the Organizer Warrants to provide for the actions set forth in this Section 3.2.9.

3.2.10. Exercise of Continuing Options/Warrants. Continuing Options/Warrants may be exercised in accordance with the terms of the CBH Options and the Organizer Warrants in effect immediately prior to the Effective Time, subject to applicable law and regulation.

3.2.11. Treatment of Other CBH Warrants. CBH Disclosure Schedule 3.2.11 sets forth all of the CBH Warrants other than the Organizer Warrants (“Other CBH Warrants”) as of the date hereof, which schedule includes, for each such Other CBH Warrant grant, the name of the individual grantee, the date of grant, the exercise price, the vesting schedule and the expiration date. As of and immediately prior to the Effective Time, all rights with respect to CBH Preferred Stock issuable pursuant to the exercise of Other CBH Warrants which remain outstanding at the Effective Time of the Merger and which have not yet been exercised, shall be cancelled by CBH in exchange for a cash payment equal to the positive difference, if any, between $9.94 and the corresponding exercise price of such CBH Warrant (the “Cash-Out Consideration”). The cancellation of Other CBH Warrants in exchange for the Cash-Out Consideration described in this section shall be deemed a release of any and all rights the holder had or may have had in respect of such Other CBH Warrants.

3.2.12. Dissenters’ Rights.

(A) Each outstanding share of CBH Common Stock, the holder of which has perfected his right to dissent under applicable law and has not effectively withdrawn or lost such right as of the Effective Time (the “Dissenting Shares”), shall not be converted into or represent a right to receive the Merger Consideration hereunder, and the holder thereof shall be entitled only to such rights as are granted by the PBCL. CBH shall give BMBC prompt notice upon receipt by CBH of any such demands for payment of the fair value of such shares of CBH Common Stock and of withdrawals of such notice and any other related communications served pursuant to the applicable provisions of the PBCL (any shareholder duly making such demand being hereinafter called a “Dissenting Shareholder”), and BMBC shall have the right to participate in all discussions, negotiations and proceedings with respect to any such demands. CBH shall not, except with the prior written consent of BMBC, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such Dissenting Shareholder as may be necessary to perfect appraisal rights under the PBCL. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

(B) If any Dissenting Shareholder withdraws or loses (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, such holder’s shares of CBH Common Stock shall be converted into a right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement. If such holder withdraws or loses (through failure to perfect or otherwise) his right to such payment after the Effective Time, each share of CBH Common Stock of such holder shall be entitled to receive the Merger Consideration.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF CBH

CBH represents and warrants to BMBC that the statements contained in this Article IV are true and correct as of the date hereof and thereafter as of all times up to and including the Effective Time, subject to such qualifications and exceptions as are set forth in the CBH Disclosure Schedules delivered by CBH to BMBC on the date hereof. CBH has made a good faith effort to ensure that the disclosure on each schedule of the CBH Disclosure Schedule corresponds to the section referenced herein. However, for purposes of the CBH Disclosure Schedule, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule. References to the Knowledge of CBH shall include the Knowledge of CB and each of the other CBH Subsidiaries.

4.1. Organization.

4.1.1. CBH is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and is duly registered as a savings and loan holding company under the Home Owners Loan Act, as amended (“HOLA”). CBH has the requisite corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

4.1.2. CB is a federal savings bank duly organized and validly existing and in good standing under the laws of the United States. CB has the requisite corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification. The deposits of CB are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid by CB when due. CB is a member in good standing of the FHLB and owns the requisite amount of stock therein.

4.1.3. CBH Disclosure Schedule 4.1.3 sets forth each CBH Subsidiary. Each CBH Subsidiary is a corporation, limited liability company or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each CBH Subsidiary has the requisite corporate or other entity power and authority to carry on its business as now conducted. Each CBH Subsidiary is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

4.1.4. The respective minute books of CBH and each CBH Subsidiary accurately record all material corporate or other entity actions of their respective shareholders and boards of directors, or their other entity equivalents, (including committees).

4.1.5. Prior to the date of this Agreement, CBH has made available to BMBC true and correct copies of the articles of incorporation, charter and bylaws, or their other entity equivalents, of CBH and the CBH Subsidiaries, each as in effect as of the date hereof.

4.2. Capitalization.

4.2.1. The authorized capital stock of CBH consists of 30,000,000 shares of common stock, $0.10 par value per share, of which 6,521,450 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 5,000,000 shares of preferred stock, $0.10 par value per share, of which 1,210,859 shares are outstanding in two series, validly issued, fully paid and nonassessable and free of preemptive rights. There are 6,062 shares of Series A Preferred Stock outstanding, with a liquidation value of $6,062,000. There are 1,204,797 shares of Series B Preferred Stock outstanding, with a liquidation value of $9,096,000. There are zero shares of CBH Common Stock and zero shares of CBH Preferred Stock held by CBH as Treasury Stock. Neither CBH nor any CBH Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of CBH Common Stock, or any other security of CBH or a CBH Subsidiary or any securities representing the right to vote, purchase or otherwise receive any shares of CBH Common Stock or any other security of CBH or any CBH Subsidiary, or pursuant to which CBH or any CBH Subsidiary is or could be required to register shares of CBH capital stock or other securities under the Securities Act, other than (a) shares issuable under the CBH Stock Benefit Plans (including CBH Restricted Stock Awards) and (b) the warrants listed on CBH Disclosure Schedule 4.2.1. CBH Disclosure Schedule 4.2.1 sets forth the name of each holder of options or warrants to purchase CBH Common Stock or CBH Preferred Stock, the number of shares each such individual may acquire pursuant to the exercise of such options or warrants, the grant and vesting dates, and the exercise price relating to the options or warrants held. In addition, CBH Disclosure Schedule 4.2.1 sets forth the name of each holder of CBH Restricted Stock Awards, the number of shares such individual may receive upon the vesting thereof, and the grant and vesting dates related to such CBH Restricted Stock Awards.

4.2.2. CBH owns all of the capital stock of CB, free and clear of any liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature. Except for the CBH Subsidiaries, CBH does not possess, directly or indirectly, any equity interest in any corporate entity, except for equity interests held in the investment portfolios of CBH Subsidiaries, equity interests held by CBH Subsidiaries in a fiduciary capacity, and equity interests held in connection with the lending activities of CBH Subsidiaries, including stock in the FHLB. Except as disclosed in CBH Disclosure Schedule 4.2.2, either CBH or CB, directly or indirectly, owns all of the outstanding shares of capital stock of or all equity interests in each CBH Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

4.2.3. Except as set forth on CBH Disclosure Schedule 4.2.3, no Person or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of CBH Common Stock.

4.2.4. CBH Disclosure Schedule 4.2.4 sets forth CBH’s and all CBH Subsidiaries’ capital stock, equity interest or other direct or indirect ownership interest in any Person other than a CBH Subsidiary, where such ownership interest is equal to or greater than five percent (5%) of the total ownership interest of such Person.

4.3. Authority; No Violation.

4.3.1. CBH has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Regulatory Approvals and the approval of this Agreement by CBH’s shareholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by CBH and the consummation by CBH of the transactions contemplated hereby, including the Merger, have been duly and validly approved by the Board of Directors of CBH, and no other corporate proceedings on the part of CBH, except for the approval of the CBH shareholders, is necessary to consummate the transactions contemplated hereby, including the Merger. This Agreement has been duly and validly executed and delivered by CBH, and subject to approval by the shareholders of CBH and receipt of the Regulatory Approvals and due and valid execution and delivery of this Agreement by BMBC, constitutes the valid and binding obligation of CBH, enforceable against CBH in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.

4.3.2. Subject to receipt of Regulatory Approvals and CBH’s and BMBC’s compliance with any conditions contained therein, and to the receipt of the approval of the shareholders of CBH, (a) the execution and delivery of this Agreement by CBH, (b) the consummation of the transactions contemplated hereby, and (c) compliance by CBH with any of the terms or provisions hereof does not and will not (i) conflict with or result in a breach of any provision of the articles of incorporation, certificate of formation, limited liability company agreement, bylaws, or other similar organizational or governing document of CBH or any CBH Subsidiary or the charter and bylaws of CB; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to CBH or any CBH Subsidiary or any of their respective properties or assets; (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of CBH or any CBH Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, commitment or other instrument or obligation to which any of them is a party, or by which they or any of their respective properties or assets may be bound or affected; (iv) cause BMBC to become subject to, or to become liable for, the payment of any tax; or (v) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate or modify, any governmental authorization that is held by CBH or any CBH Subsidiary.

4.3.3. The CBH Board of Directors has determined that the Merger, on the terms and conditions set forth in this Agreement, is advisable and in the best interests of CBH and its shareholders, that it will recommend that CBH’s shareholders vote in favor of the Merger, on the terms and conditions set forth in this Agreement, and has directed that the Merger, on the terms and conditions set forth in this Agreement, be submitted to CBH’s shareholders for consideration at a duly held meeting of such shareholders and, except for the approval of this Agreement by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote at a duly held meeting of such shareholders, assuming a quorum is present, no other proceedings on the part of CBH are necessary to approve this Agreement or to consummate the transactions contemplated hereby.

4.4. Consents.

Except for (a) filings with Bank Regulators, the receipt of the Regulatory Approvals, and compliance with any conditions contained therein, (b) the filing of the Articles of Merger with the Department of State of the Commonwealth of Pennsylvania, and (c) the filing with the SEC of (i) the Merger Registration Statement and (ii) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (d) approval of the listing of BMBC Common Stock to be issued in the Merger on the Nasdaq, (e) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of BMBC Common Stock pursuant to this Agreement, (f) the approval of this Agreement by the requisite vote of the shareholders of CBH and BMBC, (g) the consent of the holders of the CBH Series B Preferred Stock to the conversion of such shares, and (h) the execution by the holders of Other CBH Warrants of an amendment thereto in accordance with Section 9.1.7 hereof, no consents, waivers or approvals of, or filings or registrations with, any

Governmental Entity are necessary, and no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (x) the execution and delivery of this Agreement by CBH, and (y) the completion of the Merger and the Bank Merger by CBH and the other transactions contemplated by this Agreement. CBH has no reason to believe that any Regulatory Approvals or other required consents or approvals will not be received.

4.5. Reports, Regulatory Matters, Financial Statements.

4.5.1. The CBH Regulatory Reports have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements. CBH has previously made available to BMBC the CBH Regulatory Reports.

4.5.2. CBH has previously made available to BMBC the CBH Financial Statements. The CBH Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects, the consolidated financial position, results of operations and cash flows of CBH and the CBH Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved.

4.5.3. At the date of each balance sheet included in the CBH Financial Statements or the CBH Regulatory Reports, neither CBH nor CB, as applicable, had any material liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such CBH Financial Statements or CBH Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes. All books and records, including the CBH Financial Statements, of CBH and the CBH Subsidiaries have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions.

4.5.4. The records, systems, controls, data and information of CBH and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of CBH or its Subsidiaries (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls maintained by CBH and its Subsidiaries.

4.5.5. Since December 31, 2013, (a) neither CBH nor any of its Subsidiaries nor any director or executive officer of CBH or any of its Subsidiaries has received or otherwise had or obtained Knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of CBH or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that CBH or any of its Subsidiaries has engaged in illegal accounting or auditing practices, and (b) no attorney representing CBH or any of its Subsidiaries, whether or not employed by CBH or any of its Subsidiaries, has reported evidence of a violation of Securities Laws, breach of fiduciary duty or similar violation by CBH or any of its officers, directors, employees or agents to the Board of Directors of CBH or any committee thereof or to any director or officer of CBH.

4.6. Taxes.

4.6.1. CBH and the CBH Subsidiaries are members of the same affiliated group within the meaning of Code Section 1504(a). CBH and each CBH Subsidiary has timely and duly filed all Tax Returns required to be filed by or with respect to CBH and every CBH Subsidiary, either separately or as a member of a group of corporations, on or prior to the Closing Date, taking into account any extensions (all such Tax Returns being accurate and correct in all material respects and prepared in substantial compliance with all applicable laws and regulations) and has duly paid or made provisions that are adequate for the payment of all Taxes which have been incurred by or are due or claimed to be due from CBH and any CBH Subsidiary by any Taxing Authority or pursuant to any written Tax sharing agreement on or prior to the Closing Date other than Taxes or other charges which (a) are not delinquent, (b) are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the CBH Financial Statements, or (c) have not yet been fully determined. Neither CBH nor any CBH Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. Except as set forth in CBH Disclosure Schedule 4.6.1, as of the date of this Agreement, there is no audit examination, deficiency assessment, Tax investigation, administrative or judicial proceedings or refund litigation with respect to any Taxes of CBH or any CBH Subsidiary, and no written claim has been made by any Taxing Authority in a jurisdiction where CBH or any CBH Subsidiary does not file Tax Returns that CBH or any CBH Subsidiary is subject to Tax in that jurisdiction. CBH and the CBH Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect. CBH and each CBH Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and CBH and each CBH Subsidiary has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements. The United States federal and state income Tax Returns of CBH and each CBH Subsidiary subject to such Taxes have been audited by the IRS or relevant state Tax Authorities or are closed by the applicable statute of limitations for all taxable years through December 31, 2010.

4.6.2. The unpaid Taxes of the CBH and the CBH Subsidiaries (a) do not exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the balance sheet of the CBH Financial Statements and (b) do not exceed the reserve as adjusted for the passage of time through the Closing Date in accordance with the past customs and practice of the Company in filing its Tax Returns. Since December 31, 2013, neither CBH nor any CBH Subsidiary has incurred any liability for Taxes arising from extraordinary gains or losses, as the term is used in GAAP.

4.6.3. Neither CBH, CBH Subsidiary or any director or executive officer (or employee responsible for Tax matters) of CBH or any CBH Subsidiary expects any Taxing Authority to assess any additional Taxes for any period for which Tax Returns have been filed. Neither CBH nor any CBH Subsidiary has received from any federal, state, local, or non-U.S. taxing authority (including jurisdictions where CBH or any CBH Subsidiary have not filed Tax Returns) any (a) notice indicating an intent to open an audit or other review, (b) request for information related to Tax matters, or (c) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against CBH or any CBH Subsidiary. Neither CBH nor any CBH Subsidiary is a party to or bound by any Tax allocation or sharing agreement. Neither CBH nor any CBH Subsidiary has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was CBH) and neither CBH nor any CBH Subsidiary has any liability for the Taxes of any Person (other than CBH or any CBH Subsidiary) under Section 1.1502-6 of the income tax regulations promulgated under the Code (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract, or otherwise. There has not been an ownership change, as defined in Section 382(g) of the Code, of CBH or any CBH Subsidiary that occurred during or after any taxable period in which the Company incurred an operating loss that carries over to any taxable period ending after the fiscal year of CBH or any CBH Subsidiary immediately preceding the date of this Agreement.

4.6.4. Neither CBH nor any CBH Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither CBH nor any CBH Subsidiary has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code. Neither CBH nor any CBH Subsidiary is or has been a party to any “reportable transaction,” as defined in Section 6707A(c)(1) of the Code and Section 1.6011-4(b) of the income tax regulations promulgated under the Code. Neither CBH nor any CBH Subsidiary is a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes. Neither CBH nor any CBH Subsidiary owns an interest in any

(a) single member limited liability company or other entity that is treated as a disregarded entity, (b) controlled foreign corporation (as defined in Section 957 of the Code), (c) passive foreign investment company (as defined in Section 1297 of the Code) or (d) other entity the income of which is or could be required to be included in the income of the CBH nor any CBH Subsidiary. Neither CBH nor any CBH Subsidiary is or ever has been a “personal holding Company” as defined in Section 542 of the Code.

4.6.5. Neither CBH nor any CBH Subsidiary has disposed of property in a transaction presently being accounted for under the installment method under Section 453 of the Code. None of the assets of CBH or any CBH Subsidiary is property which CBH or any CBH Subsidiary is required to treat as being owned by any other Person pursuant to the so-called “safe harbor lease” provisions of former Section 168(f)(8) of the Code. None of the assets of the CBH or any CBH Subsidiary directly or indirectly, secures any debt the interest on which is tax exempt under Section 103(a) of the Code. Neither CBH nor any CBH Subsidiary presently hold assets for which an election under Section 108(b)(5) of the Code was made. None of the assets of CBH or any CBH Subsidiary is “tax-exempt use property” within the meaning of Section 168(h) of the Code. No excess loss account exists with respect to any CBH Subsidiary. CBH and each CBH Subsidiary is not required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting and CBH has no Knowledge that the IRS has proposed such adjustment in accounting method. Except as described in the CBH Disclosure Schedule 4.6.5, the acquisition of the CBH Common Stock and the other transactions contemplated by this Agreement will not be a factor causing any payments to be made by CBH and each CBH Subsidiary not to be deductible (in whole or in part) pursuant to Sections 280G, 404 or 162(m) of the Code (or any corresponding provisions of state, local, or non-U.S. Tax law). There are no rulings, requests for rulings, or closing agreements with any Taxing Authority specifically requested or entered into by CBH or a CBH Subsidiary, which could affect their respective Taxes for any period after the Closing. All transactions that could give rise to an understatement of federal income Tax (within the meaning of Sections 6662 and 6662A of the Code) with respect to the CBH and each CBH Subsidiary were adequately disclosed on Tax Returns to the extent required under the Code. There are no liens for Taxes upon any property or assets of CBH and each CBH Subsidiary except for liens for current Taxes, assessments, and other governmental charges not yet due, or which may thereafter be paid without penalty.

4.6.6. Each of CBH and the CBH Subsidiaries operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Section 1.368-1(d) of the income tax regulations promulgated under the Code.

4.6.7. No portion of the Merger Consideration (or any other amount payable pursuant to the transactions contemplated by this Agreement) is payable on account of or attributable to accrued but unpaid dividends on any class of stock of CBH.

4.6.8. Neither CBI nor any CBI Subsidiary has engaged (or will engage) in any transaction wherein the financial statement effects of the tax position related thereto are not recognized pursuant to Financial Accounting Standards Board Accounting Standards Codification 740 (FASB ASC 740) because, based on the technical merits, it is not more likely than not that the position will be sustained upon examination.

4.7. No Material Adverse Effect.

CBH has not suffered any Material Adverse Effect since December 31, 2013 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on CBH.

4.8. Material Contracts; Leases; Defaults.

4.8.1. Except as set forth in CBH Disclosure Schedule 4.8.1, neither CBH nor any CBH Subsidiary is a party to or subject to: (a) any employment, consulting or severance contract, “change in control” or termination contract or arrangement with any past or present officer, director, employee or independent contractor of CBH or any CBH Subsidiary, including those which would provide such individual with employment or a contractual relationship for any specified period or with a payment upon the occurrence of an event (such as termination or change in control) except for “at will” arrangements; (b) any agreement containing provisions relating to non-competition, employee non-solicitation, customer or client non-solicitation or no-piracy, confidentiality or any other such restrictive covenants; (c) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any past or present officers, directors, employees or independent contractors of CBH or any CBH Subsidiary; (d) any collective bargaining agreement with any labor union relating to employees of CBH or any CBH Subsidiary; (e) any agreement which by its terms limits the payment of dividends by CBH or any CBH Subsidiary; (f) any instrument evidencing or related to indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which CBH or any CBH Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, FHLB advances, bankers’ acceptances, and “treasury tax and loan” accounts and transactions in “federal funds” in each case established in the ordinary course of business consistent with past practice, or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to BMBC or any BMBC Subsidiary; (g) any other agreement, written or oral, that obligates CBH or any CBH Subsidiary for the payment of more than $50,000 over its remaining term, which is not terminable without cause on 60 days’ or less notice without penalty or payment (other than agreements for commercially available “off-the-shelf” software), (h) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits the conduct of business by CBH or any CBH Subsidiary; (i) any contract, plan or arrangement which provides for payments or benefits in certain circumstances which, together with other payments or benefits payable to any participant therein or party thereto, would reasonably be likely to render any portion of any such payments or benefits subject to disallowance of deduction therefor as a result of the application of Section 280G of the Code; (j) any lease for real property; (k) any contract or arrangement with any broker-dealer or investment adviser; (l) any investment advisory contract with any investment company registered under the Investment Company Act of 1940; (m) any contract or arrangement with, or membership in, any local clearing house or self-regulatory organization; or (n) any other material agreement.

4.8.2. Each real estate lease that requires the consent of the lessor or its agent resulting from the Merger or the Bank Merger by virtue of the terms of any such lease, is listed in CBH Disclosure Schedule 4.8.2 identifying the section of the lease that contains such prohibition or restriction. Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, neither CBH nor any CBH Subsidiary is in default in any respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

4.8.3. True and correct copies of the agreements, contracts, arrangements and instruments referred to in Section 4.8.1 and 4.8.2 (“Material Contracts”) have been made available to BMBC on or before the date hereof, and are valid, binding and in full force and effect on the date hereof and neither CBH nor any CBH Subsidiary (nor, to the Knowledge of CBH, any other party to any such contract, arrangement or instrument) has breached any provision of, or is in default in any respect under any term of, any Material Contract, and no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a breach or default on the part of CBH or any of the CBH Subsidiaries under any Material Contract. Except as listed on CBH Disclosure Schedule 4.8.3, no party to any Material Contract will have the right to terminate any or all of the provisions of any such Material Contract as a result of the execution of, and the consummation of the transactions contemplated by, this Agreement.

4.8.4. Except as listed on CBH Disclosure Schedule 4.8.4, since December 31, 2013, through and including the date of this Agreement, neither CBH nor any CBH Subsidiary has (a) except for (i) normal increases for employees made in the ordinary course of business consistent with past practice, or (ii) as required by applicable law, increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 2013 (which amounts have been previously made available to BMBC), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay (except as required under the terms of agreements or severance plans listed on CBH Disclosure Schedule 4.12.1, as in effect as of the date hereof), or paid any bonus other than the customary year-end bonuses in amounts consistent with past practice, (b) granted any options to purchase shares of CBH Common Stock, or any right to acquire any shares of its capital stock to any executive officer, director or employee other than grants to employees (other than officers subject to the reporting requirements of Section 16(a) of the Exchange Act) made in the ordinary course of business consistent with past practice under CBH Stock Benefit Plans, (c) increased or established any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, (d) made any election for federal or state income tax purposes, (e) made any change in the credit policies or procedures of CBH or any of its Subsidiaries, the effect of which was or is to make any such policy or procedure less restrictive, (f) made any material acquisition or disposition of any assets or properties, or any contract for any such acquisition or disposition entered into other than loans and loan commitments, (g) entered into any lease of real or personal property requiring annual payments in excess of $50,000, (h) except as required by GAAP or a Governmental Entity, changed any accounting methods, principles or practices of CBH or its Subsidiaries affecting its assets, liabilities or businesses, including any reserving, renewal or residual method, practice or policy or (i) suffered any strike, work stoppage, slow-down, or other labor disturbance.

4.9. Ownership of Property; Insurance Coverage.

4.9.1. CBH and each CBH Subsidiary has good and, as to real property, marketable title to all assets and properties owned by CBH or each CBH Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the CBH Regulatory Reports and in the CBH Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (a) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB or ACBB, inter-bank credit facilities, or any transaction by a CBH Subsidiary acting in a fiduciary capacity, (b) statutory liens for amounts not yet delinquent or which are being contested in good faith, (c) non-monetary liens affecting real property which do not adversely affect the value or use of such real property, and (d) those described and reflected in the CBH Financial Statements. CBH and the CBH Subsidiaries, as lessee, have the right under valid and enforceable leases of real and personal properties used by CBH and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Neither CBH or any CBH Subsidiary is in default under any lease for any real or personal property to which either CBH or any CBH Subsidiary is a party, and there has not occurred any event that, with lapse of time or the giving of notice or both, would constitute such a default. CBH is not a party to any agreement pursuant to which it has securitized any of its assets.

4.9.2. With respect to all agreements pursuant to which CBH or any CBH Subsidiary has purchased securities subject to an agreement to resell, if any, CBH or such CBH Subsidiary, as the case may be, has a valid, perfected, first priority lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

4.9.3. CBH and each CBH Subsidiary currently maintain insurance considered by each of them to be reasonable for their respective operations. Neither CBH nor any CBH Subsidiary, except as disclosed in CBH Disclosure Schedule 4.9.3, has received notice from any insurance carrier during the past five years that (a) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (b) premium costs (other than with respect to health or disability insurance) with respect to such policies of insurance will be substantially increased. Except as set forth on Schedule 4.9.3, there are presently no claims pending under such policies of insurance and no notices have been given by CBH or any CBH Subsidiary under such policies (other than with respect to health or disability insurance). CBH and all CBH Subsidiaries maintain such fidelity bonds and errors and omissions insurance as may be customary or required under applicable laws or regulations. All such insurance is valid and enforceable and in full force and effect, and within the last three years CBH and each CBH Subsidiary has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any claims submitted under any of its insurance policies. CBH Disclosure Schedule 4.9.3 identifies all policies of insurance maintained by CBH and each CBH Subsidiary as well as the other matters required to be disclosed under this Section.

4.9.4. All real property owned by CBH or a CBH Subsidiary is in material compliance with all applicable zoning laws and building codes, and the buildings and improvements located on such real property are in good operating condition and in a state of good working order, ordinary wear and tear and casualty excepted. There are no pending or, to the Knowledge of CBH, threatened condemnation proceedings against such real property. CBH and the applicable CBH Subsidiaries are in material compliance with all applicable health and safety related requirements for the owned real property, including those under the Americans with Disabilities Act of 1990 and the Occupational Safety and Health Act of 1970. Insurance is currently maintained on all property, including all owned real property, in amounts, scope and coverage reasonably necessary for its operations. Neither CBH nor any CBH Subsidiary has received any written notice of termination, nonrenewal or premium adjustment for such policies.

4.10. Legal Proceedings.

Neither CBH nor any CBH Subsidiary is a party to any, and there are no pending or, to CBH’s Knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (a) against CBH or any CBH Subsidiary, (b) to which CBH or any CBH Subsidiary’s assets are or may be subject, (c) challenging the validity or propriety of any of the transactions contemplated by this Agreement, (d) which could adversely affect the ability of CBH or CB to perform under this Agreement, or (e) which would be reasonably likely to materially impair CBH’s or any CBH’s Subsidiary’s ability to operate its business as currently conducted or proposed to be conducted post-Merger.

4.11. Compliance With Applicable Law.

4.11.1. Each of CBH and each CBH Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the HOLA, Pennsylvania Banking Code of 1965, the Federal Reserve Act, the FDIA, the USA PATRIOT Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977 (“CRA”), the Home Mortgage Disclosure Act, the Bank Secrecy Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices and neither CBH nor any CBH Subsidiary has received any written notice to the contrary. The Board of Directors of CB has adopted and CB has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Entity and that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act and the regulations thereunder.

4.11.2. Each of CBH and each CBH Subsidiary has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, no suspension or cancellation of any such permit, license, certificate, order or approval is, to the

Knowledge of CBH, threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the Regulatory Approvals.

4.11.3. Other than those listed on CBH Disclosure Schedule 4.11.3, for the period beginning January 1, 2012, neither CBH nor any CBH Subsidiary has received any written notification or other communication from any Bank Regulator (a) asserting that CBH or any CBH Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (b) threatening to revoke any license, franchise, permit or governmental authorization; (c) requiring, or threatening to require, CBH or any CBH Subsidiary, or indicating that CBH or any CBH Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit the operations of CBH or any CBH Subsidiary, including without limitation any restriction on the payment of dividends; or (d) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of CBH or any CBH Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a “CBH Regulatory Agreement”). Except as disclosed on CBH Disclosure Schedule 4.11.3, neither CBH nor any CBH Subsidiary is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Bank Regulator or any federal or state governmental agency or authority charged with the supervision or regulation of issuers of securities or the supervision or regulation of it. The most recent regulatory rating given to CB as to compliance with the CRA is “satisfactory” or better. To the Knowledge of CBH, there are no unresolved violations, criticism, or exception by any Regulatory Authority with respect to any CBH Regulatory Agreement. There is no injunction, order, judgment or decree imposed upon CBH or any CBH Subsidiary or the assets of CBH or any CBH Subsidiary.

4.11.4. CBH Disclosure Schedule 4.11.4 sets forth, as of March 31, 2014, a schedule of all executive officers and directors of CBH who have outstanding loans from CBH or CB, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the two years immediately preceding the date hereof.

4.11.5. Except as set forth on CBH Disclosure Schedule 4.11.5, to CBH’s Knowledge, none of CBH’s or CBH Subsidiary’s officers, directors, managers, members, employees, partners or independent contractors, has at any time made or received any bribe, kickback or other illegal payment or engaged in any other illegal or improper conduct that has led to any fine, penalty, sanction or liability. CBH has no Knowledge of any actual, possible or proposed disciplinary action by any Governmental Entity against any of CBH’s or any CBH Subsidiary’s officers, directors, managers, members, partners, employees or independent contractors.

4.12. Employee Benefit Plans.

4.12.1. CBH Disclosure Schedule 4.12.1 includes a list of all existing bonus, incentive, deferred compensation, supplemental executive retirement plans, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare benefit plans (including paid time off policies and other benefit policies and procedures), fringe benefit plans, employment, consulting, settlement and change in control agreements and all other benefit practices, policies and arrangements maintained by CBH or any CBH Subsidiary in which any employee or former employee, consultant or former consultant or director or former director of CBH or any CBH Subsidiary participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits (the “CBH Compensation and Benefit Plans”). Neither CBH nor any CBH Subsidiary has any commitment to create any additional CBH Compensation and Benefit Plan or to modify, change or renew any existing CBH Compensation and Benefit Plan, except as required to maintain the qualified status thereof. CBH has made available to BMBC true and correct copies of the agreements or other documents establishing and evidencing the CBH Compensation and Benefit Plans.

4.12.2. Except as disclosed in CBH Disclosure Schedule 4.12.2, each CBH Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act of 1967, COBRA, the Health Insurance Portability and Accountability Act (“HIPAA”) and any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA and HIPAA and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Each CBH Compensation and Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, or is in the form of a prototype or volume submitter plan that is the subject of a favorable opinion letter from the IRS on which CBH is entitled to rely, and CBH is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter or opinion letter. There is no pending or, to the Knowledge of CBH, threatened action, suit or claim relating to any of the CBH Compensation and Benefit Plans (other than routine claims for benefits). Neither CBH nor any CBH Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any CBH Compensation and Benefit Plan that would reasonably be expected to subject CBH or any CBH Subsidiary to an unpaid tax or penalty imposed by either Sections 4975, 4980B or 5000 of the Code or Section 502 of ERISA.

4.12.3. Neither CBH nor any entity with which it is or was ever considered one employer under Section 4001(b)(1) of ERISA or Section 414 of the Code (an “CBH ERISA Affiliate”) since the effective date of ERISA maintains or ever maintained or participated in a plan subject to Title IV of ERISA, or contributes to, contributed to, is obligated to contribute to or was ever obligated to contribute to a “multiemployer plan,” as defined in Section 3(37) of ERISA. Neither CBH, nor any CBH ERISA Affiliate, nor any CBH Compensation and Benefit Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which CBH, any CBH ERISA Affiliate, and any CBH Compensation and Benefit Plan, or any such trust or any trustee or administrator thereof, could reasonably be expected to be subject to either a civil liability or penalty pursuant to Section 409, 502(i) or 502(l) of ERISA or a tax imposed pursuant to Chapter 43 of the Code.

4.12.4. All contributions required to be made under the terms of any CBH Compensation and Benefit Plan have been timely made, and all anticipated contributions and funding obligations are accrued on CBH’s consolidated financial statements to the extent required by GAAP. CBH and each CBH Subsidiary has expensed and accrued as a liability the present value of future benefits under each applicable CBH Compensation and Benefit Plan for financial reporting purposes as required by GAAP.

4.12.5. Neither CBH nor any CBH Subsidiary has any obligations to provide retiree health, life insurance, death benefits, or disability insurance, except as set forth in CBH Disclosure Schedule 4.12.5, under any CBH Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. Except as set forth in CBH Disclosure Schedule 4.12.5, there has been no communication to employees by CBH or any CBH Subsidiary that would reasonably be expected to promise or guarantee such employees retiree health, life insurance, or disability insurance, or any retiree death benefits.

4.12.6. CBH and its Subsidiaries do not maintain any CBH Compensation and Benefit Plans covering employees who are not United States residents.

4.12.7. With respect to each CBH Compensation and Benefit Plan, if applicable, CBH has provided or made available to BMBC copies of the: (a) trust instruments and insurance contracts; (b) three most recent Forms 5500 filed with the IRS, including all schedules and attachments thereto; (c) three most recent financial statements; (d) most recent summary plan description; (e) most recent determination letter issued by the IRS; (f) any Form 5310 or Form 5330 filed with the IRS within the last three years; and (g) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests.

4.12.8. Except as provided in CBH Disclosure Schedule 4.12.8 and in Section 3.2.9, the consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time) (a) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (b) result in any increase in benefits payable under any CBH Compensation and Benefit Plan, or (c) entitle any current or former employee, director or independent contractor of CBH or any CBH Subsidiary to any actual or deemed payment (or benefit) which could constitute a “parachute payment” (as such term is defined in Section 280G of the Code).

4.12.9. Except as disclosed in CBH Disclosure Schedule 4.12.9, neither CBH nor any CBH Subsidiary maintains any compensation plans, programs or arrangements under which any payment is reasonably likely to become non-deductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

4.12.10. Except as disclosed in CBH Disclosure Schedule 4.12.10, all deferred compensation plans, programs or arrangements are in compliance, both in form and operation, with Section 409A of the Code and all guidance issued thereunder.

4.12.11. Except as disclosed in CBH Disclosure Schedule 4.12.11, there are no stock options, stock appreciation or similar rights, earned dividends or dividend equivalents, or shares of restricted stock, outstanding under any of the CBH Compensation and Benefit Plans or otherwise as of the date hereof.

4.12.12. CBH Disclosure Schedule 4.12.12 sets forth, as of the payroll date immediately preceding the date of this Agreement, a list of the full names of all officers, and employees of CB or CBH, their title and rate of salary, and their date of hire.

4.13. Brokers, Finders and Financial Advisors.

Neither CBH nor any CBH Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement except for the retention of Sandler O’Neill & Partners (“Sandler”) by CBH and the fee payable pursuant thereto. A true and correct copy of the engagement agreement with Sandler, setting forth the fee payable to Sandler for its services rendered to CBH in connection with the Merger and transactions contemplated by this Agreement, is attached to CBH Disclosure Schedule 4.13.

4.14. Environmental Matters.

4.14.1. Except as may be set forth in CBH Disclosure Schedule 4.14, with respect to CBH and each CBH Subsidiary:

(A) To CBH’s Knowledge, neither the conduct nor operation of its business nor any condition of any property currently or previously owned or operated by it during the period of such ownership or operation by CBH or any CBH Subsidiary, or to CBH’s Knowledge at any other time, (including Participation Facilities, as hereinafter defined) including, without limitation, in a fiduciary or agency capacity, or, to CBH’s Knowledge, any property on which it holds a lien, results or resulted in a violation of or gives rise to any potential liability under, any Environmental Laws that is reasonably likely to impose a liability (including a remediation obligation) upon CBH or any CBH Subsidiary. To the Knowledge of CBH, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any liability to CBH or any CBH Subsidiary by reason of any Environmental Laws. Neither CBH nor any CBH Subsidiary during the past five years has received any written notice from any Person or Governmental Entity that CBH or any CBH Subsidiary or the operation or condition of any property ever owned, operated (including Participation Facilities), or held as collateral or in a fiduciary capacity by any of them, is currently in violation of or otherwise is alleged to have liability under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon CBH or any CBH Subsidiary;

(B) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to CBH’s Knowledge, threatened, before any court, governmental agency or other forum against CBH or any CBH Subsidiary (a) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (b) relating to the presence of or release (defined herein) into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by CBH or any CBH Subsidiary;

(C) To CBH’s Knowledge, there are no underground storage tanks on, in or under any properties owned or operated by CBH or any of the CBH Subsidiaries, and to CBH’s Knowledge no underground storage tanks have been closed or removed from any properties owned or operated by CBH or any of the CBH Subsidiaries or any Participation Facility except in compliance with Environmental Laws; and

(D) “Participation Facility” shall mean any facility in which CBH or any of the CBH Subsidiaries participates in the management, whether as a fiduciary, lender in control of the facility, owner or operator.

4.15. Loan Portfolio.

4.15.1. The allowance for loan losses reflected in CBH’s audited consolidated balance sheet at December 31, 2013 was, and the allowance for loan losses shown on the balance sheets in CBH’s Financial Statements for periods ending after December 31, 2013 was, adequate, as of the dates thereof, under GAAP.

4.15.2. CBH Disclosure Schedule 4.15.2 sets forth a listing, as of December 31, 2013, by name and account, of: (a) all loans (including loan participations) of CB or any other CBH Subsidiary that have had their respective terms to maturity accelerated during the past twelve months; (b) all loan commitments or lines of credit of CB or any other CBH Subsidiary which have been terminated by CB or any other CBH Subsidiary during the past twelve months by reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (c) each borrower, customer or other party which has notified CB or any other CBH Subsidiary during the past twelve months of, or has asserted against CB or any other CBH Subsidiary, in each case in writing, any “lender liability” or similar claim, and each borrower, customer or other party which has given CB or any other CBH Subsidiary any oral notification of, or orally asserted to or against CB or any other CBH Subsidiary, any such claim; (d) all loans, (i) that are contractually past due 60 days or more in the payment of principal and/or interest, (ii) that are on non-accrual status, (iii) that as of the date of this Agreement are classified as “Other Loans Specially Mentioned”, “Special Mention”, “Substandard”, “Doubtful”, “Loss”, “Classified”, “Criticized”, “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such loan and the identity of the obligor thereunder, (iv) where, during the past three years, the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower’s ability to pay in accordance with such initial terms, (v) that qualify as Troubled Debt Restructurings, (vi) where a specific reserve allocation exists in connection therewith, or

(vii) CBH Delinquencies and (e) all assets classified by CB or any CB Subsidiary OREO, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.

4.15.3. All loans receivable (including discounts) and accrued interest entered on the books of CBH and the CBH Subsidiaries arose out of bona fide arm’s-length transactions, were made for good and valuable consideration in the ordinary course of CBH’s or the appropriate CBH Subsidiary’s respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts), and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto, are valid, true and genuine and are what they purport to be. To CBH’s Knowledge, the loans, discounts and the accrued interest reflected on the books of CBH and the CBH Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by general principles of equity. All such loans are being transferred with good and marketable title, free and clear of any and all encumbrances, liens, pledges, equities, claims, charges, rights of first refusal or similar rights or security interests of any nature encumbering such loan and are evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct, and to the extent secured, are secured by valid liens and security interests that are legal, valid and binding obligations of the maker thereof, enforceable in accordance with the respective terms thereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles affecting the enforcement of creditors’ rights, which have been perfected.

4.16. Documents.

CBH has made available to BMBC copies of its annual reports and proxy materials used or for use in connection with its meetings of shareholders, each since the inception of CBH.

4.17. Related Party Transactions.

Except as set forth in CBH Disclosure Schedule 4.17, neither CBH nor any CBH Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of CBH or any CBH Affiliate. All such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve substantially more than the normal risk of collectability or present other unfavorable features (as such terms are used under Regulation O of the FRB). No loan or credit accommodation to any Affiliate of CBH or any CBH Subsidiary is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither CBH nor any CBH Subsidiary has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by CBH is inappropriate.

4.18. Deposits.

As of the date of this Agreement, none of the deposits of CBH or any CBH Subsidiary is a “brokered deposit” as defined in 12 CFR Section 337.6(a)(2).

4.19. Required Vote.

The affirmative vote of a majority of the votes cast by holders of CBH Common Stock entitled to vote at a duly held meeting of such shareholders, assuming a quorum is present, is required to approve this Agreement and the Merger under CBH’s articles of incorporation and the PBCL.

4.20. Registration Obligations.

Neither CBH nor any CBH Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

4.21. Risk Management Instruments.

All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for CBH’s own account, or for the account of one or more of CBH’s Subsidiaries or their customers (all of which are set forth in CBH Disclosure Schedule 4.21), were entered into in the ordinary course of business consistent with past practice and in compliance with all applicable laws, rules, regulations and regulatory policies, and with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisors) and to bear the risks of such transactions; and each of them constitutes the valid and legally binding obligation of CBH or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles), and is in full force and effect. Neither CBH nor any CBH Subsidiary, nor to the Knowledge of CBH any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any respect and there are no allegations or assertions of such by any party thereunder.

4.22. Fairness Opinion.

CBH has received an oral opinion from Sandler to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date hereof, the Merger Consideration to be received by the shareholders of CBH pursuant to this Agreement is fair to such shareholders from a financial point of view, which opinion will be confirmed in a writing dated as of the date of this Agreement. Such opinion has not been amended or rescinded as of the date of this Agreement.

4.23. Trust Accounts.

CB and each of its subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. None of CB, any other CBH Subsidiary, or any of their respective directors, officers or employees, has committed any breach of trust with respect to any such fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

4.24. Intellectual Property.

CBH and each CBH Subsidiary (a) owns or possesses valid and binding licenses and other rights (subject to expirations in accordance with their respective terms) to use any and all patents, copyrights, trade secrets, trade names, service marks and trademarks, and (b) is a party to valid and binding licenses for any software, which are required for CBH and each CBH Subsidiary to conduct their respective businesses as currently conducted. Neither CBH nor any CBH Subsidiary has received any notice or has any Knowledge of any conflict with respect any patents, copyrights, trade secrets, trade names, service marks, trademarks, or licensed software used by CBH or any CBH Subsidiary in their respective businesses as currently conducted. CBH and each CBH Subsidiary has performed all of the obligations required to be performed as of the date of this Agreement, and is not in default in any respect, under any license, contract, agreement, arrangement or commitment relating to any of the foregoing. The conduct of the business of CBH and each CBH Subsidiary as currently conducted or proposed to be conducted does not infringe upon, dilute, misappropriate or otherwise violate any intellectual property owned or controlled by any third party, and no third party has infringed, diluted, misappropriated or otherwise violated any intellectual property rights of CBH or any CBH Subsidiary. CBH and each CBH Subsidiary (a) owns or possesses confidential information, including, but not limited to, customer lists and customer data, (b) has taken reasonable steps to protect such confidential information from unintended disclosure, and (c) represents and warrants that such confidential information has not been disclosed to any third parties other than their Affiliates, third parties with which they have contractual nondisclosure agreements or BMBC and its Affiliates.

4.25. Labor Matters.

There are no labor or collective bargaining agreements to which CBH or any CBH Subsidiary is a party. There is no union organizing effort pending or to the Knowledge of CBH, threatened against CBH or any CBH Subsidiary. There is no labor strike, labor dispute (other than routine employee grievances that are not related to union employees), work slowdown, stoppage or lockout pending or, to the Knowledge of CBH, threatened against CBH or any CBH Subsidiary. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of CBH, threatened against CBH or any CBH Subsidiary (other than routine employee grievances that are not related to union employees). CBH and each CBH Subsidiary is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice. CBH and each CBH Subsidiary represents that they have not made any commitments to others inconsistent with or in derogation of any of the foregoing. There are no pending or, to the Knowledge of CBH, threatened claims or suits against CBH or any CBH Subsidiary, or for which either might be legally responsible, under any labor or employment law or brought or made by a current or former employee or applicant.

4.26. CBH Information Supplied.

4.26.1. The information relating to CBH and any CBH Subsidiary to be contained in the Merger Registration Statement, or in any other document filed with any Bank Regulator or other Governmental Entity in connection herewith will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

4.26.2. The information supplied by CBH and any CBH Subsidiary for inclusion in the Applications will, at the time each such document is filed with any Bank Regulator and up to and including the dates of any required regulatory approvals or consents, as such Applications may be amended by subsequent filings, be accurate in all material respects.

4.27. Investment Securities and Commodities

4.27.1. CBH and all CBH Subsidiaries have good title to all securities and commodities owned by them (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any liens and encumbrances, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of CBH or CBH Subsidiaries. Such securities and commodities are valued on the books of CBH in accordance with GAAP.

4.27.2. CBH and all CBH Subsidiaries and their respective businesses employ, and have acted in compliance in all material respects with, investment, securities, commodities, risk management and other policies, practices and procedures (the “Policies, Practices and Procedures”) that CBH believes are prudent and reasonable in the context of such businesses. Before the date hereof, CBH has made available to BMBC in writing its material Policies, Practices and Procedures.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BMBC

BMBC represents and warrants to CBH that the statements contained in this Article V are true and correct as of the date hereof and thereafter as of all times up to and including the Effective Time, subject to such qualifications and exceptions as are set forth in the BMBC Disclosure Schedules delivered by BMBC to CBH on the date hereof. BMBC has made a good faith effort to ensure that the disclosure on each schedule of the BMBC Disclosure Schedule corresponds to the section referenced herein. However, for purposes of the BMBC Disclosure Schedule, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule. References to the Knowledge of BMBC shall include the Knowledge of BMT and the other BMBC Subsidiaries.

5.1. Organization.

5.1.1. BMBC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. BMBC has the requisite corporate power and authority to carry on its business as now conducted. BMBC is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

5.1.2. BMT is a Pennsylvania chartered bank duly organized and validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. BMT has the requisite corporate power and authority to carry on its business as now conducted. BMT is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification. The deposits of BMT are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. BMT is a member in good standing of the FHLB and owns the requisite amount of stock therein.

5.2. Capitalization.

5.2.1. The authorized capital stock of BMBC consists of 100,000,000 shares of common stock, $1.00 par value per share, of which 13,650,354 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights. There are 2,946,515 shares of BMBC Common Stock held by BMBC as treasury stock. Neither BMBC nor any BMBC Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of BMBC Common Stock, or any other security of BMBC or any securities representing the right to vote, purchase or otherwise receive any shares of BMBC Common Stock or any other security of BMBC or any BMBC Subsidiary, or pursuant to which BMBC or any BMBC Subsidiary is or could be required to register shares of BMBC capital stock or other securities under the Securities Act, other than shares issuable under the BMBC Stock Benefit Plans.

5.2.2. BMBC owns all of the capital stock of BMT free and clear of any liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature. Except for the BMBC Subsidiaries, BMBC does not possess, directly or indirectly, any equity interest in any corporate entity, except for equity interests held in the investment portfolios of BMBC Subsidiaries, equity interests held by BMBC Subsidiaries in a fiduciary capacity, and equity interests held in connection with the lending activities of BMBC Subsidiaries, including stock in the FHLB. Except as set forth in BMBC’s Securities Documents, either BMBC or BMT, directly or indirectly, owns all of the outstanding shares of capital stock of or all equity interests in each BMBC Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

5.2.3. Except as set forth in BMBC’s Securities Documents, to the Knowledge of BMBC, no Person or “group” (as that term is used in Section 13(d)(3) of the Exchange Act) is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of BMBC Common Stock.

5.2.4. BMBC Disclosure Schedule 5.2.4 sets forth BMBC’s and all BMBC Subsidiaries’ capital stock, equity interest or other direct or indirect ownership interest in any Person other than a BMBC Subsidiary, where such ownership interest is equal to or greater than five percent (5%) of the total ownership interest of such Person.

5.3. Authority; No Violation.

5.3.1. BMBC has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Regulatory Approvals and the approval of this Agreement by the BMBC shareholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by BMBC and the consummation by BMBC of the transactions contemplated hereby, including the Merger, have been duly and validly approved by the Board of Directors of BMBC, and no other corporate proceedings on the part of BMBC, except for the approval of the BMBC shareholders, are necessary to consummate the transactions contemplated hereby, including the Merger. This Agreement has been duly and validly executed and delivered by BMBC, and subject to approval by the shareholders of BMBC and receipt of the Regulatory Approvals and due and valid execution and delivery of this Agreement by CBH, constitutes the valid and binding obligation of BMBC, enforceable against BMBC in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.

5.3.2. Subject to receipt of Regulatory Approvals and CBH’s and BMBC’s compliance with any conditions contained therein, and to the receipt of the approval of the shareholders of BMBC, (a) the execution and delivery of this Agreement by BMBC, (b) the consummation of the transactions contemplated hereby, and (c) compliance by BMBC with any of the terms or provisions hereof does not and will not (i) conflict with or result in a breach of any provision of the articles of incorporation, certificate of formation, limited liability company agreement, bylaws or other similar organizational or governing document of BMBC or any BMBC Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to BMBC or any BMBC Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of BMBC or any BMBC Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, commitment or other instrument or obligation to which any of them is a party, or by which they or any of their respective properties or assets may be bound or affected (iv) cause CBH to become subject to, or to become liable for, the payment of any tax; or (v) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate or modify, any governmental authorization that is held by BMBC or any BMBC Subsidiary.

5.3.3. The BMBC Board of Directors has determined that the Merger, on the terms and conditions set forth in this Agreement, is advisable and in the best interests of BMBC and its shareholders, and that it will recommend that BMBC’s shareholders vote in favor of the Merger, on the terms and conditions set forth in this Agreement, and has directed that the Merger, on the terms and conditions set forth in this Agreement, be submitted to BMBC’s shareholders for consideration at a duly held meeting of such shareholders, and, except for the approval of this Agreement by the affirmative vote of a majority of the total votes cast by all shareholders entitled to vote at a duly held meeting of such shareholders, no other proceedings on the part of BMBC are necessary to approve this Agreement or consummate the transactions contemplated hereby.

5.4. Consents.

Except for (a) filings with Bank Regulators, the receipt of the Regulatory Approvals, and compliance with any conditions contained therein, (b) the filing of the Articles of Merger with the Department of State of the Commonwealth of Pennsylvania, (c) the filing with the SEC of (i) the Merger Registration Statement, and (ii) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (d) approval of the listing of BMBC Common Stock to be issued in the Merger on the Nasdaq, (e) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of BMBC

Common Stock pursuant to this Agreement, and (f) the approval of this Agreement by the requisite vote of the shareholders of CBH and BMBC, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity are necessary, and no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (i) the execution and delivery of this Agreement by BMBC, and (ii) the completion of the Merger and the Bank Merger by BMBC and the other transactions contemplated by this Agreement. BMBC has no reason to believe that any Regulatory Approvals or other required consents or approvals will not be received.

5.5. Financial Statements.

5.5.1. BMBC has previously made available to CBH the BMBC Financial Statements. The BMBC Financial Statements have been prepared in all material respects in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects the consolidated financial position, results of operations and cash flows of BMBC and the BMBC Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in conformity with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

5.5.2. At the date of each balance sheet included in the BMBC Financial Statements, BMBC did not have any material liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such BMBC Financial Statements or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes. The BMBC Financial Statements have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions and all other books and records of BMBC and the BMBC Subsidiaries have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions.

5.5.3. The records, systems, controls, data and information of BMBC and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of BMBC or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 5.5.3. BMBC (a) has implemented and maintains a system of internal control over financial reporting (as required by Rule 13a-15(a) of the Exchange Act) that is designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of its financial statements for external purposes in accordance with GAAP, (b) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to BMBC, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of BMBC by others within those entities, and (c) has disclosed, based on its most recent evaluation prior to the date hereof, to BMBC’s outside auditors and the audit committee of BMBC’s Board of Directors (the “BMBC Audit Committee”) (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect BMBC’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in BMBC’s internal control over financial reporting. These disclosures (if any) were made in writing to BMBC’s auditors and the BMBC Audit Committee and a copy has previously been made available to CBH. As of the date hereof, to the Knowledge of BMBC’s chief executive officer and chief financial officer, each of them will be able to give the certifications required pursuant to the rules and regulations adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.

5.5.4. The allowance for loan and lease losses reflected in BMBC’s audited consolidated balance sheet at December 31, 2013 was, and the allowance for loan and lease losses shown on the balance sheets in BMBC’s Securities Documents for periods ending after December 31, 2012 was, adequate, as of the dates thereof, under GAAP.

5.5.5. Since December 31, 2013, (a) neither BMBC nor any of its Subsidiaries nor any director, officer, employee, auditor, accountant or representative of BMBC or any of its Subsidiaries has received or otherwise had or obtained Knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of BMBC or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that BMBC or any of its Subsidiaries has engaged in illegal accounting or auditing practices, and (b) no attorney representing BMBC or any of its Subsidiaries, whether or not employed by BMBC or any of its Subsidiaries, has reported evidence of a violation of Securities Laws, breach of fiduciary duty or similar violation by BMBC or any of its officers, directors, employees or agents to the Board of Directors of BMBC or any committee thereof or to any director or officer of BMBC.

5.6. Taxes.

5.6.1. BMBC and the BMBC Subsidiaries are members of the same affiliated group within the meaning of Code Section 1504(a). BMBC and each BMBC Subsidiary has timely and duly filed all Tax Returns required to be filed by or with respect to BMBC and each BMBC Subsidiary, either separately or as a member of a group of corporations, on or prior to the Closing Date, taking into account any extensions (all such Tax Returns being accurate and correct in all material respects) and has duly paid or made provisions that are adequate for the payment of all Taxes which have been incurred by or are due or claimed to be due from BMBC and any BMBC Subsidiary by any Taxing Authority or pursuant to any written Tax sharing agreement on or prior to the Closing Date other than Taxes or other charges which (a) are not delinquent, (b) are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the BMBC Financial Statements, or (c) have not yet been fully determined. As of the date of this Agreement, BMBC has received no written notice of, and except as disclosed in BMBC Disclosure Schedule 5.6.1there is no audit examination, deficiency assessment, Tax investigation or refund litigation with respect to any Taxes of BMBC or any BMBC Subsidiary, and no written claim has been made by any Taxing Authority in a jurisdiction where BMBC or any BMBC Subsidiary does not file Tax Returns that BMBC or any BMBC Subsidiary is subject to Tax in that jurisdiction. BMBC and the BMBC Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect. BMBC and each BMBC Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and BMBC and each BMBC Subsidiary has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements. The United States federal and state income Tax Returns BMBC and each BMBC Subsidiary subject to such Taxes have been audited by the IRS or relevant state Tax Authorities or are closed by the applicable statute of limitations for all taxable years through December 31, 2005.

5.6.2. BMBC and each BMBC Subsidiary has not disposed of property in a transaction presently being accounted for under the installment method under Section 453 of the Code. No excess loss account exists with respect to any BMBC Subsidiary. BMBC and each BMBC Subsidiary is not required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting and BMBC has no Knowledge that the IRS has proposed such adjustment in accounting method. Except as disclosed in BMBC Disclosure Schedule 5.6.2, there are no rulings, requests for rulings, or closing agreements with any Taxing Authority specifically requested or entered into by BMBC or a BMBC Subsidiary, which could affect their respective Taxes for any period after the Closing. All transactions that could give rise to an understatement of federal income Tax (within the meaning of Sections 6662 and 6662A of the Code) with respect to the BMBC and each BMBC Subsidiary were adequately disclosed on Tax Returns to the extent required under the Code. There are no liens for Taxes upon any property or assets of BMBC and each BMBC Subsidiary except for liens for current Taxes, assessments, and other governmental charges not yet due, or which may thereafter be paid without penalty.

5.7. No Material Adverse Effect.

BMBC has not suffered any Material Adverse Effect since December 31, 2013 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on BMBC.

5.8. Ownership of Property.

BMBC and each BMBC Subsidiary has good and, as to real property, marketable title to all assets and properties owned by BMBC or each BMBC Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the BMBC Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (a) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, or any transaction by a BMBC Subsidiary acting in a fiduciary capacity, (b) statutory liens for amounts not yet delinquent or which are being contested in good faith, (c) non-monetary liens affecting real property which do not adversely affect the value or use of such real property, and (d) those described and reflected in the BMBC Financial Statements. BMBC and the BMBC Subsidiaries, as lessee, have the right under valid and enforceable leases of real and personal properties used by BMBC and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Neither BMBC or any BMBC Subsidiary is in default under any lease for any real or personal property to which either BMBC or any BMBC Subsidiary is a party, and there has not occurred any event that, with lapse of time or the giving of notice or both, would constitute such a default.

5.9. Legal Proceedings.

Neither BMBC nor any BMBC Subsidiary is a party to any, and there are no pending or, to the Knowledge of BMBC, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (a) against BMBC or any BMBC Subsidiary that could reasonably be expected to have a Material Adverse Effect, (b) to which BMBC or any BMBC Subsidiary’s assets are or may be subject, (c) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (d) which could adversely affect the ability of BMBC to perform under this Agreement.

5.10. Compliance With Applicable Law.

5.10.1. Each of BMBC and each BMBC Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the Pennsylvania Banking Code of 1965, the Federal Reserve Act, the Federal Deposit Insurance Act, the USA PATRIOT Act, the Equal Credit Opportunity Act, the Fair Housing Act, the CRA, the Home Mortgage Disclosure Act, the Bank Secrecy Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither BMBC nor any BMBC Subsidiary has received any written notice to the contrary. The Board of Directors of BMT has adopted and BMT has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Entity and that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act and the regulations thereunder.

5.10.2. Each of BMBC and each BMBC Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and no suspension or cancellation of any such permit, license, certificate, order or approval is, to the Knowledge of BMBC, threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the Regulatory Approvals.

5.10.3. For the period beginning January 1, 2013, neither BMBC nor any BMBC Subsidiary has received any written notification or any other communication from any Bank Regulator (a) asserting that BMBC or any BMBC Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (b) threatening to revoke any license, franchise, permit or governmental authorization; (c) requiring or threatening to require BMBC or any BMBC Subsidiary, or indicating that BMBC or any BMBC Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit the operations of BMBC or any BMBC Subsidiary, including without limitation any restriction on the payment of dividends; or (d) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of BMBC or any BMBC Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as an “BMBC Regulatory Agreement”). Neither BMBC nor any BMBC Subsidiary is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Bank Regulator or any federal or state governmental agency or authority charged with the supervision or regulation of issuers of securities or the supervision or regulation of it. The most recent regulatory rating given to BMT as to compliance with the CRA is satisfactory or better. There are no unresolved violations, criticism, or exception by any Regulatory Authority with respect to any BMBC Regulatory Agreement. There is no injunction, order, judgment or decree imposed upon BMBC or any BMBC Subsidiary or the assets of BMBC or any BMBC Subsidiary.

5.10.4. Since the enactment of the Sarbanes-Oxley Act, BMBC has been and is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

5.11. Employee Benefit Plans.

5.11.1. Neither BMBC nor any BMBC Subsidiary has any commitment to create any additional BMBC Compensation and Benefit Plan or to modify, change or renew any existing BMBC Compensation and Benefit Plan, except as required to maintain the qualified status thereof. BMBC has made available to CBH, in its Securities Documents or otherwise, true and correct copies of the agreements or other documents establishing and evidencing the BMBC Compensation and Benefit Plans.

5.11.2. Each BMBC Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, HIPAA and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA and HIPAA and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Each BMBC Compensation and Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and BMBC is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no pending or, to the Knowledge of BMBC, threatened action, suit or claim relating to any of the BMBC Compensation and Benefit Plans (other than routine claims for benefits). Neither BMBC nor any BMBC Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any BMBC Compensation and Benefit Plan that would reasonably be expected to subject BMBC or any BMBC Subsidiary to a material unpaid tax or penalty imposed by either Sections 4975, 4980B or 5000 of the Code or Section 502 of ERISA.

5.11.3. No liability under Title IV of ERISA has been incurred by BMBC or any BMBC Subsidiary with respect to any BMBC Compensation and Benefit Plan which is subject to Title IV of ERISA (“BMBC Pension Plan”) currently or formerly maintained by BMBC or any entity which is considered one employer with BMBC under Section 4001(b)(1) of ERISA or Section 414 of the Code (an “BMBC ERISA Affiliate”) since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a risk to BMBC or any BMBC ERISA Affiliate of incurring a liability under such Title. No BMBC Pension Plan had an “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; there is not currently pending with the PBGC any filing with respect to any reportable event under Section 4043 of ERISA nor has any reportable event occurred as to which a filing is required and has not been made (other than as might be required with respect to this Agreement and the transactions contemplated thereby). Neither BMBC nor any BMBC ERISA Affiliate has contributed to or has or had any obligation to contribute to any “multiemployer plan,” as defined in Section 3(37) of ERISA. Neither BMBC, nor any BMBC ERISA Affiliate, nor any BMBC Compensation and Benefit Plan, including any BMBC Pension Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which BMBC, any BMBC ERISA Affiliate, and any BMBC Compensation and Benefit Plan, including any BMBC Pension Plan or any such trust or any trustee or administrator thereof, could reasonably be expected to be subject to either a civil liability or penalty pursuant to Section 409, 502(i) or 502(l) of ERISA or a tax imposed pursuant to Chapter 43 of the Code.

5.11.4. All contributions required to be accrued under the terms of any BMBC Compensation and Benefit Plan have been timely accrued, and all anticipated contributions and funding obligations are accrued on BMBC’s consolidated financial statements to the extent required by GAAP. BMBC and each BMBC Subsidiary has expensed and accrued as a liability the present value of future benefits under each applicable BMBC Compensation and Benefit Plan for financial reporting purposes as required by GAAP.

5.11.5. Neither BMBC nor any BMBC Subsidiary has any obligations to provide retiree health, life insurance, death benefits, or disability insurance, under any BMBC Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. There has been no communication to employees by BMBC or any BMBC Subsidiary that would reasonably be expected to promise or guarantee such employees retiree health, life insurance, or disability insurance, or any retiree death benefits.

5.11.6. BMBC and its Subsidiaries do not maintain any BMBC Compensation and Benefit Plans covering employees who are not United States residents.

5.11.7. With respect to each BMBC Compensation and Benefit Plan, if applicable, BMBC has provided or made available to CBH copies of the: (a) trust instruments and insurance contracts; (b) most recent Forms 5500 filed with the IRS, including all schedules and attachments thereto; (c) most recent actuarial reports and financial statements; (d) most recent summary plan description; (e) most recent determination letter issued by the IRS; (f) any Form 5310 or Form 5330 filed with the IRS within the last year; (g) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests); and (h) any PBGC Form 500 and 501 filings, along with any Notice of Intent to Terminate, ERISA Section 204(h) Notice, Notice of Plan Benefits, and all other documentation related to the prior termination of a BMBC Pension Plan.

5.11.8. Except as provided in Section 3.2.9, the consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time) (a) entitle any employee, consultant or director to any payment or benefit

(including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (b) result in any increase in benefits payable under any BMBC Compensation and Benefit Plan, or (c) entitle any current or former employee, director or independent contractor of BMBC or any BMBC Subsidiary to any actual or deemed payment (or benefit) which could constitute a “parachute payment” (as such term is defined in Section 280G of the Code).

5.11.9. Neither BMBC nor any BMBC Subsidiary maintains any compensation plans, programs or arrangements under which any payment is reasonably likely to become non-deductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

5.11.10. All deferred compensation plans, programs or arrangements are in compliance, both in form and operation, with Section 409A of the Code and all guidance issued thereunder.

5.11.11. Except as disclosed in BMBC Disclosure Schedule 5.11.11, there are no stock options, stock appreciation or similar rights, earned dividends or dividend equivalents, or shares of restricted stock, outstanding under any of the BMBC Compensation and Benefit Plans or otherwise as of the date hereof and none will be granted, awarded, or credited after the date hereof.

5.12. Environmental Matters.

5.12.1. Except as may be set forth in BMBC Disclosure Schedule 5.12, with respect to BMBC and each BMBC Subsidiary:

(A) To BMBC’s Knowledge, neither the conduct nor operation of its business nor any condition of any property currently or previously owned or operated by it (including, without limitation, in a fiduciary or agency capacity), or on which it holds a lien, results or resulted in a violation of or gives rise to any potential material liability under, any Environmental Laws that is reasonably likely to impose a material liability (including a remediation obligation) upon BMBC or any BMBC Subsidiary. No condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to BMBC or any BMBC Subsidiary by reason of any Environmental Laws. Neither BMBC nor any BMBC Subsidiary during the past five years has received any written notice from any Person or Governmental Entity that BMBC or any BMBC Subsidiary or the operation or condition of any property ever owned, operated, or held as collateral or in a fiduciary capacity by any of them are currently in violation of or otherwise are alleged to have liability under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability may be reasonably likely to be imposed upon BMBC or any BMBC Subsidiary.

(B) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to BMBC’s Knowledge, threatened, before any court, governmental agency or other forum against BMBC or any BMBC Subsidiary (a) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (b) relating to the presence of or release (defined herein) into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by BMBC or any BMBC Subsidiary.

5.13. Securities Documents

BMBC has made available to CBH copies of its (a) annual reports on Form 10-K for the years ended December 31, 2013, 2012 and 2011, and (b) proxy materials used or for use in connection with its meetings of shareholders held in 2014, 2013 and 2012. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Securities Laws.

5.14. Brokers, Finders and Financial Advisors.

Neither BMBC nor any BMBC Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement except for the retention of Keefe Bruyette & Woods and the fee payable pursuant thereto.

5.15. BMBC Common Stock.

The shares of BMBC Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

5.16. BMBC Information Supplied.

5.16.1. The information relating to BMBC and any BMBC Subsidiary to be contained in the Merger Registration Statement, or in any other document filed with any Bank Regulator or other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

5.16.2. The Merger Registration Statement will comply with the provisions of the Exchange Act and the rules and regulations thereunder and the provisions of the Securities Act and the rules and regulations thereunder, except that no representation or warranty is made by BMBC with respect to statements made or incorporated by reference therein based on information supplied by CBH specifically for inclusion or incorporation by reference in the Merger Registration Statement.

5.16.3. The information supplied by BMBC and any BMBC Subsidiary for inclusion in the Applications will, at the time each such document is filed with any Bank Regulator and up to and including the dates of any required regulatory approvals or consents, as such Applications may be amended by subsequent filings, be accurate in all material respects.

5.17. PBCL Sections 2538 and 2553

Other than by reason of this Agreement or the transactions contemplated hereby, BMBC is not an “interested shareholder” (as defined in Sections 2538 or 2553 of the PBCL) of CBH.

ARTICLE VI

COVENANTS OF CBH

6.1. Conduct of Business.

6.1.1. Affirmative Covenants. During the period from the date of this Agreement to the Effective Time, except with the written consent of BMBC, which consent will not be unreasonably withheld, conditioned or delayed, CBH will, and it will cause each CBH Subsidiary to: operate its business, only in the usual, regular and ordinary course of business; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action which would, or would be reasonably likely to, (a) adversely affect the ability of the parties to obtain any Regulatory Approvals or other approvals of Governmental Entities required for the transactions contemplated hereby or increase the period of time necessary to obtain such approvals, or (b) adversely affect its ability to perform its covenants and agreements under this Agreement.

6.1.2. Negative Covenants. CBH agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement, set forth in CBH Disclosure Schedule 6.1.2, or consented to by BMBC in writing (which consent shall not be unreasonably withheld, conditioned or delayed), it will not, and it will cause each CBH Subsidiary not to:

(A) change or waive any provision of its articles of incorporation, charter or bylaws, except as required by law, or appoint a new director to the board of directors;

(B) change the number of authorized or issued shares of its capital stock, issue any shares of CBH Common Stock, including any shares that are held as treasury stock as of the date of this Agreement, or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, make any grant or award under the CBH Stock Benefit Plans, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock except for dividends declared with respect to CBH Series A Preferred Stock in accordance with the terms thereof, or redeem or otherwise acquire any shares of capital stock, except that (a) CBH may issue shares of CBH Common Stock (i) upon the valid exercise, in accordance with the information set forth in CBH Disclosure Schedule 4.2.1, of presently outstanding CBH Options issued under the CBH Stock Benefit Plans, (ii) upon the valid exercise, in accordance with the information set forth in CBH Disclosure Schedule 4.2.1, of any CBH Warrant presently outstanding, (iii) upon the valid exercise of conversion rights with respect to CBH Preferred Stock presently outstanding, and (iv) upon the vesting, in accordance with the information set forth in CBH Disclosure Schedule 4.2.1, of presently outstanding CBH Restricted Stock Awards, and (b) any CBH Subsidiary may pay dividends to its parent company (as permitted under applicable law or regulations) consistent with past practice.

(C) enter into, amend, extend or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) except in the ordinary course of business;

(D) make application for the opening or closing of any, or open or close any, branch or automated banking facility;

(E) grant or agree to pay any bonus, severance or termination to, or enter into, renew, amend or extend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees, except (a) as may be required pursuant to commitments existing on the date hereof and set forth on CBH Disclosure Schedule 6.1.2(E), (b) pay increases in the ordinary course of business consistent with past practices to non-officer employees, (c) the payment of bonuses for services performed on or after January 1, 2014 pursuant to the bonus plans set forth in CBH Disclosure Schedule 4.8.1, with targets and payouts thereunder to be pro-rated as set forth in CBH Disclosure Schedule 6.1.2, and (d) extension or amendment of the term of employment change-in-control agreements as set forth in CBH Disclosure Schedule 6.1.2(E). Neither CBH nor any CBH Subsidiary shall hire or promote any employee to an officer position or hire any new employee at an annual rate of compensation in excess of $50,000; provided that CBH or a CBH Subsidiary may hire at-will, non-officer employees to fill vacancies that may from time to time arise in the ordinary course of business;

(F) enter into or, except as may be required by law, modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution plan not in the ordinary course of business consistent with past practice in accordance with and reflected by the budget set forth in Schedule 6.1.2(F);

(G) merge or consolidate CBH or any CBH Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of CBH or any CBH Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between CBH, or any CBH Subsidiary, and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; voluntarily revoke or surrender by any CBH Subsidiary of its approval to maintain, or file an application for the relocation of, any existing branch office, or file an application for approval to establish a new branch office;

(H) sell or otherwise dispose of the capital stock of CBH; sell or otherwise dispose of any asset of CBH or of any CBH Subsidiary other than in the ordinary course of business consistent with past practice; except for transactions with the FHLB or ACBB, subject any asset of CBH or of any CBH Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, “treasury tax and loan” accounts established in the ordinary course of business and transactions in “federal funds” and the satisfaction of legal requirements in the exercise of trust powers); except as may be permitted pursuant to item (Q) of this Section 6.1.2, for advances under the existing line of credit with ACBB, entering into repurchase agreements (in amounts less than $10 million and no greater than 30 days in duration) with, or accepting deposits from, customers in the ordinary course of business, incur any material liability of any nature, including any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money);

(I) voluntarily take any action which would result in any of the representations and warranties of CBH or CB set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article IX hereof not being satisfied, except in each case as may be required by applicable law;

(J) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date), any Bank Regulator responsible for regulating CBH or CB, or CBH’s independent accounting firm;

(K) waive, release, grant or transfer any rights of value or modify or change any existing agreement or indebtedness to which CBH or any CBH Subsidiary is a party;

(L) purchase any equity securities, or purchase any debt securities other than (a) debt securities issued by US Government Agencies or direct obligations of the US Treasury with final maturities not to exceed 1 year and a par of $ 1 million per security and not to exceed $15 million in the aggregate and (b) any US government fixed rate mortgage backed security with a weighted average maturity of 7 years or less that passes all applicable regulatory stress tests at the time of purchase , not to exceed $2 million in for any one security and $15 million in the aggregate or (c) any other debt security;

(M) except as permitted under Section 6.1.2(B), issue or sell any equity or debt securities;

(N) except for commitments issued prior to the date of this Agreement which have not yet expired and which have been disclosed on the CBH Disclosure Schedule 6.1.2(N), and the renewal of existing lines of credit, make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) (i) to an existing credit relationship as of the date hereof, in an amount in excess of $3,000,000 for a commercial real estate loan and in excess of $3,000,000 for a commercial business loan; (ii) to a new credit relationship, in an amount in excess of $2,000,000 for a commercial real estate loan or $2,000,000 for a commercial business loan or (iii) in excess of $750,000 for a residential loan. In addition, the prior approval of BMBC is required with respect to the following: (a) any new loan or credit facility commitment in an amount of $1,000,000 or greater to any borrower or group of affiliated borrowers whose credit exposure with CB, CBH or any CBH Subsidiary, in the aggregate, exceeds $3.0 million prior thereto or as a result thereof; (b) any new loan or credit facility commitment in excess of $250,000 to any person or company residing, or any property located, outside of the Commonwealth of Pennsylvania, State of Delaware, State of Maryland and State of New Jersey; (c) any overdraft to commercial clients in excess of $35,000; (d) any new commercial or residential site development construction loans; (e) any advances on existing construction loans other than pursuant to the terms thereof, including any inspections required thereby to be conducted prior to disbursement of any such advances; (f) any new credit or loan to an existing relationship that is rated “special mention,” “substandard,” or some lesser classification; and (g) any SBA loans to one borrower in aggregate amount of $500,000 or more. With respect to any loan that requires BMBC prior approval, BMBC shall have five (5) business days to act on such request from date the request is submitted by CB together with all relevant documentation for BMBC review, provided that CB shall first have approved such loan or credit.

(O) except as set forth on the CBH Disclosure Schedule 6.1.2(O), enter into, renew, extend or modify any other transaction (other than a deposit transaction) with any Affiliate;

(P) enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

(Q) borrow any new amounts from the FHLB over borrowings at December 31, 2013, other than overnight borrowings or borrowings with bullet maturities of not more than 6 months, increase the amount of any existing FHLB borrowings to an amount greater than $25 million or take any actions that will result in increased FHLB stock holding requirements;

(R) except for the execution of this Agreement, and actions taken or which will be taken in accordance with this Agreement and performance thereunder, take any action that would give rise to a right of payment to any individual under any employment agreement;

(S) make any change in policies in existence on the date of this Agreement with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; deposit pricing or gathering; or other banking policies except as may be required by changes in applicable law or regulations or GAAP, by a Bank Regulator;

(T) enter into any new line of business;

(U) except for the execution of this Agreement, and the transactions contemplated therein, take any action that would give rise to an acceleration of the right to payment to any individual under any employment agreement, stock option plan or employee benefit plan;

(V) except as set forth in CBH Disclosure Schedule 6.1.2(V), make any capital expenditures in excess of $25,000 individually or $50,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

(W) incur any discretionary expense in excess of $25,000 individually that is not otherwise addressed in this Section 6.1.2;

(X) issue any certificates of deposit with a maturity longer than one year;

(Y) pay interest on deposit accounts or on certificates of deposit more than 20 basis points above or below the then-current average rate paid by the following banks in the Philadelphia, Pennsylvania statistical metropolitan area as notified in writing by BMT on at least a weekly basis: BMT, Univest and Firstrust;

(Z) undertake, enter into or renew (including by automatic renewal) any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by CBH or CB of more than $25,000 annually, or containing any financial commitment extending beyond 12 months from the date hereof;

(AA) pay, discharge, settle, modify or compromise any claim, loan, action, litigation, arbitration or proceeding, other than any such payment, discharge, settlement, modification or compromise in the ordinary course of business consistent with past practice that involves solely money damages in the amount not in excess of $25,000 individually or $50,000 in the aggregate, and that does not create negative precedent for other pending or potential claims, actions, litigation, arbitration or proceedings; provided that CBH may charge-off through settlement, compromise or discharge up to 10% of the outstanding principal balance of any loan that is 90+ days contractually past due;

(BB) institute any new litigation or other legal or regulatory proceedings (excluding loan foreclosure or collection actions);

(CC) foreclose upon or take a deed or title to any (a) commercial real estate, or (b) residential real estate on which, in the case of either clause (a) or (b), the presence of Materials of Environmental Concern could be reasonably expected, without first conducting a Phase I of the property and confirming that such Phase I does not indicate the presence of a Materials of Environmental Concern;

(DD) purchase or, other than in the ordinary course of business consistent with past practice, sell any mortgage loan servicing rights;

(EE) issue any broadly distributed communication of a general nature to employees (including general communications relating to benefits and compensation, post-Closing employment, benefit or compensation information) without prior consultation with and without the prior consent of BMBC (which shall not be unreasonably withheld, conditioned or delayed or issue any broadly distributed communication of a general nature to customers without the prior approval of BMBC (which shall not be unreasonably withheld, conditioned or delayed), except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to the Merger or other transactions contemplated hereby;

(FF) engage in any transaction which would result in the transfer of one or more loans from CB to CBH;

(GG) except as set forth on CBH Disclosure Schedule 6.1.2, amend, modify or waive any non-competition, non-solicitation, no-piracy, or confidentiality agreement, or any other such restrictive agreement;

(HH) in the case of Hickory Investment, Inc., engage in any activity other than investing in marketable securities for its own account (including CB); or

(II) agree to do any of the foregoing.

6.2. Current Information and Cooperation.

6.2.1. During the period from the date of this Agreement to the Effective Time, CBH will cause one or more of its representatives to confer with representatives of BMBC and report the general status of its ongoing operations at such times as BMBC may reasonably request. CBH will promptly notify BMBC of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving CBH or any CBH Subsidiary. Without limiting the foregoing, senior officers of BMBC and CBH shall meet on a reasonably regular basis (expected to be at least monthly) to review the financial, credit and operational affairs, and the like, of CBH and its Subsidiaries, in accordance with applicable law, and CBH shall give due consideration to BMBC’s input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, neither BMBC nor any BMBC Subsidiary shall under any circumstance be permitted to exercise control of CBH or any CBH Subsidiary prior to the Effective Time.

6.2.2. CB and BMT shall meet on a regular basis to discuss and plan for the conversion of CB’s data processing and related electronic informational systems to those used by BMT, which planning shall include, but not be limited to, discussion of the possible termination by CB of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by CB in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that CB shall not be obligated to take any such action prior to the Effective Time and, unless CB otherwise agrees, no conversion shall take place prior to the Effective Time. In the event that CB takes, at the request of BMT, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees or charges, BMT shall indemnify CB for any such fees and charges, and the costs of reversing the conversion process, if for any reason the Merger is not consummated for any reason other than a breach of this Agreement by CBH, or a termination of this Agreement under Section 11.1.7 or 11.1.8.

6.2.3. Each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper, and advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement including, without limitation, any actions, assistance or cooperation necessary in preparation for the conversion and integration of CB’s operations into BMT’s operations.

6.2.4. CB shall provide BMT, within twenty-five (25) days after the end of each calendar month, a written list of nonperforming assets and CBH Delinquencies (the term “nonperforming assets,” for purposes of this subsection, means (a) loans that are Troubled Debt Restructurings, (b) loans on nonaccrual, (c) OREO, (d) all loans thirty (30) days or more past due) as of the end of such month and (e) and impaired loans. On a monthly basis, CBH shall provide BMT with a schedule of all loan approvals, which schedule shall indicate the loan amount, loan type and other material features of the loan, as well as the related loan origination/underwriting documentation and credit file detail if requested by BMT. On a monthly basis, CBH shall provide BMT with the following reports: (a) watch list report, (b) classified asset report, (c) historic net charge-offs trends, (d) loan loss reserve analysis, (e) individual asset quality write ups, and (f) pipeline report.

6.2.5. CBH shall promptly inform BMBC upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations by any federal, state or local commission, agency or board relating to the alleged liability of CBH or any CBH Subsidiary under any labor or employment law, or related to any claims made by or threatened by any current or former employee or applicant.

6.3. Access to Properties and Records.

Subject to Section 12.1 hereof, CBH shall permit BMBC reasonable access during normal business hours upon reasonable notice to its properties and those of the CBH Subsidiaries, and shall disclose and make available to BMBC during normal business hours all of its books, papers and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors’ (other than minutes that discuss any of the transactions contemplated by this Agreement or any other subject matter CBH determines based on the advice of legal counsel should be treated as confidential) and shareholders’ meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which BMBC may have a reasonable interest; provided, however, that CBH shall not be required to take any action that would provide access to or to disclose information where such access or disclosure would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel or that is otherwise prohibited by law or contractual agreement. CBH shall allow, at BMBC’s expense, an audit of CBH’s Small Business Loan portfolio (“SBA Audit”) to be performed by an auditor chosen by BMBC, provided, however, that such SBA Audit shall be commenced no later than forty-five days subsequent to the date hereof. CBH shall provide and shall request its auditors to provide BMBC with such historical financial information regarding it (and related audit reports and consents) as BMBC may reasonably request for securities disclosure or SBA Audit purposes. BMBC shall use commercially reasonable efforts to minimize any interference with CBH’s regular business operations during any such access to CBH’s property, books and records. CBH shall permit BMBC, at its expense, to cause a Phase I and any Phase II Environmental Site Assessment (“Phase II”) recommended therein to be performed at each CBH Real Property (provided that such right, with respect to leased CBH Real Property, shall be subject to the applicable landlord’s prior written consent) provided, however, that BMBC shall only have the right to conduct a Phase II prior to the Closing Date only to the extent that a Phase II is within the scope of additional testing recommended by the Phase I to be performed as a result of “Recognized Environmental condition” (as such term is defined by the American Society for Testing Materials” that was discovered in the Phase I. Any such Phase I shall be commenced within 30 days after the date of this Agreement and any such Phase II, to the extent permitted by the provisions hereof to be conducted prior to Closing, recommended to be performed by any such Phase I shall be commenced within 30 days of the Phase I report recommending such Phase II. BMBC shall use its best efforts to cause any such Phase I conducted to be completed within 30 days of the date of commencement thereof, but in no event more than 45 days after the date of commencement thereof. In the event BMBC elects to commence any Phase II, to the extent permitted pursuant to the provisions of this Section 6.3 to be conducted prior to Closing, BMBC shall use its best efforts to have any such Phase II completed within 45 days of the commencement thereof, but in no event more than 60 days after the date of commencement thereof. BMBC and its environmental consultant shall conduct all environmental assessments pursuant to this Section at mutually agreeable times and so as to eliminate or minimize to the greatest extent possible interference with CBH’s operation of its business, and BMBC shall maintain or cause to be maintained reasonably adequate insurance with respect to any assessment conducted hereunder. BMBC shall be required to restore each CBH Real Property to substantially its pre-assessment condition. All costs and expenses incurred in connection with any Phase I or Phase II and any restoration and clean up, shall be borne solely by BMBC. BMBC hereby agrees to indemnify, defend and hold CBH harmless from and against any cost, expense, charge, lien, action or judgment, as well as any claim of a right to any such cost, expense, charge, lien, action or judgment arising from any act or omission of BMBC, BMBC’s agents or contractors, or any services, labor, supplies or materials provided or performed by surveyors, engineers, architects and others hired by BMBC to make the inspections and tests, and from and against any personal injury and property damage caused by the act or neglect of BMBC or any of its agents, or independent contractors in connection with any Phase I or Phase II.

6.4. Financial and Other Statements.

6.4.1. Promptly upon receipt thereof, CBH will furnish to BMBC copies of each annual, interim or special audit of the books of CBH and the CBH Subsidiaries made by its independent auditors and copies of all internal control reports submitted to CBH by such auditors in connection with each annual, interim or special audit of the books of CBH and the CBH Subsidiaries made by such auditors.

6.4.2. As soon as reasonably available, CBH will furnish to BMBC copies of all documents, statements and reports that it or any CBH Subsidiary shall send to its shareholders or any Bank Regulator to the extent legally permitted to do so; provided that if CBH is not legally permitted to furnish BMBC with a document without having received the approval of a Bank Regulator, CBH shall promptly request such approval from the applicable Bank Regulator. Within 25 days after the end of each month, CBH will deliver to BMBC a consolidated balance sheet and a consolidated statement of income, without related notes, for such month prepared in accordance with current financial reporting practices. Within 25 days after the end of each month, CBH will deliver to BMBC a monthly financial reporting package for the previous month and previous month on a YTD basis, in the same form as is delivered to the CEO and/or the Board of Directors of CB and CBH, prepared in accordance with current financial reporting practices.

6.4.3. To the extent legally permitted to do so, CBH will advise BMBC promptly of the receipt of any written communication of any Bank Regulator with respect to the condition or activities of CBH or any of the

CBH Subsidiaries; provided further that if CBH is not legally permitted to furnish BMBC with such written communication without having received the approval of a Bank Regulator, CBH shall promptly request such approval from the applicable Bank Regulator.

6.4.4. With reasonable promptness, CBH will furnish to BMBC such additional financial data that CBH possesses and as BMBC may reasonably request, including without limitation, detailed monthly financial statements and loan reports.

6.4.5. CBH shall notify BMBC (a) if aggregate CB borrowings exceed $75 million in outstanding borrowings at the close of business on any Business Day prior to the Effective Time, and (b) of any decrease in CB’s maximum borrowing capacity at the FHLB or ACBB.

6.5. Maintenance of Insurance.

CBH shall maintain, and cause each CBH Subsidiary to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of their properties and the nature of their business, but in no event shall such coverage be less than coverage by the policies in place as of the date of this Agreement.

6.6. Disclosure Supplements.

From time to time as necessary, but in no event less than ten (10) days prior to the Effective Time, CBH will supplement or amend the CBH Disclosure Schedule delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such CBH Disclosure Schedule or which is necessary to correct any information in such CBH Disclosure Schedule which has been rendered inaccurate thereby. Notwithstanding the foregoing, CBH shall promptly notify BMBC if any representation or warranty of CBH becomes materially inaccurate but in no event more than five (5) Business Days after CBH has Knowledge of such material inaccuracy. No supplement or amendment to such CBH Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

6.7. Consents and Approvals of Third Parties.

CBH shall use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals necessary or desirable for the consummation of the transactions contemplated by this Agreement.

6.8. Reasonable Best Efforts.

Subject to the terms and conditions herein provided, CBH agrees to use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

6.9. Failure to Fulfill Conditions.

In the event that CBH determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify BMBC.

6.10. No Solicitation.

6.10.1. CBH shall not, and shall cause its Subsidiaries and the respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, consultants, affiliates and other agents

(collectively, the “Representatives”) not to, directly or indirectly, (a) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (b) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than BMBC) any information or data with respect to CBH or any of its Subsidiaries or otherwise relating to an Acquisition Proposal; (c) release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which CBH is a party; or (d) enter into any agreement, agreement in principle or letter of intent with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal. Any violation of the foregoing restrictions by CBH or any Representative, whether or not such Representative is so authorized and whether or not such Representative is purporting to act on behalf of CBH or otherwise, shall be deemed to be a breach of this Agreement by CBH. CBH and its Subsidiaries shall, and shall cause each of CBH Representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any Persons with respect to any existing or potential Acquisition Proposal.

For purposes of this Agreement, “Acquisition Proposal” shall mean any inquiry, offer or proposal (other than an inquiry, offer or proposal from BMBC), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction. For purposes of this Agreement, “Acquisition Transaction” shall mean (a) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving CBH or any of its Subsidiaries; (b) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of CBH or any of its Subsidiaries representing, in the aggregate, fifteen percent (15%) or more of the assets of CBH and its Subsidiaries on a consolidated basis; (c) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing fifteen percent (15%) or more of the votes attached to the outstanding securities of CBH or any of its Subsidiaries; (d) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning fifteen percent (15%) or more of any class of equity securities of CBH or any of its Subsidiaries; or (e) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

6.10.2. Notwithstanding Section 6.10.1, CBH may take any of the actions described in clause (b) of the first paragraph of Section 6.10.1 if, but only if, (a) CBH has received a bona fide unsolicited written Acquisition Proposal that did not result from a breach of this Section 6.10; (b) the Board of Directors of CBH determines in good faith, after consultation with and having considered the advice of its outside legal counsel and its independent financial advisor, that such Acquisition Proposal constitutes a Superior Proposal; (c) CBH has provided BMBC with at least two (2) Business Days prior notice of such determination to take any of the actions described in clause (b) of the first paragraph of Section 6.10.1; (d) prior to furnishing or affording access to any information or data with respect to CBH or any of its Subsidiaries or otherwise relating to an Acquisition Proposal, CBH receives from such Person a confidentiality agreement with terms no less favorable to CBH than those contained in the Confidentiality Agreements; and (e) the Board of Directors of CBH determines in good faith, after consultation with and having considered the advice of its outside legal counsel, that the failure to take any such actions would be reasonably likely to violate its fiduciary duties under Applicable Laws. CBH shall promptly provide to BMBC any non-public information regarding CBH or its subsidiaries provided to any other Person that was not previously provided to BMBC, such additional information to be provided no later than the date of provision of such information to such other party.

For purposes of this Agreement, “Superior Proposal” shall mean any unsolicited bona fide written proposal (on its most recently amended or modified terms, if amended or modified made by a third party to enter into an Acquisition Transaction on terms that the Board of Directors of CBH reasonably determines in its good faith judgment, after consultation with and having considered the advice of outside legal counsel and its financial advisor, (a) would, if consummated, result in the acquisition of all, but not less than all, of the issued and outstanding shares of CBH Common Stock or all, or substantially all, of the assets of CBH and its Subsidiaries on a consolidated basis; (b) would result in a transaction that (i) involves consideration to the holders of the shares of CBH Common Stock that is more favorable than the Merger Consideration to be paid to CBH’s shareholders pursuant to this Agreement, considering, among other things, the nature of the consideration being offered, any regulatory approvals or other risks associated with the timing of the proposed transaction beyond the identity of such Person making such proposal or other factors and risks in addition to those specifically contemplated hereby, and which proposal is not conditioned upon obtaining additional financing and (ii) is, in light of the other terms of such proposal, more favorable to CBH than the Merger and the transactions contemplated by this Agreement; and (c) is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of the proposal.

6.10.3. CBH shall promptly (and in any event within forty-eight (48) hours) notify BMBC in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, CBH or any CBH Representatives, in each case in connection with any Acquisition Proposal, and such notice shall indicate the name of the Person initiating such discussions or negotiations or making such proposal, offer or information request and the terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications) unless (a) such materials constitute confidential information of the party making such offer or proposal under an effective confidentiality agreement, (b) disclosure of such materials jeopardizes the attorney-client privilege or (c) disclosure of such materials contravenes any law, rule, regulation, order, judgment or decree. CBH agrees that it shall keep BMBC informed, on a current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).

6.10.4. Neither the Board of Directors of CBH nor any committee thereof shall (a) withdraw, qualify or modify, or propose to withdraw, qualify or modify, in a manner adverse to BMBC in connection with the transactions contemplated by this Agreement (including the Merger), the CBH Recommendation (as defined in Section 8.1), or make any statement, filing or release, in connection with the CBH Shareholders Meeting or otherwise, inconsistent with the CBH Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the CBH Recommendation); (b) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal; or (c) enter into (or cause CBH or any of its Subsidiaries to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (i) related to any Acquisition Transaction (other than a confidentiality agreement entered into in accordance with the provisions of Section 6.10.2) or (ii) requiring CBH to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement.

6.10.5. Notwithstanding Section 6.10.4, prior to the date of CBH Shareholders Meeting, the Board of Directors of CBH may approve or recommend to the shareholders of CBH a Superior Proposal and withdraw, qualify or modify the CBH Recommendation in connection therewith (a “CBH Subsequent Determination”) after the third (3rd) Business Day following BMBC’s receipt of a notice (the “Notice of Superior Proposal”) from CBH advising BMBC that the Board of Directors of CBH has decided that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of this Section 6.10) constitutes a Superior Proposal (it being understood that CBH shall be required to deliver a new Notice of Superior Proposal in respect of any revised Superior Proposal from such third party or its affiliates that CBH proposes to accept and the subsequent notice period shall be two (2) Business Days) if, but only if, (a) the Board of Directors of CBH has reasonably determined in good faith, after consultation with and having considered the advice of outside legal counsel and a financial advisor, that the failure to take such actions would be reasonably likely to be inconsistent with its fiduciary duties to CBH under applicable law, and (b) at the end of such three (3) Business Day period or the two (2) Business Day period (as the case may be), after taking into account any such adjusted, modified or amended terms as may have been committed to in writing by BMBC since its receipt of such Notice of Superior Proposal (provided, however, that BMBC shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement), the Board of Directors of CBH has again in good faith made the determination (i) in clause (a) of this Section 6.10.5 and (ii) that such Acquisition Proposal constitutes a Superior Proposal. Notwithstanding the foregoing, the changing, qualifying or modifying of the CBH Recommendation or the making of a CBH Subsequent Determination by the Board of Directors of CBH shall not change the approval of the Board of Directors of CBH for purposes of causing any applicable federal or state anti-takeover laws or regulations to be inapplicable to this Agreement and the CBH Voting Agreements and the transactions contemplated hereby and thereby, including the Merger.

6.10.6. Nothing contained in Section 6.10 shall prohibit CBH or the Board of Directors of CBH from complying with CBH’s obligations under Rules 14d-9 (as if such rule were applicable to CBH) and 14e-2(a) promulgated under the Exchange Act; provided, however, that any such disclosure relating to an Acquisition Proposal shall be deemed a change in the CBH Recommendation unless the Board of Directors of CBH reaffirms the CBH Recommendation in such disclosure.

6.11. Reserves and Merger-Related Costs.

CBH agrees to consult with BMBC with respect to its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves). BMBC and CBH shall also consult with respect to the character, amount and timing of restructuring charges to be taken by each of them in connection with the transactions contemplated hereby and shall take such charges as BMBC shall reasonably request and which are not inconsistent with GAAP; provided that no such actions need be effected until BMBC shall have irrevocably certified to CBH that all conditions set forth in Article IX to the obligation of BMBC to consummate the transactions contemplated hereby have been satisfied or, where legally permissible, waived.

6.12. CBH/CB Board of Directors and Committee Meetings.

CBH and CB shall permit representatives of BMBC to attend any meeting of the Board of Directors of CBH and/or CB or the Executive, Asset-Liability and Loan Committees (including loan review and any other loan committees) thereof as an observer; provided that neither CBH nor CB shall be required to permit the BMBC representative to remain present during any confidential discussion of this Agreement and the transactions contemplated hereby or any third party proposal to acquire control of CBH or CB or during any other matter that the respective Board of Directors has reasonably determined to be confidential with respect to BMBC’s participation.

6.13. CBH/CB Director Agreements.

Prior to or concurrent with the execution of this Agreement, each individual who is a director of CBH or CB on the date of this Agreement and who will not be appointed to the board of directors of BMBC pursuant to Section 7.12 shall have executed a non-competition and non-solicitation agreement in the form set forth in BMBC Disclosure Schedule 6.13.1.

6.14. Anti-takeover Provisions.

CBH and its Subsidiaries shall take all steps required by any relevant federal or state law or regulation or under any relevant agreement or other document to exempt or continue to exempt BMBC, BMT, the Merger, the Bank Merger, the Agreement and the transactions contemplated hereby from any provisions of an anti-takeover nature contained in CBH’s or its Subsidiaries’ organizational documents, and the provisions of any applicable federal or state anti-takeover laws and regulations.

6.15. 2013 Tax Returns.

CBH shall file or cause to be filed all Tax Returns required to be filed by or with respect to CBH and every CBH Subsidiary, either separately or as a member of a group of corporations, with respect to the taxable year ended December 31, 2013. CBH shall provide a draft copy of the federal return to BMBC for review not later than May 30, 2014. BMBC agrees to provide any comments on said draft no later than June 15, 2014 so as to enable timely filing of the extended CBH and Subsidiary federal return on or before September 15, 2014.

6.16. Pre-Closing Administrative Matters Regarding Options and Warrants.

Prior to the Closing Date, CBH shall provide BMBC with a written list containing the name, address and social security number of each holder of CBH Options and CBH Warrants.

6.17. Special Dividend.

Immediately prior to the Effective Time, CBH shall pay a special cash dividend of $1.251 million in the aggregate to holders of CBH Common Stock and CBH Preferred Stock. CBH shall take all necessary and appropriate action to declare such dividend upon the satisfaction or (to the extent permitted by applicable law) waiver of the conditions to Closing set forth in Article IX (other than those conditions that by their terms are to be satisfied at the Closing).

ARTICLE VII

COVENANTS OF BMBC

7.1. Conduct of Business.

During the period from the date of this Agreement to the Effective Time, except with the written consent of CBH, which consent will not be unreasonably withheld, BMBC will, and it will cause each BMBC Subsidiary to use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action that would, or would be reasonably likely to: (a) adversely affect the ability of the parties to obtain the Regulatory Approvals or other approvals of Governmental Entities required for the transaction contemplated hereby, or increase the period of time necessary to obtain such approvals; (b) adversely affect its ability to perform its covenants and agreements under this Agreement; or (c) result in the representations and warranties contained in Article V of this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Closing Date or in any of the conditions set forth in Article IX hereof not being satisfied.

7.2. Current Information.

During the period from the date of this Agreement to the Effective Time as necessary, BMBC will cause one or more of its representatives to confer with representatives of CBH and report the general status of its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby, at such times as CBH may reasonably request. BMBC will promptly notify CBH, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), which might adversely affect the ability of the parties to obtain the Regulatory Approvals or increase the period of time necessary to obtain such approvals; or the institution of material litigation involving BMBC and any BMBC Subsidiary. BMBC shall be reasonably responsive to requests by CBH for access to such information and personnel regarding BMBC and its Subsidiaries as may be reasonably necessary for CBH to confirm that the representations and warranties of BMBC contained herein are true and correct and that the covenants of BMBC contained herein have been performed in all material respects; provided, however, that BMBC shall not be required to take any action that would provide access to or to disclose information where such access or disclosure, in BMBC’s reasonable judgment, would interfere with the normal conduct of BMBC’s business or would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel.

7.3. Financial and Other Statements.

BMBC will make available to CBH the Securities Documents filed by it with the SEC under the Securities Laws. BMBC will furnish to CBH copies of all documents, statements and reports that it or BMT intends to file with any Bank Regulator with respect to the Merger. BMBC will furnish to CBH copies of all documents, statements and reports that it sends to the shareholders of BMBC.

7.4. Disclosure Supplements.

From time to time prior to the Effective Time as necessary, BMBC will supplement or amend the BMBC Disclosure Schedule delivered in connection herewith with respect to any material matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such BMBC Disclosure Schedule or which is necessary to correct any information in such BMBC Disclosure Schedule which has been rendered inaccurate thereby. No supplement or amendment to such BMBC Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

7.5. Consents and Approvals of Third Parties.

BMBC shall use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals, necessary or desirable for the consummation of the transactions contemplated by this Agreement.

7.6. Reasonable Best Efforts.

Subject to the terms and conditions herein provided, BMBC agrees to use all reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

7.7. Failure to Fulfill Conditions.

In the event that BMBC determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify CBH.

7.8. Employee Benefits.

7.8.1. Prior to the Effective Time, BMBC shall take all reasonable action so that employees of CBH and its Subsidiaries who become employees of BMBC or a BMBC Subsidiary (“Continuing Employees”) shall be entitled to participate, effective as soon as administratively practicable following the Effective Time, in each of the BMBC Compensation and Benefit Plans to the same extent as similarly-situated employees of BMBC and its Subsidiaries (it being understood that inclusion of the employees of CBH and its Subsidiaries in the BMBC Compensation and Benefit Plans may occur at different times with respect to different plans and that any grants to any Continuing Employee under any BMBC Stock Plan shall be at the discretion of BMBC). Notwithstanding the foregoing, BMBC may determine to continue any of the employee benefit plans, programs or arrangements of CBH or any its Subsidiaries for Continuing Employees in lieu of offering participation in the BMBC Compensation and Benefit Plans providing similar benefits (e.g., medical and hospitalization benefits), to terminate any of such benefit plans, or to merge any such benefit plans with the corresponding BMBC Compensation and Benefit Plans, provided the result is the provision of benefits to Continuing Employees that are substantially similar to the benefits provided to the employees of BMBC and its Subsidiaries generally. Should BMBC notify CBH in advance of the Effective Time that it wishes CBH or any CBH Subsidiary to terminate any CBH Compensation and Benefit Plan prior to the Effective Time, CBH shall take all steps necessary to comply with such request prior to the Effective Time; provided that CBH shall have no obligation to terminate any such plan unless and until BMBC shall have irrevocably certified to CBH that all conditions set forth in Article IX to the obligation of BMBC to consummate the transactions contemplated hereby have been satisfied or, where legally permissible, waived. BMBC shall cause each BMBC Compensation and Benefit Plan in which Continuing Employees are eligible to participate to recognize, for purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes (but not for the accrual of benefits, except as specifically set forth herein) under the BMBC Compensation and Benefit Plans the service of such Continuing Employees with CBH and its Subsidiaries or any predecessor thereto prior to the Effective Time; provided, however, that credit for benefit accrual purposes shall be given for purposes of BMBC vacation and other leave policies or programs and for purposes of the calculation of severance benefits under any severance compensation plan or practice of BMBC and its Subsidiaries as set forth in BMBC Disclosure Schedule 7.8.1. This Agreement shall not be construed to limit the ability of BMBC or BMT to terminate the employment of any employee or to review employee benefits programs from time to time and to make such changes (including terminating any program) as they deem appropriate.

7.8.2. BMBC shall honor the terms of all CBH Compensation and Benefit Plans set forth in CBH Disclosure Schedule 4.12.1 and specifically identified on such schedule as being subject to honor by BMBC.

7.8.3. Any employee of CBH or any CBH Subsidiary who is not a party to an employment, consulting, change in control or severance agreement or contract providing severance payments and whose employment is terminated on or after the date hereof and at or before the Effective Time or within twelve (12) months after the Effective Time, shall receive severance pay at the time of termination of employment in an amount equal to two (2) weeks of such employee’s regular pay for each year that such employee was employed by CBH, any CBH Subsidiary or any successor thereto.

7.8.4. In the event of any termination of any medical, dental, health or disability plan (collectively, “health plans”) of CBH and its Subsidiaries or the consolidation of any such health plans with a corresponding health plan of BMBC and its Subsidiaries, BMBC shall make available to Continuing Employees and their dependents employer-provided coverage under the corresponding health plans of BMBC and its Subsidiaries on the same basis as it provides coverage to employees of BMBC and its Subsidiaries, provided that BMBC shall cause each such plan to (a) waive any pre-existing condition limitations to the extent such conditions are covered under the applicable health plans of CBH and its Subsidiaries, (b) honor under such plans any deductible, co-payment and out-of-pocket expenses incurred by the employees and their dependents under the health plans of CBH and its Subsidiaries during the portion of the plan year prior to participation in the corresponding health plan of BMBC and its Subsidiaries, and (c) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to the Continuing Employees and their dependents on or after the Effective Time, in each case to the extent such employee or dependent had satisfied any similar limitation or requirement under an analogous health plan of CBH or its Subsidiaries prior to the Effective Time. Unless a Continuing Employee affirmatively terminates coverage under a health plan of CBH and its Subsidiaries prior to the time that such Continuing Employee becomes eligible to participate in the corresponding health plan of BMBC and its Subsidiaries, no coverage of any of the Continuing Employees or their dependents shall terminate under any health plan of CBH and its Subsidiaries prior to the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of BMBC and its Subsidiaries and their dependents. In the event of a termination or consolidation of any health plan of CBH and its Subsidiaries, terminated employees of CBH and its Subsidiaries and qualified beneficiaries will have the right to continued coverage under group health plans of BMBC and its Subsidiaries in accordance with COBRA.

7.8.5. Notwithstanding anything to the contrary contained herein, pursuant to terms and conditions mutually agreed to by CBH and BMBC after the date hereof, CBH may pay cash retention bonuses to employees of CBH and its Subsidiaries who are selected by the chief executive officer of CBH with the prior approval of BMBC, such approval not to be unreasonably withheld, in order to help retain key employees (who are not otherwise covered by an employment or similar contract) through the Effective Time and for a specified period thereafter, provided that the aggregate amount of such retention bonuses shall not exceed $300,000.

7.8.6. Within 10 days of the date of this Agreement, CBH shall provide written notice to the officers identified on CBH Disclosure Schedule 7.8.6 that such officers are not entitled to any payments (including, but not limited to, severance or change in control payments) pursuant to the agreements identified on CBH Disclosure Schedule 7.8.6.

7.9. Directors and Officers Indemnification and Insurance.

7.9.1. For a period of six (6) years after the Effective Time, BMBC shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer or director of CBH or a CBH Subsidiary (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses (including attorney’s fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of BMBC, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a “Claim”), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part or arising in whole or in part out of the fact that such person is or was a director or officer of CBH or a CBH Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring at or before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time, to the fullest extent as would have been permitted by CBH under the PBCL and under CBH’s articles of incorporation and bylaws or equivalent governing documents of any CBH Subsidiary, as applicable, in each case as in effect on the date hereof. BMBC shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent as would have been permitted by CBH under the PBCL and under CBH’s articles of incorporation upon receipt of an undertaking to repay such advance payments if such Indemnified Party shall be adjudicated or determined to be not entitled to indemnification in the manner set forth below. Any Indemnified Party wishing to claim indemnification under this Section 7.9.1 upon learning of any Claim, shall notify BMBC (but the failure so to notify BMBC shall not relieve it from any liability which it may have under this Section 7.9.1, except to the extent such failure prejudices BMBC) and shall deliver to BMBC the undertaking referred to in the previous sentence. Without limiting the foregoing, in any case in which approval by BMBC, one of its Subsidiaries or the board of directors thereof is required to effect any indemnification, at the election of the Indemnified Party, the determination of any such approval shall be made by a majority of the independent directors then in office or, if no such directors are then in office, by independent counsel mutually agreed upon between BMBC and the Indemnified Party. Nothing contained in Section 7.9 or any other provision of this Agreement shall limit any right to indemnification which any current or former director, officer, employee or agent of CBH may have under applicable law or regulation or CBH’s articles of incorporation, bylaws or the equivalent documents of any Subsidiary of CBH, as applicable, in each case as in effect on the date hereof, which BMBC agrees to honor in accordance with their terms.

7.9.2. In the event that either BMBC or any of its successors or assigns (a) consolidates with or merges into any other person and shall not be the continuing or surviving bank or entity of such consolidation or merger or (b) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of BMBC shall assume the obligations set forth in this Section 7.9.

7.9.3. BMBC shall maintain, or shall cause BMT to maintain, in effect for three (3) years following the Effective Time, the current directors’ and officers’ liability insurance policies covering the officers and directors of CBH (provided, that BMBC may substitute therefore policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring at or prior to the Effective Time; provided, however, that in no event shall BMBC be required to expend per year pursuant to this Section 7.9.3 more than one hundred fifty percent (150%) of the annual cost currently expended by CBH with respect to such insurance (the “Maximum Amount”); provided, further, that if the amount of the annual premium necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, BMBC shall maintain the most advantageous policies of directors’ and officers’ insurance obtainable for a premium equal to the Maximum Amount. In connection with the foregoing, CBH agrees in order for BMBC to fulfill its agreement to provide directors and officers liability insurance policies for three (3) years to provide such insurer or substitute insurer with such reasonable and customary representations as such insurer may request with respect to the reporting of any prior claims.

7.9.4. The obligations of BMBC provided under this Section 7.9 are intended to be enforceable against BMBC directly by the Indemnified Parties and their respective heirs and representatives and shall be binding on all respective successors and permitted assigns of BMBC.

7.10. Stock Listing.

Prior to the Effective Time, BMBC will take all steps necessary to list on the Nasdaq (or such other national securities exchange on which the shares of the BMBC Common Stock shall be listed as of the date of consummation of the Merger), subject to official notice of issuance, the shares of BMBC Common Stock to be issued in the Merger.

7.11. Stock and Cash Reserve.

BMBC agrees at all times from the date of this Agreement until the Merger Consideration has been paid in full to reserve a sufficient number of shares of its common stock and to maintain sufficient liquid accounts or borrowing capacity to fulfill its obligations under this Agreement.

7.12. BMBC/BMT Board of Directors

Following the date of this Agreement, BMBC and BMT shall take all action necessary to (a) cause each of their boards of directors to be increased by two members, effective immediately following the Effective Time, and (b) elect two current directors of CBH selected by BMBC from Schedule 7.12 hereof as independent directors to each of BMBC and BMT in the class of directors whose terms expire at the 2015 annual meeting of shareholders of BMBC. To the extent that the initial terms of such directors are not four years, at the end of the initial term of each of such director, he will be re-nominated for an additional term, subject to the fiduciary duties of the board of directors and any applicable eligibility requirements set forth in BMBC’s articles of incorporation, bylaws, or nominating and corporate governance committee guidelines, or any applicable law, rule, regulation or listing standard, such that each of the directors will have served at least four years on the boards of directors of BMBC and BMT.

ARTICLE VIII

REGULATORY AND OTHER MATTERS

8.1. Shareholder Meetings.

8.1.1. CBH will (a) as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the “CBH Shareholders Meeting”), for the purpose of considering this Agreement and the Merger, and for such other purposes as may be, in CBH’s reasonable judgment, necessary or desirable, and (b) subject to Section 6.10, have its Board of Directors recommend approval of this Agreement to the CBH shareholders (the “CBH Recommendation”).

8.1.2. BMBC will (a) as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the “BMBC Shareholders Meeting”), for the purpose of considering this Agreement, the Merger, and for such other purposes as may be, in BMBC’s reasonable judgment, necessary or desirable, and (b) have its Board of Directors recommend approval of this Agreement to the BMBC shareholders (the “BMBC Recommendation”).

8.2. Proxy Statement-Prospectus.

8.2.1. For the purposes (x) of registering BMBC Common Stock to be offered to holders of CBH Common Stock in connection with the Merger with the SEC under the Securities Act and (y) of holding the CBH Shareholders Meeting and the BMBC Shareholders Meeting, BMBC shall draft and prepare, and CBH shall cooperate in the preparation of, the Merger Registration Statement, including a proxy statement and prospectus satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement/prospectus in the form mailed to the CBH and BMBC shareholders, together with any and all amendments or supplements thereto, being herein referred to as the “Proxy Statement-Prospectus”). BMBC shall file the Merger Registration Statement, including the Proxy Statement-Prospectus, with the SEC. Each of BMBC and CBH shall use their commercially reasonable efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and each of CBH and BMBC shall thereafter promptly mail the Proxy Statement-Prospectus to the CBH and BMBC shareholders. BMBC shall also use its commercially reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and CBH shall furnish all information concerning CBH and the holders of CBH Common Stock as may be reasonably requested in connection with any such action.

8.2.2. CBH shall provide BMBC with any information concerning itself that BMBC may reasonably request in connection with the drafting and preparation of the Proxy Statement-Prospectus, and BMBC shall notify CBH promptly of the receipt of any comments of the SEC with respect to the Proxy Statement-Prospectus and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to CBH promptly copies of all correspondence between BMBC or any of their representatives and the SEC. BMBC shall give CBH and its counsel reasonable opportunity to review and comment on the Proxy Statement-Prospectus prior to its being filed with the SEC and shall give CBH and its counsel the reasonable opportunity to review and comment on all amendments and supplements to the Proxy Statement-Prospectus and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of BMBC and CBH agrees to use commercially reasonable efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement-Prospectus and all required amendments and supplements thereto to be mailed to the holders of CBH Common Stock and BMBC Common Stock entitled to vote at the their respective Shareholders Meetings at the earliest practicable time.

8.2.3. CBH and BMBC shall promptly notify the other party if at any time it becomes aware that the Proxy Statement-Prospectus or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, CBH shall cooperate with BMBC in the preparation of a supplement or amendment to such Proxy Statement-Prospectus that corrects such misstatement or omission, and BMBC shall file an amended Merger Registration Statement with the SEC, and each party shall mail an amended Proxy Statement-Prospectus to its respective shareholders.

8.3. Regulatory Approvals.

Each of CBH and BMBC will cooperate with the other and use all reasonable efforts to promptly prepare all necessary documentation, to effect all necessary filings within forty-five (45) days after the date of this Agreement or as soon as practicable thereafter and to obtain all necessary permits, consents, waivers, approvals and authorizations of the SEC, the Bank Regulators and any other third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement. CBH and BMBC will furnish each other and each other’s counsel with all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable in connection with the Proxy Statement-Prospectus and any application, petition or any other statement or application made by or on behalf of CBH or BMBC to any Bank Regulatory or governmental body in connection with the Merger, and the other transactions contemplated by this Agreement. Each party shall have the right to review and approve in advance all characterizations of the information relating to such party and any of its Subsidiaries, which appear in any filing made in connection with the transactions contemplated by this Agreement with any governmental body. Each party shall give the other party and its counsel reasonable opportunity to review and comment on each filing prior to its being filed with a Bank Regulator and shall give the other party and its counsel reasonable opportunity to review and comment on all regulatory filings, amendments and supplements to such filings and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, a Bank Regulator.

ARTICLE IX

CLOSING CONDITIONS

9.1. Conditions to Each Party’s Obligations under this Agreement.

The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

9.1.1. Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of CBH and BMBC.

9.1.2. Orders and Prohibitions. None of CBH, BMBC or any of their respective Subsidiaries shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the transactions contemplated by this Agreement and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity or Bank Regulator, that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

9.1.3. Regulatory Approvals. All Regulatory Approvals, and other necessary approvals, authorizations and consents of any Governmental Entities required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all waiting periods relating to such approvals, authorizations or consents shall have expired; and no such approval, authorization or consent shall include any condition or requirement, excluding standard conditions that are normally imposed by the regulatory authorities in bank merger transactions, that would, in the good faith reasonable judgment of the Board of Directors of BMBC, materially and adversely affect the business, operations, financial condition, property or assets of the combined enterprise of CBH, CB and BMBC or materially impair the value of CBH or CB to BMBC.

9.1.4. Effectiveness of Merger Registration Statement. The Merger Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC and, if the offer and sale of BMBC Common Stock in the Merger is subject to the “Blue Sky” laws of any state, shall not be subject to a stop order of any state securities commissioner.

9.1.5. Nasdaq Listing. The shares of BMBC Common Stock to be issued in the Merger shall have been authorized for listing on the Nasdaq, subject to official notice of issuance.

9.1.6. Tax Opinion. On the basis of facts, representations and assumptions which shall be consistent with the state of facts existing at the Closing Date, BMBC shall have received an opinion of Stradley Ronon Stevens & Young, LLP, and CBH shall have received an opinion of Silver, Freedman, Taff & Tiernan LLP, each reasonably acceptable in form and substance to BMBC and CBH, dated as of the Closing Date, substantially to the effect that for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering the tax opinion described in this Section 9.1.6, the law firms may require and rely upon customary representations contained in certificates of officers of BMBC and CBH and their respective subsidiaries.

9.1.7. Amendment No. 1 to Other CBH Warrants. Each holder of Other CBH Warrants shall have executed an amendment (“Amendment No. 1”) to the warrants, dated June 8, 2012, each previously issued by CBH to the Other CBH Warrant Holders, which Amendment No. 1 shall be substantially in the form of CBH Disclosure Schedule 9.1.7.

9.1.8. Consent of Holders of CBH Series B Preferred Stock. Each holder of shares of CBH Series B Preferred Stock shall have executed a consent to the conversion of such shares to BMBC Common Stock upon the consummation of the Merger.

9.2. Conditions to the Obligations of BMBC under this Agreement.

The obligations of BMBC under this Agreement shall be further subject to the satisfaction of the conditions set forth in this Section 9.2 at or prior to the Closing Date:

9.2.1. Representations and Warranties. Each of the representations and warranties of CBH set forth in this Agreement shall be true and correct as of the date of this Agreement and as of all times up to and including the Effective Time of the Merger as though made on and as of the Effective Time of the Merger (except to the extent such representations and warranties speak as of a specified date); provided, however, that the representations and warranties in Sections 4.11.4 and 4.17 shall be true and correct in all material respects and provided, further, none of the CBH MAE Reps shall be deemed untrue or incorrect for purposes of this Section 9.2.1, and CBH shall not be deemed to have breached any CBH MAE Rep, in any case, as a consequence of the existence of any fact, event or circumstance except to the extent such fact, circumstance or event, individually or in the aggregate with all other facts, events or circumstances inconsistent with any representation or warranty set forth herein, has had or would be reasonably likely to have a Material Adverse Effect (without giving effect to any materiality or Material Adverse Effect qualifier in such representation or warranty). CBH shall have delivered to BMBC a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of CBH as of the Effective Time.

9.2.2. Agreements and Covenants. CBH shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the Effective Time, and BMBC shall have received a certificate signed on behalf of CBH by the Chief Executive Officer and Chief Financial Officer of CBH to such effect dated as of the Effective Time.

9.2.3. Permits, Authorizations, Etc. CBH shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger and the Bank Merger.

9.2.4. Dissenters’ Rights. Holders of no more than ten percent (10%) of the issued and outstanding shares of CBH shall have exercised their statutory appraisal or dissenters’ rights pursuant to Section 3.2.13 hereof prior to the Closing Date.

CBH will furnish BMBC with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.2 as BMBC may reasonably request.

9.3. Conditions to the Obligations of CBH under this Agreement.

The obligations of CBH under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.3.1 through 9.3.4 at or prior to the Closing Date:

9.3.1. Representations and Warranties. Each of the representations and warranties of BMBC set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of all times up to and including the Effective Time of the Merger as though made on and as of the Effective Time of the Merger (except to the extent such representations and warranties speak as of a specified date); provided, however, that none of the BMBC MAE Reps shall be deemed untrue or incorrect for purposes of this Section 9.3.1, and BMBC shall not be deemed to have breached any BMBC MAE Rep, in any case, as a consequence of the existence of any fact, event or circumstance except to the extent such fact, circumstance or event, individually or in the aggregate with all other facts, events or circumstances inconsistent with any representation or warranty set forth herein, has had or would be reasonably likely to have a Material Adverse Effect (without giving effect to any materiality or Material Adverse Effect qualifier in such representation or warranty). BMBC shall have delivered to CBH a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of BMBC as of the Effective Time.

9.3.2. Agreements and Covenants. BMBC shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the Effective Time, and CBH shall have received a certificate signed on behalf of BMBC by the Chief Executive Officer and Chief Financial Officer to such effect dated as of the Effective Time.

9.3.3. Permits, Authorizations, Etc. BMBC shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger and the Bank Merger.

9.3.4. Payment of Merger Consideration. BMBC shall have delivered the Exchange Fund to the Exchange Agent on or before the Closing Date and the Exchange Agent shall provide CBH with a certificate evidencing such delivery.

BMBC will furnish CBH with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.3 as CBH may reasonably request.

ARTICLE X

THE CLOSING

10.1. Time and Place.

Subject to the provisions of Articles IX and XI hereof, the Closing of the transactions contemplated hereby shall take place at the offices of Stradley Ronon Stevens & Young, LLP, 2600 One Commerce Square, Philadelphia, PA at 10:00 a.m. on the Closing Date, or at such other place or time upon which BMBC and CBH mutually agree. A pre-closing of the transactions contemplated hereby (the “Pre-Closing”) shall take place at the offices of Stradley Ronon Stevens & Young, LLP, 2600 One Commerce Square, Philadelphia, PA at 10:00 a.m. on the Business Day prior to the Closing Date.

10.2. Deliveries at the Pre-Closing and the Closing.

At the Pre-Closing there shall be delivered to BMBC and CBH the opinions, certificates, and other documents and instruments required to be delivered under Article IX hereof. At or prior to the Closing, BMBC shall have delivered the Merger Consideration as set forth under Section 9.3.4 hereof.

ARTICLE XI

TERMINATION, AMENDMENT AND WAIVER

11.1. Termination.

This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the Merger by the shareholders of CBH or BMBC:

11.1.1. At any time by the mutual written agreement of BMBC and CBH;

11.1.2. By the Board of Directors of either party (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such breach by the terminating party to the other party; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 11.1.2 unless the breach of representation or warranty, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.1 (in the case of a breach of a representation or warranty by CBH) or Section 9.3.1 (in the case of a breach of a representation or warranty by BMBC);

11.1.3. By the Board of Directors of either party (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party, which failure by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such failure by the terminating party to the other party; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 11.1.3 unless the breach of covenant or agreement, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.2 (in the case of a breach of covenant by CBH) or Section 9.3.2 (in the case of a breach of covenant by BMBC);

11.1.4. At the election of the Board of Directors of either party if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by BMBC and CBH; provided that no party may terminate this Agreement pursuant to this Section 11.1.4 if the failure of the Closing to have occurred on or before said date was due to such party’s material breach of any representation, warranty, covenant or other agreement contained in this Agreement;

11.1.5. By the Board of Directors of either party if (a) the shareholders of CBH shall have voted at the CBH Shareholders Meeting on the transactions contemplated by this Agreement and such vote shall not have been sufficient to approve such transactions, or (b) the shareholders of BMBC shall have voted at the BMBC Shareholders Meeting on the transactions contemplated by this Agreement, and such vote shall not have been sufficient to approve such transactions;

11.1.6. By the Board of Directors of either party if (a) final action has been taken by a Bank Regulator whose approval is required in connection with this Agreement and the transactions contemplated hereby, which final action (i) has become unappealable and (ii) does not approve this Agreement or the transactions contemplated hereby, or (b) any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

11.1.7. By CBH at any time during the three-day period following the Determination Date (as defined below), if both of the following conditions (A) and (B) are satisfied:

(A) the Average Closing Price (as defined below) shall be less than the product of 0.800 and the Starting Price; and

(B) (i) the number obtained by dividing the Average Closing Price by the Starting Price (such number being referred to herein as the “BMBC Ratio”) shall be less than (ii) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date (as defined below) and subtracting 0.200 from such quotient (such number being referred to herein as the “Index Ratio”);

subject to the following. If CBH elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to BMBC; provided that such notice of election to terminate may be withdrawn at any time within the aforementioned three-day period. During the period commencing with its receipt of such notice and ending at the Effective Time, BMBC shall have the option of increasing the Exchange Ratio in a manner such, and to the extent required, so that the condition set forth in either clause (A) or (B) above shall be deemed not to exist.

For purposes hereof, the condition set forth in clause (A) above shall be deemed not to exist if:

the Exchange Ratio is increased so that the Adjusted Per Share Merger Consideration (calculated by using the Average Closing Price, as provided in the definition of “Adjusted Per Share Merger Consideration”) after such increase is not less than 80% of the Adjusted Per Share Merger Consideration calculated by using the Starting Price in lieu of the Average Closing Price.

For purposes hereof, the condition set forth in clause (B) above shall be deemed not to exist if:

the Exchange Ratio is increased so that the Adjusted BMBC Ratio is not less than the Index Ratio.

If BMBC makes this election, within such period, it shall give prompt written notice to CBH of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 11.1.7 and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio, and derivatively the Per Share Merger Consideration, shall have been so modified), and any references in this Agreement to “Exchange Ratio” and “Per Share Merger Consideration” shall thereafter be deemed to refer to the Exchange Ratio and Per Share Merger Consideration after giving effect to any adjustment made pursuant to this Section 11.1.7. For purposes of this Section 11.1.7, the following terms shall have the meanings indicated:

“Adjusted BMBC Ratio” means the number obtained by dividing (x) the sum of (i) the Average Closing Price plus (ii) the quotient obtained by dividing the aggregate increase in transaction value resulting from an increase in the Exchange Ratio by the total number of shares of CBH Common Stock and CBH Series B Preferred Stock outstanding multiplied by the initial Exchange Ratio, on the Determination Date, by (y) the Starting Price. For purposes of calculating the increase in transaction value, the price per share of BMBC Common Stock shall be deemed to be the Average Closing Price.

“Adjusted Per Share Merger Consideration” means the product of the Per Share Merger Consideration times the Average Closing Price.

“Average Closing Price” means the average of the last reported sale prices per share of BMBC Common Stock as reported on the NASDAQ Stock Market (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the twenty consecutive trading days immediately preceding the Determination Date.

“Determination Date” shall mean the fifth calendar day immediately prior to the Effective Time, or if such calendar day is not a trading day on the NASDAQ Stock Market, then the trading day immediately preceding such calendar day.

“Index Price” on a given date means the closing price of the NASDAQ Bank Index.

“Starting Date” means the trading day on the NASDAQ Stock Market preceding the day on which the parties publicly announce the signing of this Agreement.

“Starting Price” means $27.46.

If BMBC declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of BMBC shall be appropriately adjusted for the purposes of applying this Section 11.1.7.

11.1.8. By the Board of Directors of BMBC if CBH has received a Superior Proposal and, in accordance with Section 6.10 of this Agreement, the Board of Directors of CBH has entered into an acquisition agreement with respect to the Superior Proposal, terminated this Agreement, or withdrawn the CBH Recommendation, failed to make the CBH Recommendation or modified or qualified the CBH Recommendation in a manner adverse to BMBC;

11.1.9. By the Board of Directors of CBH if CBH has received a Superior Proposal and, in accordance with Section 6.10 of this Agreement, the Board of Directors of CBH has made a determination to accept such Superior Proposal.

11.2. Effect of Termination.

11.2.1. In the event of termination of this Agreement pursuant to any provision of Section 11.1, this Agreement shall forthwith become void and have no further force, except that the provisions of Sections 11.2, 12.1, 12.2, 12.5, 12.6, 12.9, 12.10, and any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

11.2.2. If this Agreement is terminated, expenses and damages of the parties hereto shall be determined as follows:

(A) Except as provided below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

(B) In the event of a termination of this Agreement because of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys’ fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights hereunder.

(C) As a condition of BMBC’s willingness, and in order to induce BMBC, to enter into this Agreement, and to reimburse BMBC for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, CBH hereby agrees to pay BMBC, and BMBC shall be entitled to payment of an amount equal to the sum of all costs and expenses incurred by BMBC in connection with the transactions contemplated hereby, including the fees of BMBC’s attorneys, accountants and financial advisors, and a termination fee of $4,500,000 (collectively, the “BMBC Payment”). The BMBC Payment shall be paid within three (3) Business Days after written demand for payment is made by BMBC, following the occurrence of any of the events set forth below:

(i) CBH terminates this Agreement pursuant to Section 11.1.9 or BMBC terminates this Agreement pursuant to Section 11.1.8; or

(ii) The entering into a definitive agreement by CBH relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving CBH within twelve (12) months after the occurrence of any of the following: (a) the termination of the Agreement by BMBC pursuant to Section 11.1.2 or 11.1.3 because of, in either case, a willful breach by CBH; or (b) the failure of the shareholders of CBH to approve this Agreement after the public disclosure or public awareness of an Acquisition Proposal.

(D) The right to receive the BMBC Payment under Section 11.2.2(C) will constitute the sole and exclusive remedy of BMBC against CBH and its Subsidiaries and their respective officers and directors with respect to a termination under (i) or (ii) above.

11.3. Amendment, Extension and Waiver.

Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the shareholders of CBH), the parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the shareholders of CBH, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount, value or changes the form of consideration to be delivered to CBH’s shareholders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE XII

MISCELLANEOUS

12.1. Confidentiality.

Except as specifically set forth herein, BMBC and CBH mutually agree to be bound by the terms of the confidentiality agreement dated December 23, 2013 and January 29, 2014 (the “Confidentiality Agreements”), previously executed by the parties hereto, which Confidentiality Agreements are hereby incorporated herein by reference. The parties hereto agree that the Confidentiality Agreements shall continue in accordance with their respective terms, notwithstanding the termination of this Agreement.

12.2. Public Announcements.

CBH and BMBC shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement, and except as may be otherwise required by law, neither CBH nor BMBC shall issue any news release, or other public announcement or communication with respect to this Agreement unless such news release, public announcement or communication has been mutually agreed upon by the parties hereto.

12.3. Survival.

All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on and be terminated and extinguished at the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

12.4. Notices.

All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery, mailed by prepaid United States registered or certified mail, return receipt requested, or sent by a nationally recognized overnight courier addressed as follows:

If to CBH, to:	W. Kirk Wycoff, Chairman H. Wayne Griest, President and CEO Continental Bank Holdings, Inc. 620 West Germantown Pike Plymouth Meeting, PA 19462 Fax: 610-684-4306

With required copies (which shall not constitute notice) to:	Raymond A. Tiernan, Esquire Philip Ross Bevan, Esquire Silver, Freedman, Taff & Tiernan LLP 3299 K Street, NW, Suite 100 Washington, DC 20007

If to BMBC, to:	Frederick C. Peters II, Chairman and CEO Bryn Mawr Bank Corporation 801 Lancaster Avenue Bryn Mawr PA 19010 Fax: (610) 525-3687

With required copies (which shall not constitute notice) to:

Francis Leto, EVP and General Counsel

Bryn Mawr Bank Corporation

801 Lancaster Avenue

Bryn Mawr PA 19010

Fax: (610) 525-3687

And

Christopher S. Connell, Esquire

Stradley Ronon Stevens & Young, LLP

2600 One Commerce Square

Philadelphia, PA 19103

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given: (a) as of the date delivered by hand; (b) three (3) Business Days after being delivered to the U.S. mail, postage prepaid; or (c) one (1) Business Day after being delivered to the overnight courier if next Business Day delivery is requested by the sender.

12.5. Parties in Interest.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party. Except for the provisions of Article III and Section 7.9, following the Effective Time, nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

12.6. Complete Agreement.

This Agreement, including the Exhibits and Disclosure Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto, and the Confidentiality Agreements, referred to in Section 12.1, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other than the Confidentiality Agreements referred to in Section 12.1 hereof) between the parties, both written and oral, with respect to its subject matter.

12.7. Counterparts.

This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original. A facsimile copy or electronic transmission of a signature page shall be deemed to be an original signature page.

12.8. Severability.

In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

12.9. Governing Law.

This Agreement shall be governed by the laws of Pennsylvania, without giving effect to its principles of conflicts of laws.

12.10. Interpretation.

When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. References to Sections include subsections, which are part of the related Section (e.g., a section numbered “Section 5.5.1” would be part of “Section 5.5” and references to “Section 5.5” would also refer to material contained in the subsection described as “Section 5.5.1”). The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The phrases “the date of this Agreement”, “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. All documents and information set forth in BMBC’s Securities Documents shall be deemed to have been “made available” or “provided” to CBH.

12.11. Specific Performance; Jurisdiction.

The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in the United States District Court for the Eastern District of Pennsylvania or in any state court located in the Commonwealth of Pennsylvania, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the United States District Court for the Eastern District of Pennsylvania or of any state court located in the Commonwealth of Pennsylvania in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the United States District Court for the Eastern District of Pennsylvania or any state court located in the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, BMBC and CBH have caused this Agreement to be executed by their duly authorized officers as of the date first set forth above.

Bryn Mawr Bank Corporation

By:	/s/ Francis J. Leto
Name:	Francis J. Leto
Title:	President and Chief Operating Officer

Continental Bank Holdings, Inc.

By:	/s/ H. Wayne Griest
Name:	H. Wayne Griest
Title:	President and CEO

EXHIBIT A

FORM OF VOTING AGREEMENT

May     , 2014

Continental Bank Holdings, Inc.

620 West Germantown Pike

Plymouth Meeting, PA 19462

Bryn Mawr Bank Corporation

801 Lancaster Avenue

Bryn Mawr PA 19010

Ladies and Gentlemen:

Bryn Mawr Bank Corporation (“BMBC”) and Continental Bank Holdings, Inc. (“CBH”) have entered into an Agreement and Plan of Merger dated as of May     , 2014 (the “Merger Agreement”), pursuant to which, subject to the terms and conditions set forth therein, (a) CBH will merge with and into BMBC, with BMBC surviving the merger, to be followed by the merger of Continental Bank (“CB”) with and into The Bryn Mawr Trust Company (“BMT”), with BMT surviving the merger (collectively referred to as the “Merger”); and (b) the shareholders of CBH will receive common stock of BMBC as stated in the Merger Agreement.

BMBC has requested, as a condition to its execution and delivery to CBH of the Merger Agreement, that the undersigned, being directors and executive officers of CBH and CB, execute and deliver to BMBC this Letter Agreement.

Each of the undersigned, in order to induce BMBC to execute and deliver to CBH the Merger Agreement, and intending to be legally bound, hereby irrevocably:

(a) Agrees to be present (in person or by proxy) at all meetings of shareholders of CBH called to vote for approval of the Merger so that all shares of common stock of CBH over which the undersigned or a member of the undersigned’s immediate family now has sole or shared voting power (other than shares voted in a fiduciary capacity on behalf of a person who is not an immediate family member) will be counted for the purpose of determining the presence of a quorum at such meetings and to vote, or cause to be voted, all such shares (a) in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of CBH), and (b) against approval or adoption of any other merger, business combination, recapitalization, partial liquidation or similar transaction involving CBH, it being understood that as to immediate family members, the undersigned will use his/her reasonable efforts to cause the shares to be present and voted in accordance with (a) and (b) above;

(b) Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of CBH, to approve or adopt the Merger Agreement;

(c) Agrees not to sell, transfer or otherwise dispose of any common stock of CBH on or prior to the date of the meeting of CBH shareholders to vote on the Merger Agreement, except for transfers to charities, charitable trusts, or other charitable organizations under Section 501(c)(3) of the IRC, to a lineal descendant or a spouse of the undersigned, or to a trust or other entity for the benefit of one or more of the foregoing persons; provided that the transferee agrees in writing to be bound by the terms of this letter agreement; and

(d) Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors’ rights and general equitable principles.

The obligations set forth herein shall terminate concurrently with any termination of the Merger Agreement.

This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

The undersigned intend to be legally bound hereby.

Sincerely,

Name: Title:

EXHIBIT B – FORM OF BANK MERGER AGREEMENT

BANK PLAN OF MERGER

THIS BANK PLAN OF MERGER (“Plan of Merger”) dated                     , 2014, is by and between Continental Bank, a federally chartered stock savings bank (“CB”), and The Bryn Mawr Trust Company, a Pennsylvania chartered bank (“Bryn Mawr Trust”).

Background:

WHEREAS, CB is a federally chartered stock savings bank and a wholly owned subsidiary of Continental Bank Holdings, Inc., a Pennsylvania corporation (“CBH”). The authorized capital stock of CB consists of 5,000,000 shares of common stock, par value $0.10 per share, of which 1,000 shares of common stock will be issued and outstanding at the Effective Time.

WHEREAS, in accordance with the terms of that certain Agreement and Plan of Merger, dated May 5, 2014 (the “Agreement”), by and between Bryn Mawr Bank Corporation, a Pennsylvania corporation (“BMBC”) and CBH, CBH will merge with and into BMBC.

WHEREAS, as a result of the merger of CBH with and into BMBC, CB will become a wholly owned subsidiary of BMBC.

WHEREAS, the respective Boards of Directors of CB and Bryn Mawr Trust have determined that the merger of CB with and into Bryn Mawr Trust, with Bryn Mawr Trust being the surviving institution (the “Resulting Institution”), under and pursuant to the terms and conditions set forth herein (said transaction being hereinafter referred to as the “Bank Merger”) is in the best interests of CB and Bryn Mawr Trust;

WHEREAS, it is anticipated that the Bank Merger would occur immediately after the transactions contemplated by the Agreement; and

WHEREAS, this Plan of Merger has been approved by the unanimous written consent of the sole shareholders of each of Bryn Mawr Trust and CB.

WHEREAS, this Plan of Merger must be approved by the Pennsylvania Department of Banking and Securities (“Department”), the Federal Deposit Insurance Corporation (“FDIC”) and the Federal Reserve Board.

NOW, THEREFORE, in consideration of the mutual promises and mutual agreements contained herein, the parties hereto agree as follows:

1. Merger. At and on the Effective Date of the Bank Merger (as defined below), CB shall be merged with and into Bryn Mawr Trust with Bryn Mawr Trust surviving as the Resulting Institution (the “Bank Merger”). BMBC shall be the owner, of 100% of the outstanding common stock of the Resulting Institution.

2. Effective Date. The Bank Merger will be effective upon the filing of the Articles of Merger with the Pennsylvania Department of State or the date and time as specified in such Articles of Merger as the Effective Date of the Bank Merger, as the case may be, which shall not be earlier than the Effective Time of the Merger.

3. Articles of Incorporation. At the Effective Date, the articles of incorporation of the Resulting Institution shall be the articles of incorporation of Bryn Mawr Trust as in effect immediately prior to the Bank Merger, until thereafter amended in accordance with applicable law.

4. Name. The name of the Resulting Institution shall be The Bryn Mawr Trust Company.

5. Offices. The home office of the Resulting Institution shall be 801 Lancaster Avenue, Bryn Mawr, Pennsylvania.

6. Directors and Officers. The officers and directors of Bryn Mawr Trust immediately prior to the Effective Date shall be the officers and directors of the Resulting Institution immediately after the Effective Date.

7. Rights and Duties of the Resulting Institution. The business of the Resulting Institution shall be that of a Pennsylvania chartered bank, as provided for in its articles of incorporation. All assets, rights interests, privileges, powers, franchises and property (real, personal and mixed) of Bryn Mawr Trust and CB shall be automatically transferred to and vested in the Resulting Institution by virtue of the Bank Merger without any deed or other document of transfer. The Resulting Institution without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the assets, rights, privileges, powers, properties, franchises and interests, including, without limitation, appointments, powers, designations, nominations and all other rights, interests and powers as agent or fiduciary, in the same manner and to the extent as such rights, interests and powers were held or enjoyed by Bryn Mawr Trust and CB, respectively. The Resulting Institution shall be responsible for all of the liabilities, restrictions and duties of every kind and description of both Bryn Mawr Trust and CB, immediately prior to the Bank Merger, including, without limitation, liabilities for all deposits, debts, obligations and contracts of Bryn Mawr Trust and CB, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books of accounts or records of either Bryn Mawr Trust or CB. Deposit accounts shall be deemed issued in the name of the Resulting Institution in accordance with applicable Department and FDIC regulations. All rights of creditors and other obligees and all liens on property of either Bryn Mawr Trust or CB shall be preserved, shall be assumed by the Resulting Institution and shall not be released or impaired. The sole shareholder of the Resulting Institution shall possess all the voting rights with respect to the shares of stock of the Resulting Institution.

8. Other Terms. All terms used in this Plan of Merger shall, unless defined herein, have the meanings set forth in the Agreement.

9. Countersignatures. This Plan may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

Signature Page Follows

IN WITNESS WHEREOF, the parties have caused this Bank Plan of Merger to be executed by their respective officers thereunto duly authorized as of the date first above written.

THE BRYN MAWR TRUST COMPANY

[SEAL]

By:
Name:
Title:

By:
Name:
	Title:	Secretary

CONTINENTAL BANK

[SEAL]

By:
Name:
Title:

By:
Name:
Title:

Annex B

May 5, 2014

Board of Directors

Continental Bank Holdings, Inc.

620 West Germantown Pike, Suite 350

Plymouth Meeting, PA 19462

Ladies and Gentlemen:

Continental Bank Holdings, Inc. (“CBH”) and Bryn Mawr Bank Corporation (“BMBC”) have entered into an agreement and plan of merger dated as of May 5, 2014 (the “Agreement”) pursuant to which CBH will merge with and into BMBC (the “Merger”). Pursuant to the terms of the Agreement, upon the effective date of the Merger, each share of CBH common stock issued and outstanding immediately before the Effective Time, except those shares described in the Agreement, will be converted into the right to receive the Per Share Merger Consideration and subject to the adjustments as described in the Agreement. The Per Share Merger Consideration means such number of shares or fraction of a share, as the case may be, of BMBC common stock as is equal to the product of (i) one and (ii) the Exchange Ratio. The Exchange Ratio is equal to 0.450 of a share of BMBC common stock. Immediately prior to the Effective Time, CBH will declare a special dividend in the amount of $1.251 million, or $0.15 per share of CBH common stock (the “Special Dividend” and together with the Per Share Merger Consideration, the “Merger Consideration”). The other terms and conditions of the Merger are more fully set forth in the Agreement, and capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the holders of CBH common stock.

Sandler O’Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement; (ii) certain financial statements and other historical financial information of CBH that we deemed relevant; (iii) certain financial statements and other historical financial information of BMBC that we deemed relevant; (iv) internal financial projections for CBH for the years ending December 31, 2014 through December 31, 2018 as provided by and discussed with senior management of CBH; (v) publicly available median analyst earnings estimates for the years ending December 31, 2014 and December 31, 2015 and a publicly available estimated growth rate for the years thereafter as discussed with senior management of BMBC; (vi) the pro forma financial impact of the Merger on BMBC based on assumptions relating to transaction expenses, purchase accounting adjustments, cost savings and other synergies as prepared by and/or reviewed discussed with senior management of BMBC; (vii) a comparison of certain financial and other information for CBH and BMBC, including relevant stock trading information, with similar publicly available information for certain other commercial banks, the securities of which are publicly traded; (viii) the terms and structures of other recent mergers and acquisition transactions in the commercial banking sector; (ix) the current market environment generally and in the commercial banking sector in particular; and (x) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of senior management of CBH the business, financial condition, results of operations and prospects of CBH and held similar discussions with the senior management of BMBC regarding the business, financial condition, results of operations and prospects of BMBC.

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by CBH and BMBC or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of preparing this letter. We have further relied on the assurances of the management of CBH and BMBC that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading in any material respect. We did not make an independent evaluation or appraisal of the specific assets, the collateral

B-1

securing assets or the liabilities (contingent or otherwise) of CBH or BMBC or any of their respective subsidiaries. We did not make an independent evaluation of the adequacy of the allowance for loan losses of CBH, BMBC or the combined entity after the Merger and we have we not reviewed any individual credit files relating to CBH or BMBC. We have assumed, with your consent, that the respective allowances for loan losses for both CBH and BMBC are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Sandler O’Neill used internal financial projections for CBH as provided by the senior management of CBH and publicly available median analyst estimates and a publicly annual growth rate for BMBC as discussed with the senior management of BMBC. Sandler O’Neill also received and used in its analyses certain projections of transaction costs, purchase accounting adjustments, expected cost savings and other synergies which were prepared by and/or reviewed with senior management of BMBC. With respect to those projections, guidance estimates and judgments, the respective managements of CBH and BMBC confirmed to us that those projections, estimates and judgments reflected the best currently available estimates and judgments of those respective managements of the future financial performance of CBH and BMBC, respectively, and we assumed that such performance would be achieved. We express no opinion as to such estimates or the assumptions on which they are based. We have assumed that there has been no material change in the respective assets, financial condition, results of operations, business or prospects of CBH and BMBC since the date of the most recent financial data made available to us. We have also assumed in all respects material to our analysis that CBH and BMBC would remain as a going concern for all periods relevant to our analyses. We express no opinion as to any of the legal, accounting and tax matters relating to the Merger and any other transactions contemplated in connection therewith.

Our analyses and opinion are necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect our views. We have not undertaken to update, revise, reaffirm or withdraw this letter or otherwise comment upon events occurring after the date hereof. We render no opinion as to the value of BMBC’s common stock when such stock is actually received by shareholders of the CBH. We are expressing no opinion herein as to the prices at which the common stock of CBH and BMBC may trade at any time.

We will receive a fee from CBH for providing this opinion. CBH has also agreed to indemnify us against certain liabilities arising out of our engagement. In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to CBH and BMBC and their affiliates. We may also actively trade the debt securities of CBH and BMBC or their affiliates for our own account and for the accounts of our customers.

This letter is directed to the Board of Directors of CBH in connection with its consideration of the Merger and does not constitute a recommendation to any shareholder of CBH as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to holders of CBH common stock and does not address the underlying business decision of CBH to engage in the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for CBH or the effect of any other transaction in which CBH might engage. This opinion shall not be reproduced or used for used for any other purposes, without Sandler O’Neill’s prior written consent. This Opinion has been approved by Sandler O’Neill’s fairness opinion committee. We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by CBH’s officers, directors, or employees, or class of such persons, relative to the compensation to be received in the Merger by any other shareholders of CBH.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to the holders of CBH common stock from a financial point of view.

Very truly yours,

/s/ Sandler O’Neill & Partners, L.P.

B-2

Annex C

May 5, 2014

The Board of Directors

Bryn Mawr Bank Corporation

801 Lancaster Avenue

Bryn Mawr, PA 19010

Members of the Board:

You have requested the opinion of Keefe, Bruyette & Woods, Inc. (“KBW” or “we”) as investment bankers as to the fairness, from a financial point of view, to Bryn Mawr Bank Corporation (“Bryn Mawr”) of the Exchange Ratio (as defined below) to be used in the proposed merger of Continental Bank Holdings, Inc. (“Continental”) with and into Bryn Mawr (the “Merger”), pursuant to the Agreement and Plan of Merger to be entered into by and between Bryn Mawr and Continental (the “Agreement”). Pursuant to the Agreement and subject to the terms, conditions and limitations set forth therein, at the Effective Time (as defined in the Agreement), by virtue of the Merger and without any action on the part of Bryn Mawr, Continental, the holders of any of the shares of common stock, par value $0.10 per share, of Continental (the “Continental Common Stock”) or the holders of any of the shares of Series B preferred stock, par value $0.10 per share, of Continental (the “Continental Series B Preferred Stock,” and together with the Continental Common Stock, the “Continental Capital Stock”), each share of Continental Capital Stock that is issued and outstanding immediately prior to the Effective Time (other than Treasury Stock and Dissenting Shares (each as defined in the Agreement)) will become and be converted into the right to receive 0.450 of a share of common stock, par value $1.00 per share, of Bryn Mawr (the “Bryn Mawr Common Stock”). The exchange ratio in the Merger of 0.450 of a share of Bryn Mawr Common Stock for one share of Continental Capital Stock is referred to herein as the “Exchange Ratio.” The terms and conditions of the Merger are more fully set forth in the Agreement.

In addition, representatives of Bryn Mawr have advised us that all issued and outstanding shares of Series A preferred stock, par value $0.10 per share, of Continental (the “Continental Series A Preferred Stock”) will be mandatorily converted, in accordance with the terms of the Continental Series A Preferred Stock, into Continental Common Stock on November 30, 2014 (the “Continental Series A Preferred Stock Conversion”), and the Agreement provides that the closing of the Merger will not occur prior to December 1, 2014. The Agreement further provides that (i) immediately prior to the Effective Time, Continental will pay a one-time special cash dividend of $1.251 million in the aggregate on the then issued and outstanding shares of Continental Capital Stock (including shares of Continental Common Stock issued as a result of the Continental Series A Preferred Stock Conversion) (the “Continental Special Dividend”) and (ii) immediately after consummation of the Merger, Continental Bank, a wholly-owned subsidiary of Continental (“Continental Bank”), will merge with and into The Bryn Mawr Trust Company, a wholly-owned subsidiary of Bryn Mawr (“Bryn Mawr Trust”) (such transaction, the “Bank Merger”). For purposes of our opinion and at the direction of the Board (as defined below), we have assumed, in all respects material to our analysis, that 8,490,534 shares of Continental Capital Stock (including shares to be issued pursuant to the Continental Series A Preferred Stock Conversion) will be issued and outstanding at the Effective Time.

Keefe, Bruyette & Woods, a Stifel Company  •  787 Seventh Avenue, New York, NY 10019

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The Board of Directors – Bryn Mawr Bank Corporation

May 5, 2014

KBW has acted as financial advisor to Bryn Mawr and not as an advisor to or agent of any other person. As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time purchase securities from, and sell securities to, Bryn Mawr and Continental, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of Bryn Mawr and Continental for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to Bryn Mawr. We have acted exclusively for the board of directors of Bryn Mawr (the “Board”) in rendering this opinion and will receive a fee from Bryn Mawr for our services. A portion of our fee is payable upon the earlier of the execution of an agreement in principle for the Merger or execution of the Agreement, and a significant portion is contingent upon the successful completion of the Merger. In addition, Bryn Mawr has agreed to indemnify us for certain liabilities arising out of our engagement.

During the past two years, KBW has provided investment banking and financial advisory services to Bryn Mawr and received compensation for such services. KBW provided financial advisory services to Bryn Mawr in connection with its consideration of a proposed acquisition in February 2013, as well as in connection with its acquisition of First Bank of Delaware in November 2012. KBW also provided investment banking services to Bryn Mawr in October 2012 in connection with its adoption of a Shareholder Rights Agreement. During the past two years, KBW has provided investment banking and financial advisory services to Continental and received compensation for such services. KBW served as placement agent in the private placement of Continental’s common stock and preferred stock that was completed in June 2012. We may in the future provide investment banking and financial advisory services to Bryn Mawr, Bryn Mawr Trust, Continental or Continental Bank and receive compensation for such services.

In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Bryn Mawr and Continental and the Merger, including among other things, the following: (i) an execution version of the Agreement (the most recent version made available to us); (ii) the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2013 of Bryn Mawr (iii) the audited financial statements for the two fiscal years ended December 31, 2013 of Continental; (iv) the Quarterly Filings with the Federal Reserve and/or the FDIC for the five quarters ended September 30, 2013 of Bryn Mawr and Continental; (v) the preliminary unaudited financial statements of Bryn Mawr and Continental for the quarter ended March 31, 2014; (vi) certain other interim reports and other communications of Bryn Mawr and Continental to their respective stockholders; and (vii) other financial information concerning the businesses and operations of Bryn Mawr and Continental furnished to us by Bryn Mawr and Continental or which we were otherwise directed to use for purposes of our analysis. Our consideration of financial information and other factors that we deemed appropriate under the circumstances or relevant to our analyses included, among others, the following: (i) the historical and current financial position and results of operations of Bryn Mawr and Continental; (ii) the assets and liabilities of Bryn Mawr and Continental; (iii) the nature and terms of certain other merger transactions and business combinations in the banking industry; (iv) a comparison of certain financial and stock market information of Bryn Mawr and certain financial information of Continental with similar information for certain other companies the securities of which are publicly traded; (v) financial and operating forecasts and projections of Bryn Mawr and Continental that were prepared by Bryn Mawr management, provided to and discussed with us by such management, and used and

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The Board of Directors – Bryn Mawr Bank Corporation

May 5, 2014

relied upon by us at the direction of such management with the consent of the Board; and (vi) estimates regarding certain pro forma financial effects of the Merger on Bryn Mawr, including the cost savings and related expenses expected to result from the Merger, that were prepared by Bryn Mawr management, provided to and discussed with us by such management, and used and relied upon by us at the direction of such management with the consent of the Board. We have also performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. We have also held discussions with senior management of Bryn Mawr and Continental regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry.

In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility or liability for such verification, accuracy or completeness. We have relied upon the management of Bryn Mawr as to the reasonableness and achievability of the financial and operating forecasts and projections of Bryn Mawr and Continental and the estimates regarding certain pro forma financial effects of the Merger (and the assumptions and bases for such forecasts, projections and estimates) that were prepared by such management and provided to and discussed with us and that we were directed to use. We have assumed, at the direction of Bryn Mawr, that all such information regarding Bryn Mawr, Continental and the Merger was reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Bryn Mawr, and that such forecasts, projections and estimates will be realized in the amounts and in the time periods currently estimated by such management. As you are aware, the forecasts, projections and estimates of Continental that we were directed by Bryn Mawr management to use reflect differences from, and adjustments to, the information prepared by Continental and provided to Bryn Mawr. Accordingly, with the consent of the Board, in rendering our opinion our reliance upon Bryn Mawr management as to the reasonableness and achievability of the Continental forecasts, projections and estimates used by us includes reliance upon the judgments and assessments of Bryn Mawr with respect to such differences and such adjustments.

It is understood that such forecasts, projections and estimates of Bryn Mawr and Continental prepared by Bryn Mawr management and provided to and discussed with us were not prepared with the expectation of public disclosure, that all such information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions and that, accordingly, actual results could vary significantly from those set forth in such forecasts, projections and estimates. We have assumed, based on discussions with management of Bryn Mawr and at the direction of such management and with the consent of the Board, that all such information provides a reasonable basis upon which we could form our opinion and we express no view as to any such information or the assumptions or bases therefor. We have relied on all such information without independent verification or analysis and do not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Bryn Mawr or Continental since the date of the last financial statements of each such entity that were made available to us. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, without independent verification and with your consent that the aggregate allowances for loan and lease losses for Bryn Mawr and Continental are

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The Board of Directors – Bryn Mawr Bank Corporation

May 5, 2014

adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of Bryn Mawr or Continental, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor have we examined any individual loan or credit files, nor did we evaluate the solvency, financial capability or fair value of Bryn Mawr or Continental under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, we assume no responsibility or liability for their accuracy.

We have assumed, in all respects material to our analyses, the following: (i) that the Merger will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which will not differ in any respect material to our analyses from the version reviewed) with no additional payments or adjustments to the Exchange Ratio; (ii) that any related transactions (including the Bank Merger, the Continental Special Dividend and the Continental Series A Preferred Stock Conversion) will be substantially completed in accordance with the terms set forth in or as contemplated by the Agreement or as otherwise described to us by representatives of Bryn Mawr; (iii) that the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iv) that each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (v) that there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the Merger and related transactions and that all conditions to the completion of the Merger and related transactions will be satisfied without any waivers or modifications to the Agreement; and (vi) that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger and related transactions, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of Bryn Mawr, Continental or the combined entity or the contemplated benefits of the Merger, including the cost savings expected to result from the Merger. We have assumed that the Merger will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further assumed that Bryn Mawr has relied upon the advice of its counsel, independent accountants and other advisors (other than KBW) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Bryn Mawr, Bryn Mawr Trust, Continental, Continental Bank, the Merger, the Bank Merger, the Continental Special Dividend, the Continental Series A Preferred Stock Conversion and any other related transaction, and the Agreement. KBW has not provided advice with respect to any such matters.

This opinion addresses only the fairness, from a financial point of view, as of the date hereof, of the Exchange Ratio to be used in the Merger to Bryn Mawr. We have not considered, and this opinion does not address, any differences in the rights or other attributes of Continental Common Stock as compared to Continental Series B Preferred Stock with respect to the Merger or otherwise. For purposes of our opinion and at the direction of the Board, we have relied, without independent verification, on the assessments of Bryn Mawr that it is reasonable for the parties to the Agreement to treat a share of Continental Common Stock and a share of Continental Series B Preferred Stock as economically equivalent in the Merger and, accordingly, we have evaluated the Continental Common Stock and the Continental Series B Preferred Stock on the same basis. We express no view or opinion as to the allocation of the total number of shares of Bryn Mawr Common Stock to be issued by Bryn Mawr in the Merger for the Continental Common Stock as compared to the Continental Series B

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The Board of Directors – Bryn Mawr Bank Corporation

May 5, 2014

Preferred Stock. We express no view or opinion as to any terms or other aspects of the Merger, including without limitation, the form or structure of the Merger, any transactions that may be related to the Merger (including without limitation the Bank Merger, the Continental Special Dividend or the Continental Series A Preferred Stock Conversion), any consequences of the Merger to Bryn Mawr, its stockholders, creditors or otherwise, or any terms, aspects or implications of any voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Merger, any related transaction, or otherwise. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. It is understood that subsequent developments may affect the conclusion reached in this opinion and that KBW does not have an obligation to update, revise or reaffirm this opinion. Our opinion does not address, and we express no view or opinion with respect to, (i) the underlying business decision of Bryn Mawr to engage in the Merger or enter into the Agreement, (ii) the relative merits of the Merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by Bryn Mawr or the Board, (iii) the fairness of the amount or nature of any compensation to any officers directors or employees of any party to the Merger, or any class of such persons, relative to any compensation to the holders of Bryn Mawr Common Stock or Continental Capital Stock or relative to the Exchange Ratio, (iv) the effect of the Merger or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of Bryn Mawr or Continental or any other party to any transaction contemplated by the Agreement, (v) the merits or implications of the Continental Special Dividend, including the merits of such decision as compared to any other alternatives that are, have been, or may be available in connection with the Merger, (vi) the actual value of Bryn Mawr Common Stock to be issued in the Merger, (vii) the prices, trading range or volume at which Bryn Mawr Common Stock will trade following the public announcement of the Merger or the consummation of the Merger, (viii) the actual value of the Continental Series B Preferred Stock relative to the Continental Common Stock, (ix) any advice or opinions provided by any other advisor to any of the parties to the Merger or any other transaction contemplated by the Agreement, or (x) any legal, regulatory, accounting, tax or similar matters relating to Bryn Mawr, Bryn Mawr Trust, Continental, Continental Bank, any of their respective shareholders, or relating to or arising out of or as a consequence of the Merger, the Bank Merger, the Continental Special Dividend, the Continental Series A Preferred Stock Conversion or any other related transaction, including whether or not the Merger would qualify as a tax-free reorganization for United States federal income tax purposes.

This opinion is for the information of, and is directed to, the Board (in its capacity as such) in connection with its consideration of the financial terms of the Merger. This opinion is not to be used for any other purpose and may not be published, referred to, reproduced, disseminated or quoted from, in whole or in part, nor shall any public reference to KBW to be made, without our prior written consent. This opinion does not constitute a recommendation to the Board as to how it should vote on the Merger or to any holder of Bryn Mawr Common Stock or any shareholder of any other entity as to how to vote in connection with the Merger or any other matter, nor does it constitute a recommendation as to whether or not any such shareholder should enter into a voting, shareholders’, or affiliates’ agreement with respect to the Merger or exercise any dissenters’ or appraisal rights that may be available to such shareholder.

This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

Keefe, Bruyette & Woods, a Stifel Company  •  787 Seventh Avenue, New York, NY 10019

212.887.7777  •  Toll Free: 800.966.1559  •  www.kbw.com

The Board of Directors – Bryn Mawr Bank Corporation

May 5, 2014

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio in the Merger is fair, from a financial point of view, to Bryn Mawr.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

Keefe, Bruyette & Woods, a Stifel Company  •  787 Seventh Avenue, New York, NY 10019

212.887.7777  •  Toll Free: 800.966.1559  •  www.kbw.com

ANNEX D

Pennsylvania Business Corporation Law Provisions Related to Dissenters’ Rights

Pennsylvania Business Corporation Law of 1988, as Amended

Chapter 15. Corporate Powers, Duties and Safeguards

Subchapter D. Dissenters Rights.

§ 1571. Application and effect of subchapter.

(a) General rule.—Except as otherwise provided in subsection (b), any shareholder (as defined in section 1572 (relating to definitions)) of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, only where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

Section 1906(c) (relating to dissenters rights upon special treatment).

Section 1930 (relating to dissenters rights).

Section 1931(d) (relating to dissenters rights in share exchanges).

Section 1932(c) (relating to dissenters rights in asset transfers).

Section 1952(d) (relating to dissenters rights in division).

Section 1962(c) (relating to dissenters rights in conversion).

Section 2104(b) (relating to procedure).

Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

Section 2325(b) (relating to minimum vote requirement).

Section 2704(c) (relating to dissenters rights upon election).

Section 2705(d) (relating to dissenters rights upon renewal of election).

Section 2904(b) (relating to procedure).

Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

Section 7104(b)(3) (relating to procedure).

(b) Exceptions.—

(1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares shall not have the right to dissent and obtain payment of the fair value of the shares under this subchapter if, on the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on or on the date of the first public announcement that such a plan has been approved by the shareholders by consent without a meeting, the shares are either:

(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

(ii) held beneficially or of record by more than 2,000 persons.

(2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

(i) (Repealed).

(ii) Shares of any preferred or special class or series unless the articles, the plan or the terms of the transaction entitle all shareholders of the class or series to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class or series.

(iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

(3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

(c) Grant of optional dissenters rights.—The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

(d) Notice of dissenters rights.—Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

(1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

(2) a copy of this subchapter.

(e) Other statutes.—The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

(f) Certain provisions of articles ineffective.—This subchapter may not be relaxed by any provision of the articles.

(g) Computation of beneficial ownership.—For purposes of subsection (b)(1)(ii), shares that are held beneficially as joint tenants, tenants by the entireties, tenants in common or in trust by two or more persons, as fiduciaries or otherwise, shall be deemed to be held beneficially by one person.

(h) Cross references.—See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished), 1763(c) (relating to determination of shareholders of record) and 2512 (relating to dissenters rights procedure).

§ 1572. Definitions.

The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

“Corporation.” The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which one or more of the resulting corporations is the successor corporation for the purposes of this subchapter. The designated successor corporation or corporations in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

“Dissenter.” A shareholder who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

“Fair value.” The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

“Interest.” Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

“Shareholder.” A shareholder as defined in section 1103 (relating to definitions) or an ultimate beneficial owner of shares, including, without limitation, a holder of depository receipts, where the beneficial interest owned includes an interest in the assets of the corporation upon dissolution.

§ 1573. Record and beneficial holders and owners.

(a) Record holders of shares.—A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

(b) Beneficial owners of shares.—A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

§ 1574. Notice of intention to dissent.

If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

§ 1575. Notice to demand payment.

(a) General rule.—If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

(1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

(2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

(3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

(4) Be accompanied by a copy of this subchapter.

(b) Time for receipt of demand for payment.—The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

§ 1576. Failure to comply with notice to demand payment, etc.

(a) Effect of failure of shareholder to act.—A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

(b) Restriction on uncertificated shares.—If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

(c) Rights retained by shareholder.—The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

§ 1577. Release of restrictions or payment for shares.

(a) Failure to effectuate corporate action.—Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

(b) Renewal of notice to demand payment.—When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

(c) Payment of fair value of shares.—Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

(1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

(2) A statement of the corporation’s estimate of the fair value of the shares.

(3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

(d) Failure to make payment.—If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

§ 1578. Estimate by dissenter of fair value of shares.

(a) General rule.—If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter’s shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

(b) Effect of failure to file estimate.—Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

§ 1579. Valuation proceedings generally.

(a) General rule.—Within 60 days after the latest of:

(1) effectuation of the proposed corporate action;

(2) timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

(3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

(b) Mandatory joinder of dissenters.—All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

(c) Jurisdiction of the court.—The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

(d) Measure of recovery.—Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

(e) Effect of corporation’s failure to file application.—If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation’s estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

§ 1580. Costs and expenses of valuation proceedings.

(a) General rule.—The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

(b) Assessment of counsel fees and expert fees where lack of good faith appears.—Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

(c) Award of fees for benefits to other dissenters.—If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

Chapter 19. Fundamental Changes

Subchapter C. Merger, Consolidation, Share Exchanges and Sale of Assets

§ 1930. Dissenters rights.

(a) General rule.—If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).

(b) Plans adopted by directors only.—Except as otherwise provided pursuant to section 1571(c) (relating to grant of optional dissenters rights), Subchapter D of Chapter 15 shall not apply to any of the shares of a corporation that is a party to a merger or consolidation pursuant to section 1924(b)(1)(i) or (4) (relating to adoption by board of directors).

(c) Cross references.—See sections 1571(b) (relating to exceptions) and 1904 (relating to de facto transaction doctrine abolished).

Annex E

BRYN MAWR BANK CORPORATION

RETAINER STOCK PLAN FOR OUTSIDE DIRECTORS

The purpose of this Bryn Mawr Bank Corporation Retainer Stock Plan for Outside Directors (“Plan”) is to provide competitive compensation for Board service and strengthen the commonality of interest between directors and shareholders by paying all or a portion of each Outside Director’s compensation for services as a director in the form of Common Stock.

ARTICLE I

Definitions

As used herein, the following terms shall have the meanings set forth below:

1.01 “Board” shall mean the Board of Directors of Bryn Mawr Bank Corporation

1.02 “Chairman” shall mean the Chairman of the Board of Directors of Bryn Mawr Bank Corporation

1.03 “Common Stock” shall mean Bryn Mawr Bank Corporation common stock.

1.04 “Company” shall mean Bryn Mawr Bank Corporation, a Pennsylvania corporation.

1.05 “Effective Date” shall mean January 1, 2012, subject to the approval of the Plan by shareholders of the Company.

1.06 “Outside Director” shall mean any member of the Company’s Board of Directors who is not also an employee of the Company or any of its subsidiaries.

1.07 “Participant” shall mean each individual who: (a) is an Outside Director on the Effective Date, or becomes an Outside Director thereafter during the term of this Plan; and (b) receives Common Stock under the terms of this Plan.

1.08 “Payment Date” shall mean the date on which an annual Stock Retainer is paid to Participants pursuant to Section 3.02 hereof.

1.09 “Plan” shall mean this Bryn Mawr Bank Corporation Retainer Stock Plan for Outside Directors, as it may be amended from time to time.

1.10 “Stock Retainer” shall mean the annual retainer paid to each Participant under this Plan, in the form of shares of Common Stock, as partial compensation for such Participant’s service as an Outside Director.

ARTICLE II

Administration

The Board shall administer this Plan. The Chairman shall have responsibility to interpret conclusively the provisions of this Plan and decide all questions of fact arising in its application; provided, that if the matter involves the Chairman as a Participant, such matter shall be resolved by the Board. Such determinations shall be final and binding on the Company and each Participant. Determinations made with respect to any Participant shall be made without the involvement of such Participant.

ARTICLE III

Eligibility; Stock Retainer

3.01 Eligibility. Each Outside Director shall be eligible to participate in this Plan.

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3.02 Stock Retainer. Commencing on the date of the Board’s annual organizational meeting next following the Effective Date, and annually thereafter, subject to such delay as may be necessary or desirable in view of legal or regulatory compliance objectives, or as otherwise practicable, the amount of the annual Stock Retainer will be determined and will be paid to each Participant. The shares underlying an annual Stock Retainer may be subject to such temporary restrictions on transfer as the Board in its discretion shall determine.

(a) The number of shares of Common Stock to be paid to each Participant shall be determined by dividing the Stock Retainer amount by the closing price of the Company’s Common Stock on the NASDAQ Stock Market, or other securities exchange on which the Company’s Common Stock is then principally traded, on the last trading day preceding the Payment Date. Fractional shares shall be adjusted by rounding down to the nearest whole share.

(b) In the event any Outside Director is elected by the Board to fill a vacancy after the most recent annual organizational meeting of the Board, such Outside Director shall participate in this Plan and shall receive an aggregate number of shares of Common Stock representing a pro rata portion of the applicable annual Stock Retainer.

(c) The Company shall, at the Company’s discretion: (i) cause a stock certificate to be issued and delivered to each Participant, registered in such Participant’s name, or (ii) register such shares on the books and records of the Company in the name of such Participant (“book-entry registration”) as a holder of such shares. Participants shall not be deemed for any purpose to be, or to have any rights as, shareholders of the Company with respect to any shares of Common Stock delivered under this Plan, except as and when certificates are issued or such shares have been registered by book-entry registration, as applicable. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of such stock certificate issuance or book-entry registration.

(d) Notwithstanding anything herein contained, prior to the beginning of a calendar year for which services are to be performed to which payment of the Stock Retainer is attributable, a Participant may elect to defer such payment under the Deferred Payment Plan for Directors of Bryn Mawr Bank Corporation, or any successor plan, in accordance with the terms thereof.

ARTICLE IV

Miscellaneous

4.01 Regulatory Compliance; Listing. The issuance or delivery of any shares of Common Stock may be postponed by the Company for such period as may be required to comply with any applicable requirements under the federal securities laws, any applicable listing requirements of any national securities exchange, or any requirements under any other law or regulation applicable to the issuance or delivery of such shares. The Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

4.02 Amendment. The Board may, without further action by the shareholders and without further consideration to the Company, amend this Plan or condition or modify the payment of any Common Stock delivered hereunder, in response to changes in applicable law, regulation and/or legal or regulatory interpretation, or to comply with relevant exchange trading requirements. Additionally, the Board may, from time to time, amend this Plan or any provisions thereof, without further action by the shareholders except that no amendment or modification of this Plan shall be effective without shareholder approval at any time at which such approval is required, either by: (a) applicable rules of the securities exchange on which the Company’s Common Stock is then principally traded, or (b) Rule 16b-3.

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4.03 Nomination of Directors. Nothing in this Plan shall obligate any eligible Outside Director, or Participant, to continue as a director of the Company, or to accept any nomination for a future term as such a director, or require the Company to nominate or cause the nomination of any eligible Outside Director, or Participant, for a future term as a director of the Company.

4.04 Shares Available. The maximum number of shares of Common Stock that may be issued under this Plan shall be 100,000 shares. The shares of Common Stock issuable under the Plan may be taken from treasury shares of the Company, or may be purchased on the open market. In the event of a stock dividend, stock split, re-capitalization, merger, consolidation, combination, exchange of shares, spin-off, liquidation, reclassification or other similar change in the capitalization of the Company, such automatic substitution or adjustment shall be made in the number and type of shares issuable under this Plan as the Board determines shall cause an equitable adjustment under this Plan, in proportion to the effect of such change to the Common Stock generally. In the event of a change in the Common Stock as presently constituted, which change is limited to a change of all of the authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of this Plan. Any adjustments determined by the Board shall be final, binding and conclusive.

4.05 Effect of Payment. From and after the date of issuance of shares of Common Stock hereunder, the Participant shall be entitled to all rights of a shareholder with respect to Common Stock for all such shares issued in his or her name, including the right to vote the shares, and the Participant shall receive all dividends and other distributions paid or made with respect thereto.

4.06 Acceptance of Terms. The terms and conditions of this Plan shall be binding upon the heirs, beneficiaries and other successors in interest of Participant to the same extent that said terms and conditions are binding upon the Participant.

4.07 Termination. This Plan shall terminate on December 31, 2021. The Board may terminate the Plan at an earlier time by a vote of a simple majority of the members thereof; provided, however, that, without the prior written consent of the Participant, no such termination shall affect adversely the rights of any Participant or beneficiary thereof with respect to any Common Stock amounts earned and payable, but not yet paid, to such Participant prior to such termination. Upon termination of the Plan, no further shares of Common Stock may be issued hereunder.

4.08 Severability. In the case any one or more of the provisions contained in this Plan shall be invalid, illegal or unenforceable in any respect the remaining provisions shall be construed in order to effectuate the purposes hereof and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

4.09 Governing Law. This Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws principles thereof.

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